UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Soliciting Material Pursuant to §240.14a-12

IVERIC bio, Inc.

(Name of Registrant as Specified In Its Charter)
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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

IVERIC bio, Inc.
8 Sylvan Way
Parsippany, NJ 02054
June 5, 2023
Dear IVERIC bio, Inc. Stockholder:
You are cordially invited to attend a special meeting (which we refer to as the “Special Meeting”) of stockholders of IVERIC bio, Inc., a Delaware corporation (which we refer to as “IVERIC,” “we,” “us” or “our”) to be held virtually via live webcast on July 6, 2023, at 10 a.m., Eastern time (unless the Special Meeting is adjourned or postponed). You may attend the Special Meeting virtually via the Internet at meetnow.global/MTKXURQ, where you will also be able to vote and submit your questions. Please note that you will not be able to attend the Special Meeting physically in person. For purposes of attendance at the Special Meeting, all references in the enclosed proxy statement to “attendance at the Special Meeting” or “present at the Special Meeting” mean virtually present at the Special Meeting. Formal notice of the Special Meeting, a proxy statement, and a proxy card accompany this letter.
At the Special Meeting, you will be asked to consider and vote on a proposal to adopt the Agreement and Plan of Merger (which we refer to, as it may be amended from time to time, as the “Merger Agreement”), dated April 28, 2023, by and among IVERIC, Astellas US Holding, Inc., a Delaware corporation (which we refer to as “Parent”), Berry Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (which we refer to as “Merger Sub”), and solely as provided by Section 8.10(b) of the Merger Agreement, Astellas Pharma Inc., a company organized under the laws of Japan (which we refer to as “Astellas” or “Guarantor”) (we refer to such proposal as the “Merger Proposal”). At the Special Meeting, you will also be asked to consider and vote on a non-binding, advisory proposal to approve compensation that may be paid or become payable by IVERIC to its named executive officers in connection with the Merger (which we refer to as the “Compensation Proposal”) and a proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting (which we refer to as the “Adjournment Proposal”).
Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into IVERIC (which we refer to as the “Merger”), with IVERIC surviving the Merger as a wholly owned subsidiary of Parent. If you are an IVERIC stockholder and the Merger is completed, each of your IVERIC shares of common stock, par value $0.001, will be converted into the right to receive $40.00 in cash, without interest and less any applicable withholding taxes, for each share of our common stock that you own (unless you have properly exercised, and not subsequently withdrawn, your appraisal rights under Section 262 of the Delaware General Corporation Law (which we refer to as the “DGCL”)).
IVERIC’s Board of Directors, after careful consideration, including considering the factors more fully described in the enclosed proxy statement, has unanimously (1) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable and fair to, and in the best interest of, IVERIC and its stockholders; (2) declared it advisable for IVERIC to enter into the Merger Agreement; (3) approved the execution, delivery and performance by IVERIC of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger; (4) directed that the Merger Agreement be submitted to the IVERIC stockholders for adoption; and (5) recommended that IVERIC stockholders adopt the Merger Agreement.
The Board of Directors unanimously recommends that you vote (1) “FOR” the Merger Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.
The enclosed proxy statement provides detailed information about the Special Meeting, the Merger Agreement and the Merger. A copy of the Merger Agreement is attached as Annex A to the proxy statement. The proxy statement also describes the actions and determinations of the Board of Directors in connection with its evaluation of the Merger Agreement and the Merger. We encourage you to read the proxy statement and its annexes, including the Merger Agreement, carefully and in their entirety, as they contain important information.
Whether or not you plan to attend the Special Meeting virtually, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone by following the instructions on the enclosed proxy card. If you attend the Special Meeting and vote online during the meeting, your vote will revoke any proxy that you have previously submitted.
If you hold your shares of our common stock in “street name,” you should instruct your bank, broker or other nominee how to vote your shares of our common stock in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the Merger Proposal, without your instructions.
Your vote is very important, regardless of the number of shares of our common stock that you own. We cannot complete the Merger unless the Merger Proposal is approved by the affirmative vote of the stockholders of at least a majority of the outstanding shares of our common stock.
If you have any questions or need assistance voting your shares of our common stock, please contact our Proxy Solicitor:
Innisfree M&A Incorporated
Stockholders May Call Toll-Free: (877) 687-1865
Banks & Brokers May Call Collect: (212) 750-5833
On behalf of the Board of Directors, I thank you for your support and appreciate your consideration of this matter.
Very truly yours,
/s/ Adrienne Graves

Adrienne L. Graves, Ph.D.
Chairman of the Board of Directors
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Merger, the adoption of the Merger Agreement or any other transaction described in the accompanying proxy statement, or passed upon the adequacy or accuracy of the disclosure in the accompanying proxy statement. Any representation to the contrary is a criminal offense.
The accompanying proxy statement is dated June 5, 2023 and, together with the enclosed form of proxy card, is first being mailed on or about June 5, 2023.

IVERIC bio, Inc.
8 Sylvan Way
Parsippany, NJ 02054
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD VIRTUALLY VIA THE INTERNET ON JULY 6, 2023
Notice is hereby given that a special meeting of stockholders (including any adjournments or postponements thereof, which we refer to as the “Special Meeting”) of IVERIC bio, Inc., a Delaware corporation (which we refer to as “IVERIC,” “we,” “us” or “our”), will be held on July 6, 2023, at 10 a.m., Eastern time (unless the Special Meeting is adjourned or postponed). IVERIC stockholders will be able to attend the Special Meeting via the Internet virtually via live webcast at meetnow.global/MTKXURQ, where you will be able to attend the Special Meeting, vote and submit your questions. Please note that you will not be able to attend the Special Meeting physically in person. For purposes of attendance at the Special Meeting, all references in the enclosed proxy statement to “attendance at the Special Meeting” or “present at the Special Meeting” mean virtually present at the Special Meeting. The Special Meeting is being held for the following purposes:
1.
To consider and vote on the proposal to adopt the Agreement and Plan of Merger (which we refer to, as it may be amended from time to time, as the “Merger Agreement”), dated April 28, 2023, by and among IVERIC, Astellas US Holding, Inc., a Delaware corporation (which we refer to as “Parent”), Berry Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (which we refer to as “Merger Sub”), and solely as provided by Section 8.10(b) of the Merger Agreement, Astellas Pharma Inc., a company organized under the laws of Japan (which we refer to as “Astellas” or “Guarantor”). Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into IVERIC (which we refer to as the “Merger”), with IVERIC surviving the Merger as a wholly owned subsidiary of Parent (we refer to this proposal as the “Merger Proposal”);

2.
To consider and vote on the proposal to approve, by non-binding, advisory vote, compensation that may be paid or become payable by IVERIC to its named executive officers in connection with the Merger (we refer to this proposal as the “Compensation Proposal”); and

3.
To consider and vote on any proposal to adjourn the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting (we refer to this proposal as the “Adjournment Proposal”).

Only IVERIC stockholders of record as of the close of business on May 30, 2023 are entitled to notice of the Special Meeting and to vote at the Special Meeting or any adjournment, postponement or other delay thereof.
Your vote is very important, regardless of the number of shares of our common stock that you own. We cannot complete the Merger unless the Merger Proposal is approved by the affirmative vote of the stockholders of at least a majority of the outstanding shares of our common stock.
The Board of Directors unanimously recommends that you vote (1) “FOR” the Merger Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.
Whether or not you plan to attend the Special Meeting virtually, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone by following the instructions on the enclosed proxy card. If you are a stockholder of record, attend the Special Meeting and vote online during the meeting, your vote will revoke any proxy that you have previously submitted. If you hold your shares of our common stock in “street name,” you should instruct your bank, broker or other nominee how to vote your shares of our common stock in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the Merger Proposal, without your instructions.

By the Order of the Board of Directors,
/s/ Adrienne Graves

Adrienne L. Graves, Ph.D.
Chairman of the Board of Directors
Dated: June 5, 2023
YOUR VOTE IS IMPORTANT
WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING VIRTUALLY, WE ENCOURAGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE (1) BY SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED; (2) THROUGH THE INTERNET; OR (3) BY TELEPHONE. You may revoke your proxy or change your vote at any time before it is voted at the Special Meeting.
If you hold your shares of our common stock in “street name,” you should instruct your bank, broker or other nominee how to vote your shares of our common stock in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your broker or other agent cannot vote on any of the proposals, including the Merger Proposal, without your instructions.
If you are a stockholder of record, voting online during the Special Meeting will revoke any proxy that you previously submitted. If you hold your shares of our common stock through a bank, broker or other nominee, you must obtain a “legal proxy” in order to vote online at the Special Meeting.
If you fail to (1) return your signed proxy card; (2) grant your proxy electronically over the Internet or by telephone; or (3) attend the Special Meeting and vote online during the meeting, your shares of our common stock will not be counted for purposes of determining whether a quorum is present at the Special Meeting and, if a quorum is present, will have the same effect as a vote “AGAINST” the Merger Proposal, but will have no effect on the Compensation Proposal or the Adjournment Proposal.
We encourage you to read the accompanying proxy statement and its annexes, including all documents incorporated by reference into the accompanying proxy statement, carefully and in their entirety. If you have any questions concerning the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of our common stock, please contact our Proxy Solicitor:
Innisfree M&A Incorporated
Stockholders May Call Toll-Free: (877) 687-1865
Banks & Brokers May Call Collect: (212) 750-5833

v

SUMMARY
This summary highlights selected information from this proxy statement related to the merger of Berry Merger Sub, Inc. with and into IVERIC bio, Inc., which we refer to as the “Merger,” and may not contain all of the information that is important to you. To understand the Merger more fully and for a more complete description of the legal terms of the Merger, you should carefully read and consider this entire proxy statement, the annexes to this proxy statement and the documents that we refer to in this proxy statement, as they contain important information about, among other things, the Merger and how it affects you. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in the section of this proxy statement captioned “Where You Can Find More Information.”
Except as otherwise specifically noted in this proxy statement, “IVERIC,” “we,” “us” or “our” and similar words refer to IVERIC bio, Inc., a Delaware corporation, including, in certain cases, our subsidiaries. Throughout this proxy statement, we refer to Astellas US Holding, Inc., a Delaware corporation, as “Parent,” Berry Merger Sub, Inc., a Delaware corporation, as “Merger Sub” and Astellas Pharma Inc., a company organized under the laws of Japan, as “Astellas” or “Guarantor.” In addition, throughout this proxy statement we refer to the Agreement and Plan of Merger, dated April 28, 2023, by and among IVERIC, Parent, Merger Sub, and solely as provided by Section 8.10(b) thereof, Guarantor, as it may be amended from time to time, as the “Merger Agreement.” The Merger Agreement is attached as Annex A to this proxy statement. You should read and consider the Merger Agreement, which is the legal document that governs the Merger, carefully and in its entirety.
Parties Involved in the Merger (see page 30)
IVERIC bio, Inc.
IVERIC is a science-driven biopharmaceutical company focused on the discovery and development of novel treatments for retinal diseases with significant unmet medical needs. IVERIC is committed to having a positive impact on patients’ lives by delivering high-quality, safe, and effective treatments designed to address debilitating retinal diseases including earlier stages of age-related macular degeneration. For more information on our company, please visit www.ivericbio.com.
IVERIC’s common stock is listed on The Nasdaq Global Select Market (which we refer to as “Nasdaq”) under the symbol “ISEE.”
Astellas US Holding, Inc.
Parent is a wholly owned subsidiary of Astellas. Parent is a holding company through which Astellas owns its businesses that conduct operations in the Americas Region.
Berry Merger Sub, Inc.
Merger Sub is a wholly owned subsidiary of Parent and was formed on April 26, 2023, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement and has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement.
Astellas Pharma Inc.
Astellas is a pharmaceutical company conducting business in more than 70 countries around the world. Astellas is promoting the “Focus Area Approach” that is designed to identify opportunities for the continuous creation of new drugs to address diseases with high unmet medical needs by focusing on Biology and Modality. Furthermore, Astellas is also looking beyond its foundational Rx focus to create Rx+® healthcare solutions that combine its expertise and knowledge with cutting-edge technology in different fields of external partners. Through these efforts, Astellas stands on the forefront of healthcare change to turn innovative science into VALUE for patients. For more information, please visit Astellas’ website at https://www.astellas.com/en.
For more information, please see the section of this proxy statement captioned “The Merger — Parties Involved in the Merger.”

The Merger (see page 30)
Upon the terms and subject to the conditions of the Merger Agreement and in accordance with the General Corporation Law of the State of Delaware (which we refer to as the “DGCL”), if the Merger is completed, Merger Sub will merge with and into IVERIC, and IVERIC will continue as the surviving corporation and as a wholly owned subsidiary of Parent (which we refer to as the “Surviving Corporation”). As a result of the Merger, IVERIC common stock will no longer be publicly traded, will be delisted from Nasdaq and will be deregistered under the Securities Exchange Act of 1934, as amended, (which we refer to as the “Exchange Act,”), and IVERIC will no longer file periodic reports with the United States Securities and Exchange Commission (which we refer to as the “SEC.”) In addition, all outstanding shares of our common stock will be canceled and converted into the right to receive $40.00 per share of our common stock in cash, without interest (which we refer to as the “Per Share Merger Consideration”) less any applicable withholding taxes (except for any shares owned by (1) IVERIC, (2) Parent or Merger Sub or any other direct or indirect wholly owned subsidiary of Parent or Merger Sub, (3) any direct or indirect wholly owned subsidiary of IVERIC or (4) stockholders who are entitled to and who properly exercise (and do not subsequently withdraw) appraisal rights pursuant to Section 262 of the DGCL. We refer to the shares of our common stock described in the preceding clauses (1), (2) and (3) as “Excluded Shares” and we refer to the shares of our common stock described in the preceding clause (4) as “Dissenting Shares.” Following the Merger, you will not own any shares of the capital stock of the Surviving Corporation.
After the Merger is completed, you will have the right to receive the Per Share Merger Consideration (subject to applicable tax withholding), but you will no longer have any rights as a stockholder, except that stockholders who properly exercise, and do not subsequently withdraw, their appraisal rights under Section 262 of the DGCL (which we refer to as “Section 262”) will have the right to receive a payment for the “fair value” of their shares of our common stock as determined pursuant to an appraisal proceeding as contemplated by Section 262, as described in the section of this proxy statement captioned “The Merger — Appraisal Rights”).
The time at which the Merger becomes effective will occur upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later time as we, Parent and Merger Sub may agree and specify in the certificate of merger) (which we refer to as the “Effective Time”).
For more information, see the section of this proxy statement captioned “The Merger.”
Treatment of Company Options, Company RSUs and Company PSUs (see page 68)
At the Effective Time, each option to acquire shares of our common stock (each of which we refer to as a “Company Option”) that is then outstanding and unexercised (whether or not vested) and which has a per share exercise price that is less than the Per Share Merger Consideration will be cancelled and converted into the right to receive a cash payment equal to (1) the excess of (i) the Per Share Merger Consideration over (ii) the exercise price payable per share of our common stock under such Company Option, multiplied by (2) the total number of shares of our common stock subject to the Company Option. Any then-outstanding Company Option which has a per share exercise price that is equal to or greater than the Per Share Merger Consideration will be cancelled at the Effective Time without consideration.
At the Effective Time, each then-outstanding time-based vesting restricted stock unit with respect to shares of our common stock (each of which we refer to as a “Company RSU”) will be canceled and the holder thereof will be entitled to receive a cash payment equal to the product of (1) the Per Share Merger Consideration and (2) the number of shares of our common stock subject to such Company RSU.
At the Effective Time, each then-outstanding performance vesting restricted stock unit with respect to shares of our common stock (each of which we refer to as a “Company PSU”) will be canceled and converted into a cash-based award which will entitle the holder thereof to receive a cash payment equal to the product of (1) the Per Share Merger Consideration, and (2) the number of shares of our common stock subject to such Company PSU, subject to the same terms and conditions (including vesting, forfeiture and acceleration provisions) that were applicable to the corresponding Company PSU immediately prior to the Effective Time.

For more information, please see the section of this proxy statement captioned “The Merger — Interests of IVERIC’s Directors and Executive Officers in the Merger.”
Financing of the Merger (see page 73)
Parent and Merger Sub have represented in the Merger Agreement that Guarantor, as of the date of the Merger Agreement had and as of the Effective Time will have, through cash, marketable investments and existing credit facilities (and will make available to Parent and Merger Sub in a timely manner) immediately available funds in cash in an amount sufficient to carry out all of Parent’s and Merger Sub’s obligations under the Merger Agreement and to consummate the transactions contemplated by the Merger Agreement by payment in cash of the aggregate Per Share Merger Consideration payable following the Effective Time and the aggregate amounts payable to holders of Company Options, Company RSUs and Company PSUs following the Effective Time pursuant to the Merger Agreement.
For more information, please see the section of this proxy statement captioned “The Merger — Financing of the Merger.”
Conditions to the Closing of the Merger (see page 101)
The obligations of IVERIC, Parent and Merger Sub, as applicable, to consummate the Merger are subject to the satisfaction or waiver of certain conditions, including (among other conditions and as described in the section of this proxy statement captioned “The Merger Agreement — Conditions to the Closing of the Merger”), the following:
•
the adoption of the Merger Agreement by the requisite affirmative vote of stockholders. For more information, please see the section of this proxy statement captioned “The Special Meeting;”

•
(1) the expiration or termination of the required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (which we refer to as the “HSR Act”) and (2) the expiration or termination of any mandatory waiting period, or the obtainment of any clearance or affirmative approval of any Specified Antitrust Authority (as such term is defined in the section of this proxy statement captioned “The Merger — Regulatory Approvals Required for the Merger”) (other than under the HSR Act) but only to the extent such waiting period, clearance or affirmative approval is required in connection with the Merger under applicable antitrust laws;

•
the consummation of the Merger not being made illegal or otherwise prohibited by any law or order, directive, judgment, decree, or ruling of any governmental authority of competent jurisdiction in a jurisdiction where either Parent and its affiliates or IVERIC and its subsidiaries operate their respective businesses or own any material assets;

•
the accuracy of the representations and warranties of IVERIC, Parent and Merger Sub in the Merger Agreement, subject to specified materiality standards;

•
IVERIC, Parent and Merger Sub having performed in all material respects their respective obligations under the Merger Agreement at or before the Effective Time;

•
since the date of the Merger Agreement, there not having occurred and continued any Material Adverse Effect (as defined in the section of this proxy statement captioned “The Merger Agreement — Representations and Warranties”); and

•
the receipt of certificates executed by IVERIC’s Chief Executive Officer or Chief Financial Officer, on the one hand, and Parent’s Chief Executive Officer or another senior executive officer of Parent, on the other hand, certifying to the effect that the conditions described in the preceding three bullets have been satisfied.

For more information, please see the section of this proxy statement captioned “The Merger Agreement — Conditions to the Closing of the Merger.”
Regulatory Approvals Required for the Merger (see page 81)
Under the Merger Agreement, the Merger cannot be completed until the waiting period (or any extension thereof) applicable to the Merger under the HSR Act has expired or been terminated. In addition,

the Merger Agreement cannot be completed until any mandatory waiting period, clearance or affirmative approval of any Specified Antitrust Authority (as such term is defined in the section of this proxy statement captioned “The Merger — Regulatory Approvals Required for the Merger”) (other than under the HSR Act), has expired or been terminated or obtained, as applicable. For more information, please see the section of this proxy statement captioned “The Merger — Regulatory Approvals Required for the Merger.”
Under the Merger Agreement, IVERIC and Parent have agreed to use (and cause their respective affiliates to use) their reasonable best efforts to take promptly any and all steps necessary to avoid or eliminate each and every impediment under all applicable antitrust laws that may be asserted by any governmental body so as to enable the closing to occur as promptly as practicable but in no case later than the End Date (as defined in the section of this proxy statement captioned “Summary — Termination of the Merger Agreement”).
Parent and its affiliates are not required under the Merger Agreement to propose, negotiate, undertake, commit to or consent to any divestiture, sale, disposition, licensing, hold separate order or other structural or conduct relief, or other operational undertakings, in order to obtain clearance from any governmental body under antitrust laws. IVERIC and Parent are not required to take or agree to take any action unless the effectiveness of such action is conditioned upon the closing, and IVERIC is not permitted to take or propose to undertake any divestiture, sale, disposition, hold separate order or other structural or conduct relief, or other operational undertaking without Parent’s prior consent (which may be given or withheld in Parent’s sole discretion).
Parent is unilaterally permitted to withdraw its filing under the HSR Act in connection with the transactions contemplated by the Merger Agreement and promptly refile the notification and report forms as required by the HSR Act with respect to the transactions contemplated by the Merger Agreement. Parent may exercise this right only one time.
Recommendation of the Board of Directors
IVERIC’s Board of Directors (which we refer to as the “Board of Directors”), after careful consideration, including considering the various factors described in the section of this proxy statement captioned “The Merger — Recommendation of the Board of Directors and Reasons for the Merger,” has unanimously (1) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable and fair to, and in the best interest of, IVERIC and its stockholders; (2) declared it advisable for IVERIC to enter into the Merger Agreement; (3) approved the execution, delivery and performance by IVERIC of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger; (4) directed that the Merger Agreement be submitted to IVERIC stockholders for adoption; and (5) recommended that IVERIC stockholders adopt the Merger Agreement.
The Board of Directors unanimously recommends that you vote (1) “FOR” the proposal to adopt the Merger Agreement (which we refer to as the “Merger Proposal”); (2) “FOR” the proposal to approve, by non-binding, advisory vote to approve compensation that may be paid or become payable by IVERIC to its named executive officers in connection with the Merger (which we refer to as the “Compensation Proposal”); and (3) “FOR” the proposal to adjourn the Special Meeting if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting (which we refer to as the “Adjournment Proposal”).
Opinion of IVERIC’s Financial Advisors
Opinion of BofA Securities, Inc.
IVERIC retained BofA Securities, Inc. (which we refer to as “BofA Securities”) to act as a financial advisor to IVERIC in connection with the Merger. BofA Securities is an internationally recognized investment banking firm which is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. IVERIC selected BofA Securities to act as a financial advisor to IVERIC in connection with the Merger on the basis of BofA

Securities’ experience in transactions similar to the Merger, its reputation in the investment community and its familiarity with IVERIC and its business.
On April 28, 2023, at a meeting of the Board of Directors held to evaluate the Merger, representatives of BofA Securities delivered to the Board of Directors the oral opinion of BofA Securities, which was confirmed by delivery of a written opinion dated April 28, 2023, to the effect that, as of the date of the opinion and based on and subject to various assumptions and limitations set forth in the written opinion, the Per Share Merger Consideration to be received in the Merger by our stockholders (other than holders of (i) shares owned by IVERIC as treasury shares or owned by a subsidiary of IVERIC; and (ii) shares held by Parent or Merger Sub or any of their wholly owned subsidiaries) pursuant to the Merger Agreement was fair, from a financial point of view, to such stockholders.
The full text of BofA Securities’ written opinion to the Board of Directors, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex B to this Proxy statement and is incorporated by reference herein in its entirety. BofA Securities delivered its opinion to the Board of Directors for the benefit and use of the Board of Directors (in its capacity as such) in connection with and for purposes of its evaluation of the Merger. BofA Securities expressed no opinion or view as to any terms or other aspects or implications of the Merger (other than the Per Share Merger Consideration to the extent expressly specified in such opinion) and no opinion or view was expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to IVERIC or in which IVERIC might engage or as to the underlying business decision of IVERIC to proceed with or effect the Merger. BofA Securities’ opinion does not constitute a recommendation as to how any stockholder should vote or act in connection with the Merger or any other matter.
For a detailed discussion of BofA Securities’ opinion, please see the section of this proxy statement captioned “The Merger — Opinion of IVERIC’s Financial Advisors — Opinion of BofA Securities, Inc.”
Opinion of Centerview Partners LLC
On April 28, 2023, Centerview Partners LLC (which we refer to as “Centerview”) rendered to the Board of Directors its oral opinion, which was subsequently confirmed by delivery of a written opinion dated April 28, 2023, that, as of such date and based upon and subject to various assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the Per Share Merger Consideration proposed to be paid to the holders of shares of our common stock (other than any shares of our common stock (1) held by IVERIC as treasury shares or owned by a subsidiary of IVERIC, (2) owned by Parent or any of its subsidiaries (including Merger Sub) in each case as of immediately prior to the Effective Time, or (3) that are Dissenting Shares) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.
The full text of Centerview’s written opinion, dated April 28, 2023, which describes the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, is attached as Annex C and is incorporated herein by reference. Centerview’s financial advisory services and opinion were provided for the information and assistance of the Board of Directors (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Merger and Centerview’s opinion only addressed the fairness, from a financial point of view, as of the date thereof, to the holders of shares of our common stock (other than any shares of our common stock (1) held by IVERIC as treasury shares or owned by a subsidiary of IVERIC, (2) owned by Parent or any of its subsidiaries (including Merger Sub) in each case as of immediately prior to the Effective Time, or (3) that are Dissenting Shares) of the Per Share Merger Consideration to be paid to such holders pursuant to the Merger Agreement. Centerview’s opinion did not address any other term or aspect of the Merger Agreement or the Merger and does not constitute a recommendation to any of our stockholders or any other person as to how such stockholder or other person should vote with respect to the Merger or otherwise act with respect to the Merger or any other matter.
The full text of Centerview’s written opinion should be read carefully in its entirety for a description of the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion.

For a detailed discussion of Centerview’s opinion, please see the section of this proxy statement captioned “The Merger — Opinion of IVERIC’s Financial Advisors — Opinion of Centerview Partners LLC.”
Interests of IVERIC’s Directors and Executive Officers in the Merger
When considering the recommendation of the Board of Directors that you vote to approve the proposal to adopt the Merger Agreement, you should be aware that our directors and executive officers may have interests in the Merger that are different from, or in addition to, your interests as a stockholder generally, as more fully described below. In (1) evaluating and negotiating the Merger Agreement; (2) approving the Merger Agreement and the Merger; and (3) recommending that IVERIC’s stockholders approve the Merger Proposal, the Board of Directors was aware of and considered, among other matters, these interests (to the extent that they existed at that time). These interests include the following:
•
The accelerated vesting of Company Options, Company RSUs and Company PSUs held by such individuals and the cancellation of such awards in exchange for a cash payment;

•
the eligibility of executive officers to receive severance payments and benefits under employment arrangements entered into with IVERIC in connection with a qualifying termination of employment following the Effective Time;

•
the possibility of continued employment of IVERIC’s officers with the Surviving Corporation following the Effective Time; and

•
continued indemnification and directors’ and officers’ liability insurance to be provided by the Surviving Corporation following the Effective Time and for at least six years thereafter.

If the Merger Proposal is approved, the shares of our common stock held by our directors and executive officers as of the Effective Time will be treated in the same manner as outstanding shares of our common stock held by all other stockholders. For more information, see the section of this proxy statement captioned “The Merger — Interests of IVERIC’s Directors and Executive Officers in the Merger.”
Appraisal Rights
If the Merger is completed, record holders or beneficial owners of our common stock who do not vote in favor of the adoption of the Merger Agreement and who properly demand appraisal of their shares of our common stock and otherwise comply fully with Section 262 will be entitled to appraisal rights in connection with the Merger.
The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. The following summary does not constitute any legal or other advice and does not constitute a recommendation that stockholders exercise their appraisal rights under Section 262. Throughout this summary of appraisal rights and the other descriptions of appraisal rights throughout this proxy statement, we refer to both record holders of our common stock and beneficial owners of our common stock collectively as “stockholders.” If you hold your shares of our common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or other nominee.
Under Section 262, stockholders who (1) do not vote in favor of the adoption of the Merger Agreement; (2) continuously are the stockholders through the Effective Time; and (3) otherwise follow the procedures set forth in Section 262 will be entitled to have their shares of our common stock appraised by the Delaware Court of Chancery and to receive, in lieu of the Per Share Merger Consideration, payment in cash of the amount determined by the Delaware Court of Chancery to be the “fair value” of their shares of our common stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the Delaware Court of Chancery, so long as they comply fully with the procedures established by Section 262.

Due to the complexity of the appraisal process, stockholders who wish to seek appraisal of their shares of our common stock are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights.
Stockholders considering seeking appraisal should be aware that the fair value of their shares of our common stock as determined pursuant to Section 262 could be more than, the same as or less than the Per Share Merger Consideration.
Stockholders wishing to exercise the right to seek an appraisal of their shares of our common stock must do ALL of the following:
•
the stockholder must not vote in favor of the proposal to adopt the Merger Agreement;

•
the stockholder must deliver to IVERIC a written demand for appraisal before the vote on the Merger Agreement at the Special Meeting;

•
the stockholder must continuously hold the shares of our common stock that are subject to the demand from the date of making the demand through the Effective Time (a stockholder will lose appraisal rights if the stockholder transfers such shares of our common stock before the Effective Time); and

•
the stockholder or the Surviving Corporation must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares of our common stock within 120 days after the Effective Time. The Surviving Corporation is under no obligation to file any petition and has no intention of doing so.

Your failure to follow exactly the procedures specified under Section 262 will result in the loss of your appraisal rights. The Section 262 requirements for exercising appraisal rights are described in further detail in this proxy statement. If you hold your shares of our common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or other nominee to determine the appropriate procedures for the making of a demand for appraisal.
For more information, please see the section of this proxy statement captioned “The Merger — Appraisal Rights.”
Certain U.S. Federal Income Tax Consequences of the Merger
For U.S. federal income tax purposes, the receipt of cash by a U.S. Holder (as defined in the section of this proxy statement captioned “The Merger — Certain U.S. Federal Income Tax Consequences of the Merger”) in exchange for such U.S. Holder’s shares of our common stock in the Merger generally will result in the recognition of gain or loss in an amount equal to the difference, if any, between the amount of cash that such U.S. Holder receives in the Merger and such U.S. Holder’s adjusted tax basis in the shares of our common stock surrendered in the Merger.
A Non-U.S. Holder (as defined in the section of this proxy statement captioned “The Merger — Certain U.S. Federal Income Tax Consequences of the Merger”) generally will not be subject to U.S. federal income tax with respect to the exchange of shares of our common stock for cash in the Merger unless such Non-U.S. Holder has certain connections to the United States or we are, or have been during a certain period of time, a United States real property holding corporation and shares of our common stock are not publicly traded (as further discussed in the section of this proxy statement captioned “The Merger — Certain U.S. Federal Income Tax Consequences of the Merger”).
For more information, see the section of this proxy statement captioned “The Merger — Certain U.S. Federal Income Tax Consequences of the Merger.” Stockholders should consult their tax advisors concerning the U.S. federal income tax consequences relating to the Merger in light of their particular circumstances and any consequences arising under the laws of any state, local or foreign taxing jurisdiction.
Acquisition Proposals
Under the Merger Agreement, during the period from the execution and delivery of the Merger Agreement until the earlier of the Effective Time and termination of the Merger Agreement, IVERIC and its subsidiaries will not, and will direct and use their reasonable best efforts to cause their officers, directors, employees, attorneys, accountants, investment bankers, consultants, agents, financial advisors, and other advisors and representatives (which we refer to collectively as “Representatives”) not to, directly or indirectly:
•
continue any solicitation, knowing encouragement, discussions or negotiations with any person that may be ongoing with respect to an Acquisition Proposal (as defined in the section of this proxy statement captioned “The Merger Agreement — Acquisition Proposals”);

•
solicit, initiate or knowingly facilitate or encourage (including by way of furnishing non-public information) any inquiries regarding, or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal;

•
engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other person any information in connection with, or for the purpose of soliciting or knowingly encouraging or facilitating, an Acquisition Proposal or any proposal or offer that could reasonably be expected to lead to an Acquisition Proposal;

•
adopt, approve, endorse, recommend, declare advisable, or enter into any letter of intent, memorandum of understanding, agreement in principle, term sheet, or similar agreement whether binding or nonbinding, or any contract, in each case, with respect to, or that could reasonably be expected to lead to, an Acquisition Proposal or that would reasonably be expected to cause IVERIC to abandon, terminate, delay or fail to consummate, or that would otherwise materially impede, interfere with or be inconsistent with the consummation of, the Merger and the other transactions contemplated by the Merger Agreement (other than a confidentiality agreement meeting specified requirements); or

•
waive or release any person from, forebear in the enforcement of, or amend any standstill agreement or any standstill provisions of any other contract, or take any action to exempt any person (other than Parent, Merger Sub or their affiliates) from the restrictions on “business combinations” or any similar provision contained in applicable takeover laws or the organizational and other governing documents of IVERIC, unless the Board of Directors determines in good faith, after consultation with its outside legal counsel, that the failure to do so would be inconsistent with the fiduciary duties of the Board of Directors to our stockholders under applicable law and notifies Parent of any such waiver, release, forbearance or amendment.

Notwithstanding these restrictions, prior to the adoption of the Merger Agreement by our stockholders, IVERIC may, pursuant to a confidentiality agreement meeting specified requirements, provide information (including non-public information) with respect to IVERIC to, and engage or otherwise participate in discussions or negotiations with, a person who has made an Acquisition Proposal and the Representatives of such person regarding an Acquisition Proposal if such Acquisition Proposal was made after the execution of the Merger Agreement (and did not arise out of a material breach of IVERIC’s obligations described in the bullet points above or a breach of the Board of Directors’ obligation to recommend that our stockholders approve the Merger Proposal) and the Board of Directors determines in good faith, after consultation with its financial advisors and its outside legal counsel, that such proposal is or would reasonably be expected to lead to a Superior Offer (as defined in the section of this proxy statement captioned “The Merger Agreement — Acquisition Proposals”) and the failure to do so would be inconsistent with the fiduciary duties of the Board of Directors to our stockholders under applicable law. If the Board of Directors makes any determination or initially takes any action described in this paragraph, IVERIC must notify Parent within 24 hours of such determination or action. For more information, see the section of this proxy statement captioned “The Merger Agreement — Acquisition Proposals.”
Company Adverse Change Recommendation (see page 93)
The Board of Directors has unanimously recommended that you vote “FOR” the Merger Proposal. The Merger Agreement provides that the Board of Directors may not change its recommendation, or take other actions constituting a Company Adverse Change Recommendation (as defined in the section of this proxy statement captioned “The Merger Agreement — The Board of Directors’ Recommendation; Company Adverse Change Recommendation”), except in certain specified circumstances relating to our receipt of a Superior Offer or the occurrence of an Intervening Event (as such term is defined in the section of this proxy statement captioned “The Merger Agreement — The Board of Directors’ Recommendation; Company Adverse Change Recommendation”). For more information, see the section of this proxy statement captioned “The Merger Agreement — The Board of Directors’ Recommendation; Company Adverse Change Recommendation.”
Termination of the Merger Agreement
The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after the adoption of the Merger Agreement by our stockholders, in the following ways:
•
By mutual written consent of IVERIC and Parent.

•
By either IVERIC or Parent:

•
if the Merger is not consummated on or prior to the later of (we refer to such time, as applicable, as the “End Date”): (1) midnight Eastern Time, on October 27, 2023 (which we refer to as the “Initial End Date”); (2) if, on the Initial End Date, the conditions to each party’s obligations to effect the Merger have been satisfied or waived, except for specified conditions relating to antitrust laws, midnight Eastern Time on the date that is 90 days after the Initial End Date (which we refer to as the “Extended End Date”); and (3) if, on the Extended End Date, the conditions to each party’s obligations to effect the Merger have been satisfied or waived, except for specified conditions relating to antitrust laws, midnight Eastern Time on the date that is 180 days after the Initial End Date;

•
if a Specified Governmental Body (as defined in the section of this proxy statement captioned “The Merger — Filings, Consents and Approvals”) has issued any permanent injunction or other order, directive, judgment, decree or ruling, or has taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the acceptance for payment of shares of our common stock pursuant to the Merger or making the consummation of the Merger illegal, if such order, directive, judgment, decree, ruling or other action is final and nonappealable; or

•
if our stockholders do not approve the Merger Proposal at the Special Meeting (at which a vote was taken), or any adjournment or postponement thereof.

•
By IVERIC:

•
at any time prior to the receipt of the requisite IVERIC stockholder approval, in order to substantially concurrently with such termination enter into an agreement providing for the consummation of a Superior Offer approved by the Board of Directors pursuant to, and in accordance with, the Merger Agreement, provided that IVERIC has paid the $222,370,000 termination fee as required by the Merger Agreement; or

•
if there has been any breach of any representation or warranty or failure to perform any covenant or obligation in the Merger Agreement of Parent or Merger Sub (1) which would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect (as defined in the section of this proxy statement captioned “The Merger Agreement — Representations and Warranties”) or (2) result in the failure of a closing condition, and cannot be cured by the End Date or is not cured within 30 days of the date IVERIC provides notice of such breach or failure to perform (if capable of being cured in such time period).

•
By Parent:

•
if there has been any breach of any representation or warranty or failure to perform any covenant in the Merger Agreement of IVERIC, which (1) would result in the failure of a closing condition and (2) cannot be cured by the End Date or is not cured within 30 days of the date Parent provides notice of such breach or failure to perform (if capable of being cured in such time period); or

•
at any time prior to the receipt of the requisite IVERIC stockholder approval if (1) the Board of Directors effects a Company Adverse Change Recommendation; (2) the Board of Directors

fails to take specified actions to affirm the Company Board Recommendation (as defined in the section of this proxy statement captioned “The Merger Agreement — Acquisition Proposals”) with respect to an Acquisition Proposal; (3) the Board of Directors fails to publicly reaffirm the Company Board Recommendation within three business days after receipt of a written request by Parent to do so, subject to specified exceptions and terms; or (4) the Board of Directors or IVERIC intentionally breaches its no solicitation obligations (described further in the section of this proxy statement captioned “The Merger Agreement — Acquisition Proposals”) or its recommendation obligations (described further in the section of this proxy statement captioned “The Merger Agreement — The Board of Directors’ Recommendation; Company Adverse Change Recommendation”) in any material respect.
For more information, please see the section of this proxy statement captioned “The Merger Agreement — Termination of the Merger Agreement.”
Expenses; Termination Fee
Except in specified circumstances, whether or not the Merger is completed, IVERIC, on the one hand, and Parent and Merger Sub, on the other hand, are each responsible for all of their respective costs and expenses incurred in connection with the Merger and the other transactions contemplated by the Merger Agreement.
IVERIC will be required to pay to Parent a termination fee of $222,370,000 if the Merger Agreement is terminated under specified circumstances.
For more information on the termination fee, see the section of this proxy statement captioned “The Merger Agreement — Expenses; Termination Fee.”
Effect on IVERIC if the Merger is Not Completed
If the Merger Agreement is not adopted by our stockholders or if the Merger is not completed for any other reason, stockholders will not receive any payment for their shares of our common stock. Instead, IVERIC will remain an independent public company, our common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act, and we will continue to file periodic reports with the SEC. Under specified circumstances, IVERIC will be required to pay Parent a termination fee of $222,370,000 upon the termination of the Merger Agreement. For more details, see the section of this proxy statement captioned “The Merger — Effect on IVERIC if the Merger is Not Completed.”
The Special Meeting
Date, Time and Place
A special meeting of stockholders of IVERIC (which we refer to as the “Special Meeting”) will be held virtually via live webcast on July 6, 2023, at 10 a.m., Eastern time (unless the Special Meeting is adjourned or postponed). You may attend the Special Meeting via the Internet at meetnow.global/MTKXURQ, where you will also be able to vote and submit your questions. Please note that you will not be able to attend the Special Meeting physically in person. For purposes of attendance at the Special Meeting, all references in this proxy statement to “attendance at the Special Meeting” or “present at the Special Meeting” mean virtually present at the Special Meeting.
Record Date; Shares of our Common Stock Entitled to Vote
You are entitled to vote at the Special Meeting if you owned shares of IVERIC common stock at the close of business on May 30, 2023 (which we refer to as the “Record Date”). You will have one vote at the Special Meeting for each share of our common stock that you owned at the close of business on the Record Date.
Purpose
At the Special Meeting, we will ask stockholders to vote on proposals to (1) adopt the Merger Proposal; (2) adopt the Compensation Proposal; and (3) adopt the Adjournment Proposal.

Quorum
As of the Record Date, there were 137,976,851 shares of our common stock outstanding and entitled to vote at the Special Meeting. The stockholders of a majority in voting power of shares of our common stock issued and outstanding and entitled to vote thereat, present at the Special Meeting virtually via the virtual meeting website or represented by proxy, will constitute a quorum at the Special Meeting.
Required Vote
The affirmative vote of the stockholders of a majority of the outstanding shares of our common stock is required to adopt the Merger Agreement. As of the Record Date, 68,988,426 votes constitute a majority of the outstanding shares of our common stock entitled to vote in the Merger Proposal. Approval of the Compensation Proposal requires the affirmative vote of a majority in voting power of the votes cast by the holders of all of the shares of our common stock present or represented by proxy at the Special Meeting and voting affirmatively or negatively on the subject matter. The approval of the Compensation Proposal is advisory and non-binding and is not a condition to completion of the Merger. Approval of the Adjournment Proposal requires the affirmative vote of a majority in voting power of the votes cast by the holders of all of the shares of our common stock present or represented by proxy at the Special Meeting and voting affirmatively or negatively on the subject matter.
Share Ownership of Our Directors and Executive Officers
As of the Record Date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, 773,085 shares of our common stock, representing approximately 0.6% of the shares of our common stock outstanding on the Record Date.
We currently expect that our directors and executive officers will vote all of their respective shares of our common stock: (1) “FOR” the Merger Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.
Voting and Proxies
Any stockholder of record entitled to vote may submit a proxy by returning a signed proxy card by mail in the accompanying prepaid reply envelope or granting a proxy electronically over the Internet or by telephone, or may vote online during the Special Meeting. If you are a beneficial owner and hold your shares of our common stock in “street name” through a bank, broker or other nominee, you should instruct your bank, broker or other nominee on how you wish to vote your shares of our common stock using the instructions provided by your bank, broker or other nominee. Under applicable stock exchange rules, banks, brokers or other nominees have the discretion to vote on routine matters. The proposals to be considered at the Special Meeting are non-routine matters, and banks, brokers and other nominees cannot vote on these proposals without your instructions. Therefore, it is important that you cast your vote or instruct your bank, broker or nominee on how you wish to vote your shares of our common stock.
If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by (1) signing another proxy card with a later date and returning it prior to the Special Meeting; (2) submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy; (3) delivering a written notice of revocation to our Secretary; or (4) attending the Special Meeting virtually and voting.
If you hold your shares of our common stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote online at the Special Meeting if you obtain a “legal proxy” from your bank, broker or other nominee.
For more information, see the section of this proxy statement captioned “The Special Meeting.”

QUESTIONS AND ANSWERS
The following questions and answers address some commonly asked questions regarding the Merger, the Merger Agreement and the Special Meeting. These questions and answers may not address all questions that are important to you. We encourage you to read carefully the more detailed information contained elsewhere in this proxy statement and the full text of the annexes to this proxy statement and the documents we refer to in this proxy statement because the information in this section does not provide all the information that might be important to you with respect to the Merger, the Merger Agreement and the Special Meeting. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in the section of this proxy statement captioned “Where You Can Find More Information.”
Q:
Why am I receiving these materials?

A:
The Board of Directors is furnishing this proxy statement and form of proxy card to the holders of our common stock in connection with the solicitation of proxies to be voted at the Special Meeting.

Q:
What am I being asked to vote on at the Special Meeting?

A:
You are being asked to vote on the following proposals:

1)
To adopt the Merger Agreement pursuant to which Merger Sub will merge with and into IVERIC, and IVERIC will become a wholly owned subsidiary of Parent, which proposal we refer to as the “Merger Proposal;”

2)
To approve, by non-binding, advisory vote, compensation that may be paid or become payable by IVERIC to its named executive officers in connection with the Merger, which proposal we refer to as the “Compensation Proposal;” and

3)
To approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting, which proposal we refer to as the “Adjournment Proposal.”

Q:
When and where is the Special Meeting?

A:
The Special Meeting will take place on July 6, 2023, at 10 a.m., Eastern time (unless the Special Meeting is adjourned or postponed) virtually via live webcast. You may attend the Special Meeting via the Internet at meetnow.global/MTKXURQ, where you will also be able to vote and submit your questions. Please note that you will not be able to attend the Special Meeting physically in person. You will need the control number included on your proxy card in order to be able to vote your shares of our common stock on the Special Meeting website. If you are a registered stockholder, your control number is included on your proxy card. If you are a beneficial owner, you will need to register in advance for a control number in order to vote on the Special Meeting website. Otherwise, you may participate as a “Guest.” Instructions on how to attend and participate online are on the proxy card. We expect check-in to be available starting around 9:45 a.m., Eastern time, on the day of the Special Meeting, and you should allow ample time for check-in proceedings. We will have technicians standing by and ready to assist you with any technical difficulties you may have in accessing the virtual live webcast. If you encounter any difficulties accessing the virtual live webcast during the check-in or meeting time, please call the support team at 1-888-724-2416.

Q:
What constitutes a quorum for the Special Meeting?

A:
The holders of a majority in voting power of the shares of our common stock issued and outstanding present or represented by proxy at the Special Meeting constitute a quorum. There must be a quorum for business to be conducted at the Special Meeting. Failure of a quorum to be present at the Special Meeting will necessitate an adjournment or postponement and will subject IVERIC to additional expense. As of the Record Date, there were 137,976,851 shares of our common stock outstanding and entitled to vote at the Special Meeting.

Q:
Who is entitled to vote at the Special Meeting?

A:
Stockholders as of May 30, 2023, which is the Record Date, are entitled to notice of the Special Meeting and to vote at the Special Meeting (and at any adjournment or postponement thereof). Each holder of shares of our common stock is entitled to cast one vote on each matter properly brought before the Special Meeting for each share of our common stock owned as of the close of business on the Record Date.

Q:
What is the proposed Merger and what effects will it have on IVERIC?

A:
The proposed Merger is the acquisition of IVERIC by Parent, which is a wholly-owned subsidiary of Astellas. If the Merger Proposal is approved by our stockholders and the other closing conditions under the Merger Agreement are satisfied or otherwise waived, Merger Sub will merge with and into IVERIC, with IVERIC continuing as the Surviving Corporation. As a result of the Merger, IVERIC will become a wholly owned subsidiary of Parent, and our common stock will no longer be publicly traded, and you will no longer have any interest in IVERIC’s future earnings or growth. In addition, our common stock will be delisted from Nasdaq, deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC, in each case in accordance with applicable law, rules and regulations.

Q:
What will I receive if the Merger is completed?

A:
Upon completion of the Merger, you will be entitled to receive the Per Share Merger Consideration in cash (subject to any required tax withholding) for each share of our common stock that you own, unless you have properly exercised and not subsequently withdrawn your appraisal rights under Section 262. For example, if you own 100 shares of our common stock, you will receive $4,000.00 in cash (subject to any required tax withholding) in exchange for your shares of our common stock.

Q:
What will the holders of Company Options, Company RSUs and Company PSUs receive in the Merger?

A:
At Effective Time, each Company Option that is then outstanding and unexercised (whether or not vested) and which has a per share exercise price that is less than the Per Share Merger Consideration will be cancelled and converted into the right to receive a cash payment equal to (1) the excess of (i) the Per Share Merger Consideration over (ii) the exercise price payable per share of our common stock under such Company Option, multiplied by (2) the total number of shares of our common stock subject to the Company Option. Any then-outstanding Company Option which has a per share exercise price that is equal to or greater than the Per Share Merger Consideration will be cancelled at the Effective Time without consideration.

At the Effective Time, each then-outstanding Company RSU will be canceled and the holder thereof will be entitled to receive a cash payment equal to the product of (1) the Per Share Merger Consideration and (2) the number of shares of our common stock subject to such Company RSU.
At the Effective Time, each then-outstanding Company PSU will be canceled and converted into a cash-based award which will entitle the holder thereof to receive a cash payment equal to the product of (1) the Per Share Merger Consideration, and (2) the number of shares of our common stock subject to such Company PSU, subject to the same terms and conditions (including vesting, forfeiture and acceleration provisions) that were applicable to the corresponding Company PSU immediately prior to the Effective Time.
Q:
How does the Per Share Merger Consideration compare to the market price of the common stock?

A:
The $40.00 Per Share Merger Consideration represents a premium of approximately 64% to the closing price of $24.33 per share of our common stock on March 31, 2023, the last trading day prior to Bloomberg reporting on Apellis Pharmaceuticals, Inc. (“Apellis”) drawing takeover interest from potential acquirers and referencing IVERIC as a competitor of Apellis, and a premium of approximately 82% to the 60-trading day volume-weighted average closing share price of $22.03 per share of our common stock on that same date.

On June 2, 2023, the most recent practicable date before this proxy statement was first mailed to our stockholders, the closing price for our common stock on Nasdaq was $38.03 per share of our common stock. You are encouraged to obtain current market quotations for our common stock in connection with voting your shares of our common stock.
Q:
What do I need to do now?

A:
We encourage you to read this entire proxy statement, the annexes to this proxy statement and the documents that we refer to in this proxy statement carefully and consider how the Merger affects you. Then sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying reply envelope, or grant your proxy electronically over the Internet or by telephone, so that your shares of our common stock can be voted at the Special Meeting. A failure to vote your shares of IVERIC common stock or an abstention from voting will have the same effect as a vote “AGAINST” the Merger Proposal. If you hold your shares of our common stock in “street name” through a bank, broker or other nominee, please refer to the voting instruction forms provided by your bank, broker or other nominee to vote your shares of our common stock. Please do not send your stock certificates with your proxy card.

Q:
Should I send in my stock certificates now?

A:
No. You should not return your stock certificates, if you hold stock certificates, or send in other documents evidencing ownership of our common stock now or with your proxy card. If the Merger is completed, you will receive a letter of transmittal containing instructions for how to send your IVERIC stock certificates to the Paying Agent (as defined in the section of this proxy statement captioned “The Merger Agreement — Exchange and Payment Procedures”) in order to receive the appropriate cash payment for the shares of our common stock represented by your stock certificates. You should use the letter of transmittal to exchange your stock certificates for the cash payment to which you are entitled.

Q:
What happens if I sell or otherwise transfer my shares of IVERIC common stock after the Record Date but before the Special Meeting?

A:
The Record Date for the Special Meeting is earlier than the date of the Special Meeting and the date the Merger is expected to be completed. If you sell or transfer your shares of our common stock after the Record Date but before the Special Meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your shares of our common stock and each of you notifies IVERIC in writing of such special arrangements, you will transfer the right to receive the Per Share Merger Consideration, if the Merger is completed, to the person to whom you sell or transfer your shares of our common stock, but you will retain your right to vote those shares at the Special Meeting. Even if you sell or otherwise transfer your shares of our common stock after the Record Date, we encourage you to sign, date and return the enclosed proxy card in the accompanying reply envelope or grant your proxy electronically over the Internet or by telephone.

Q:
How does the Board of Directors recommend that I vote?

A:
The Board of Directors, after careful consideration, including considering the various factors described in the section of this proxy statement captioned “The Merger — Recommendation of the Board of Directors and Reasons for the Merger,” has unanimously (1) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable and fair to, and in the best interest of, IVERIC and its stockholders; (2) declared it advisable for IVERIC to enter into the Merger Agreement; (3) approved the execution, delivery and performance by IVERIC of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger; (4) directed that the Merger Agreement be submitted to the IVERIC stockholders for adoption; and (5) recommended that IVERIC stockholders adopt the Merger Agreement.

The Board of Directors unanimously recommends that you vote (1) “FOR” the Merger Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.
Q:
What happens if the Merger is not completed?

A:
If the Merger Agreement is not adopted by our stockholders or if the Merger is not completed for any other reason, stockholders will not receive any payment for their shares of our common stock.

Instead, IVERIC will remain an independent public company, our common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act, and we will continue to file periodic reports with the SEC. IVERIC will be required to pay Parent a termination fee of $222,370,000 upon the termination of the Merger Agreement under specified circumstances, as described in the section of this proxy statement captioned “The Merger Agreement — Expenses; Termination Fee.”
Q:
What vote is required to approve the Merger Proposal?

A:
The affirmative vote of the stockholders of a majority of the outstanding shares of our common stock is required to approve the Merger Proposal. The failure of any stockholder of record to (1) submit a signed proxy card; (2) grant a proxy over the Internet or by telephone; or (3) vote online during the Special Meeting will have the same effect as a vote “AGAINST” the Merger Proposal. If you hold your shares of our common stock in “street name,” the failure to instruct your bank, broker or other nominee how to vote your shares of our common stock will have the same effect as a vote “AGAINST” the Merger Proposal. Abstentions will have the same effect as a vote “AGAINST” the Merger Proposal.

Q:
What vote is required to approve the Compensation Proposal and the Adjournment Proposal?

A:
Approval, by non-binding, advisory vote, of the Compensation Proposal requires the affirmative vote of a majority in voting power of the votes cast by the holders of all of the shares of our common stock present or represented by proxy at the Special Meeting and voting affirmatively or negatively on the subject matter. Approval of the Adjournment Proposal requires the affirmative vote of a majority in voting power of the votes cast by the holders of all of the shares of our common stock present or represented by proxy at the Special Meeting and voting affirmatively or negatively on the subject matter. Assuming a quorum is present at the Special Meeting, the failure of any stockholder of record to (1) submit a signed proxy card; (2) grant a proxy over the Internet or by telephone; or (3) vote online during the Special Meeting, will not have any effect on the Compensation Proposal or Adjournment Proposal. If you hold your shares of our common stock in “street name,” the failure to instruct your bank, broker or other nominee how to vote your shares of our common stock will, assuming a quorum is present at the Special Meeting, not have any effect on the Compensation Proposal and the Adjournment Proposal. For stockholders who are present or represented by proxy at the Special Meeting and abstain from voting, assuming a quorum is present at the Special Meeting, such abstention will not have any effect on the Compensation Proposal or the Adjournment Proposal.

Q:
Why am I being asked to cast a non-binding, advisory vote regarding compensation that may be paid or become payable by IVERIC to its named executive officers in connection with the Merger?

A:
SEC rules require IVERIC to seek a non-binding, advisory vote regarding compensation that may be paid or become payable by IVERIC to its named executive officers in connection with the Merger. This advisory vote is different from the “say on pay” advisory vote in IVERIC’s proxy statement for its 2023 annual meeting (which is not limited to Merger-related compensation), and you may vote on the Merger-related compensation described in this proxy statement independent of how you may have voted with respect to “say on pay” for our 2023 annual meeting.

Q:
What is the compensation that may be paid or become payable by IVERIC to its named executive officers in connection with the Merger for purposes of this advisory vote?

A:
The compensation that may be paid or become payable by IVERIC to its named executive officers in connection with the Merger is described in the section of this proxy statement captioned “The Merger — Interests of IVERIC’s Directors and Executive Officers in the Merger — Golden Parachute Compensation.”

Q:
What will happen if stockholders do not approve the Compensation Proposal at the Special Meeting?

A:
Approval of the Compensation Proposal is not a condition to completion of the Merger. The vote with respect to the Compensation Proposal is an advisory vote and will not be binding on IVERIC or Parent. If the Merger Proposal is approved by our stockholders and the Merger is completed, the compensation that may be paid or become payable by IVERIC to its named executive officers in connection with the Merger will or may be paid to IVERIC’s named executive officers pursuant to the terms of the applicable arrangement even if stockholders fail to approve the Compensation Proposal.
Q:
What is the difference between holding shares of IVERIC common stock as a stockholder of record and as a beneficial owner?

A:
If your shares of our common stock are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares of our common stock, to be the “stockholder of record.” In this case, this proxy statement and your proxy card have been sent directly to you by IVERIC.

If your shares of our common stock are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares of our common stock held in “street name.” In that case, this proxy statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those shares of our common stock, to be the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares of our common stock by following their instructions for voting. You are also invited to attend the Special Meeting. However, because you are not the stockholder of record, you may not vote your shares of our common stock virtually at the Special Meeting unless you obtain a “legal proxy” from your bank, broker or other nominee.
Q:
How may I vote?

A:
If you are a stockholder of record (that is, if your shares of our common stock are registered in your name with Computershare Trust Company, N.A., our transfer agent), there are four ways to vote:

•
You may vote over the Internet prior to the Special Meeting.   You may vote your shares of our common stock over the Internet until 11:59 p.m. Eastern Time on the day preceding the Special Meeting by following the instructions on the proxy card. If you vote over the Internet prior to the Special Meeting, you do not need to vote during the Special Meeting or by telephone or by mail.

•
You may vote by telephone prior to the Special Meeting.   You may vote your shares of our common stock by calling the phone number on the proxy card until 11:59 p.m. Eastern Time on the day preceding the Special Meeting. If you vote by telephone, you do not need to vote over the Internet or by mail.

•
You may vote by mail prior to the Special Meeting.   If you wish to vote your shares of our common stock by mail, please sign, date and return the enclosed proxy card in the accompanying prepaid reply envelope. If you vote by mail, you do not need to vote over the Internet or by telephone.

•
You may vote over the Internet during the Special Meeting.   You may vote your shares of our common stock over the Internet during the Special Meeting by accessing the Special Meeting website by following the instructions provided on the proxy card. You can then cast your votes by following the prompts provided by the website. If you attend the Special Meeting and vote online during the meeting, your vote will revoke any proxy that you have previously submitted.

Even if you plan to attend the Special Meeting virtually, you are strongly encouraged to vote your shares of our common stock by proxy. If you are a record holder or if you obtain a “legal proxy” to vote your shares of our common stock that you beneficially own, you may still vote your shares of our common stock online at the Special Meeting even if you have previously voted by proxy. If you are present at the Special Meeting virtually and vote online during the Special Meeting, your previous vote by proxy will not be counted.
If your shares of our common stock are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting form provided by your bank, broker or other nominee, or, if such a service is provided by your bank, broker or other nominee, electronically over the Internet or by telephone by the deadline provided by your bank, broker or other nominee. To vote over the Internet or by telephone through your bank, broker or other nominee, you should follow the instructions on the voting form provided by your bank, broker or nominee.

Q:
If my broker holds my shares of IVERIC common stock in “street name,” will my broker vote my shares of IVERIC common stock for me?

A:
No. Your bank, broker or other nominee is permitted to vote your shares of our common stock on any proposal currently scheduled to be considered at the Special Meeting only if you instruct your bank, broker or other nominee how to vote. You should follow the procedures provided by your bank, broker or other nominee to vote of your shares of our common stock. Without instructions, your shares of our common stock will not be voted on such proposals, which will have the same effect as if you voted “AGAINST” the Merger Proposal, but, assuming a quorum is present at the Special Meeting, will have no effect on the Compensation Proposal and the Adjournment Proposal.

Q:
May I change my vote after I have mailed my signed proxy card or voted over the Internet or by telephone prior to the Special Meeting?

A:
Yes. After you have mailed your signed proxy card or voted over the Internet or by telephone prior to the Special Meeting, you may still change your vote and revoke your proxy by doing any one of the following things:

•
voting online at the Special Meeting;

•
submitting a new proxy by telephone prior to 11:59 p.m. Eastern Time on the day preceding the Special Meeting;

•
submitting a new proxy over the Internet until 11:59 p.m. Eastern Time on the day preceding the Special Meeting by following the instructions on the proxy card;

•
signing a new proxy card with a date later than the date of the previously submitted proxy card and returning it to us by mail; or

•
giving our Secretary a written notice via email at proxyrequest@ivericbio.com prior to 11:59 pm Eastern Time on the day preceding the Special Meeting that you want to revoke your proxy.

Your attendance at the Special Meeting alone will not revoke your proxy.
Q:
What is a proxy?

A:
A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of our common stock. The written document describing the matters to be considered and voted on at the Special Meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of our common stock is called a “proxy card.” Our Board of Directors has designated Adrienne L. Graves, PhD, our Chairman of the Board of Directors, and Glenn P. Sblendorio, our Chief Executive Officer, and each of them, with full power of substitution, as the proxy holders for the Special Meeting.

Q:
If a stockholder gives a proxy, how are the shares of IVERIC common stock voted?

A:
Regardless of the method you choose to vote, the proxy holders will vote your shares of our common stock in the way that you indicate. When completing the Internet or telephone process or the proxy card, you may specify whether your shares of our common stock should be voted “FOR” or “AGAINST” or to abstain from voting on all, some or none of the specific items of business to come before the Special Meeting. If you properly sign your proxy card but do not mark the boxes showing how your shares of our common stock should be voted on a matter, the shares of our common stock represented by your properly signed proxy will be voted (1) “FOR” the Merger Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.

Q:
What should I do if I receive more than one set of voting materials?

A:
You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares of our common stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares of our common stock. If you are a stockholder of record and your shares of our common stock are registered in more than one name, you will receive more than one proxy card. Please sign, date and return (or grant your proxy electronically over the Internet or by telephone) each proxy card and voting instruction card that you receive, in order to vote all of our shares of common stock that you own.
Q:
Where can I find the voting results of the Special Meeting?

A:
If available, IVERIC may announce preliminary voting results at the conclusion of the Special Meeting. IVERIC intends to publish final voting results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Special Meeting. All reports that IVERIC files with the SEC are publicly available when filed. See the section of this proxy statement captioned “Where You Can Find More Information.”

Q:
Will I be subject to U.S. federal income tax upon the exchange of shares of IVERIC common stock for cash pursuant to the Merger?

A:
If you are a U.S. Holder (as defined in the section of this proxy statement captioned “The Merger — Certain U.S. Federal Income Tax Consequences of the Merger”), the exchange of shares of our common stock for cash pursuant to the Merger generally will require you to recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash you received pursuant to the Merger and your adjusted tax basis in the shares of our common stock surrendered pursuant to the Merger. A Non-U.S. Holder (as defined in the section of this proxy statement captioned “The Merger — Certain U.S. Federal Income Tax Consequences of the Merger”) generally will not be subject to U.S. federal income tax with respect to the exchange of shares of our common stock for cash in the Merger unless such Non-U.S. Holder has certain connections to the United States or we are, or have been during a certain period of time, a United States real property holding corporation and shares of our common stock are not publicly traded (as further discussed in the section of this proxy statement captioned “The Merger — Certain U.S. Federal Income Tax Consequences of the Merger ― Non-U.S. Holders”).

You should consult your tax advisor to determine the U.S. federal income tax consequences of the Merger to you in light of your own particular circumstances and any consequences arising under the laws of any state, local or foreign taxing jurisdiction. A more complete description of certain U.S. federal income tax consequences of the Merger is provided under the section of this proxy statement captioned “The Merger — Certain U.S. Federal Income Tax Consequences of the Merger.”
Q:
What will happen to IVERIC’s 2016 Employee Stock Purchase Plan (which we refer to as the “ESPP”) in connection with the Merger?

A:
The current purchase period under the ESPP will be the final purchase period under the ESPP. To the extent necessary, the current purchase period will be shortened so that the share purchase pursuant to that purchase period will occur prior to the Merger. Any funds remaining in a participant’s account following this final purchase will be refunded to the participant. Shares of our common stock purchased via the ESPP will be treated in the same manner as other outstanding shares of our common stock in the Merger. There will be no increase in the amount of participants’ payroll deduction elections under the ESPP during the current purchase period and no new participants will be allowed to enroll in the ESPP.

Q:
When do you expect the Merger to be completed?

A:
We are working toward completing the Merger as quickly as possible and currently expect to complete the Merger in the third calendar quarter of 2023. However, the exact timing of completion of the Merger, and if it occurs at all, cannot be predicted because the Merger is subject to the closing conditions specified in the Merger Agreement, many of which are outside of our control. For more information, please see the section of this proxy statement captioned “The Merger Agreement — Conditions to the Closing of the Merger.”

Q:
Am I entitled to appraisal rights under the DGCL?

A:
If the Merger is completed, our stockholders who do not vote in favor of the adoption of the Merger Agreement and who properly demand appraisal of their shares of our common stock will be entitled to appraisal rights in connection with the Merger under Section 262. This means that stockholders are entitled to have their shares of our common stock appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of our common stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the court, so long as they fully comply with the procedures established by Section 262. Due to the complexity of the appraisal process, our stockholders who wish to seek appraisal of their shares of our common stock are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights. The DGCL requirements for exercising appraisal rights are described in additional detail in the section of this proxy statement captioned “The Merger — Appraisal Rights,” and Section 262 regarding appraisal rights may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.

Q:
Do any of IVERIC’s directors or officers have interests in the Merger that may differ from those of IVERIC stockholders generally?

A:
Yes. In considering the recommendation of the Board of Directors with respect to the Merger Proposal, you should be aware that our directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests of our stockholders generally. In (1) evaluating and negotiating the Merger Agreement; (2) approving the Merger Agreement and the Merger; and (3) recommending that IVERIC’s stockholders approve the Merger Proposal, the Board of Directors was aware of and considered these interests to the extent that they existed at the time, among other matters. For more information, see the section of this proxy statement captioned “The Merger — Interests of IVERIC’s Directors and Executive Officers in the Merger.”

Q:
Who can help answer my questions?

A:
If you have any questions concerning the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of our common stock, please contact our Proxy Solicitor:

Innisfree M&A Incorporated
Stockholders May Call Toll-Free: (877) 687-1865
Banks & Brokers May Call Collect: (212) 750-5833

FORWARD-LOOKING STATEMENTS
All statements in this proxy statement and any document referred to in this proxy statement, other than statements of historical fact, are statements that could be deemed “forward-looking statements.” In some cases, forward-looking statements may be identified by terminology such as “believe,” “may,” “will,” “should,” “predict,” “goal,” “strategy,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “plan,” “expect,” “seek” and similar expressions and variations thereof. IVERIC intends these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Private Securities Litigation Reform Act of 1995.
This proxy statement and any document referred to in this proxy statement contains “forward-looking statements” relating to, among other things, the proposed acquisition of IVERIC, by way of the Merger, and the objectives of such proposed acquisition, Astellas’ and IVERIC’s beliefs and expectations regarding the potential benefits sought to be achieved by Astellas’ proposed acquisition of IVERIC, the potential effects of the proposed acquisition on both Astellas and IVERIC, the expected benefits and success of IVERIC’s product candidates, the potential for and anticipated timing for approval of ACP, the anticipated financing of the proposed acquisition, and the anticipated timing of completion of the proposed acquisition, each of which involves substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements.
Risks and uncertainties include, among other things, risks related to the ability of IVERIC and Astellas to complete the transactions contemplated by the Merger Agreement; the satisfaction or waiver of the conditions to closing the proposed acquisition set forth in the Merger Agreement (including the failure to obtain necessary regulatory approvals and failure to obtain the requisite vote of our stockholders) in the anticipated timeframe or at all, including the possibility that the proposed acquisition does not close; the timing and nature of regulatory filings for IVERIC’s product candidates, and the possibility of a termination of the Merger Agreement; the possibility that competing offers to acquire IVERIC may be made; risks related to the ability to realize the anticipated benefits of the proposed acquisition, including the possibility that the expected benefits from the acquisition will not be realized or will not be realized within the expected time period; the risk that IVERIC’s business and products will not be integrated with those of Astellas successfully; the effects of disruption from the transactions contemplated by the Merger Agreement on IVERIC’s business and the fact that the announcement and pendency of the transactions may make it more difficult to establish or maintain relationships with employees, suppliers and other business partners; negative effects of this announcement or the consummation of the proposed acquisition on the market price of Astellas’ or IVERIC’s common stock and/or operating results; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed acquisition or IVERIC’s business; risks related to the financing of the acquisition; other business effects and uncertainties, including the effects of industry, market, business, economic, political or regulatory conditions; future exchange and interest rates; changes in tax and other laws, regulations, rates and policies; future business combinations or disposals; the uncertainties inherent in research and development, including the ability to meet anticipated clinical endpoints, commencement and/or completion dates for clinical trials, regulatory submission dates, regulatory approval dates and/or launch dates, as well as the possibility of unfavorable new clinical data and further analyses of existing clinical data; risks associated with interim data; the risk that clinical trial data is subject to differing interpretations and assessments by regulatory authorities; whether regulatory authorities will be satisfied with the design of and results from the clinical studies; whether and when drug applications may be filed in any jurisdictions for IVERIC’s pipeline products; whether and when any such applications may be approved by regulatory authorities, which will depend on myriad factors, including making a determination as to whether the product’s benefits outweigh its known risks and determination of the product’s efficacy and, if approved, whether any such products will be commercially successful; decisions by regulatory authorities impacting labeling, manufacturing processes, safety or other matters that could affect the availability or commercial potential of such products; expectations regarding personnel and human capital matters; and competitive developments.
Moreover, Astellas and IVERIC operate in very competitive and rapidly changing environments, and new risks emerge from time to time. Astellas and IVERIC have based these forward-looking statements on their current expectations and projections about future events and trends that they believe may affect the financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs of Astellas and IVERIC, but they cannot guarantee future events, results, actions, levels of activity, performance or achievements, business and market conditions, the timing and results of biotechnology development and potential regulatory approval. The foregoing factors are not exhaustive. You should also carefully consider other risks and uncertainties that may affect the business of IVERIC, including those described in the “Forward-Looking Statements,” “Summary of Principal Risk Factors,” and “Risk Factors” sections of IVERIC’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC, all of which are available on the SEC’s website at www.sec.gov. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements and Astellas and IVERIC assume no obligation to, and do not intend to, update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by applicable law.

THE SPECIAL MEETING
The enclosed proxy is solicited on behalf of the Board of Directors for use at the Special Meeting.
Date, Time and Place
We will hold the Special Meeting on July 6, 2023, at 10 a.m., Eastern time (unless the Special Meeting is adjourned or postponed). You can virtually attend, and vote and submit your questions in the Special Meeting by accessing a virtual live website using the Internet at meetnow.global/MTKXURQ. Please note that you will not be able to attend the Special Meeting physically in person. Instructions on how to attend and participate online are provided on the proxy card. We expect check-in to be available starting around 9:45 a.m., Eastern time, on the day of the Special Meeting, July 6, 2023, and you should allow ample time for online check-in proceedings. We will have technicians standing by and ready to assist you with any technical difficulties you may have in accessing the virtual live webcast. If you encounter any difficulties accessing the virtual live webcast during the check-in or meeting time, please call the support team at 1-888-724-2416.
Purpose of the Special Meeting
At the Special Meeting, we will ask stockholders to vote to approve (1) the Merger Proposal, (2) the Compensation Proposal and (3) the Adjournment Proposal.
Record Date; Shares Entitled to Vote; Quorum
Only stockholders of record as of the Record Date are entitled to notice of the Special Meeting and to vote at the Special Meeting. As of the Record Date, there were 137,976,851 shares of our common stock outstanding and entitled to vote at the Special Meeting. A complete list of registered stockholders as of the close of business on the Record Date will be available for inspection by stockholders of record 10 days prior to the Special Meeting at our principal business offices at 8 Sylvan Way, Parsippany, New Jersey 07054 and during the entirety of the Special Meeting online at meetnow.global/MTKXURQ.
The stockholders of a majority in voting power of the shares of our common stock issued and outstanding and entitled to vote thereat, present virtually at the Special Meeting or represented by proxy, will constitute a quorum at the Special Meeting. In the event that a quorum is not present at the Special Meeting, it is expected that the meeting will be adjourned to solicit additional proxies.
Vote Required; Abstentions and Broker Non-Votes
Each IVERIC stockholder will be entitled to one vote for each share of our common stock that such stockholder owns at the close of business on the Record Date on each proposal to be acted upon at the Special Meeting. The affirmative vote of the stockholders of a majority of the outstanding shares of our common stock is required to adopt the Merger Agreement. As of the Record Date, 68,988,426 votes constitute a majority of the outstanding shares of our common stock entitled to vote on the Merger Proposal. Approval of the Merger Proposal by our stockholders is a condition to the closing of the transactions contemplated by the Merger Agreement.
Approval, by non-binding, advisory vote, of the Compensation Proposal requires the affirmative vote of a majority in voting power of the votes cast by the holders of all of the shares of our common stock present or represented by proxy at the Special Meeting and voting affirmatively or negatively on the subject matter. Approval of the Adjournment Proposal requires the affirmative vote of a majority in voting power of the votes cast by the holders of all of the shares of our common stock present or represented by proxy at the Special Meeting and voting affirmatively or negatively on the subject matter.
If a stockholder abstains from voting, that abstention will have the same effect as if the stockholder voted “AGAINST” the Merger Proposal. For stockholders who attend the meeting or are represented by proxy and abstain from voting, the abstention will, assuming a quorum is present at the Special Meeting, not have any effect on the Compensation Proposal or the Adjournment Proposal.
If you fail to (1) return your signed proxy card; (2) grant your proxy electronically over the Internet or by telephone; or (3) attend the Special Meeting and vote online during the meeting, your shares of our common stock will not be counted for purposes of determining whether a quorum is present at the Special Meeting and, if a quorum is present, will have the same effect as a vote “AGAINST” the Merger Proposal, but will have no effect on the Compensation Proposal or the Adjournment Proposal.
IVERIC does not expect any broker non-votes at the Special Meeting because the rules applicable to banks, brokers and other nominees only provide brokers with discretionary authority to vote on proposals that are considered routine, whereas each of the proposals to be presented at the Special Meeting is considered non-routine. As a result, no broker will be permitted to vote your shares of our common stock at the Special Meeting without receiving instructions. Failure to instruct your broker on how to vote your shares of our common stock will have the same effect as a vote “AGAINST” the Merger Proposal.
Shares of our Common Stock Held by IVERIC’s Directors and Executive Officers
As of the Record Date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, 773,085 shares of our common stock, representing approximately 0.6% of the shares of our common stock outstanding on the Record Date.
We currently expect that our directors and executive officers will vote all of their respective shares of our common stock: (1) “FOR” the Merger Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.
Voting of Proxies
If you are a stockholder of record (that is, if your shares of our common stock are registered in your name with Computershare Trust Company, N.A., our transfer agent), there are four ways to vote:
•
You may vote over the Internet prior to the Special Meeting.   You may vote your shares of our common stock over the Internet until 11:59 p.m. Eastern Time on the day preceding the Special Meeting by following the instructions on the proxy card. If you vote over the Internet prior to the Special Meeting, you do not need to vote during the Special Meeting or by telephone or by mail.

•
You may vote by telephone prior to the Special Meeting.   You may vote your shares of our common stock by calling the phone number on the proxy card until 11:59 p.m. Eastern Time on the day preceding the Special Meeting. If you vote by telephone, you do not need to vote over the Internet or by mail.

•
You may vote by mail prior to the Special Meeting.   If you wish to vote your shares of our common stock by mail, please sign, date and return the enclosed proxy card in the accompanying prepaid reply envelope. If you vote by mail, you do not need to vote over the Internet or by telephone.

•
You may vote over the Internet during the Special Meeting.   You may vote your shares of our common stock over the Internet during the Special Meeting by accessing the Special Meeting website by following the instructions provided on the proxy card. You can then cast your votes by following the prompts provided by the website. If you attend the Special Meeting and vote online during the meeting, your vote will revoke any proxy that you have previously submitted.

You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to grant a proxy electronically over the Internet or by telephone. Based on your proxy cards or Internet and telephone proxies, the proxy holders will vote your shares of our common stock according to your directions.
Even if you plan to attend the Special Meeting virtually, you are strongly encouraged to vote your shares of our common stock by proxy. If you are a record holder or if you obtain a “legal proxy” to vote your shares of our common stock that you beneficially own, you may still vote your shares of our common stock online at the Special Meeting even if you have previously voted by proxy. If you are present at the Special Meeting virtually and vote online during the Special Meeting, your previous vote by proxy will not be counted.
Voting instructions are included on your proxy card. All shares of our common stock represented by properly signed and dated proxies received in time for the Special Meeting will be voted at the Special Meeting in accordance with the instructions of the stockholder. Properly signed and dated proxies that do not contain voting instructions will be voted (1) “FOR” the Merger Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.
If your shares of our common stock are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting form provided by your bank, broker or other nominee or attending the Special Meeting and voting online with a “legal proxy” from your bank, broker or other nominee. If such a service is provided, you may vote over the Internet or telephone through your bank, broker or other nominee by following the instructions on the voting form provided by your bank, broker or other nominee. If you do not return your bank’s, broker’s or other nominee’s voting form, do not vote via the Internet or telephone through your bank, broker or other nominee, if possible, or do not attend the Special Meeting and vote online with a “legal proxy” from your bank, broker or other nominee, it will have the same effect as if you voted “AGAINST” the Merger Proposal but, assuming a quorum is present at the Special Meeting, will not have any effect on the Compensation Proposal or the Adjournment Proposal.
Revocability of Proxies
If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by:
•
voting online at the Special Meeting;

•
submitting a new proxy by telephone prior to 11:59 p.m. Eastern Time on the day preceding the Special Meeting;

•
submitting a new proxy over the Internet until 11:59 p.m. Eastern Time on the day preceding the Special Meeting by following the instructions on the proxy card;

•
signing a new proxy card with a date later than the date of the previously submitted proxy card and returning it to us by mail; or

•
giving our Secretary a written notice via email at proxyrequest@ivericbio.com prior to 11:59 pm Eastern Time on the day preceding the Special Meeting that you want to revoke your proxy.

If you have submitted a proxy, your appearance at the Special Meeting virtually, in the absence of voting online during the Special Meeting or submitting an additional proxy or revocation, will not have the effect of revoking your prior proxy.
If you hold your shares of our common stock of our common stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote online at the Special Meeting if you obtain a “legal proxy” from your bank, broker or other nominee.
Any adjournment, postponement or other delay of the Special Meeting, including for the purpose of soliciting additional proxies, will allow stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned, postponed or delayed.
Board of Directors’ Recommendation
The Board of Directors, after careful consideration, including considering various factors described in the section of this proxy statement captioned “The Merger — Recommendation of the Board of Directors and Reasons for the Merger,” has unanimously (1) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable and fair to, and in the best interest of, IVERIC and its stockholders; (2) declared it advisable for IVERIC to enter into the Merger Agreement; (3) approved the execution, delivery and performance by IVERIC of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger; (4) directed that the Merger Agreement be submitted to the IVERIC stockholders for adoption; and (5) recommended that IVERIC stockholders adopt the Merger Agreement.
The Board of Directors unanimously recommends that you vote (1) “FOR” the Merger Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.

Solicitation of Proxies
The expense of soliciting proxies will be borne by IVERIC. We have retained Innisfree M&A Incorporated, a proxy solicitation firm (which we refer to as the “Proxy Solicitor”), to solicit proxies in connection with the Special Meeting at a cost of approximately $40,000, plus a success fee of $20,000 and expenses. We will also indemnify the Proxy Solicitor against losses arising out of its provisions of these services on our behalf. In addition, we may reimburse banks, brokers and other nominees representing beneficial owners of shares of our common stock for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by our directors, officers and employees, personally or by telephone, email, fax, over the Internet or other means of communication. No additional compensation will be paid for such services.
Anticipated Date of Completion of the Merger
Assuming timely satisfaction of necessary closing conditions, including the approval by our stockholders of the Merger Proposal, we anticipate, but cannot guarantee, that the Merger will be consummated in the third calendar quarter of 2023.
Appraisal Rights
If the Merger is completed, stockholders who do not vote in favor of the adoption of the Merger Agreement and who properly demand appraisal of their shares of our common stock will be entitled to appraisal rights in connection with the Merger so long as they comply fully with Section 262. This means that stockholders are entitled to have their shares of our common stock appraised by the Delaware Court of Chancery and to receive in lieu of the Per Share Merger Consideration payment in cash of the amount determined by the Delaware Court of Chancery to be the “fair value” of their shares of our common stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the court, so long as they comply fully with the procedures established by Section 262. Due to the complexity of the appraisal process, stockholders who wish to seek appraisal of their shares of our common stock are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights.
Stockholders considering seeking appraisal should be aware that the fair value of their shares of our common stock as determined pursuant to Section 262 could be more than, the same as or less than the value of the Per Share Merger Consideration.
Stockholders wishing to exercise the right to seek an appraisal of their shares of our common stock must do ALL of the following:
•
the stockholder must not vote in favor of the Merger Proposal;

•
the stockholder must deliver to IVERIC a written demand for appraisal before the vote on the Merger Agreement at the Special Meeting;

•
the stockholder must continuously hold the shares of our common stock that are subject to the demand from the date of making the demand through the Effective Time (a stockholder or beneficial owner will lose appraisal rights if the stockholder or beneficial owner transfers such shares of our common stock before the Effective Time); and

•
the stockholder or the Surviving Corporation must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares of our common stock within 120 days after the Effective Time. The Surviving Corporation is under no obligation to file any petition and has no intention of doing so.

Your failure to follow exactly the procedures specified under the DGCL will result in the loss of your appraisal rights. The DGCL requirements for exercising appraisal rights are described in further detail in the section of this proxy statement captioned “The Merger — Appraisal Rights,” and Section 262, the relevant section of the DGCL regarding appraisal rights, may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. If you hold your shares of our common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or other nominee to determine the appropriate procedures.
Other Matters
At this time, we know of no other matters to be voted on at the Special Meeting. If any other matters properly come before the Special Meeting, your shares of our common stock will be voted in accordance with the discretion of the appointed proxy holders.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on July 6, 2023
The proxy statement is available at https://investors.ivericbio.com/financial-information/sec-filings.
Householding of Special Meeting Materials
The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies.
We will promptly deliver a separate copy of this proxy statement to any stockholder upon request submitted in writing to us at our principal offices at 8 Sylvan Way, Parsippany, NJ 07054 Attn: Corporate Secretary, or by email at proxyrequest@ivericbio.com, or if you contact us by telephone at (609) 474-6455.
If two or more stockholders sharing the same address are currently receiving multiple copies of this proxy statement and would like to receive only one copy for their household, the stockholders should contact their bank, broker or other nominee record holder, or contact us as instructed above.
Questions and Additional Information
If you have any questions concerning the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of our common stock, please contact our Proxy Solicitor:
Innisfree M&A Incorporated
Stockholders May Call Toll-Free: (877) 687-1865
Banks & Brokers May Call Collect: (212) 750-5833

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT
We are asking you to adopt the Merger Agreement pursuant to which Merger Sub will merge with and into IVERIC, and IVERIC will become a wholly owned subsidiary of Parent.
For a summary of and detailed information regarding this proposal, see the information about the Merger Agreement and the Merger throughout this proxy statement, including the information set forth in the sections of this proxy statement captioned “The Merger” and “The Merger Agreement.” A copy of the Merger Agreement is attached to this proxy statement as Annex A. You are urged to read the Merger Agreement carefully in its entirety.
Under applicable law, we cannot complete the Merger without the affirmative vote of a majority of the outstanding shares of our common stock voting in favor of this Merger Proposal. If you abstain from voting, fail to cast your vote, online during the Special Meeting or by proxy, or fail to give voting instructions to your brokerage firm, bank, trust or other nominee, it will have the same effect as a vote against the Merger Proposal.
The Board of Directors unanimously recommends that you vote “FOR” this proposal.

PROPOSAL 2: THE COMPENSATION PROPOSAL
Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that we provide stockholders with the opportunity to vote to approve, on an advisory, non-binding basis, the payment of certain compensation that may be paid or become payable by IVERIC to its named executive officers in connection with the Merger, as disclosed in the section of this proxy statement captioned “The Merger — Interests of IVERIC’s Directors and Executive Officers in the Merger.”
We are asking stockholders to indicate their approval of the various items of compensation that may be paid or become payable by IVERIC to its named executive officers in connection with the Merger. These payments are set forth in the section of this proxy statement captioned “The Merger — Interests of IVERIC’s Directors and Executive Officers in the Merger — Golden Parachute Compensation,” and the accompanying footnotes. In general, the various plans and arrangements pursuant to which these compensation payments may be made have previously formed part of IVERIC’s overall compensation program for our named executive officers.
Accordingly, we are seeking approval of the following resolution at the Special Meeting:
“RESOLVED, that the stockholders of IVERIC bio, Inc. approve, on a nonbinding, advisory basis, the compensation that may be paid or become payable by IVERIC to its named executive officers that is based on or otherwise relates to the Merger as disclosed pursuant to Item 402(t) of Regulation S-K in the section of the proxy statement captioned “The Merger — Interests of IVERIC’s Directors and Executive Officers in the Merger — Golden Parachute Compensation.”
Stockholders should note that the approval of this proposal is not a condition to completion of the Merger, and as an advisory vote, the result will not be binding on IVERIC, the Board of Directors, Parent or the named executive officers. Further, certain payments under the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the Merger is consummated our named executive officers will be eligible to receive the compensation that is based on or otherwise relates to the Merger in accordance with the terms and conditions of the underlying plans and agreements and the Merger Agreement.
The Board of Directors unanimously recommends that you vote “FOR” this proposal.

PROPOSAL 3: ADJOURNMENT OF THE SPECIAL MEETING
We are asking you to approve a proposal to adjourn the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting. If stockholders approve this Adjournment Proposal, we could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including proxies from stockholders that have previously returned properly executed proxies voting against approval of the Merger Proposal. Among other things, approval of the Adjournment Proposal could mean that, even if we had received proxies representing a sufficient number of votes against approval of the Merger Proposal such that the proposal to adopt the Merger Agreement would be defeated, we could adjourn the Special Meeting without a vote on the approval of the Merger Proposal and seek to convince the stockholders of those shares of our common stock to change their votes to votes in favor of approval of the Merger Proposal. Additionally, we may seek to adjourn the Special Meeting if a quorum is not present or otherwise at the discretion of the chairman of the Special Meeting.
The Board of Directors unanimously recommends that you vote “FOR” this proposal.

THE MERGER
This discussion of the Merger Agreement and the Merger in this proxy statement is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. You should read and consider the Merger Agreement, which is the legal document that governs the Merger, carefully and in its entirety.
Parties Involved in the Merger
IVERIC bio, Inc.
8 Sylvan Way
Parsippany, New Jersey 07054
(609) 474-6755
IVERIC is a science-driven biopharmaceutical company focused on the discovery and development of novel treatments for retinal diseases with significant unmet medical needs. IVERIC is committed to having a positive impact on patients’ lives by delivering high-quality, safe, and effective treatments designed to address debilitating retinal diseases including earlier stages of age-related macular degeneration. For more information on our company, please visit www.ivericbio.com.
IVERIC’s common stock is listed on Nasdaq under the symbol “ISEE.”
Astellas US Holding, Inc.
c/o Astellas Pharma US, Inc.
2375 Waterview Drive
Northbrook, Illinois 60062-6111
(800) 727-7003
Parent is a wholly owned subsidiary of Astellas. Parent is a holding company through which Astellas owns its businesses that conduct operations in the Americas Region.
Berry Merger Sub, Inc.
c/o Astellas Pharma US, Inc.
2375 Waterview Drive
Northbrook, Illinois 60062-6111
(800) 727-7003
Merger Sub is a wholly owned subsidiary of Parent and was formed on April 26, 2023, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement and has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement.
Astellas Pharma Inc.
2-5-1, Nihonbashi-Honcho, Chuo-ku
Tokyo 103-8411
Japan
+(81)-3-3244-3000
Astellas is a pharmaceutical company conducting business in more than 70 countries around the world. Astellas is promoting the “Focus Area Approach” that is designed to identify opportunities for the continuous creation of new drugs to address diseases with high unmet medical needs by focusing on Biology and Modality. Furthermore, Astellas is also looking beyond its foundational Rx focus to create Rx+® healthcare solutions that combine its expertise and knowledge with cutting-edge technology in different fields of external partners. Through these efforts, Astellas stands on the forefront of healthcare change to turn innovative science into VALUE for patients. For more information, please visit Astellas’ website at https://www.astellas.com/en.
Effect of the Merger
Upon the terms and subject to the conditions of the Merger Agreement, if the Merger is completed, at the Effective Time, Merger Sub will merge with and into IVERIC, and IVERIC will continue as the Surviving

Corporation and as a wholly owned subsidiary of Parent. As a result of the Merger, our common stock will no longer be publicly traded, will be delisted from Nasdaq and will be deregistered under the Exchange Act, and IVERIC will no longer file periodic reports with the SEC. If the Merger is completed, you will not own any shares of the capital stock of the Surviving Corporation.
The Effective Time will occur upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later time as we, Parent and Merger Sub may agree and specify in the certificate of merger).
Effect on IVERIC if the Merger is Not Completed
If the Merger Agreement is not adopted by our stockholders or if the Merger is not completed for any other reason, stockholders will not receive any payment for their shares in connection with the Merger. Instead, IVERIC will remain an independent public company, our common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act and we will continue to file periodic reports with the SEC. In addition, if the Merger is not completed, we expect that stockholders will continue to be subject to the same risks and opportunities to which they are currently subject, including, without limitation, risks related to the highly competitive industry in which IVERIC operates and risks related to adverse economic conditions.
Upon termination of the Merger Agreement under specified circumstances, IVERIC will be required to pay Parent a termination fee of $222,370,000. For more information please see the section of this proxy statement captioned “The Merger Agreement — Expenses; Termination Fee.”
Furthermore, if the Merger is not completed, and depending on the circumstances that caused the Merger not to be completed, it is likely that the price of our common stock will decline significantly. If that were to occur, it is uncertain when, if ever, the price of our common stock would return to the price at which it trades as of the date of this proxy statement.
Accordingly, if the Merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of our common stock. If the Merger is not completed, the Board of Directors will continue to evaluate and review IVERIC’s business operations, strategic direction and capitalization, among other things, and will make such changes as are deemed appropriate and continue to seek to identify strategic alternatives to enhance shareholder value. If the Merger Agreement is not adopted by our stockholders or if the Merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to the Board of Directors will be offered or that IVERIC’s business, prospects or results of operation will not be adversely impacted.
Merger Consideration
At the Effective Time, each outstanding share of our common stock (other than the Excluded Shares and the Dissenting Shares) will be converted into the right to receive the Per Share Merger Consideration.
After the Merger is completed, you will have the right to receive the Per Share Merger Consideration, but you will no longer have any rights as a stockholder (except that stockholders who properly exercise, and not subsequently withdraw, their appraisal rights will have the right to receive a payment for the “fair value” of their shares of our common stock as determined pursuant to an appraisal proceeding as contemplated by Section 262, as described in the section of this proxy statement captioned “— Appraisal Rights”).
Background of the Merger
The following chronology summarizes the key meetings and events that led to the signing of the Merger Agreement. This chronology does not purport to catalogue every conversation of or among members of the Board of Directors, Astellas, IVERIC’s representatives, Astellas’ representatives and other parties. Other than as described below, there have been no material contacts between IVERIC and Astellas in the past two years.
The Board of Directors and management of IVERIC regularly review long-term strategies and strategic opportunities to enhance shareholder value, including partnering and collaboration opportunities to support clinical development of IVERIC’s programs and beyond. In this regard, and at the direction of the Board of Directors, members of management have engaged in confidential discussions regarding IVERIC’s programs and/or potential strategic transactions in response to inbound interest from various global pharmaceutical companies on an ongoing basis as part of ordinary course business development activities. In recent years, these discussions have focused on IVERIC’s avacincaptad pegol product candidate (which we refer to as “ACP”), which has been in development for geographic atrophy (which we refer to as “GA”) secondary to age-related macular degeneration (which we refer to as “AMD”), among other indications.
In 2021, a number of global pharmaceutical companies, including Party A, Party B, Party C, Party D and Party E, contacted IVERIC indicating a desire to engage in discussions regarding IVERIC’s programs and/or potential strategic transactions. In connection with such discussions, IVERIC provided due diligence materials to Party A, Party B, Party C, Party D and Party E pursuant to confidentiality agreements. The confidentiality agreement with Party A contained a standstill provision that expired in July 2022, and the confidentiality agreement with each of Party B, Party C, Party D and Party E did not contain a standstill provision.
In early July 2021, representatives of Party A and Pravin Dugel, IVERIC’s President, had a series of conversations during which the representatives of Party A indicated that Party A had a strong interest in ACP and had done as much work as it could, based on public information, and that if Party A could obtain access to additional diligence regarding ACP, Party A would potentially be interested in making a proposal to acquire IVERIC.
On July 6, 2021, the Board of Directors held a meeting, including members of management and representatives of BofA Securities and Skadden, Arps, Slate, Meagher and Flom LLP, IVERIC’s outside M&A counsel (which we refer to as “Skadden”). During the meeting, Glenn Sblendorio, IVERIC’s Chief Executive Officer, and Dr. Dugel discussed with the Board of Directors market and analyst reactions to IVERIC’s recent announcement that it had received written agreement from the Food and Drug Administration (which we refer to as the “FDA”) under a special protocol assessment for the overall design of GATHER2, IVERIC’s second pivotal clinical trial of ACP for the treatment of GA secondary to AMD. Dr. Dugel updated the Board of Directors on the interactions with Party A earlier that month. A representative of Skadden discussed legal considerations for directors under Delaware law and securities laws in responding to the request from Party A and evaluating and responding to a possible future transaction proposal. The Board of Directors discussed with management and representatives of BofA Securities and Skadden the potential strategies in responding to Party A’s request for additional information. The Board of Directors authorized Dr. Dugel to communicate to Party A that it was receptive to providing the requested due diligence information in a focused manner to minimize disruption to IVERIC’s business, while prioritizing confidentiality by limiting the two companies’ interactions to a narrow group.
Over the course of July 2021, at the instruction of the Board of Directors, Dr. Dugel spoke with representatives of Party A regarding the requested due diligence information and the possibility and anticipated timing of a proposal from Party A regarding a potential strategic transaction. During these conversations, representatives of Party A indicated that they would require additional time and due diligence information in order to determine whether to make a proposal to acquire IVERIC. During this period, representatives of IVERIC provided representatives of Party A with due diligence information.
On July 15, 2021, IVERIC closed an underwritten public offering in which it sold 11,650,000 shares of its common stock. The offering price to the public was $8.60 per share.
From July 2021 through August 2021, representatives of Party B and Party C each contacted Dr. Dugel and expressed interest in a potential strategic transaction with IVERIC.
On August 11, 2021, the Board of Directors held a meeting, including members of management and representatives of BofA Securities and Skadden, to discuss recent interactions with Party A in which Party A communicated that it would require additional time and due diligence information to determine whether to make a proposal to acquire IVERIC. Dr. Dugel also updated the Board of Directors as to the recent inbound interest expressed by Party B and Party C, noting that it was unclear whether this interest related to a partnership involving ACP or other strategic transaction. The Board of Directors instructed management to continue interactions with Party A to determine if Party A would submit a proposal regarding a strategic transaction, as well as to continue to engage with Party B, Party C and other parties as part of ordinary course business development.
On August 16, 2021, at the direction of the Board of Directors, Mr. Sblendorio and Dr. Dugel spoke with representatives of Party C regarding a potential ex-US partnership involving ACP. Also on that same day, Dr. Dugel spoke with representatives of Party B regarding a potential strategic transaction between IVERIC and Party B. IVERIC subsequently engaged in a series of discussions regarding its programs and the possibility of a potential strategic transaction with Party C through December 2021 (during which time Party C did not submit any proposals) and with Party B through March 2022 (during which time Party B did not submit any proposals).
Over the course of August and September 2021, at the direction of the Board of Directors, representatives of IVERIC continued to engage in discussions with Party A regarding the additional information Party A would need in order to determine whether to submit a proposal for a potential strategic transaction involving IVERIC. During this time, Party A continued to communicate that it would require additional time and further due diligence information to determine whether to make a proposal to acquire IVERIC.
On September 23, 2021, Mr. Sblendorio spoke with a representative of Party E. Party E had engaged in prior business development discussions with IVERIC during late 2020 and early 2021, and the representative of Party E indicated to Mr. Sblendorio that Party E wanted to revisit discussions regarding IVERIC’s programs and the possibility of a potential strategic transaction with IVERIC.
In early October 2021, representatives of Party A contacted IVERIC to indicate that Party A remained interested in a potential strategic transaction, but required further diligence information in order to determine whether to make a proposal to acquire IVERIC. On October 15, 2021, in response to Party A’s request for additional information, representatives of IVERIC gave a presentation to Party A regarding IVERIC’s programs.
On October 18, 2021, the Board of Directors held a meeting, including members of management and representatives of Skadden, to discuss recent interactions with Party A in which Party A continued to communicate that it would require additional time and due diligence information to determine whether to make a proposal to acquire IVERIC. A representative of Skadden discussed with the Board of Directors the written disclosure provided by BofA Securities regarding its relationships with Party A. Following this discussion, the Board of Directors approved the engagement of BofA Securities as its financial advisor in connection with exploring a potential strategic transaction for IVERIC.
On October 26, 2021, IVERIC closed an underwritten public offering in which it sold 10,350,000 shares of its common stock. The offering price to the public was $16.75 per share.
On October 27, 2021 a representative of Party A informed Mr. Sblendorio that Party A was finalizing its due diligence, and that the representative expected to discuss the potential strategic transaction with Party A’s Chief Executive Officer in the coming weeks. Later in 2021, a representative of Party A spoke with a representative of BofA Securities to discuss Party A’s interest in a potential strategic transaction and additional information Party A would need to submit a proposal to acquire IVERIC. Following that conversation, Party A did not submit a proposal or engage further with IVERIC or BofA Securities regarding the potential strategic transaction being discussed.
On October 29, 2021, representatives of IVERIC met with and gave a presentation on its programs to representatives of Party E. Discussions between IVERIC and Party E continued in the following weeks but ultimately did not result in a proposal for a strategic transaction between the parties.
During October 2021 and November 2021, Dr. Dugel and representatives of Party D had multiple discussions regarding IVERIC’s programs and a potential strategic transaction between Party D and IVERIC.
In December 2021, representatives of Party D proposed terms for a potential global partnership for ACP and subsequently proposed terms for an ex-US partnership for ACP. IVERIC viewed each of these proposals as not reflecting an adequate value for ACP and decided to not engage further with Party D regarding either proposal.
In late December 2021, a representative of Party C informed IVERIC that Party C did not expect to be in a position to submit a proposal regarding a strategic transaction.
On December 27, 2021, a representative of Astellas emailed a representative of IVERIC to request a meeting between Astellas and IVERIC in January 2022 to receive updates on IVERIC’s programs since Astellas and IVERIC had last met to discuss IVERIC’s programs in 2020.
On January 19, 2022, representatives of IVERIC provided representatives of Astellas with an update on data from GATHER1, IVERIC’s first pivotal clinical trial evaluating ACP for the treatment of GA secondary to AMD, and the progress made on the GATHER2 program, including the Special Protocol Assessment with the FDA for the GATHER2 clinical trial.
In March 2022, a representative of Party B informed IVERIC that Party B did not expect to be in a position to submit a proposal for a potential strategic transaction.
On May 11, 2022, the Board of Directors held a meeting, including representatives of BofA Securities, during which the representatives of BofA Securities offered their view on strategic considerations and potential counterparties for an ex-US or global partnership transaction for ACP and the possibility of interest in acquiring IVERIC. A discussion ensued in which the Board of Directors discussed with representatives of BofA Securities the upcoming developments that would significantly inform perspectives on valuation for ACP and for IVERIC as a whole company. In particular, these upcoming developments were expected to include IVERIC’s receipt of top-line data from GATHER2 and next steps to be taken with the FDA on the basis of such data to submit a new drug application for marketing approval of ACP for the treatment of GA secondary to AMD (which we refer to as the “NDA”), as well as the anticipated FDA review process for the product pegcetacoplan developed by Apellis, for the treatment of GA secondary to AMD. The Board of Directors discussed the potential for IVERIC’s programs and the risks associated with transitioning to a commercial stage company and considered the optimal timing for engaging in discussions with third parties to explore whether a partnership or other strategic transaction could offer compelling value to IVERIC’s stockholders relative to the risk-adjusted prospects for IVERIC as an independent company. The Board of Directors directed management to work on developing long-term projections to assist the review and evaluation of potential strategic alternatives in the future, although it was noted that such forecasts would need to be adjusted to reflect the upcoming developments. In addition, the Board of Directors discussed that it was likely that IVERIC would be better positioned to evaluate potential strategic alternatives after making progress on internal objectives in the months after receipt of top-line data from GATHER2.
On May 31, 2022, IVERIC entered into a Confidential Disclosure Agreement with Astellas in connection with ordinary course business development activities (which was amended by the Letter Agreement dated April 14, 2023, which we collectively refer to as the “Confidentiality Agreement”). The Confidentiality Agreement does not contain a standstill provision. Between June 2022 and early December 2022, IVERIC and Astellas had a series of business development calls focused on a potential ex-US partnership, though no proposal was made by Astellas during this time.
On July 20, 2022, the Board of Directors held a meeting during which members of management updated the Board of Directors regarding ongoing efforts around IVERIC’s financial model in anticipation of GATHER2 top-line data. Members of management presented projections to the Board of Directors which contained assumptions as to IVERIC’s anticipated receipt of top-line data from GATHER2, as well as the anticipated FDA approval of Apellis’ pegcetacoplan. For more information on these projections, referred to as the July 2022 Management Projections in the section of this proxy statement captioned “— Certain Financial Projections,” see the section of this proxy statement captioned “— Certain Financial Projections.” Following discussion, the Board of Directors determined that IVERIC’s management should continue to refine the projections presented to the Board of Directors.
On August 25, 2022, the Board of Directors held a meeting, which included members of management and representatives of BofA Securities and Skadden. During the meeting, members of management updated the Board of Directors regarding the effort to continue to refine the projections presented to the Board of Directors in July 2022. Members of management presented updated projected revenue figures, and representatives of BofA Securities presented a preliminary financial analysis based on IVERIC’s management projections. For more information on these projections, referred to as the August 2022 Management Projections in the section of this proxy statement captioned “ — Certain Financial Projections,” see the section of this proxy statement captioned “— Certain Financial Projections.” During the meeting, the Board of Directors discussed with representatives of BofA Securities potential counterparties for a global partnership transaction involving ACP and the potential terms that would be sought by such counterparties. The Board of Directors also discussed with representatives of BofA Securities the competitive landscape for IVERIC and potential approaches to strategic partners in light of IVERIC’s ongoing internal objectives, including the timing of any potential outreach to strategic partners.
On September 6, 2022, IVERIC announced positive top-line results from GATHER2.
On September 21, 2022, the Board of Directors held a meeting, which included members of management and representatives of BofA Securities, Centerview (which firm had been requested by IVERIC to meet with the Board of Directors in connection with Centerview’s anticipated engagement as a potential co-financial advisor) and Skadden. The Board of Directors and members of management discussed IVERIC’s approach to potential partnering and other strategic discussions with interested counterparties in light of the GATHER2 top-line results. The representatives of BofA Securities and Centerview provided their perspectives on the market for strategic transactions in relation to biopharmaceutical companies. Following discussion, the Board of Directors determined that IVERIC should continue business development engagement to educate potentially interested strategic counterparties about the GATHER2 results, but that IVERIC would not yet initiate a formal process with respect to a potential strategic transaction so that IVERIC could continue to focus on progressing its internal objectives, including submission of the NDA to the FDA by the end of the year, and assess the potential impact of developments affecting Apellis and the market for ACP.
On September 22, 2022, representatives of IVERIC spoke with representatives of Astellas, during which conversation, consistent with the Board of Directors’ instructions the previous day, the representatives of IVERIC informed the representatives of Astellas that IVERIC would not be in a position to resume discussions regarding a potential strategic transaction until later in the year.
During the period from September 22, 2022 through March 3, 2023, representatives of IVERIC, BofA Securities and Centerview reached out to 12 potential strategic counterparties and engaged in discussions around a potential strategic transaction involving IVERIC. Five of the 12 parties — Astellas, Party C, Party D, Party E, and Party F (another global biopharmaceutical company) — entered into confidentiality agreements with IVERIC, or expressed interest in receiving confidential information under an existing confidentiality agreement, and subsequently received access to a Partnership Data Room (as defined below). Six of the other parties, including Party A and Party B, either did not engage with representatives of IVERIC, BofA Securities or Centerview or indicated that they either were not interested in pursuing a strategic transaction involving IVERIC or did not believe they would be able to make a proposal for a strategic transaction involving IVERIC on terms which would be attractive to the Board of Directors. The final party, Party G (another global biopharmaceutical company), initially indicated that it was not interested in pursuing a potential strategic transaction with IVERIC, but subsequently contacted IVERIC in April 2023 indicating that it was now interested in a potential transaction, entered into a confidentiality agreement with IVERIC that did not contain a standstill and received access to the Partnership Data Room.
On November 3, 2022, Apellis announced that it was submitting to the FDA a major amendment to its new drug application for pegcetacoplan for the treatment of GA secondary to AMD, delaying its Prescription Drug User Fee Act (which we refer to as “PDUFA”) action date by three months to February 2023 and thereby delaying the potential commercial launch of pegcetacoplan for this indication.
On November 7, 2022, in response to an inbound request from Party G, Dr. Dugel spoke with a representative of Party G regarding IVERIC’s programs and the possibility of a potential strategic transaction involving IVERIC on a non-confidential basis.
On November 17, 2022, IVERIC announced that the FDA granted IVERIC Breakthrough Therapy Designation for ACP for GA secondary to AMD.

On December 5, 2022, IVERIC closed an underwritten public offering in which it sold 15,352,500 shares of its common stock. The offering price to the public was $22.50 per share.
In mid-December 2022, Mr. Sblendorio and Dr. Dugel met with representatives of Party H (another biopharmaceutical company) and presented information about IVERIC. Following the discussions, Party H submitted a proposal for the parties to enter into a regional ex-US strategic partnership involving ACP, which proposal did not include specific financial terms. IVERIC’s management believed that Party H would not be a suitable strategic partner for IVERIC given its lack of experience in retinal medicine and lack of resources sufficient to support such a partnership for ACP. In a subsequent conversation with a representative of Party H, Dr. Dugel explained that IVERIC was not interested in pursuing a transaction with Party H at that time.
On December 20, 2022, IVERIC announced that it had completed the rolling submission to the FDA of the NDA.
In the weeks leading up to the January 2023 J.P. Morgan Healthcare Conference, members of IVERIC’s management together with representatives of BofA Securities and Centerview discussed potential parties for IVERIC to meet with at or shortly after the conference.
From January 9, 2023 through January 12, 2023, at the J.P. Morgan Healthcare Conference, representatives of IVERIC met with representatives of Party C and Astellas. Also at the J.P. Morgan Healthcare Conference, Mr. Sblendorio spoke with representatives of Party B and Party E, and Mr. Sblendorio and Dr. Dugel each spoke separately with representatives of Party D. These meetings and discussions were focused on IVERIC’s ongoing regulatory activities and clinical data, and potential strategic opportunities involving IVERIC.
After the J.P. Morgan Healthcare Conference, representatives of IVERIC and BofA Securities had separate follow-up discussions with representatives of, among other parties, Astellas, Party A, Party B, Party C, Party D and Party E. In particular:
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on January 20, 2023, representatives of IVERIC spoke with representatives of Party C, during which conversation the representatives of Party C expressed interest in an ex-US partnership for ACP and wanted to receive additional due diligence information, but indicated that Party C would not be in a position to assess such information until later in the year;

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on January 25, 2023, a representative BofA Securities spoke with a representative of Party A regarding the possibility of a potential strategic transaction with IVERIC, after which representatives of Party A did not continue to engage in such discussions;

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on February 2, 2023, representatives of IVERIC met with and gave a presentation on IVERIC to representatives of Party B (after which, representatives of Party B indicated that they were not interested in entering into a confidentiality agreement with IVERIC and ultimately declined to continue discussions around a potential strategic transaction with IVERIC);

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on February 7, 2023, representatives of IVERIC met with representatives of Astellas, during which conversation the representatives of Astellas presented Astellas’ global capabilities to support a global partnership for rights to ACP;

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on February 9, 2023, representatives of IVERIC met with representatives of Party E, during which conversation representatives of Party E expressed interest in a potential strategic transaction with IVERIC; and

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on February 9, 2023, representatives of IVERIC met with representatives of Party D, during which conversation the representatives of Party D expressed interest in a potential acquisition of IVERIC and requested access to certain specific due diligence information.

On February 16, 2023, IVERIC announced that the FDA had accepted the NDA for filing and granted priority review with a PDFUA target action date of August 19, 2023.
On February 17, 2023, Apellis announced that the FDA had approved pegcetacoplan for the treatment of GA secondary to AMD.

On February 21, 2023, IVERIC granted representatives of Party E access to a data room containing the NDA filing and IVERIC’s FDA interactions following the GATHER2 results, among other confidential information (which we refer to as the “Partnership Data Room”), pursuant to a confidentiality agreement that did not contain a standstill provision.
On February 22, 2023, the Board of Directors held a meeting, which included members of management and representatives of BofA Securities, Centerview and Skadden. During the meeting, the Board of Directors considered whether IVERIC had sufficiently advanced its internal objectives and received additional clarity on updated market research and the regulatory landscape related to ACP and IVERIC’s competitors, such that it was an appropriate time for IVERIC to begin engaging more directly with potential counterparties regarding a potential strategic transaction. Representatives of BofA Securities and Centerview discussed with the Board of Directors IVERIC’s strategic discussions to date, including IVERIC’s recent interactions with each of Party D and Party E, and a proposed process for reaching out to potential counterparties to explore a potential ACP partnership (either global or ex-US) or other strategic transaction involving IVERIC. Representatives of BofA Securities and Centerview discussed with the Board of Directors that IVERIC management, with input from BofA Securities and Centerview, would prepare a bid process letter which would be distributed to potential counterparties in order to solicit proposals regarding a potential strategic transaction. The Board of Directors discussed the value of focusing on parties most likely to engage, given the outreach previously undertaken by management, BofA Securities and Centerview, and the risk of leak associated with further contacts. After the representatives of BofA Securities and Centerview left the meeting, a representative of Skadden discussed with the Board of Directors the respective written disclosures provided by each of BofA Securities and Centerview regarding each financial advisor’s relationships with Party D and Party E. Following this discussion, the Board of Directors approved the engagement of Centerview as co-financial advisor to IVERIC in connection with a potential strategic transaction.
On February 27, 2023, IVERIC granted representatives of Party D access to the Partnership Data Room, pursuant to a confidentiality agreement that did not contain a standstill provision.
Also on February 27, 2023, Dr. Dugel spoke with representatives of Party E regarding a potential strategic transaction involving IVERIC.
On March 1, 2023, IVERIC announced a combined post-hoc analysis of GATHER1 and GATHER2, which signaled up to a 59% reduction in the rate of vision loss with ACP compared to sham treatment at 12 months.
Also on March 1, 2023, members of IVERIC’s management gave a presentation to representatives of Party F, after which the representatives of Party F expressed interest in receiving additional due diligence materials.
Between March 3, 2023 and March 9, 2023, BofA Securities and Centerview sent the bid process letter discussed with the Board of Directors at the February 22, 2023 meeting to Astellas, Party C, Party D, Party E and Party F. The bid process letter instructed each party to submit an initial proposal for a strategic transaction that would maximize the potential of ACP and IVERIC’s pipeline globally, including but not limited to an acquisition of IVERIC, ACP partnership (either global or ex-US), or other alternative transaction structure by March 31, 2023.
Also on March 3, 2023, IVERIC granted representatives of Astellas access to the Partnership Data Room, pursuant to the Confidentiality Agreement.
Throughout March 2023, Dr. Dugel and Naoki Okamura, then the Chief Strategy Officer of Astellas, had a series of telephone conversations to discuss the possibility of Astellas submitting a proposal for a strategic transaction in response to the bid process letter. During these conversations, Mr. Okamura emphasized that Astellas viewed IVERIC’s employees as a key asset and indicated Astellas placed great significance on IVERIC’s workforce, including IVERIC’s management team. During the same period, representatives of IVERIC responded to various due diligence questions and requests for information from Astellas, participated in diligence calls and meetings with representatives of Astellas and gave presentations about IVERIC and its programs to Astellas.

Throughout March and early April 2023, representatives of IVERIC continued to have discussions with each of Party C, Party D, Party E and Party F and responded to various due diligence questions and requests for information from such parties.
On March 7, 2023, IVERIC granted representatives of Party F access to the Partnership Data Room, pursuant to a confidentiality agreement that contained a standstill provision that fell away upon the Board of Directors’ approval of the Merger Agreement.
On March 15, 2023, IVERIC granted representatives of Party C access to the Partnership Data Room, pursuant to a confidentiality agreement that contained a standstill provision that fell away upon the Board of Directors’ approval of the Merger Agreement.
On March 23, 2023, Mr. Sblendorio spoke with a representative of Party E, during which conversation the representative of Party E indicated that even though Party E was interested in IVERIC’s programs, it would not be submitting a proposal at that time. The following day, a representative of Party E contacted Dr. Dugel and communicated that Party E would not proceed with a potential strategic transaction. On March 31, 2023, IVERIC terminated Party E’s access to the Partnership Data Room.
On March 27, 2023, a representative of Party C called a representative of Centerview to express interest in the possibility of exploring a partnership transaction with respect to ACP involving ex-US rights and co-development and co-commercialization rights in the US. The representative of Party C indicated that Party C expected to submit a proposal with respect to such a transaction on April 3, 2023.
On March 30, 2023, a representative of Party F contacted a representative of BofA Securities to indicate that it was not yet ready to respond as to whether it would pursue any transaction with IVERIC.
On the evening of March 30, 2023, Dr. Dugel and Mr. Okamura spoke, during which conversation Mr. Okamura indicated that Astellas would be submitting a proposal to acquire IVERIC the following morning and reiterated Astellas’ view of IVERIC’s employees as a key asset and that Astellas placed great significance on IVERIC’s workforce, including IVERIC’s management team.
On March 31, 2023, Astellas submitted a written proposal to acquire all of the outstanding shares of IVERIC for a price of $37.50 per share in cash (which we refer to as the “March 31 Proposal”). In the March 31 Proposal, Astellas indicated that it intended to keep IVERIC as a standalone subsidiary after the closing of a potential transaction, with the expectation that IVERIC’s employees would be an important part of the combined company, and that it anticipated being able to execute and announce a definitive agreement within four weeks.
Also on March 31, 2023, a representative of Party D called a representative of BofA Securities to indicate that Party D would not pursue a transaction with IVERIC. On April 5, 2023, IVERIC terminated Party D’s access to the Partnership Data Room.
On April 1, 2023, the Board of Directors held a meeting, which included members of management and representatives of BofA Securities, Centerview and Skadden. During the meeting, Mr. Sblendorio reviewed the March 31 Proposal with the Board of Directors and Mr. Sblendorio and Dr. Dugel summarized recent interactions between IVERIC and Astellas, including that Astellas had expressed a strong desire to maintain IVERIC’s operations as a unit within Astellas after the transaction, to be led by members of current IVERIC leadership. The Board of Directors discussed potential responses and strategies for engaging with Astellas and considered Astellas’ ability to execute the transaction proposed in the March 31 Proposal on Astellas’ proposed four-week timeline. Representatives of Centerview then summarized for the Board of Directors recent interactions with Party C, explaining that although Party C had originally been focused on a strategic partnership involving the ex-US rights to ACP, after outreach by Centerview, Party C had provided feedback that it would evaluate the potential for a broader transaction. Representatives of BofA Securities and Centerview offered their perspectives on a potential transaction with Party C, noting that although Party C had no US presence for commercialization in ophthalmology which might affect a transaction with Party C, it had a significant presence in Europe and globally, and therefore there was a viable path for a proposal by Party C for a transaction involving IVERIC that would have a value comparable to the March 31 Proposal. The Board of Directors determined that it should continue to engage with Party C in the interests of maintaining competition with Astellas and the possibility that Party C might submit a proposal for a strategic transaction, or to explore a potential partnership transaction. Representatives of BofA Securities summarized for the Board of Directors the recent interactions with Party D and the fact that Party D did not intend to submit a proposal for a strategic transaction with IVERIC. Representatives of BofA Securities then summarized for the Board of Directors interactions with Party F, expressing uncertainty over whether Party F would make a proposal given its pending acquisition of another biopharmaceutical company, and that if Party F did make a proposal, it likely would be structured as a partnership transaction and not a whole company acquisition. A representative of Skadden discussed with the Board of Directors considerations around the potential conflict of interest on the part of IVERIC’s management team in the event Astellas or another buyer wished to retain management post-transaction or preserve IVERIC as a unit within the buyer’s organization, as well as the Board of Director’s role in monitoring such a potential conflict of interest. After discussion, the Board of Directors instructed IVERIC’s management that general discussions with Astellas regarding structure and IVERIC’s management’s post-transaction role could occur so long as the Board of Directors was kept informed of the nature of such discussions, but that IVERIC’s management should not engage in discussions with Astellas regarding specific compensation arrangements unless and until permitted by the Board of Directors. The representative of Skadden then reminded the Board of Directors of the legal considerations for directors under Delaware law in evaluating and engaging with potential counterparties in connection with a transaction proposal. Representatives of BofA Securities and Centerview then discussed with the Board of Directors suggested responses back to Astellas, encouraging Astellas to move quickly, as well as the strategy for continuing to see if Party C and Party F might express interest in a transaction that could be competitive with the March 31 Proposal. The Board of Directors discussed the risks and advantages of remaining a standalone company compared to the prospect of certainty of value in a strategic transaction involving the sale of IVERIC. The Board of Directors discussed considerations for potentially pursuing a transaction with Astellas, including offering perspectives on Astellas’ motivation for pursuing the transaction, the expected role of IVERIC and its management within Astellas following a potential transaction, and the perspectives that IVERIC’s employees would have regarding a transaction with Astellas.
On April 2, 2023, Bloomberg reported that Apellis was drawing takeover interest from large pharmaceutical companies and mentioned in the article that IVERIC was seeking FDA approval for a GA drug. At the close of trading on March 31, 2023, the last trading day prior to the publication of the Bloomberg article, IVERIC’s common stock was trading at $24.33. At the open of trading on April 3, 2023, the first trading day following publication of the Bloomberg article, IVERIC’s common stock was trading at $26.45.
On April 5, 2023, a representative of Party C called a representative of Centerview to further discuss the possibility of Party C submitting a strategic proposal. The representative of Centerview indicated that any partnering proposal Party C would submit for a transaction involving IVERIC would potentially need to be comparable to a whole company acquisition from a value perspective. The representative of Party C indicated that they were considering the proposal with internal committees and that they would need to consult Party C’s executive committee in order to determine the structure and terms of their proposal.
On April 6, 2023, Skadden sent a draft merger agreement to Jones Day, Astellas’ outside M&A counsel (which we refer to as “Jones Day”). The draft merger agreement contemplated a tender offer structure and was intended as a form that could be used with multiple other parties to the extent other parties engaged in IVERIC’s process for a potential strategic transaction.
On April 9, 2023, IVERIC terminated Party F’s access to the Partnership Data Room given Party F’s indication that it would not proceed with a potential strategic transaction.
On April 10, 2023, representatives of Astellas, Jones Day and J.P. Morgan Securities LLC, Astellas’ financial advisor (which we refer to as “JPM”) were provided with access to a broader data room containing additional diligence information regarding IVERIC, which included materials reflecting projected 2023 cash and certain budget information for 2023 and net sales assumptions for 2023 and 2024, which materials were also included in a presentation provided by IVERIC to representatives of Astellas. For more details, we refer to the section of this proxy statement captioned “ — Certain Financial Projections.”
On April 12, 2023, Dr. Dugel emailed Mr. Okamura, who was appointed Chief Executive Officer of Astellas on April 1, 2023, to provide an update on IVERIC’s mid-cycle review meeting with the FDA that occurred earlier during the week and confirm IVERIC’s commitment to assistance with diligence.

On April 13, 2023, Party C submitted a written proposal to obtain an exclusive license to all rights to ACP outside of the US, which included an upfront payment, regulatory and sales milestones and royalties based on annual net sales. Following submission of the proposal, in accordance with instructions of IVERIC’s management, a representative of Centerview discussed the proposal with a representative of Party C, during which discussion the representative of Centerview indicated that IVERIC viewed the proposal as productive, but Party C would need to increase the upfront payment and milestone payments, and that IVERIC was interested continuing discussions to explore the possibility of granting co-development and co-commercialization rights with respect to ACP in the US. Party C did not subsequently submit a revised proposal.
Also on April 13, 2023, representatives of BofA Securities and Centerview sent a final process letter to Astellas, instructing Astellas to submit a markup of the merger agreement by noon Eastern Time on April 24, 2023, and a final offer for the potential transaction by noon Eastern Time on April 27, 2023. The final process letter also specified that Astellas should submit its best and final offer, including a precise purchase price figure and not a range or other format, and that Astellas should assume that it will not have another opportunity to re-bid or increase its purchase price. Following receipt of the letter, Astellas continued to conduct ongoing due diligence, including submitting requests for additional information. Representatives of IVERIC participated in additional diligence calls and meetings with representatives of Astellas and Jones Day. During the course of these conversations, Astellas expressed a desire to conduct site visits with certain of IVERIC’s contract manufacturers with respect to ACP, and an in-person meeting with IVERIC to learn more about IVERIC’s commercial and other capabilities, as part of their diligence process.
On April 14, 2023, IVERIC and Astellas amended the Confidentiality Agreement in order to extend the term from May 31, 2023 to December 31, 2023, and to permit Astellas to use the information for the purpose of evaluating, negotiating and completing a consensually negotiated acquisition of IVERIC or its assets.
On April 19, 2023, IVERIC and Astellas entered into three-way confidentiality agreements with certain of IVERIC’s contract manufacturers with respect to ACP to enable Astellas to perform site visits in connection with ongoing due diligence. Representatives of IVERIC and Astellas conducted the site visits on April 20, 21 and 25, 2023.
Also on April 19, 2023, a representative of Party G communicated to representatives of BofA Securities that it was interested in meeting with representatives of IVERIC to discuss a potential strategic transaction.
On April 20, 2023, IVERIC and Party G entered into a confidentiality agreement in order to allow Party G to conduct due diligence with respect to a potential strategic transaction involving IVERIC. The confidentiality agreement did not contain a standstill provision.
On April 21, 2023, Mr. Sblendorio and Dr. Dugel met with senior executives of Party G to discuss IVERIC. At the meeting, the representatives of Party G reiterated Party G’s interest in a potential strategic transaction involving IVERIC. Mr. Sblendorio and Dr. Dugel indicated to representatives of Party G that IVERIC was in discussions with other parties related to potential strategic transactions, and that IVERIC’s review of these transactions was expected to be conducted within a matter of weeks, and not months.
On April 22, 2023, Jones Day sent a markup of the merger agreement to Skadden accompanied by proposed drafts of a tender and support agreement to be delivered by IVERIC’s directors and officers and an exclusivity agreement which contemplated exclusivity for 14 days following the submission of Astellas’ final bid with an automatic extension of seven days unless either party notified the other at least 24 hours prior to the end of the initial 14-day period that it wished to terminate negotiations. In its cover email to Skadden, Jones Day proposed that IVERIC and Astellas enter into the exclusivity agreement shortly following Astellas’ anticipated submission of its final bid. The draft merger agreement proposed by Jones Day contemplated that Astellas would have an option to convert the tender offer structure to a shareholder vote structure in the event of delay associated with antitrust regulatory review of the transaction.
During the period from April 22, 2023 through the execution of the definitive agreement on April 28, 2023, Skadden continued to exchange drafts of the merger agreement and the accompanying confidential disclosure schedules with Jones Day, while IVERIC management and Skadden continued to resolve the outstanding issues in such documents in a manner consistent with discussions with the Board of Directors. In particular, Skadden and Jones Day negotiated provisions regarding the parties’ commitment to obtain antitrust approvals, the use of a shareholder vote structure in lieu of a tender offer structure, the conditions to closing and termination rights in favor of the parties, the treatment of IVERIC’s outstanding equity awards, the covenants restricting the conduct of IVERIC’s business between signing and closing and the obligations of Astellas’ publicly traded parent company as a guarantor. In addition, following discussion, Jones Day confirmed that Astellas would not require support or voting agreements from directors and officers. For more information on the Merger Agreement, see the section of this proxy statement captioned “The Merger Agreement.”
On April 23, 2023, the Board of Directors held a meeting including members of management and representatives of BofA Securities, Centerview and Skadden. During the meeting, Mr. Sblendorio provided an update to the other directors on recent interactions with Party G. Representatives of BofA Securities and Centerview discussed with the Board of Directors certain considerations with respect to Party G, including that Party G had not previously executed an acquisition transaction of a similar size and scale to that of an acquisition of IVERIC, that Party G would likely need several weeks to engage in substantive diligence before submitting any proposals regarding a strategic transaction and that as a result it might not be possible for Party G to be able to make a proposal regarding a strategic transaction and negotiate such a proposal on the same timeline as Astellas. The Board of Directors determined that members of IVERIC’s management should continue to engage with Party G as part of IVERIC’s ongoing strategic transaction process. Members of management then presented to the Board of Directors a proposed set of long-range projections for IVERIC which were previously reviewed by senior members of IVERIC’s management. For more information on these projections, referred to as the 2023 Management Projections in the section of this proxy statement captioned “— Certain Financial Projections,” see the section of this proxy statement captioned “— Certain Financial Projections.” After discussing the long-range projections and underlying assumptions, the Board of Directors determined that the long-range projections in the form presented to the Board of Directors should be used by BofA Securities and Centerview in connection with their analysis of any proposals received by IVERIC in its ongoing strategic transaction process. After the representatives of BofA Securities and Centerview left the meeting, a representative of Skadden discussed with the Board of Directors the respective written disclosures provided by each of BofA Securities and Centerview regarding each financial advisor’s relationships with Astellas, Party C and Party G. The Board of Directors also discussed considerations around proposing to Astellas that IVERIC establish a retention bonus pool for non-executive employees in connection with the transaction to help ensure the continued service of these employees to IVERIC through the completion of a strategic transaction, and that IVERIC enter into arrangements with two senior executives to provide for “gross ups” of potential “excess parachute payment” taxes imposed by Sections 280G and 4999 of the Internal Revenue Code in connection with the transaction. Following discussion, the Board of Directors authorized IVERIC’s management and representatives to make these proposals to Astellas.
On April 25, 2023, Mr. Sblendorio, Dr. Dugel and Amy Sheehan, IVERIC’s Chief Human Resources Officer, met in person with Astellas’ President US Commercial, Executive Director, US Strategy and Planning, Senior Vice President, Medical Affairs US, Senior Vice President, Commercial Strategy, and Director, Portfolio Strategy Lead, to discuss IVERIC’s organizational structure and its capabilities if a transaction were to be completed. At the meeting, the representatives of IVERIC proposed that IVERIC be permitted to establish a non-executive retention bonus pool up to an aggregate $3 million.
On April 26, 2023, IVERIC granted Party G access to the Partnership Data Room. In connection with granting Party G access to the Partnership Data Room, IVERIC and Party G amended their existing confidentiality agreement in order to extend the post-termination survival period of confidentiality and non-use obligations from one to two years.
On the morning of April 27, 2023, in advance of the deadline set forth in IVERIC’s April 14, 2023 letter, Astellas submitted a revised written proposal (which we refer to as the “April 27 Proposal”) to acquire all of the outstanding shares of IVERIC for a price of $39.50 per share in cash. The April 27 Proposal reflected a $2.00 increase from the March 31 Proposal. The April 27 Proposal also included a request for exclusivity for a period of 14 days with an automatic extension of seven days unless either party notified the other at least 24 hours prior to the end of the initial 14-day period that it wished to terminate negotiations.

Also on the morning of April 27, 2023, Jones Day sent a revised draft of the merger agreement which proposed a termination fee equal to 4.5% of IVERIC’s equity value which would be payable by IVERIC to Astellas in specified circumstances.
During the day on April 27, 2023, the Board of Directors held a meeting, attended by members of management and representatives of BofA Securities, Centerview and Skadden, to discuss the April 27 Proposal. During the meeting, a representative of Skadden reminded the Board of Directors of the legal considerations for directors under Delaware law in evaluating and engaging with potential counterparties in connection with a transaction proposal. Representatives of BofA Securities and Centerview summarized the process to date and offered their perspectives on Astellas’ engagement with IVERIC and its ongoing diligence efforts. The representatives of BofA Securities and Centerview discussed with the Board of Directors the prospect of pursuing a transaction with Party G, and noted that, while senior executives of Party G seemed very interested in a potential transaction and expressed a desire to move quickly, the representatives’ view was that, even after accounting for the additional diligence performed by Party G, Party G would still require several weeks to conduct diligence prior to submitting an initial indication of interest and that these senior executives would ultimately need to receive favorable input from multiple functional areas in order to be ready. The representatives of BofA Securities and Centerview discussed with the Board of Directors certain additional perspectives on Party G, including that Party G did not have a history of conducting large acquisition transactions. Members of IVERIC’s senior management also noted that Party G had previously indicated it was not interested in pursuing a strategic transaction earlier in 2023 and had not yet submitted any due diligence questions or requests. Representatives of Skadden noted that a transaction with Party G would present regulatory considerations and involve a relatively longer period between signing and closing. Members of management and representatives of BofA Securities and Centerview also discussed with the Board of Directors that Party C had submitted a proposal for an ex-US partnership involving ACP and had been continuing with diligence, although the terms proposed by Party C were not viewed as compelling, and updated the Board of Directors on the subsequent conversation between Centerview and Party C where a representative of Centerview provided feedback on Party C’s proposal and indicated that IVERIC still wished to explore the possibility of granting co-development and co-commercialization rights with respect to ACP in the US. The representatives of BofA Securities and Centerview then reviewed with the Board of Directors preliminary valuation materials prepared using the 2023 Management Projections. Following discussion with representatives of BofA Securities, Centerview and Skadden, the Board of Directors determined that the financial advisors and management should deliver a counterproposal to Astellas to increase the price to $40.00 per share in cash, permit IVERIC to establish a bonus pool of up to an aggregate $3 million for non-executive employees, provide gross ups agreements to the two affected senior executives, decrease the termination fee from 4.5% and reject the request for exclusivity.
Later that day on April 27, 2023, representatives of BofA Securities and Centerview called representatives of JPM to deliver IVERIC’s counterproposal as instructed by the Board of Directors. During this conversation, the representatives of BofA Securities and Centerview proposed a termination fee of 3.75% of IVERIC’s equity value and representatives of Skadden called representatives of Jones Day and delivered a similar message.
During the morning of April 28, 2023, representatives of JPM communicated to representatives of BofA Securities and Centerview that Astellas would agree to increase the price to $40.00 per share in cash, decrease the termination fee to 3.75% of IVERIC’s equity value and permit IVERIC to establish a bonus pool of up to an aggregate $3 million for non-executive employees, but that Astellas would not agree to permit IVERIC to provide gross up agreements to the two affected senior executives. The representatives of JPM indicated that Astellas was no longer requesting exclusivity and was prepared to execute the merger agreement as early as the evening of April 28, 2023 in order to announce a transaction by open of market in Japan on May 1, 2023.
On April 28, 2023, the Board of Directors held a meeting including members of management and representatives of BofA Securities, Centerview and Skadden. During the meeting, representatives of BofA Securities and Centerview reported to the Board of Directors that Astellas had agreed to IVERIC’s counterproposal, except for the gross up agreements. After representatives of Skadden reviewed the final version of the proposed merger agreement with the Board of Directors, the Board of Directors discussed the reasons for entering into the merger agreement and the ability for Party G, or any other potentially interested party, to submit an unsolicited acquisition proposal following the execution of the merger agreement. Representatives of BofA Securities and Centerview reviewed with the Board of Directors their respective financial analyses of IVERIC based on the long range projections. For more information on the analysis, see the section of this proxy statement captioned “— Opinion of IVERIC’s Financial Advisors.” The representatives of BofA Securities and Centerview each rendered to the Board of Directors an oral opinion, each of which was subsequently confirmed by delivery of a written opinion dated such date that, as of such date and based upon and subject to various assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken in preparing such opinion, the Merger Consideration to be paid to the holders of shares of IVERIC common stock (other than as specified in such opinion) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders. For a detailed discussion of BofA Securities’ and Centerview’s opinions, please see the section of this proxy statement captioned “— Opinion of IVERIC’s Financial Advisors.” After further discussion, including a discussion regarding the various factors described under the caption “— Recommendation of the Board of Directors and Reasons for the Merger,” the Board of Directors unanimously: (1) determined that the Merger Agreement, including the Merger, are advisable and fair to, and in the best interests of IVERIC and its stockholders; (2) declared that it is advisable for IVERIC to enter into the Merger Agreement; and (3) approved the execution, delivery and performance by IVERIC of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger; (4) directed that the Merger Agreement be submitted to the IVERIC stockholders for adoption; and (5) recommended that IVERIC stockholders adopt the Merger Agreement.
On the evening of April 28, 2023, IVERIC, Astellas, Parent and Merger Sub executed and delivered the Merger Agreement.
On April 29, 2023, IVERIC terminated Party C’s and Party G’s access to their respective virtual data rooms, and separately sent notices to these parties and the other parties with whom IVERIC previously discussed potential strategic transactions to inform such parties that IVERIC was ceasing such discussions and requesting the return or destruction of any confidential information regarding IVERIC.
On April 30, 2023, IVERIC and Astellas issued a joint press release announcing the execution of the Merger Agreement.
For purposes of this proxy statement (except for the section of this proxy statement captioned “The Merger — Certain U.S. Federal Income Tax Consequences of the Merger”), “partnership” means, as the context requires, a license involving ACP, an arrangement regarding co-development and/or co-commercial rights involving ACP, or other collaboration.
Recommendation of the Board of Directors and Reasons for the Merger
Recommendation of the Board of Directors
The Board of Directors has unanimously (1) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable and fair to, and in the best interest of, IVERIC and its stockholders; (2) declared it advisable for IVERIC to enter into the Merger Agreement; (3) approved the execution, delivery and performance by IVERIC of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger; (4) directed that the Merger Agreement be submitted to the IVERIC stockholders for adoption; and (5) recommended that IVERIC stockholders adopt the Merger Agreement.
The Board of Directors unanimously recommends that you vote (1) “FOR” the Merger Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.
Reasons for the Merger
In evaluating the Merger Agreement and the transactions contemplated thereby, the Board of Directors consulted with outside legal counsel, its financial advisors and IVERIC’s senior management. In recommending that IVERIC’s stockholders vote in favor of adoption of the Merger Agreement, the Board of Directors considered numerous positive factors relating to the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, including the following material factors (which factors are not necessarily presented in order of relative importance):
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Business, Financial Condition and Prospects.   The Board of Directors considered the current and historical financial condition and results of operations, competitive position, assets, business and prospects of IVERIC including certain forecasts for IVERIC prepared by members of its senior management (discussed in the section of this proxy statement captioned “— Certain Financial Projections”) and the execution risks and uncertainties associated with the development, regulatory approval and commercialization of ACP and IVERIC’s other product candidates. The Board of Directors considered the potential opportunity to create value through continued execution of its business plan, and certain risks and uncertainties associated with IVERIC and its business including the risks related to effectively commercializing ACP and IVERIC’s other product candidates; the risks inherent in the development, manufacture and marketing of pharmaceutical products; potential difficulties or delays in obtaining U.S. and non-U.S. regulatory approvals for IVERIC’s product candidates; factors affecting the revenues and profitability of biopharmaceutical companies generally and other risk factors set forth in IVERIC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and subsequent quarterly reports on Form 10-Q, all as filed with the SEC.

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Attractive Value.   The Board of Directors considered the fact that the Per Share Merger Consideration represented an attractive value for the shares of IVERIC common stock, based on, among other things, the Board of Directors’ familiarity with IVERIC’s financial condition, results of operations, business, competitive position and prospects, as well as IVERIC’s business plan and long-term potential. After its review, the Board of Directors believed that the Per Share Merger Consideration represented the best value reasonably available for IVERIC’s stockholders, while providing an opportunity, in certain circumstances, to consider an unsolicited Superior Offer (as defined in the section of this proxy statement captioned “The Merger Agreement — Acquisition Proposals”) made after the signing of the Merger Agreement.

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Implied Premium.   The Board of Directors considered the fact that the $40.00 Per Share Merger Consideration represented (1) a premium of approximately 64% over the closing price of $24.33 per share of our common stock on March 31, 2023, the last trading day prior to Bloomberg reporting on Apellis drawing takeover interest from potential acquirers and referencing IVERIC as a competitor of Apellis; (2) a premium of approximately 24% over the closing price of $32.31 per share of our common stock on April 27, 2023; (3) a premium of approximately 82% over the 60-trading day volume-weighted average closing share price of $22.03 per share of our common stock on March 31, 2023; and (4) a premium of approximately 66% over the 60-trading day volume-weighted average closing share price of $24.06 per share of our common stock on April 27, 2023.

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Cash Consideration; Certainty of Value.   The Board of Directors considered the fact that the Per Share Merger Consideration will consist entirely of cash, which provides our stockholders with immediate liquidity and certainty of value. The Board of Directors believed this certainty of value was compelling, especially when viewed against the risks and uncertainties associated with IVERIC’s standalone strategy, including those discussed in IVERIC’s public filings with the SEC.

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Outreach Process.   The Board of Directors considered the fact that IVERIC was contacted by a number of parties and actively sought proposals from additional parties (for either a potential ACP partnership (whether global or ex-US) or other strategic transactions) that it and its financial advisors believed were logical potential counterparties in a strategic transaction, as more fully described above in the section of this proxy statement captioned “— Background of the Merger”:

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As part of this process in 2023, IVERIC’s financial advisors sent a bid process letter to five potential counterparties, and IVERIC engaged in due diligence discussions with such parties and a sixth potential counterparty who communicated interest in a strategic transaction. IVERIC granted access to a data room to these six potential counterparties. As a result of the process, IVERIC received an acquisition offer from Astellas and an ex-US partnership proposal with respect to ACP from Party C, which partnership proposal the Board of Directors did not view as maximizing value for IVERIC’s stockholders.

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Party G expressed an interest in pursuing a strategic transaction with IVERIC but would require several additional weeks to conduct diligence prior to submitting an initial indication of interest. The Board of Directors believed, following discussion with senior management and representatives of IVERIC’s financial advisors, that there was substantial risk that prolonging the sale process further could have resulted in the loss of the opportunity to successfully consummate a transaction with Astellas on favorable terms and that there was no assurance that Party G would submit a proposal which contained terms that the Board of Directors would view as superior to those in the Merger Agreement, or that Party G would submit a proposal at all. The Board of Directors further considered that, following the execution of the Merger Agreement, Party G would be permitted to submit an alternative Acquisition Proposal and that the Board of Directors could, in the circumstances specified in the Merger Agreement, terminate the Merger Agreement, subject to payment of a termination fee, to accept such a proposal if it constituted a Superior Proposal.
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Astellas’ final price for the acquisition of IVERIC had increased from an initial price of $37.50 per share of our common stock, to a subsequent offer of $39.50 per share of our common stock, and ultimately to a final offer of $40.00 per share of our common stock, which the Board of Directors, after consultation with IVERIC’s financial advisors, believed was the maximum price at which Astellas would conduct the acquisition of IVERIC upon the conclusion of the competitive process described in the section of this proxy statement captioned “— Background of the Merger.”

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The Board of Directors believed, following discussion with senior management and representatives of IVERIC’s financial advisors, and after considering IVERIC’s prior discussions with the various strategic counterparties discussed in the section of this proxy statement captioned “— Background of the Merger,” that it was unlikely that any other potential acquiror would be willing and able to acquire IVERIC at a price in excess of $40.00 per share of our common stock, even if IVERIC were to conduct additional outreach or other solicitation of alternative Acquisition Proposals, and that it was unlikely that any other potential counterparties would be willing and able to consummate a potential ACP partnership (either global or ex-US) that the Board of Directors would view as value maximizing for IVERIC’s stockholders.

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Negotiation Process.   The Board of Directors considered the fact that the terms of the Merger were the result of robust arm’s length negotiations conducted by IVERIC at the direction of the Board of Directors and with the assistance of independent financial advisors and outside legal counsel. The Board of Directors also considered the enhancements that IVERIC and its advisors were able to obtain as a result of negotiations with Astellas and its financial and legal advisors, including the increase in Astellas’ proposed acquisition price, as discussed in the immediately preceding bullet, and improvement in the terms and conditions of the Merger Agreement from the terms and conditions originally sought by Astellas.

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Strategic Alternatives.   The Board of Directors considered the risks and potential benefits associated with other strategic alternatives and the potential for stockholder value creation associated with those alternatives. As part of these evaluations, the Board of Directors considered continuing to execute IVERIC’s strategy on a standalone basis or pursuing a collaboration or partnership transaction (including the proposal submitted by Party C), and determined that the Merger and the other transactions contemplated by the Merger Agreement constituted a more attractive alternative.

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Fairness Opinions of Financial Advisors.

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The Board of Directors considered the oral opinion of BofA Securities, which was confirmed by delivery of a written opinion dated April 28, 2023, to the Board of Directors, to the effect that, as of the date of the opinion and based on and subject to various assumptions and limitations set forth in the written opinion, the Per Share Merger Consideration to be received in the Merger by our stockholders (other than holders of (i) shares owned by IVERIC as treasury shares or owned by a subsidiary of IVERIC; and (ii) shares held by Parent or Merger Sub or any of their wholly owned subsidiaries) pursuant to the Merger Agreement was fair, from a financial point of view, to such stockholders (as more fully described in the section of this proxy statement captioned “— Opinion of IVERIC’s Financial Advisors — Opinion of BofA Securities, Inc.”).

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The Board of Directors also considered the oral opinion of Centerview rendered to the Board of Directors on April 28, 2023, which was subsequently confirmed by delivery of a written opinion dated April 28, 2023, that, as of the date of the opinion and based upon and subject to the various assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the Per Share Merger Consideration to be paid to the holders of shares of our common stock (other than any shares (i) held by IVERIC as treasury shares or owned by a subsidiary of IVERIC; (ii) owned by Parent or any of its subsidiaries (including Merger Sub) in each case as of immediately prior to the Effective Time or (iii) that are Dissenting Shares) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders, as more fully described in the section of this proxy statement captioned “— Opinion of IVERIC’s Financial Advisors — Opinion of Centerview Partners LLC.”
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Timing and Likelihood of Consummation.   The Board of Directors considered the timing and likelihood that the Merger would be consummated based on, among other things (not in any relative order of importance):

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the fact that there are not expected to be significant antitrust or other regulatory impediments, other than review pursuant to the HSR Act;

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the fact that there is no financing condition to the consummation of the Merger;

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the fact that Guarantor has committed in the Merger Agreement to unconditionally and irrevocably guarantee to IVERIC the payment and performance of each of the covenants, obligations and liabilities applicable to Parent, Merger Sub or the Surviving Corporation; and

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the business reputation, capabilities and financial condition of Astellas, and the Board of Director’s perception, based on discussions with IVERIC’s management and its financial advisors and outside legal counsel, that Astellas is willing and able to devote the resources necessary to complete the Merger in an expeditious and efficient manner.

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Other Terms of the Merger Agreement.   The Board of Directors considered other terms of the Merger Agreement, as more fully described under the section of this proxy statement captioned “The Merger Agreement,” including:

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Ability to Respond to Unsolicited Acquisition Proposals.   IVERIC’s ability, in certain circumstances specified in the Merger Agreement, to furnish information to and conduct negotiations with a third party regarding an unsolicited alternative Acquisition Proposal that the Board of Directors determines in good faith, after consulting with its financial advisors and outside legal counsel, constitutes or would reasonably be expected to lead to a Superior Offer.

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Company Adverse Change Recommendation in Response to a Superior Offer; Ability to Accept a Superior Offer.   The ability of the Board of Directors to change its recommendation in response to a Superior Offer or terminate the Merger Agreement in favor of a Superior Offer, subject to Parent’s ability to match such Superior Offer and subject to IVERIC’s payment to Parent of a termination fee of $222,370,000.

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Company Adverse Change Recommendation in Response to an Intervening Event.   The ability of the Board of Directors to change its recommendation in response to an Intervening Event (as defined in the section of this proxy statement captioned “The Merger Agreement — The Board of Directors’ Recommendation; Company Adverse Change Recommendation”) not related to an Acquisition Proposal, subject to Parent’s ability to propose adjustments to the terms and conditions of the Merger Agreement that may convince the Board of Directors not to change its recommendation, and subject to Parent’s right to terminate the Merger Agreement following such change in recommendation and to collect a termination fee of $222,370,000.

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End Date.   The fact that October 27, 2023, the date under the Merger Agreement on which either IVERIC or Parent, subject to specified exceptions, can terminate the Merger Agreement, which may be extended until April 24, 2024 if certain antitrust consents and approvals have not been obtained, is anticipated to allow for sufficient time to consummate the Merger.

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Efforts Obligation of Parent.   Parent’s commitments in the Merger Agreement to use its reasonable best efforts to consummate the Merger, including making necessary antitrust filings and, if necessary, litigating with governmental authorities.

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Termination Fee.   The fact that the termination fee payable by IVERIC is approximately equal to 3.75% of IVERIC’s equity value, which amount the Board of Directors believed was reasonable in light of, among other matters, the benefits of the Merger to IVERIC’s stockholders, the typical size of such termination fees in similar transactions and the likelihood that a fee of such size would not be a meaningful deterrent to alternative Acquisition Proposals.

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Material Adverse Effect.   The fact that the scope of matters that are specifically excluded from consideration in determining whether a “Material Adverse Effect” has occurred is sufficient to protect IVERIC’s interest in ensuring the certainty of the consummation of the Merger. In particular, any event, development, occurrence, circumstance, change or effect generally affecting the industries in which IVERIC or its subsidiaries operate or in the economy generally or other general business, financial or market conditions to the extent such event does not disproportionately affect IVERIC or its subsidiaries relative to other participants in the industries in which IVERIC or its subsidiaries operate, is excluded from the determination of whether a “Material Adverse Effect” has occurred.

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Appraisal Rights.   The Board of Directors considered the fact that statutory appraisal rights under Delaware law in connection with the Merger will be available to stockholders who do not vote in favor of the adoption of the Merger Agreement, who properly demand appraisal of their shares of our common stock and who otherwise fully comply with all required procedures under Section 262. For more information on appraisal rights, please see the section of this proxy statement captioned “— Appraisal Rights.”

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Opportunity of Our Stockholders to Vote; Rights to Adjourn or Postpone to Solicit Additional Proxies.    The Board of Directors considered the fact that the Merger would be subject to the approval of our stockholders, and that our stockholders would be free to evaluate the Merger and vote for or against the approval of the Merger Proposal at the Special Meeting. In addition, the Board of Directors considered the fact that IVERIC could require the adjournment or postponement of the Special Meeting on two occasions (for a period of not more than ten business days each), unless prior to such adjournment or postponement, IVERIC has received an aggregate number of proxies voting for the approval of the Merger Proposal, which have not been withdrawn, sufficient to approve the Merger at such meeting if it were to be held without such postponement or adjournment.

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Employee Alignment with the Merger.   The Merger Agreement provides that employee equity awards would be accelerated upon the closing or converted into cash-based awards (as further described in the section of this proxy statement captioned “The Merger Agreement — Merger Consideration — Outstanding Equity Awards”), and Astellas expressed that they value the talent of our employees and what they can provide as part of Astellas’ organization. The Board of Directors viewed this positively given its perspective of the value of maintaining positive employee morale in order to avoid employee attrition or disruption to its programs in the period pending the closing and its perspective that employees likely would expect this treatment in any sale of IVERIC.

In the course of reaching the determinations and decisions and making the recommendation described above, the Board of Directors, in consultation with IVERIC’s senior management, outside legal counsel and financial advisors, considered the risks and potentially negative factors relating to the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, including the following material factors (which factors are not necessarily presented in order of relative importance):
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No Ongoing Equity Interest in IVERIC.   The Board of Directors considered the fact that IVERIC’s public stockholders will have no ongoing equity interest in the surviving corporation following the Merger, meaning that our stockholders will cease to participate in IVERIC’s potential future earnings or growth and will not benefit from any potential increases in the value of IVERIC’s common stock, including any benefit resulting from the potential U.S. and ex-U.S. marketing approval and potential U.S. and ex-U.S. commercial launch of ACP.

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Inability to Solicit Takeover Proposals.   The Board of Directors considered the fact that the Merger Agreement contains covenants prohibiting IVERIC from soliciting other potential Acquisition Proposals and restricting its ability to entertain other potential Acquisition Proposals unless certain conditions are satisfied. The Board of Directors also considered the fact that the right afforded to

Astellas under the Merger Agreement to match an alternative Acquisition Proposal that the Board of Directors determines in good faith is a Superior Offer may discourage other parties that might otherwise have an interest in a business combination with, or an acquisition of, IVERIC.
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The Termination Fee.   The Board of Directors considered the fact that IVERIC may be required to pay a termination fee of $222,370,000 to Parent if the Merger Agreement is terminated under certain circumstances, including in connection with IVERIC accepting a Superior Proposal or due to the Board of Directors changing or withdrawing its recommendation of the Merger, although the Board of Directors believed that the termination fee was reasonable and customary and would not preclude a serious and financially capable potential acquiror from submitting an unsolicited Acquisition Proposal.

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Effect of Announcement.   The Board of Directors considered the potential effect of the public announcement of the transaction on IVERIC’s employees, operations and business partners and stock price, as well as its ability to attract and retain key personnel while the transaction is pending.

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Litigation Risk.   The Board of Directors considered the risk of litigation in connection with the execution of the Merger Agreement and the consummation of the Merger which, even where lacking in merit, could nonetheless result in distraction and expense.

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Interim Operating Covenants.   The Board of Directors considered the fact that the Merger Agreement imposes restrictions on the conduct of IVERIC’s business prior to the consummation of the Merger, requiring IVERIC to conduct its business in the ordinary course and refrain from taking certain specified actions without Parent’s prior consent (which is not to be unreasonably withheld, conditioned or delayed). The Board of Directors considered that such restrictions may potentially delay or prevent IVERIC from pursuing business strategies or opportunities (including potential acquisitions, investments, licenses and other strategic opportunities) that may arise pending consummation of the Merger and may negatively impact or delay IVERIC’s preparation for the potential U.S. commercial launch of ACP.

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Risks That the Merger May Not Be Approved by Our Stockholders.   The Board of Directors considered the possibility that the Merger Proposal will not be approved by the affirmative vote of the stockholders of at least a majority of the outstanding shares of our common stock, which would prevent the consummation of the Merger under applicable law.

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Risks That the Merger Might Be Delayed or Not Be Completed At All.   The Board of Directors considered the fact that, although IVERIC expects that the Merger will be consummated, there can be no assurance that all conditions to the parties’ obligations will be satisfied on a timely basis or at all. The Board of Directors considered the risks and costs to IVERIC if the Merger is not consummated in the anticipated timeframe or at all, including the diversion of IVERIC’s management and employees’ attention; potential employee attrition; the potential effect on vendors, partners, licensors and others that do business with IVERIC; and the potential effect on the trading price of the shares of IVERIC’s common stock.

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Transaction Costs.   The Board of Directors considered the fact that significant costs have been and will continue to be incurred in connection with negotiating and entering into the Merger Agreement and completing the Merger, and that substantial time and effort of IVERIC’s management and certain other key employees will be required, potentially resulting in disruptions to the operation of IVERIC’s business. If the Merger is not consummated, IVERIC will be required to pay its own expenses associated with the Merger Agreement, and the resulting public announcement of the termination of the Merger Agreement could affect the trading price of IVERIC’s common stock.

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Potential Conflicts of Interest.   The Board of Directors considered the potential conflicts of interest created by the fact that IVERIC’s executive officers and directors may have interests in the Merger that may be different from or in addition to those of other stockholders, as described in the section of this proxy statement captioned “— Interests of IVERIC’s Directors and Executive Officers in the Merger.”

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Regulatory Approval and Risks of Pending Actions.   The Board of Directors considered the fact that the completion of the Merger requires the expiration or termination of the waiting period and review pursuant to the HSR Act, which could subject the Merger to unforeseen delays and risk.

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Tax Treatment.   The Board of Directors considered the fact that gains realized by our stockholders as a result of the Merger generally will be taxable to our stockholders for U.S. federal income tax purposes (as further described in the section of this proxy statement captioned “— Certain U.S. Federal Income Tax Consequences of the Merger”).

The Board of Directors believed that, overall, the potential benefits of the Merger to IVERIC’s stockholders substantially outweighed the risks and uncertainties of the Merger.
The foregoing discussion of factors considered by the Board of Directors contains the material factors considered by the Board of Directors, but is not in any way intended to be exhaustive. In light of the variety of factors considered in connection with its evaluation of the Merger, the Board of Directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determinations and recommendations. Each member of the Board of Directors applied his or her own business judgment to the process and may have given different weight to different factors. The Board of Directors did not undertake to make any specific determination as to whether any factor or any particular aspect of a factor supported or did not support its ultimate determination. Rather, the Board of Directors based its recommendation on the totality of the information presented. The sale process was overseen by, and decisions were made by, a majority of independent directors on the Board of Directors who are neither affiliated with Astellas nor employees of IVERIC or any of its subsidiaries, and which retained and received advice from IVERIC’s independent outside legal counsel and financial advisors.
Opinion of IVERIC’s Financial Advisors
Opinion of BofA Securities, Inc.
IVERIC retained BofA Securities to act as a financial advisor to IVERIC in connection with the Merger. BofA Securities is an internationally recognized investment banking firm which is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. IVERIC selected BofA Securities to act as a financial advisor to IVERIC in connection with the Merger on the basis of BofA Securities’ experience in transactions similar to the Merger, its reputation in the investment community and its familiarity with IVERIC and its business.
On April 28, 2023, at a meeting of the Board of Directors held to evaluate the Merger, representatives of BofA Securities delivered to the Board of Directors the oral opinion of BofA Securities, which was confirmed by delivery of a written opinion dated April 28, 2023, to the effect that, as of the date of the opinion and based on and subject to the factors and assumptions set forth in the written opinion, the Per Share Merger Consideration to be paid to our stockholders (other than holders of (i) shares owned by IVERIC as treasury shares or owned by a subsidiary of IVERIC and (ii) shares held by Parent or Merger Sub or any of their wholly owned subsidiaries (collectively referred to in this section of this proxy statement as “Excluded Shares”)) was fair, from a financial point of view, to such stockholders.
The full text of BofA Securities’ written opinion to the Board of Directors, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex B to this Proxy statement and is incorporated by reference herein in its entirety. The following summary of BofA Securities’ opinion is qualified in its entirety by reference to the full text of the written opinion. BofA Securities delivered its opinion to the Board of Directors for the benefit and use of the Board of Directors (in its capacity as such) in connection with and for purposes of its evaluation of the Merger. BofA Securities expressed no opinion or view as to any terms or other aspects or implications of the Merger (other than the Per Share Merger Consideration to the extent expressly specified in such opinion) and no opinion or view was expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to IVERIC or in which IVERIC might engage or as to the underlying business decision of IVERIC to proceed with or effect the Merger. BofA Securities’ opinion does not constitute a recommendation as to how any stockholder should vote or act in connection with the Merger or any other matter.

In connection with rendering its opinion, BofA Securities has, among other things:
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reviewed certain publicly available business and financial information relating to IVERIC;

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reviewed certain internal financial and operating information with respect to the business, operations and prospects of IVERIC furnished to or discussed with BofA Securities by the management of IVERIC, including certain financial forecasts relating to IVERIC prepared by the management of IVERIC, which we refer to in this section of this proxy statement as the “Forecasts”, and are described further as the 2023 Management Projections in the section of this proxy statement captioned “— Certain Financial Projections”);

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reviewed and discussed with members of senior management of IVERIC their assessments as to the product candidates of IVERIC, including the likelihood of technical, clinical and regulatory success of such product candidates;

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reviewed and discussed with members of senior management of IVERIC estimates of the amount and utilization of certain net operating losses, research tax credits and other tax attributes of IVERIC prepared by the management of IVERIC (which we refer to in this section of this proxy statement as the “Tax Attributes”);

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discussed the past and current business, operations, financial condition and prospects of IVERIC with members of senior management of IVERIC;

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reviewed the trading history for shares of our common stock and a comparison of that trading history with the trading histories of other companies BofA Securities deemed relevant;

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compared certain financial and stock market information of IVERIC with similar information of other companies BofA Securities deemed relevant;

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compared certain financial terms of the Merger to financial terms, to the extent publicly available, of other transactions BofA Securities deemed relevant;

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considered the results of our efforts on behalf of IVERIC to solicit, at the direction of IVERIC, indications of interest and definitive proposals from third parties with respect to a possible acquisition of IVERIC;

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reviewed a draft, dated April 28, 2023, of the Merger Agreement (which we refer to in this section of this proxy statement as the “Draft Agreement”); and

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performed such other analyses and studies and considered such other information and factors as BofA Securities deemed appropriate.

In arriving at its opinion, BofA Securities assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with it and relied upon the assurances of the management of IVERIC that it was not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the Forecasts, BofA Securities was advised by IVERIC, and assumed, that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of IVERIC as to the future financial performance of IVERIC and the other matters covered thereby. BofA Securities relied, at the direction of IVERIC, on the assessments of the management of IVERIC as to the ability of IVERIC to utilize the Tax Attributes and was advised by IVERIC, and assumed, at the direction of IVERIC that such Tax Attributes would be utilized in the amounts and at the times projected. BofA Securities relied, at the direction of IVERIC, on the assessments as to the product candidates of IVERIC, including the likelihood of technical, clinical and regulatory success of such product candidates. BofA Securities did not make and was not provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of IVERIC or any other entity, nor did it make any physical inspection of the properties or assets of IVERIC. BofA Securities did not evaluate the solvency or fair value of IVERIC, Parent or any other entity under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. BofA Securities assumed, at the direction of IVERIC, that the Merger would be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Merger, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, would be imposed that would have an adverse effect on IVERIC, Astellas, Parent or any other entity or the Merger (including the contemplated benefits thereof). BofA Securities also assumed, at the direction of IVERIC, that the final executed Merger Agreement would not differ in any material respect from the Draft Agreement reviewed by BofA Securities.
BofA Securities expressed no view or opinion as to any terms or other aspects or implications of the Merger (other than the Per Share Merger Consideration to the extent expressly specified in its opinion), including, without limitation, the form or structure of the Merger, any related transaction or any terms, aspects or implications of any other agreement, arrangement or understanding entered into in connection with or related to the Merger or otherwise. BofA Securities’ opinion was limited to the fairness, from a financial point of view, of the Per Share Merger Consideration to be received by our stockholders (other than holders of Excluded Shares) and no opinion or view was expressed with respect to any consideration received in connection with the Merger by the holders of any class of securities, creditors or other constituencies of any party. In addition, no opinion or view was expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the Merger, or class of such persons, relative to the Per Share Merger Consideration or otherwise. Furthermore, no opinion or view was expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to IVERIC or in which IVERIC might engage or as to the underlying business decision of IVERIC to proceed with or effect the Merger. In addition, BofA Securities expressed no view or opinion with respect to, and BofA Securities relied, with the consent of IVERIC, upon the assessments of IVERIC and its representatives regarding, legal, regulatory, accounting, tax and similar matters relating to IVERIC or any other entity or the Merger (including the contemplated benefits thereof), as to which matters BofA Securities understood that IVERIC obtained such advice as it deemed necessary from qualified professionals. BofA Securities further expressed no opinion or recommendation as to how any stockholder should vote or act in connection with the Merger or any other matter.
BofA Securities’ opinion was necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to BofA Securities as of, the date of its opinion. The credit, financial and stock markets were experiencing unusual volatility and BofA Securities expressed no opinion or view as to any potential effects of such volatility on IVERIC, Astellas, Parent or the Merger. It should be understood that subsequent developments may affect BofA Securities’ opinion, and BofA Securities does not have any obligation to update, revise, or reaffirm its opinion. The issuance of BofA Securities’ opinion was approved by a fairness opinion review committee of BofA Securities. Except as described in this section of this proxy statement, IVERIC imposed no other instructions or limitations on the investigations made or procedures followed by BofA Securities in rendering its opinion.
The discussion set forth in the section of this proxy statement captioned “— Opinion of IVERIC’s Financial Advisors — Opinion of BofA Securities, Inc. — Summary of Material Company Financial Analyses” represents a brief summary of the material financial analyses presented by BofA Securities to the Board of Directors in connection with its opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by BofA Securities, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by BofA Securities. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by BofA Securities.
Summary of Material Company Financial Analyses
For purposes of BofA Securities’ financial analysis, BofA Securities calculated our fully diluted outstanding share count based on the following information provided by IVERIC management: 137.6 million shares of our common stock outstanding, 12.7 million Company Options outstanding with a weighted average exercise price of $15.70 per share, 2.7 million restricted stock units outstanding (including

Company RSUs and Company PSUs, which Company PSUs were, for purposes of BofA Securities’ financial analysis, assumed to vest in full and be paid out in connection with the closing of the Merger) as of April 27, 2023.
Selected Publicly Traded Companies Analysis
BofA Securities reviewed publicly available financial and stock market information of the selected publicly traded biopharmaceutical companies listed in the table below.
BofA Securities reviewed, among other things, the enterprise values for each of the selected companies, calculated by multiplying the closing share price of each applicable company as of April 27, 2023 by the number of fully-diluted shares outstanding of the applicable company (determined on a treasury stock method basis based on information in its public filings), and adding to (or subtracting from, as applicable) the result the amount of the applicable company’s net debt (or net cash) (defined as debt, preferred stock and minority interest less cash, cash equivalents and marketable securities) based on information in its public filings, as multiples of estimates of the applicable company’s probability-of-success adjusted revenue for the third calendar year (which we refer to in this section of this proxy statement as “PoS Adjusted CY+3”). Financial data of the selected companies were derived from their public filings and publicly available Wall Street research analysts’ estimates published by FactSet as of April 27, 2023.
The results of this review were as follows:
Target	EV / PoS Adjusted CY+3 Revenue
Amylyx Pharmaceuticals, Inc.	1.7x
Apellis Pharmaceuticals, Inc.	5.6x
Axsome Therapeutics, Inc.	3.5x
Intra-Cellular Therapies, Inc.	4.4x
Karuna Therapeutics, Inc.	10.8x
Reata Pharmaceuticals, Inc.	5.0x
Sage Therapeutics, Inc.	4.4x
Median	4.4x
Based on BofA Securities’ review of the enterprise values to PoS Adjusted CY+3 revenue multiples for the selected companies and on its professional judgment and experience, BofA Securities applied an enterprise value to PoS Adjusted CY+3 revenue multiple reference range of 3.5x to 6.0x to estimates of IVERIC’s revenue from July 1, 2025 to June 30, 2026, as reflected in the Forecasts, to calculate a range of implied enterprise values for IVERIC. BofA Securities then calculated an implied equity value per share of our common stock reference range (rounded to the nearest $0.10) for IVERIC by adding to this range of implied enterprise values an estimate of the net cash of IVERIC of $380 million as of June 30, 2023, as provided by the management of IVERIC, and dividing the result by a number of fully-diluted shares of our common stock outstanding. This analysis indicated the following approximate implied equity value reference ranges per share of our common stock, as compared to the Per Share Merger Consideration, the closing price per share of our common stock as of March 31, 2023, the last trading day prior to Bloomberg reporting on Apellis drawing takeover interest from potential acquirers and referencing IVERIC as a competitor of Apellis (which we refer to in this section of this proxy statement as the “Unaffected Share Price”), and the closing price per share of our common stock as of April 27, 2023:
Implied Equity Value Reference Range Per Share	Per Share Merger Consideration	Unaffected Share Price	April 27, 2023 Closing Price Per Share
$25.20 – $40.70	$40.00	$24.33	$32.31
No selected publicly traded company used in this analysis is identical or directly comparable to IVERIC. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies to which IVERIC was compared.

Selected Precedent Transactions Analysis
BofA Securities reviewed, to the extent publicly available, financial information relating to the selected transactions listed in the table below involving acquisitions of publicly traded biopharmaceutical companies.
BofA Securities reviewed the enterprise values implied for each target company, computed as the aggregate consideration payable in the selected transaction, plus debt, preferred equity and non-controlling interest (as applicable), and less cash and cash equivalents and marketable securities (as applicable) of the target company, as publicly disclosed prior to the announcement of the applicable transaction, as multiples of estimates of the target company’s PoS Adjusted CY+3 following the year in which the applicable transaction was announced, as disclosed by the applicable target company in its public filings made in connection with the applicable transaction. Other financial data relating to each of the selected transactions and target companies were derived from the transaction parties’ public filings.
The results of this review were as follows:
Date Announced	Target	Acquiror	EV / PoS Adjusted CY+3 Revenue
03/13/23	Provention Bio, Inc.	Sanofi S.A.	6.3x
08/08/22	Global Blood Therapeutics, Inc.	Pfizer Inc.	7.2x
08/04/22	ChemoCentryx, Inc.	Amgen Inc.	6.9x
01/19/22	Zogenix, Inc.	UCB Pharma	3.2x
09/08/21	Kadmon Holdings, Inc.	Sanofi S.A.	8.8x
02/03/21	GW Pharmaceuticals plc	Jazz Pharmaceuticals plc	5.8x
02/01/21	Viela Bio, Inc.	Horizon Therapeutics plc	12.0x
05/05/20	Portola Pharmaceuticals, Inc.	Alexion Pharmaceuticals, Inc.	4.1x
Median			6.6x
Based on BofA Securities’ review of the enterprise values to PoS Adjusted CY+3 revenue multiples for the selected transactions and on its professional judgment and experience, BofA Securities applied an enterprise value to PoS Adjusted CY+3 revenue multiple reference range of 4.5x to 8.5x to estimates of IVERIC’s revenue from July 1, 2025 to June 30, 2026, as reflected in the Forecasts, to calculate a range of implied enterprise values for IVERIC. BofA Securities then calculated an implied equity value per share of our common stock reference range (rounded to the nearest $0.10) for IVERIC by adding to this range of implied enterprise values an estimate of the net cash of IVERIC of $374 million, as of June 30, 2023, which is IVERIC’s net cash as of June 30, 2023 adjusted for change of control payments and prepayment penalties under IVERIC’s outstanding term loan payable in connection with the Merger, as provided by the management of IVERIC, and dividing the result by a number of fully-diluted shares of our common stock outstanding. This analysis indicated the following approximate implied equity value reference ranges per share of our common stock, as compared to the Per Share Merger Consideration, the Unaffected Share Price as of March 31, 2023, and the closing price per share of our common stock as of April 27, 2023:
Implied Equity Value Reference Range Per Share	Per Share Merger Consideration	Unaffected Share Price	April 27, 2023 Closing Price Per Share
$31.40 – $56.10	$40.00	$24.33	$32.31
No selected precedent transaction used in this analysis or the applicable target company is identical or directly comparable to IVERIC or the Merger. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics, market conditions and other factors that could affect the acquisition or other values of the companies or transactions to which IVERIC and the Merger were compared.
Discounted Cash Flow Analysis
BofA Securities performed a discounted cash flow analysis of IVERIC to calculate a range of implied present values per share of our common stock utilizing estimates of the standalone, unlevered, after-tax free cash flows IVERIC was expected to generate over the period from second half of calendar year 2023 through calendar year 2038 based on the Forecasts. BofA Securities calculated a terminal value for IVERIC by applying an assumed perpetuity growth rate of negative 5.00% after calendar year 2038, reflecting guidance provided by the management of IVERIC, to the terminal year cash flows of $296 million, based on the Forecasts. The cash flows, the terminal value, and the estimated benefits from IVERIC’s Tax Attributes, as of December 31, 2022, as provided by the management of IVERIC (as set forth in the Forecasts, as described in the section of this proxy statement captioned “— Certain Financial Projections”), were discounted to June 30, 2023, utilizing mid-year discounting convention, and using discount rates ranging from 11.50% to 15.00%, which were based on an estimate of IVERIC’s weighted average cost of capital, derived using the Capital Asset Pricing Model based on BofA Securities’ professional judgment and experience. BofA Securities then calculated implied per share equity value reference ranges (rounded to the nearest $0.10) for IVERIC by (1) adding to this range of present values the net cash of IVERIC of $380 million as of June 30, 2023 and an estimate of cash proceeds net of transaction costs to be received by IVERIC in connection with the future equity financing assumed to occur in 2023, as reflected in the Forecasts and (2) dividing the result by a number of fully-diluted shares of our common stock outstanding and additional shares of our common stock assumed to be issued in connection with the future equity financing assumed to occur in 2023, as reflected in the Forecasts. This analysis indicated the following approximate implied equity value reference range per share of our common stock (rounded to the nearest $0.10) for IVERIC, as compared to the Per Share Merger Consideration, the Unaffected Share Price as of March 31, 2023, and the closing price per share of our common stock as of April 27, 2023:
Implied Equity Value Reference Range Per Share	Per Share Merger Consideration	Unaffected Share Price	April 27, 2023 Closing Price Per Share
$30.40 – $37.20	$40.00	$24.33	$32.31
Other Factors
BofA Securities also noted certain additional factors that were not considered part of BofA Securities’ financial analyses with respect to its opinion but were referenced for informational purposes, including, among other things the following:
52-Week Trading Range.   BofA Securities reviewed the trading range of our common stock for the 52-week period ended April 27, 2023, which was $9.12 to $32.31.
Wall Street Analysts Price Targets.   BofA Securities reviewed certain publicly available equity research analyst price targets for our common stock available as of April 27, 2023 which demonstrated a range of $19.00 to $43.00 and a present value of $16.80 to $38.00 when discounted by one year at IVERIC’s estimated mid-point cost of equity of 13.25%, derived using the Capital Asset Pricing Model.
Premia Calculations.   BofA Securities reviewed, among other things, the premia paid in 8 selected precedent public company biopharmaceutical acquisitions in relation to each target company’s (1) closing share price on the day prior to announcement of the applicable transaction, (2) the volume weighted average price during the 60 calendar days prior to announcement of the applicable transaction (which we refer to in this section of this proxy statement as the “60-Day VWAP”) and (3) 52-week high trading price for the 52-week period ended prior to announcement of the applicable transaction (which we refer to in this section of this proxy statement as the “52-Week High”). Based on this review and its professional judgment and experience, BofA Securities applied:
•
an illustrative premia reference range of 55% to 130% to the Unaffected Share Price on March 31, 2023 of $24.33, and the closing price per share of our common stock on April 27, 2023, of $32.31, to derive implied equity value reference ranges per share of our common stock (rounded to the nearest $0.10) of $37.70-$56.00 and $50.10-$74.30, respectively;

•
an illustrative premia reference range of 70% to 135% to the 60-Day VWAP of our common stock as of March 31, 2023, of $22.03 and as of April 27, 2023, of $24.06, to derive implied equity value reference ranges per share of our common stock (rounded to the nearest $0.10) of $37.40-$51.80 and $40.90-$56.50, respectively; and

•
an illustrative premia reference range of (5%) to 75% to the 52-Week High of our common stock as of March 31, 2023, of $24.56, and as of April 27, 2023, of $32.31, to derive implied equity value reference ranges per share of our common stock (rounded to the nearest $0.10) of $23.30-$43.00 and $30.70-$56.50, respectively.

Miscellaneous
As noted above, the discussion set forth in the section of this proxy statement captioned “— Opinion of IVERIC’s Financial Advisors — Opinion of BofA Securities, Inc. — Summary of Material Company Financial Analyses” represents a brief summary of the material financial analyses presented by BofA Securities to the Board of Directors in connection with its opinion and is not a comprehensive description of all analyses undertaken or factors considered by BofA Securities in connection with its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. BofA Securities believes that its analyses summarized above must be considered as a whole. BofA Securities further believes that selecting portions of its analyses and the factors considered or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying BofA Securities’ analyses and opinion. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis referred to in the summary.
In performing its analyses, BofA Securities considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of IVERIC. The estimates of the future performance of IVERIC in or underlying BofA Securities’ analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates or those suggested by BofA Securities’ analyses. These analyses were prepared solely as part of BofA Securities’ analysis of the fairness, from a financial point of view, to our stockholders (other than holders of Excluded Shares) of the Per Share Merger Consideration to be received by such stockholders in the Merger and were provided to the Board of Directors in connection with the delivery of BofA Securities’ opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or acquired or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the estimates used in, and the ranges of valuations resulting from, any particular analysis described above are inherently subject to substantial uncertainty and should not be taken to be BofA Securities’ view of the actual values of IVERIC or its shares.
The type and amount of consideration payable in the Merger was determined through negotiations between IVERIC and Parent, rather than by any financial advisor, and was approved by the Board of Directors. The decision to enter into the Merger Agreement was solely that of the Board of Directors. As described in the section of this proxy statement captioned “— Recommendation of the Board of Directors and Reasons for the Merger — Reasons for the Merger”, BofA Securities’ opinion and analyses were only one of many factors considered by the Board of Directors in its evaluation of the Merger and should not be viewed as determinative of the views of the Board of Directors, IVERIC’s management or any other party with respect to the Merger or the Per Share Merger Consideration.
IVERIC has agreed to pay BofA Securities for its services in connection with the Merger an aggregate fee of approximately $69 million, $2.0 million of which was payable upon the rendering of BofA Securities’ opinion and approximately $67 million of which is payable contingent upon consummation of the Merger. In addition, IVERIC has agreed to reimburse certain of BofA Securities’ expenses arising, and to indemnify BofA Securities against certain liabilities that may arise, out of BofA Securities’ engagement.
BofA Securities and its affiliates comprise a full-service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of their businesses, BofA

Securities and its affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of IVERIC, Astellas, Parent and certain of their respective affiliates.
BofA Securities and its affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to IVERIC and have received or in the future may receive compensation for the rendering of these services, including having acted as bookrunner for IVERIC on an equity follow-on offering. From May 1, 2021 through April 30, 2023, BofA Securities and its affiliates derived aggregate revenues from IVERIC of approximately $5.5 million for investment and corporate banking services.
In addition, BofA Securities and its affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Astellas and certain of its affiliates and have received or in the future may receive compensation for the rendering of these services, including having provided certain treasury management products and services to Astellas. From May 1, 2021 through April 30, 2023, BofA Securities and its affiliates derived aggregate revenues from Astellas and certain of its affiliates of less than $10,000 for corporate banking services.
Opinion of Centerview Partners LLC
On April 28, 2023, Centerview rendered to the Board of Directors its oral opinion, subsequently confirmed by delivery of a written opinion dated April 28, 2023, that, as of such date and based upon and subject to various assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the Per Share Merger Consideration to be paid to the holders of shares of our common stock (other than any shares of our common stock (1) held by IVERIC as treasury shares or owned by a subsidiary of IVERIC, (2) owned by Parent or any of its subsidiaries (including Merger Sub) in each case as of immediately prior to the Effective Time, or (3) that are Dissenting Shares (the shares referred to in clauses (1) to (3), together with any shares of our common stock held by any affiliate of IVERIC or Parent, are referred to in this section of this proxy statement as “Excluded Shares”)) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.
The full text of Centerview’s written opinion, dated April 28, 2023, which describes the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, is attached as Annex C and is incorporated herein by reference. The summary of the written opinion of Centerview set forth below is qualified in its entirety to the full text of Centerview’s written opinion attached as Annex C. Centerview’s financial advisory services and opinion were provided for the information and assistance of the Board of Directors (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Merger and Centerview’s opinion only addressed the fairness, from a financial point of view, as of the date thereof, to the holders of shares of our common stock (other than Excluded Shares) of the Per Share Merger Consideration to be paid to such holders pursuant to the Merger Agreement. Centerview’s opinion did not address any other term or aspect of the Merger Agreement or the Merger and does not constitute a recommendation to any of our stockholders or any other person as to how such stockholder or other person should vote with respect to the Merger or otherwise act with respect to the Merger or any other matter.
The full text of Centerview’s written opinion should be read carefully in its entirety for a description of the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion.
In connection with rendering the opinion described above and performing its related financial analyses, Centerview reviewed, among other things:
•
a draft of the Merger Agreement dated April 28, 2023, which we refer to as the “Draft Merger Agreement”;

•
Annual Reports on Form 10-K of IVERIC for the years ended December 31, 2022, December 31, 2021 and December 31, 2020;

•
certain interim reports to stockholders and Quarterly Reports on Form 10-Q of IVERIC;

•
certain publicly available research analyst reports for IVERIC;

•
certain other communications from IVERIC to our stockholders; and

•
certain internal information relating to the business, operations, earnings, cash flow, assets, liabilities and prospects of IVERIC, including certain financial forecasts, analyses and projections relating to IVERIC prepared by management of IVERIC and furnished to Centerview by IVERIC for purposes of Centerview’s analysis, which we refer to in this section of this proxy statement as the “Forecasts”, and are described further as the 2023 Management Projections in the section of this proxy statement captioned “— Certain Financial Projections”, and which we collectively refer to in this section of this proxy statement as the “Internal Data.”

Centerview also participated in discussions with members of the senior management and representatives of IVERIC regarding their assessment of the Internal Data. In addition, Centerview reviewed publicly available financial and stock market data, including valuation multiples, for IVERIC and compared that data with similar data for certain other companies, the securities of which are publicly traded, in lines of business that Centerview deemed relevant. Centerview also compared certain of the proposed financial terms of the Merger with the financial terms, to the extent publicly available, of certain other transactions that Centerview deemed relevant, and conducted such other financial studies and analyses and took into account such other information as Centerview deemed appropriate.
Centerview assumed, without independent verification or any responsibility therefor, the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information supplied to, discussed with, or reviewed by Centerview for purposes of its opinion and, with the Board of Directors’ consent, Centerview relied upon such information as being complete and accurate. In that regard, Centerview assumed, at the Board of Directors’ direction, that the Internal Data (including, without limitation, the Forecasts) were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of IVERIC as to the matters covered thereby and Centerview relied, at the Board of Directors’ direction, on the Internal Data for purposes of Centerview’s analysis and opinion. Centerview expressed no view or opinion as to the Internal Data or the assumptions on which it was based. In addition, at the Board of Directors’ direction, Centerview did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of IVERIC, nor was Centerview furnished with any such evaluation or appraisal, and was not asked to conduct, and did not conduct, a physical inspection of the properties or assets of IVERIC. Centerview assumed, at the Board of Directors’ direction, that the final executed Merger Agreement would not differ in any respect material to Centerview’s analysis or opinion from the Draft Merger Agreement reviewed by Centerview. Centerview also assumed, at the Board of Directors’ direction, that the Merger would be consummated on the terms set forth in the Merger Agreement and in accordance with all applicable laws and other relevant documents or requirements, without delay or the waiver, modification or amendment of any term, condition or agreement, the effect of which would be material to Centerview’s analysis or Centerview’s opinion and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Merger, no delay, limitation, restriction, condition or other change will be imposed, the effect of which would be material to Centerview’s analysis or Centerview’s opinion. Centerview did not evaluate and did not express any opinion as to the solvency or fair value of IVERIC, or the ability of IVERIC to pay its obligations when they come due, or as to the impact of the Merger on such matters, under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. Centerview is not a legal, regulatory, tax or accounting advisor, and Centerview expressed no opinion as to any legal, regulatory, tax or accounting matters.
Centerview’s opinion expressed no view as to, and did not address, IVERIC’s underlying business decision to proceed with or effect the Merger, or the relative merits of the Merger as compared to any alternative business strategies or transactions that might be available to IVERIC or in which IVERIC might engage. Centerview’s opinion was limited to and addressed only the fairness, from a financial point of view, as of the date of Centerview’s written opinion, to the holders of shares of our common stock (other than Excluded Shares) of the Per Share Merger Consideration to be paid to such holders pursuant to the Merger Agreement. For purposes of its opinion, Centerview was not asked to, and Centerview did not, express any view on, and its opinion did not address, any other term or aspect of the Merger Agreement or the Merger, including, without limitation, the structure or form of the Merger, or any other agreements or arrangements contemplated by the Merger Agreement or entered into in connection with or otherwise contemplated by the Merger, including, without limitation, the fairness of the Merger or any other term or aspect of the Merger to, or any consideration to be received in connection therewith by, or the impact of the Merger on, the holders of any other class of securities, creditors or other constituencies of IVERIC or any other party. In addition, Centerview expressed no view or opinion as to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to be paid or payable to any of the officers, directors or employees of IVERIC or any party, or class of such persons in connection with the Merger, whether relative to the Per Share Merger Consideration to be paid to our stockholders pursuant to the Merger Agreement or otherwise. Centerview’s opinion was necessarily based on financial, economic, monetary, currency, market and other conditions and circumstances as in effect on, and the information made available to Centerview as of, the date of Centerview’s written opinion, and Centerview does not have any obligation or responsibility to update, revise or reaffirm its opinion based on circumstances, developments or events occurring after the date of Centerview’s written opinion. Centerview’s opinion does not constitute a recommendation to any of our stockholders or any other person as to how such stockholder or other person should vote with respect to the Merger or otherwise act with respect to the Merger or any other matter. Centerview’s financial advisory services and its opinion were provided for the information and assistance of the Board of Directors (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Merger. The issuance of Centerview’s opinion was approved by the Centerview Partners LLC Fairness Opinion Committee.
Summary of Centerview Financial Analysis
The following is a summary of the material financial analyses prepared and reviewed with the Board of Directors in connection with Centerview’s opinion, dated April 28, 2023. The summary set forth below does not purport to be a complete description of the financial analyses performed or factors considered by, and underlying the opinion of, Centerview, nor does the order of the financial analyses described represent the relative importance or weight given to those financial analyses by Centerview. Centerview may have deemed various assumptions more or less probable than other assumptions, so the reference ranges resulting from any particular portion of the analyses summarized below should not be taken to be Centerview’s view of the actual value of IVERIC. Some of the summaries of the financial analyses set forth below include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses performed by Centerview. Considering the data in the tables below without considering all financial analyses or factors or the full narrative description of such analyses or factors, including the methodologies and assumptions underlying such analyses or factors, could create a misleading or incomplete view of the processes underlying Centerview’s financial analyses and its opinion.
In performing its analyses, Centerview made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of IVERIC or any other parties to the Merger. None of IVERIC, Parent, Merger Sub or Centerview or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of IVERIC do not purport to be appraisals or reflect the prices at which IVERIC may actually be sold. Accordingly, the assumptions and estimates used in, and the results derived from, the financial analyses are inherently subject to substantial uncertainty. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before April 27, 2023 and is not necessarily indicative of current market conditions.
For purposes of Centerview’s financial analysis, Centerview calculated our fully diluted outstanding share count based on the following information provided by IVERIC management: 137.6 million shares of our common stock outstanding, 12.7 million Company Options outstanding with a weighted average exercise price of $15.70 per share, 2.7 million restricted stock units outstanding (including Company RSUs and Company PSUs, which Company PSUs were, for purposes of Centerview’s financial analysis, assumed to vest in full and be paid out in connection with the closing of the Merger) as of April 27, 2023.

Selected Public Company Analysis
Centerview reviewed certain financial information of IVERIC and compared it to corresponding financial information of certain publicly traded biopharmaceutical companies listed in the table below that Centerview selected based on its experience and professional judgment (which companies we refer to as the “selected companies” in this section of this proxy statement).
Although none of the selected companies is directly comparable to IVERIC, the companies listed above were chosen by Centerview, among other reasons, because they are publicly traded late-stage or marketed non-oncology biopharmaceutical companies with certain operational, business and/or financial characteristics that, for purposes of Centerview’s analysis, may be considered similar to those of IVERIC. However, because each of the selected companies has operational, business and financial characteristics that differ from those of IVERIC, Centerview believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected public company analysis. Accordingly, Centerview also made qualitative judgments, based on its experience and professional judgment, concerning differences between the operational, business and/or financial characteristics of IVERIC and the selected companies that could affect the public trading values of each in order to provide a context in which to consider the results of the quantitative analysis.
Using publicly available information obtained from SEC filings and other data sources as of April 27, 2023, Centerview calculated, for each selected company, such company’s enterprise value (calculated as the equity value (determined using the treasury stock method and taking into account outstanding in-the-money options, restricted stock units, performance stock units and other convertible securities, as applicable) plus the book value of debt and certain liabilities less cash and cash equivalents), as a multiple of estimates of the applicable company’s probability-of-success adjusted three-year forward revenue (which we refer to in this section of this proxy statement as the “3-Y Revenue Trading Multiple”).
The selected companies considered in this analysis and the results of this analysis are listed below:
3-Y Revenue Trading Multiple
Amylyx Pharmaceuticals, Inc.	1.7x
Apellis Pharmaceuticals, Inc.	5.6x
Axsome Therapeutics, Inc.	3.5x
Intra-Cellular Therapies, Inc.	4.4x
Karuna Therapeutics, Inc.	10.8x
Reata Pharmaceuticals, Inc.	5.0x
Sage Therapeutics, Inc.	4.4x
Median:	4.4x
Based on its analysis and other considerations that Centerview deemed relevant in its professional judgment and experience, Centerview selected a reference range of 3-Y Revenue Trading Multiples of 3.5x to 5.5x to apply to IVERIC’s estimated revenue from July 1, 2025 to June 30, 2026 as set forth in the Forecasts. In selecting this reference range, Centerview made qualitative judgments based on its experience and professional judgment concerning differences between the business, financial and operating characteristics of IVERIC and the selected companies that could affect their public trading values in order to provide a context in which to consider the results of the quantitative analysis. Applying this range of 3-Y Revenue Trading Multiples to IVERIC’s estimated revenue from July 1, 2025 to June 30, 2026, as set forth in the Forecasts, and adding to the resulting implied enterprise value of IVERIC’s net cash of $380 million as of June 30, 2023, as reflected in the Internal Data, and dividing by a number of fully-diluted outstanding shares of our common stock, as set forth in the Internal Data, resulted in an implied per share equity value range for the shares of our common stock of approximately $25.25 to $37.65, rounded to the nearest $0.05. Centerview then compared this range to the Per Share Merger Consideration of $40.00 per share of our common stock in cash proposed to be paid to the holders of shares of our common stock (other than Excluded Shares) pursuant to the Merger Agreement.

Selected Precedent Transaction Analysis
Centerview reviewed and compared certain information relating to the following selected late-stage or marketed non-oncology biopharmaceutical transactions (which transactions we refer to as the “selected transactions” in this section of this proxy statement) listed in the table below that Centerview, based on its experience and professional judgment, deemed relevant to consider in relation to IVERIC and the Merger.
Although none of the selected transactions is directly comparable to the Merger, these transactions were chosen by Centerview because they have certain business, operational and/or financial characteristics that, for purposes of Centerview’s analysis, may be considered similar to the Merger. The reasons for and the circumstances surrounding each of the selected precedent transactions analyzed were diverse and there are inherent differences in the business, operational and/or financial conditions and prospects of IVERIC and the companies included in the selected precedent transactions analysis. This analysis involved complex considerations and qualitative judgments concerning differences in business, operational and/or financial characteristics and other factors that could affect the public trading, acquisition or other values of the target companies in the selected transactions and IVERIC.
Using publicly available information obtained from SEC filings and other data sources, as of April 27, 2023, Centerview calculated, for each selected transaction, the transaction value (calculated as the offer value (determined using the treasury stock method and taking into account outstanding in-the-money options, restricted stock units, performance stock units and other convertible securities, as applicable) plus the book value of debt and certain liabilities less cash and cash equivalents) implied for each target company based on the consideration payable in the applicable selected transaction as a multiple of the target company’s projected risk-adjusted three-year forward revenue, calendarized based on the date on which the applicable transaction was announced and based on Wall Street research analyst estimates (which we refer to in this section of this proxy statement as “EV / 3-Year Forward Revenue Multiple”).
The selected transactions considered in this analysis and the results of this analysis are summarized below:
Date Announced	Target	Acquiror	EV / 3-Year Forward Revenue Multiple
03/13/23	Provention Bio, Inc.	Sanofi S.A.	6.4x
08/08/22	Global Blood Therapeutics, Inc.	Pfizer Inc.	7.3x
08/04/22	ChemoCentryx, Inc.	Amgen Inc.	6.4x
01/19/22	Zogenix, Inc.	UCB Pharma	3.6x
09/08/21	Kadmon Holdings, Inc.	Sanofi S.A.	8.3x
02/03/21	GW Pharmaceuticals plc	Jazz Pharmaceuticals plc	6.0x
02/01/21	Viela Bio, Inc.	Horizon Therapeutics plc	12.0x
05/05/20	Portola Pharmaceuticals, Inc.	Alexion Pharmaceuticals, Inc.	4.4x
Median:			6.4x
Based on this analysis and other considerations that Centerview deemed relevant in its professional judgment and experience, Centerview selected a reference range of EV / 3-Year Forward Revenue Multiples of 5.0x to 8.0x. In selecting this range of EV / 3-Year Forward Revenue Multiples, Centerview made qualitative judgments based on its experience and professional judgment concerning differences between the business, financial and operating characteristics of IVERIC and the target companies included in the selected transactions as well as the Merger and the selected transactions and other factors that could affect each transaction or other values in order to provide a context in which to consider the results of the quantitative analysis.
Applying this reference range of EV / 3-Year Forward Revenue Multiples to IVERIC’s estimated revenue from July 1, 2025 to June 30, 2026, as set forth in the Forecasts, and adding to the resulting implied enterprise value of IVERIC’s net cash of $374 million as of June 30, 2023, which is IVERIC’S net cash as of June 30, 2023, adjusted for change of control payments and prepayment penalties under IVERIC’s outstanding term loan payable in connection with the Merger, as reflected in the Internal Data, and dividing by a number of fully-diluted outstanding shares of our common stock, as set forth in the Internal Data, resulted in an implied per share equity value range for the shares of our common stock of approximately $34.60 to $53.15, rounded to the nearest $0.05. Centerview then compared this range to the Per Share Merger Consideration of $40.00 per share of our common stock in cash proposed to be paid to the holders of shares of our common stock (other than Excluded Shares) pursuant to the Merger Agreement.
Discounted Cash Flow Analysis
Centerview performed a discounted cash flow analysis of IVERIC based on the Forecasts, which reflects certain assumptions and future financing needs of IVERIC. A discounted cash flow analysis is a traditional valuation methodology used to derive a valuation of an asset or set of assets by calculating the “present value” of estimated future cash flows of the asset or set of assets. “Present value” refers to the current value of future cash flows or amounts and is obtained by discounting those future cash flows or amounts by a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors.
In performing this analysis, Centerview calculated a range of equity values for the shares of our common stock by (1) discounting to present value as of June 30, 2023 using discount rates ranging from 12.0% to 14.0% (reflecting Centerview’s analysis of IVERIC’s weighted average cost of capital, determined using the Capital Asset Pricing Model and based on considerations that Centerview deemed relevant in its professional judgment and experience) and using a mid-year convention: (i) the forecasted risk-adjusted, after-tax unlevered free cash flows of IVERIC over the period beginning on July 1, 2023 and ending on December 31, 2038, utilized by Centerview as set forth in the Forecasts, (ii) an implied terminal value of IVERIC, calculated by Centerview by assuming that IVERIC’s unlevered free cash flows of $294 million in the terminal year, based on the Forecasts, would decline in perpetuity after December 31, 2038 at a rate of free cash flow decline of 5.0% year over year, as directed by IVERIC’s management, and (iii) tax savings from usage of IVERIC’s federal net operating losses as of December 31, 2022 and research and development tax credits as of December 31, 2022, in each case, as set forth in the Forecasts (as described in the section of this proxy statement captioned “— Certain Financial Projections”) and (2) adding to the foregoing results (i) IVERIC’s net cash of $380 million as of June 30, 2023, as reflected in the Internal Data, and (ii) the impact of an assumed equity raise in the third quarter of 2023 as set forth in the Forecasts.
Centerview divided the result of the foregoing calculations by a number of fully-diluted outstanding shares of our common stock, as set forth in the Internal Data, taking into account the expected costs and dilution associated with the assumed equity raise, resulting in a range of implied equity values per share of our common stock of $32.10 to $36.05, rounded to the nearest $0.05. Centerview then compared the results of the above analysis to the Per Share Merger Consideration of $40.00 per share of our common stock in cash to be paid to the holders of shares of our common stock (other than Excluded Shares) pursuant to the Merger Agreement.
Other Factors
Centerview noted for the Board of Directors certain additional factors solely for reference and informational purposes only, including, among other things, the following:
•
Historical Stock Price Trading Analysis.   Centerview reviewed historical closing trading prices of the shares of our common stock during the 52-week period ended April 27, 2023, which reflected low and high stock closing prices for IVERIC during such period of $9.12 to $32.31 per share of our common stock.

•
Analyst Price Target Analysis.   Centerview reviewed stock price targets for the shares of our common stock in publicly available Wall Street research analyst reports as of April 27, 2023, which indicated low and high stock price targets for IVERIC ranging from $19.00 to $43.00 per share of our common stock.

•
Premia Paid Analysis.   Centerview performed an analysis of premia paid in 18 transactions involving publicly traded late-stage or marketed non-oncology biopharmaceutical companies, for which premium data was available. The premia in this analysis were calculated by comparing the per share acquisition price to each target company’s (1) common stock for the date one day prior to the date on which the trading price of the target’s common stock was perceived by Centerview to be affected by a potential transaction and (2) the volume weighted average price during the 60 trading days prior to announcement of the applicable transaction (which we refer to in this section of this proxy statement as the “60-Day VWAP”). Based on the analysis above and other considerations that Centerview deemed relevant in its professional judgment, Centerview applied (1) an illustrative premia reference range of 40.0% to 80.0% to IVERIC’s closing stock price (i) on March 31, 2023, of $24.33 (the last trading day prior to Bloomberg reporting on Apellis drawing takeover interest from potential acquirers and referencing IVERIC as a competitor of Apellis), and (ii) on April 27, 2023, of $32.31 and (2) an illustrative premia reference range of 60.0% to 100.0% to (i) the 60-Day VWAP of the shares of our common stock as of March 31, 2023, of $22.03, and (ii) the 60-Day VWAP of the shares of our common stock as of April 27, 2023, of $24.06, in each case, to derive implied equity value reference ranges per share of our common stock (rounded to the nearest $0.05) of: (1) $34.05 to $43.80 and $45.25 to $58.15, respectively, applying the illustrative one-day premia reference range to the closing price of the shares of our common stock on March 31, 2023 and on April 27, 2023, respectively, and (2) $35.25 to $44.05 and $38.50 to $48.10, respectively, applying the illustrative 60-Day VWAP premia reference range to the closing price of the shares of our common stock as of March 31, 2023 and as of April 27, 2023, respectively.
General
The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to summary description. In arriving at its opinion, Centerview did not draw, in isolation, conclusions from or with regard to any factor or analysis that it considered. Rather, Centerview made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of the analyses.
Centerview’s financial analyses and opinion were only one of many factors taken into consideration by the Board of Directors in its evaluation of the Merger. Consequently, the analyses described above should not be viewed as determinative of the views of the Board of Directors or management of IVERIC with respect to the Per Share Merger Consideration or as to whether the Board of Directors would have been willing to determine that a different consideration was fair. The Per Share Merger Consideration was determined through arm’s-length negotiations between IVERIC and Parent and was approved by the Board of Directors. Centerview provided advice to IVERIC during these negotiations. Centerview did not, however recommend any specific amount of consideration to IVERIC or the Board of Directors or that any specific amount of consideration constituted the only appropriate consideration for the Merger.
Centerview is a securities firm engaged directly and through affiliates and related persons in a number of investment banking, financial advisory and merchant banking activities. In the two years prior to the date of its written opinion, except for Centerview’s current engagement, Centerview had not been engaged to provide financial advisory or other services to IVERIC, and Centerview did not receive any compensation from IVERIC during such period. In the two years prior to the date of its written opinion, Centerview had not been engaged to provide financial advisory or other services to Astellas, Parent or Merger Sub, and Centerview did not receive any compensation from Astellas or Parent during such period. Centerview may provide financial advisory and other services to or with respect to IVERIC, Astellas, Parent or their respective affiliates in the future, for which Centerview may receive compensation. Certain (1) of Centerview’s and its affiliates’ directors, officers, members and employees, or family members of such persons, (2) of Centerview’s affiliates or related investment funds and (3) investment funds or other persons in which any of the foregoing may have financial interests or with which they may co-invest, may at any time acquire, hold, sell or trade, in debt, equity and other securities or financial instruments (including derivatives, bank loans or other obligations) of, or investments in, IVERIC, Astellas, Parent, or any of their respective affiliates, or any other party that may be involved in the Merger.
The Board of Directors selected Centerview as a financial advisor in connection with the Merger based on Centerview’s reputation, experience and knowledge of the biopharmaceutical industry. Centerview is an internationally recognized investment banking firm that has substantial experience in transactions similar to the Merger.

In connection with Centerview’s services as a financial advisor to IVERIC, IVERIC has agreed to pay Centerview an aggregate fee of approximately $56.9 million, $3.0 million of which was payable upon the rendering of Centerview’s opinion and approximately $53.9 million of which is payable contingent upon consummation of the Merger. In addition, IVERIC has agreed to reimburse certain of Centerview’s expenses arising, and to indemnify Centerview against certain liabilities that may arise, out of Centerview’s engagement.
Certain Financial Projections
While IVERIC has from time to time provided limited full-year financial guidance to investors, IVERIC’s management does not, as a matter of course, publicly disclose forecasts or internal projections as to future performance, or results of operations, earnings or other results, due to, among other things, the inherent difficulty of predicting financial performance for future periods and the likelihood that the underlying assumptions and estimates may not be realized.
In connection with the evaluation of the proposed transaction with Astellas and the other strategic alternatives considered by the Board of Directors in 2023, IVERIC’s senior management prepared certain non-public, unaudited, risk-adjusted, prospective financial information for fiscal years 2023 through 2038 (which we refer to as the “2023 Management Projections”). The 2023 Management Projections were prepared based on IVERIC’s continued operation as a stand-alone company and do not take into account the Merger, including the effect of any business or strategic decision or action that has been or will be taken as a result of the execution of the Merger Agreement. The 2023 Management Projections assumed that IVERIC would commercialize ACP in all indications in the US and a hypothetical global ex-US partnership for ACP, including assumed upfront payments, development and sales milestones and net sales royalties.
The 2023 Management Projections were presented to the Board of Directors in connection with its consideration of the Merger, and were provided to BofA Securities and Centerview and, at the instruction of the Board of Directors, were relied upon by BofA Securities and Centerview in connection with the rendering of their respective opinions to the Board of Directors and in performing the related financial analyses as described in the section of this proxy statement captioned “The Merger — Opinion of IVERIC’s Financial Advisors” and were the only financial projections with respect to IVERIC used by BofA Securities and Centerview in performing such financial analyses. Additionally, as indicated in the section of this proxy statement captioned “— Background of the Merger,” certain projected 2023 cash and budget information for 2023 and net sales assumptions for 2023 and 2024 were provided to Astellas in connection with its due diligence review of IVERIC. Such information was prepared by IVERIC management for the Board of Directors as part of ordinary course near-term budget approval in December 2022 (and was updated by IVERIC management in April 2023 solely to reflect $25 million of additional spend approved by the Board of Directors in February 2023), and such information included the following: an estimated cash balance of $320 million as of December 31, 2023; net sales of $36 million, gross profit of $36 million and net income (loss) of ($417) million, each for fiscal year 2023; and net sales of $267 million for fiscal year 2024.

The following table presents a summary of the 2023 Management Projections:
2023 Management Projections (Risk Adjusted)
(Amounts in Millions)
	Fiscal year ended December 31,
	2023	2024	2025	2026	2027	2028	2029	2030
Product Revenue	$33	$254	$478	$1,562	$2,683	$3,362	$3,662	$3,774
Partnership Economics (Ex-US)	$40	$125	$4	$13	$93	$53	$127	$79
Total Net Revenue	$73	$379	$481	$1,575(4)	$2,776	$3,415	$3,789	$3,853
Gross Profit(1)	$73	$379	$481	$1,500	$2,631	$3,247	$3,606	$3,664
EBIT(2)	$(355)	$(104)	$(2)	$759	$1,487	$1,858	$2,117	$2,130
Net Income(3)	$(362)	$(117)	$(15)	$712	$1,260	$1,385	$1,582	$1,598
	Fiscal year ended December 31,
	2031	2032	2033	2034	2035	2036	2037	2038
Product Revenue	$3,874	$3,067	$1,252	$984	$810	$762	$753	$738
Partnership Economics (ex-US)	$87	$91	$69	$55	$33	$33	$34	$35
Total Net Revenue	$3,962	$3,158	$1,321	$1,038	$844	$795	$787	$773
Gross Profit	$3,768	$3,005	$1,259	$989	$803	$757	$749	$736
EBIT	$2,193	$1,729	$547	$500	$442	$412	$407	$398
Net Income	$1,652	$1,315	$445	$412	$371	$350	$347	$342

(1)
“Gross Profit” means Total Net Revenue minus cost of goods sold expenses.

(2)
“EBIT” means earnings before interest and taxes and refers to Gross Profit minus research and development expenses minus sales and marketing expenses minus general and administrative expenses and minus other expenses.

(3)
“Net Income” means EBIT minus interest and other income expenses and minus income tax and assumes a tax rate of 26% and includes the impact of net operating loss and research and development tax credit usage.

(4)
For the period from July 1, 2025 to June 30, 2026, Total Net Revenue included in the 2023 Management Projections is $944 million.

At the direction of IVERIC’s management, BofA Securities and Centerview calculated, solely based on the 2023 Management Projections, the unlevered free cash flows for the fiscal years 2023 through 2038, which were approved by the Board of Directors for use by BofA Securities and Centerview in connection with the rendering of their respective opinions to the Board of Directors and in performing the related financial analyses as described in the section of this proxy statement captioned “The Merger — Opinion of IVERIC’s Financial Advisors.” The unlevered free cash flows used by each of BofA Securities and Centerview in connection with their respective opinions to the Board of Directors, were calculated as EBIT minus taxes minus change in net working capital minus capital expenditures and plus depreciation and amortization, included in the 2023 Management Projections.
The 2023 Management Projections assume estimated net cash of $380 million as of June 30, 2023, a hypothetical $350 million equity raise conducted in the second half of 2023 at a 10% discount to IVERIC’s closing stock price on April 27, 2023 and a 6% spread, resulting in net proceeds of $329 million to IVERIC, a federal net operating loss carryforward of $658 million and $21 million in research and development tax credits as of December 31, 2022 and taxes based on a 21% federal tax rate. For purposes of their respective discounted cash flow analyses, BofA Securities and Centerview calculated, based on IVERIC management guidance, the estimated potential future taxes offset from these tax attributes, which calculation by BofA Securities resulted in estimated taxes offset of $154 million and $61 million for fiscal years 2026 and 2027, respectively, and which calculation by Centerview resulted in estimated taxes offset of $154 million and $62 million for fiscal years 2026 and 2027, respectively. The values in the table below do not take into account the effect of net operating loss usage.

	(Amounts in Millions) Fiscal year ended December 31,
	2023	2024	2025	2026	2027	2028	2029	2030
EBIT	$(355)	$(104)	$(2)	$759	$1,487	$1,858	$2,117	$2,130
Unlevered Free Cash Flow	$(377) (1)	$(127)	$(25)	$454	$988	$1,307	$1,537	$1,565
	Fiscal year ended December 31,
	2031	2032	2033	2034	2035	2036	2037	2038
EBIT	$2,193	$1,729	$547	$500	$442	$412	$407	$398
Unlevered Free Cash Flow	$1,613	$1,360	$586	$397	$345	$310	$302	$296

(1)
For the period from June 30, 2023 to December 31, 2023, Unlevered Free Cash Flow included in the 2023 Management Projections is ($169) million.

Additionally, in connection with the Board of Directors’ assessment of potential strategic opportunities for IVERIC in 2022, IVERIC’s senior management prepared two sets of certain non-public, unaudited, risk-adjusted, prospective financial information for fiscal years 2022 through 2040 in July 2022 (which we refer to as the “July 2022 Management Projections”). One set assumed that IVERIC would continue to commercialize ACP in all indications in the US and assumed a hypothetical EU partnership for ACP with assumed upfront payments, development and sales milestones and net sales royalties (which we refer to as the “July 2022 Base Case Projections”). The other set assumed that IVERIC would commercialize ACP solely for GA within the US and would forego any ex-US commercialization of ACP (which we refer to as the “July 2022 ISEE Today Case Projections”). The Board of Directors were provided with a portion of the July 2022 Management Projections, which included the information in the following table:
July 2022 Base Case Projections (Risk Adjusted)
(Amounts in Millions)
	Fiscal year ended December 31,
	2022	2023	2024	2025	2026	2027	2028	2029	2030
Total Net Revenue	$0	$127	$282	$872	$1,200	$1,800	$2,000	$2,100	$2,300
	Fiscal year ended December 31,
	2031	2032	2033	2034	2035	2036	2037	2038	2039	2040
Total Net Revenue	$2,500	$2,700	$2,900	$2,900	$2,000	$1,500	$1,100	$913	$752	$560
July 2022 ISEE Today Case Projections (Risk Adjusted)
(Amounts in Millions)
	Fiscal year ended December 31,
	2022	2023	2024	2025	2026	2027	2028	2029	2030
Total Net Revenue	$0	$7	$178	$709	$1,200	$1,600	$1,800	$1,900	$2,000
	Fiscal year ended December 31,
	2031	2032	2033	2034	2035	2036	2037	2038	2039	2040
Total Net Revenue	$2,100	$2,200	$2,400	$2,300	$1,600	$1,200	$806	$564	$395	$276
The July 2022 Management Projections were subsequently refined in August 2022. In August 2022, IVERIC’s senior management prepared certain non-public, unaudited, risk-adjusted prospective financial information for fiscal years 2022 through 2040 (which we refer to as the “August 2022 Management Projections” and we refer to the August 2022 Management Projections together with the 2023 Management Projections and the July 2022 Management Projections as the “Management Projections”). The August 2022 Management Projections did not assume a partnership for ACP and assumed that IVERIC would commercialize ACP in all indications worldwide. The Board of Directors were provided with a portion of the August 2022 Management Projections, which included the information in the following table:

August 2022 Management Projections (Risk Adjusted)
(Amounts in Millions)
	Fiscal year ended December 31,
	2022	2023	2024	2025	2026	2027	2028	2029	2030
Total Net Revenue	$0	$8	$195	$730	$1,270	$1,962	$2,489	$3,004	$3,401
	Fiscal year ended December 31,
	2031	2032	2033	2034	2035	2036	2037	2038	2039	2040
Total Net Revenue	$3,775	$2,716	$2,183	$1,762	$1,046	$759	$675	$669	$680	$488
IVERIC is summarizing the Management Projections in this proxy statement to provide our stockholders with access to certain non-public, unaudited, risk-adjusted prospective financial information that was prepared for the Board of Directors for the purposes described above. IVERIC makes and has made no representation to Astellas, Parent or Merger Sub, in the Merger Agreement or otherwise, concerning any projected financial information, including the Management Projections.
The Management Projections were based upon certain financial, operating and commercial assumptions developed solely using the information available to IVERIC’s management at the time each of the Management Projections were created.
Cautionary Note About the Management Projections
The Management Projections, while necessarily presented with numerical specificity, were based on numerous variables and assumptions, some as to future events, that were inherently uncertain and many of which were beyond IVERIC’s control. The Management Projections reflect numerous estimates and assumptions made by IVERIC’s management, based on information available at the time the Management Projections were developed, with respect to industry performance and competition, regulatory conditions, general business, economic, market and financial conditions and matters specific to IVERIC’s product candidates, all of which were difficult to predict and many of which were beyond IVERIC’s control. As a result, there can be no assurance that the Management Projections accurately reflect future trends or accurately estimate the future market for IVERIC’s product candidates. There can be no assurance of the market for, approval of or the timing of such approval of, IVERIC’s product candidates, and it is possible that other products will be preferable. The Management Projections also reflect assumptions as to certain business decisions that are subject to change. Important factors that may affect actual results and result in the Management Projections not being achieved include, but are not limited to, the timing of regulatory approvals and introductions of new products, market acceptance of new products, success of clinical testing, availability of third-party reimbursement, success of any potential collaboration partners with whom IVERIC may develop or commercialize product candidates, impact of competitive products and pricing, the availability and use of net operating losses and research and development tax credits, the effect of regulatory actions, the effect of global economic conditions, fluctuations in foreign currency exchange rates, the cost and effect of changes in tax and other legislations and other risk factors described in IVERIC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and its subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. In addition, the Management Projections may be affected by IVERIC’s ability to achieve strategic goals, objectives and targets over the applicable periods. Further, the Management Projections cover multiple years and, by their nature, become subject to greater uncertainty with each successive year. Accordingly, there can be no assurance that the Management Projections will be realized, and actual results may vary materially from those shown.
In light of the foregoing factors and the uncertainties inherent in the Management Projections, our stockholders are cautioned not to place undue, if any, reliance on the Management Projections. The Management Projections were not prepared with a view toward public disclosure. The inclusion of the Management Projections in this proxy statement should not be regarded as an indication that IVERIC or any of its affiliates, advisors or representatives (including BofA Securities and Centerview) considered or consider the Management Projections to be predictive of actual future events, and the Management Projections should not be relied upon as such or construed as financial guidance. Further, the inclusion of the Management Projections in this proxy statement does not constitute an admission or representation by IVERIC or the Board of Directors, or any of their affiliates or representatives, that the information presented is material. Neither IVERIC nor any of its affiliates or representatives (including BofA Securities or Centerview) assumes any responsibility for the accuracy of this information. Neither IVERIC nor any of its respective affiliates, advisors, officers, directors or representatives (including BofA Securities or Centerview) can give any assurance that actual results will not differ from the Management Projections, and none of them undertakes any obligation to update or otherwise revise or reconcile the Management Projections to reflect circumstances existing after the date the Management Projections were generated or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the Management Projections are shown to be in error. IVERIC does not intend to make publicly available any update or other revision to the Management Projections, except as otherwise required by law. Neither IVERIC nor any of its respective affiliates, advisors, officers, directors or representatives (including BofA Securities or Centerview) has made or makes any representation or warranty to any of our stockholders or other person, including Astellas, Parent or Merger Sub, regarding the ultimate performance of IVERIC compared to the information contained in the Management Projections, including but not limited to, assumptions relating to the probability of achieving U.S. and ex-U.S. sales for IVERIC’s product candidates, the success of IVERIC’s preclinical and clinical pipeline, market size, market share, competition, pricing, reimbursement, research and development expenses, general and administrative expenses, effective tax rate and utilization of net operating losses or research and development tax credits, any future equity or debt raises conducted by IVERIC, and other relevant factors related to IVERIC’s long-range operating plan. The Management Projections were prepared based on IVERIC’s continued operation as a stand-alone company and do not take into account the Merger, including the effect of any business or strategic decision or action that has been or will be taken as a result of the execution of the Merger Agreement. The Management Projections are subjective in many respects and are forward looking statements that remain subject to interpretation. Please refer to the section of this proxy statement captioned “Forward-Looking Statements.”
The Management Projections were not prepared with a view toward compliance with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts, or U.S. generally accepted accounting principles (“GAAP”). Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by IVERIC may not be comparable to similarly titled amounts used by other companies. In addition, the Management Projections were not prepared with the assistance of, or reviewed, compiled or examined by, independent accountants. The Management Projections are not being included in this proxy statement to influence any stockholder’s decision on how to vote with respect to the approval of the Merger Proposal. The Management Projections were prepared solely for internal use and are being included because the Management Projections were provided to the Board of Directors to evaluate the Merger and other potential strategic opportunities and the 2023 Management Projections were provided to the Board of Directors to evaluate the Merger and to BofA Securities and Centerview in connection with the rendering of their respective opinions to the Board of Directors and in performing the related financial analyses as described in the section of this proxy statement captioned “The Merger — Opinion of IVERIC’s Financial Advisors.” As discussed above, a portion of the 2023 Management Projections were also provided to Parent in connection with its evaluation of a transaction with IVERIC. The Management Projections may differ from publicly available analyst estimates, and the Management Projections do not take into account any events or circumstances after the date they were prepared, including the announcement of the Merger.
IVERIC DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THE MANAGEMENT PROJECTIONS TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE MANAGEMENT PROJECTIONS ARE NO LONGER APPROPRIATE.
The July 2022 Management Projections were prepared in July 2022 by IVERIC management, the August 2022 Management Projections were prepared in August 2022 by IVERIC management and the 2023 Management Projections were prepared in April 2023 by IVERIC management, in each case based on their assumptions about IVERIC’s continued operation as a stand-alone, publicly traded company, with respect to the development and commercialization of IVERIC’s product candidates, including risk and probability adjustments reflecting IVERIC management’s good faith assessment as to the probability of success for IVERIC’s product candidates and pipeline programs as of the time such Management Projections were prepared. The Management Projections include assumptions regarding IVERIC’s potential future collaborations with third parties, including in the case of the July 2022 Management Projections and the 2023 Management Projections assumptions regarding the terms of a potential ex-US collaboration for ACP, and upfront payments, royalties and milestone payments received in connection with such collaborations. The Management Projections were based on certain internal assumptions about the probability of success associated with technical and regulatory approvals, launch timing, epidemiology, pricing, sales ramp, market growth, market share, competition, market exclusivity, research and development expenses, general and administrative expenses, effective tax rate and utilization of net operating losses or research and development tax credits, any future equity or debt raises conducted by IVERIC, and other relevant factors related to IVERIC’s long-range operating plan. The foregoing is a summary of certain key assumptions and does not purport to be a comprehensive or exhaustive overview of all metrics and assumptions included or reflected in the Management Projections.
Interests of IVERIC’s Directors and Executive Officers in the Merger
When considering the recommendation of the Board of Directors that you vote to approve the Merger Proposal, you should be aware that our directors and executive officers (a list of which is set forth in the section of this proxy statement captioned “— Interests of IVERIC’s Directors and Executive Officers in the Merger — Equity Interests of IVERIC’s Directors and Executive Officers in the Merger”) may have interests in the Merger that are different from, or in addition to, the interests of our stockholders generally, as more fully described below. The Board of Directors was aware of and considered these interests to the extent that they existed at the time, among other matters, in approving the Merger Agreement and the Merger and recommending that the Merger Agreement be adopted by IVERIC’s stockholders.
Treatment of Equity-Based Awards
The Merger Agreement provides that at the Effective Time, each Company Option that is then outstanding and unexercised (whether or not vested) and which has a per share exercise price that is less than the Per Share Merger Consideration will be cancelled and converted into the right to receive a cash payment equal to (1) the excess of (i) the Per Share Merger Consideration over (ii) the exercise price payable per share of our common stock under such Company Option, multiplied by (2) the total number of shares of our common stock subject to the Company Option. As of May 19, 2023, there were Company Options outstanding with respect to 11,969,673 shares of common stock (excluding Company Options with a per-share exercise price at or above the Per Share Merger Consideration), of which 6,257,975 were held by our directors and executive officers. Any then-outstanding Company Option which has a per share exercise price that is equal to or greater than the Per Share Merger Consideration (556,197 Company Options as of May 19, 2023) will be cancelled at the Effective Time without consideration. In addition, at the Effective Time, each then-outstanding Company RSU (2,669,187 Company RSUs as of May 19, 2023, of which 1,530,083 were held by our directors and executive officers) will be canceled and the holder thereof will be entitled to receive a cash payment equal to the product of (1) the Per Share Merger Consideration and (2) the number of shares of our common stock subject to such Company RSU. Also, at the Effective Time, each then-outstanding Company PSU will be canceled and converted into a cash-based award which will entitle the holder thereof to receive a cash payment equal to the product of (1) the Per Share Merger Consideration, and (2) the number of shares of our common stock subject to such Company PSU, subject to the same terms and conditions (including vesting, forfeiture and acceleration provisions) that were applicable to the corresponding Company PSU immediately prior to the Effective Time. As of May 19, 2023, there were 254,682 Company PSUs outstanding, of which 56,250 were held by one executive officer and such 56,250 Company PSUs will be fully vested upon the closing of the transactions contemplated by the Merger Agreement.
Employee Stock Purchase Plan
Pursuant to the Merger Agreement, no new offering period or purchase period will be commenced following the date of the Merger Agreement under the ESPP, and the offering period or purchase period in effect on the date of the Merger Agreement will be the final offering period or purchase period under the

ESPP. Participants will not be permitted to increase the amount of their payroll deduction elections under the ESPP during the final offering period or purchase period, and no new individuals will be permitted to commence participation in the ESPP prior to the Effective Time. The ESPP will be terminated at least five business days prior to the Effective Time.
Equity Interests of IVERIC’s Executive Officers and Non-Employee Directors
The following table sets forth (1) the number of shares of our common stock and the number of shares of our common stock underlying restricted stock unit awards that, as of May 19, 2023, were held by each of IVERIC’s executive officers (including the named executive officers) and non-employee directors; (2) the values of these shares of our common stock and equity awards based on the $40.00 Per Share Merger Consideration; (3) the number of Company Options that, as of May 19, 2023, were held by each of IVERIC’s executive officers (including the named executive officers) and non-employee directors; and (4) the values of these Company Options based on the Per Share Merger Consideration.
Name	Shares Held (#)	Shares Held ($)	Outstanding Restricted Stock Units (#)(1)	Outstanding Restricted Stock Units ($)	Company Options Held (vested and unvested) (#)(2)	Aggregate Spread in Outstanding Company Options ($)(2)
Glenn P. Sblendorio	228,191	9,127,640	341,565	13,662,600	1,786,683	54,511,736
Pravin U. Dugel	203,035	8,121,400	193,625	7,745,000	685,000	20,733,250
Anthony S. Gibney	42,791	1,711,640	156,250	6,250,000	250,000	5,839,500
David F. Carroll	68,472	2,738,880	102,500	4,100,000	523,000	16,323,150
Keith Westby	39,652	1,586,080	98,750	3,950,000	496,036	13,570,575
Christopher P. Simms	32,429	1,297,160	112,500	4,500,000	285,000	7,583,350
Mark S. Blumenkranz, M.D.	32,088	1,283,520	12,500	500,000	69,686	2,312,381
Axel Bolte	22,088	883,520	7,500	300,000	102,686	3,599,021
Adrienne L. Graves, Ph.D.	22,088	883,520	7,500	300,000	102,686	3,636,381
Jane P. Henderson	22,088	883,520	7,500	300,000	118,686	4,187,181
Christine A. Miller	13,075	523,000	17,500	700,000	43,835	1,182,210
Calvin W. Roberts, M.D.	47,088	1,883,520	7,500	300,000	102,686	3,644,381

(1)
This column only represents restricted stock unit awards, including the 56,250 Company PSUs held by Mr. Gibney.

(2)
This column only includes Company Options with a per-share exercise price that is less than the Per Share Merger Consideration.

Director Compensation
Prior to the Effective Time, IVERIC will continue to compensate its non-employee directors for their service on the Board of Directors; the equity compensation portion of such compensation will consist solely of Company RSUs (rather than partially in Company Options and partially in Company RSUs); such Company RSUs will be treated in the manner described above upon the Effective Time. The numbers set forth in the above table include the Company RSUs that IVERIC granted to each non-employee director following the 2023 annual meeting of stockholders for IVERIC in accordance with IVERIC’s non-employee director compensation policy and the 2023 Stock Incentive Plan.
Potential Severance Payments and Benefits
Severance Letter Agreements
Each of our executive officers is party to a severance letter agreement with IVERIC. Under such agreements, in the event that the executive’s employment is terminated without “cause” (as such term is defined in the relevant letter agreement between the officer and IVERIC) or if the executive officer terminates his or her employment for “good reason” (also as defined in the relevant letter agreement between the officer and IVERIC) within one year following a change in control event (as such term is defined in our 2013 stock incentive plan) (which will occur upon the Effective Time), the officer will be entitled to receive an amount equal to 12 months of his or her base salary (other than Mr. Sblendorio, who will be entitled to receive an amount equal to 24 months of his base salary); his or her target short-term cash incentive opportunity for the year in which his or her employment is terminated, without regard for whether the performance goals for such incentive have been met; and reimbursement for monthly COBRA premium payments to continue such coverage for up to 12 months immediately following termination of his or her employment if he or she elects to continue participation pursuant to COBRA (other than Mr. Sblendorio, who will be entitled to receive such reimbursements for up to 24 months immediately following termination of his employment). These severance benefits are subject to the execution and effectiveness of a separation agreement and release of claims in favor of us and our affiliates. Potential severance payments to our named executive officers under the severance letter agreements are summarized in the immediately following section of this proxy statement captioned “— Interests of IVERIC’s Directors and Executive Officers in the Merger — Golden Parachute Compensation.”
Golden Parachute Compensation
This section sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation that is based on or otherwise related to the transactions contemplated by the Merger Agreement for each of IVERIC’s executive officers who were designated as “named executive officers” in IVERIC’s Definitive Proxy Statement for our 2023 annual meeting of Stockholders filed with the SEC on April 5, 2023. This compensation is referred to as “golden parachute” compensation by the applicable SEC disclosure rules, and in this section we use such term to describe the compensation and benefits related to the transactions contemplated by the Merger Agreement that will or may be payable to those named executive officers. The amounts set forth in the table below are based on multiple assumptions that may or may not actually prove correct, including assumptions described in the footnotes to the tables below. As a result, the actual amounts received by a named executive officer in connection with the transactions contemplated by the Merger Agreement may differ materially from the amounts set forth below.
The table below sets forth, for the purposes of this golden parachute disclosure, the amount of payments and benefits that each of IVERIC’s named executive officers would receive, assuming that (1) the closing occurred on May 19, 2023 (which is the assumed closing date solely for purposes of this golden parachute compensation disclosure); (2) each of IVERIC’s named executive officers is employed or providing services to IVERIC at the closing and experiences a qualifying termination of employment immediately following the closing; (3) no named executive officer receives any additional equity grants or retention awards on or prior to the closing; and (4) no named executive officer enters into any new agreement or becomes entitled to, prior to the closing, additional compensation or benefits related to the transactions contemplated by the Merger Agreement.
Name(1)	Cash ($)(2)	Equity ($)(3)	Perquisites/ Benefits ($)(4)	Total ($)
Glenn P. Sblendorio	1,961,000	27,722,967	122,570	29,806,537
Pravin U. Dugel	863,970	16,333,142	56,000	17,253,112
David F. Carroll	658,184	8,404,978	56,000	9,119,162
Keith Westby	636,231	8,062,008	56,000	8,754,239
Christopher P. Simms	670,147	9,442,431	47,000	10,159,578

(1)
Under relevant SEC rules, IVERIC is required to provide information in this table with respect to IVERIC’s named executive officers, who for these purposes are the individuals whose compensation was required to be reported in the summary compensation table of IVERIC’s most recent proxy statement.

(2)
The amounts in this column represent the cash severance payments related to the applicable named executive officer’s salary and target short-term cash incentive opportunity that would be payable to each named executive officer upon a qualifying termination under their severance letter agreements in connection with the Merger, as described in more detail in the section of this proxy statement captioned “— Interests of IVERIC’s Directors and Executive Officers in the Merger — Potential Severance Payments and Benefits.” These amounts would be paid in a single lump sum and are subject to the applicable named executive officer’s execution of a separation agreement and release of claims in favor of us and our affiliates. The amounts in this column are considered “double-trigger” (i.e., such amounts are payable upon a qualifying termination of employment following the closing). The cash severance amounts for each named executive officer are calculated as follows:

Named Executive Officer	Annual Salary ($)	Annual Bonus Opportunity ($)	Total Cash Severance ($)
Glenn Sblendorio	1,480,000	481,000	1,961,000
Pravin U. Dugel	575,980	287,990	863,970
David F. Carroll	453,920	204,264	658,184
Keith Westby	438,780	197,451	636,231
Christopher P. Simms	462,170	207,977	670,147

(3)
The amounts in this column represent the estimated pre-tax value to each named executive officer of (i) the vesting of unvested Company RSUs held by such named executive officer as of May 19, 2023 and (ii) the spread value of unvested Company Options held by such named executive officer as of May 19, 2023, assuming the closing occurred on May 19, 2023. The value of unvested Company RSUs is calculated by multiplying the number of shares of our common stock subject to such Company RSU by $40.00. The value of unvested Company Options is calculated by multiplying (i) the amount by which $40.00 exceeds the per-share exercise price of the unvested Company Option by (ii) the number of shares of our common stock subject to such unvested Company Option. Such payments are made as a result of the closing of the Merger (on a “single trigger basis”). For additional information on the treatment of outstanding equity awards held by each named executive officer in the Merger, see the section of this proxy statement captioned “— Interests of IVERIC’s Directors and Executive Officers in the Merger — Treatment of Equity-Based Awards.”

Name	Company RSUs Vesting Upon Closing (#)	Value of Company RSUs Vesting Upon Closing ($)	Company Options Vesting Upon Closing (#)	Spread Value of Company Options Vesting Upon Closing ($)	Total Value of Company RSUs and Company Options Vesting ($)
Glenn P. Sblendorio	341,565	13,662,600	606,498	14,060,367	27,722,967
Pravin U. Dugel	193,625	7,745,000	334,375	8,588,142	16,333,142
David F. Carroll	102,500	4,100,000	176,666	4,304,978	8,404,978
Keith Westby	98,750	3,950,000	170,729	4,112,008	8,062,008
Christopher P. Simms	112,500	4,500,000	197,292	4,942,431	9,442,431

(4)
The amounts in this column represent the estimated value of post-termination benefits coverage, as described in more detail under the section of this proxy statement captioned “— Interests of IVERIC’s Directors and Executive Officers in the Merger — Potential Severance Payments and Benefits.” Each named executive officer would be entitled to reimbursements for monthly COBRA premium payments for up to 12 months immediately following termination of his employment if he elects to continue participation pursuant to COBRA (other than Mr. Sblendorio, who will be entitled to receive such reimbursements for up to 24 months immediately following termination of his employment). These amounts are subject to the applicable named executive officer’s execution of a separation agreement and release of claims in favor of us and our affiliates. The amounts (except for the reimbursement discussed as follows) in this column are considered “double-trigger” as they will only be payable in the event of a qualifying termination of employment following the closing. In the case of Mr. Sblendorio, the amount in this column also includes the $34,570 reimbursement by IVERIC for out of pocket expenses incurred by him as a result of the cancellation of personal travel plans in April 2023 due to the demands of ongoing negotiations and other deal-related activities, which reimbursement was authorized by the Board of Directors on April 23, 2023. None of IVERIC’s named executive officers will receive any payment of nonqualified deferred compensation in connection with the transaction.
Indemnification and Insurance of Directors and Officers
For a period of six years from the Effective Time, Parent has agreed that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time (whether asserted or claimed prior to, at or after the Effective Time) existing in favor of the current or former directors or officers of IVERIC or any of its subsidiaries pursuant to the organizational documents of IVERIC or any of its subsidiaries and any indemnification or other similar agreements of IVERIC or any of its subsidiaries set forth in the confidential disclosure letter to the Merger Agreement, in each case as in effect on the date of the Merger Agreement, will continue in full force and effect in accordance with their terms, and Parent will cause IVERIC and any of its subsidiaries to perform their obligations thereunder. Without limiting the foregoing, during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, Parent will, and will cause IVERIC or any of its subsidiaries to, indemnify and hold harmless each individual who is as of the date of the Merger Agreement, or who becomes prior to the Effective Time, a director or officer of IVERIC or any of its subsidiaries or who was as of the date of the Merger Agreement, or who thereafter commences prior to the Effective Time, serving at the request of IVERIC or any of its subsidiaries as a director or officer of another person (which we refer to as the “Indemnified Persons”), against all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including with respect to matters existing or occurring at or prior to the Effective Time, including the Merger Agreement and the Merger and the transactions contemplated thereby), arising out of or pertaining to the fact that the Indemnified Person is or was a director or officer of IVERIC or any of its subsidiaries or is or was serving at the request of IVERIC or any of its subsidiaries as a director or officer of another person, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under applicable law. In the event of any such claim, action, suit or proceeding, Parent will, and will cause IVERIC and any of its subsidiaries to, (1) pay, in advance of the final disposition of such claim, action, suit or proceeding, any expenses incurred in defense thereof by the Indemnified Person upon receipt of an undertaking by such Indemnified Person to repay such amount if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified pursuant to the preceding sentence and (2) reasonably cooperate in the defense of any such matter.
For a period of six years from and after the Effective Time, Parent will cause the Surviving Corporation to either maintain in effect its current policies of directors’ and officers’ and fiduciary liability insurance maintained by or for the benefit of IVERIC or any of its subsidiaries or provide a substitute policy for IVERIC or any of its subsidiaries and its or their current and former directors and officers who were covered by the directors’ and officers’ and fiduciary liability insurance coverage maintained by or for the benefit of IVERIC or any of its subsidiaries as of the date of the Merger Agreement, in either case, of not less than the existing coverage as of the date of the Merger Agreement and having other terms that are in aggregate not less favorable to the insured persons than the directors’ and officers’ and fiduciary liability insurance coverage then maintained by or for the benefit of IVERIC or any of its subsidiaries with respect to claims arising from facts or events that occurred at or before the Effective Time (with insurance carriers having at least an “A” rating by A.M. Best with respect to directors’ and officers’ and fiduciary liability insurance), except that neither Parent nor the Surviving Corporation will be required to pay with respect to such insurance policies more than 300% of the aggregate annual premium most recently paid by IVERIC or any of its subsidiaries prior to the date of the Merger Agreement (which we refer to as the “Maximum Amount”), and if the Surviving Corporation is unable to obtain such insurance, it will obtain as much comparable insurance as possible for the years within such six-year period for a premium not exceeding the Maximum Amount. In lieu of such insurance, prior to the closing of the Merger, IVERIC may, at its option, purchase a “tail” directors’ and officers’ and fiduciary liability insurance policy for IVERIC or any of its subsidiaries and its or their current and former directors and officers who are currently covered by the directors’ and officers’ and fiduciary liability insurance coverage currently maintained by or for the benefit of IVERIC or any of its subsidiaries, such tail to provide coverage in an amount not less than the existing coverage and to have other terms not less favorable to the insured persons than the directors’ and officers’ and fiduciary liability insurance coverage currently maintained by or for the benefit of IVERIC or any of its subsidiaries with respect to claims arising from facts or events that occurred at or before the Effective Time. In no event will the cost of any such tail policy exceed the Maximum Amount, and if such cost would exceed the Maximum Amount, then IVERIC may obtain a tail policy with the greatest coverage available for a cost not exceeding the Maximum Amount. Parent and the Surviving Corporation will maintain such policies in full force and effect for a period of six years after the Effective Time, and continue to honor the obligations thereunder.
Executive Officers Following the Merger
As of the date of this proxy statement, none of our executive officers have entered into any new agreement or arrangement with IVERIC, Parent, Guarantor or any of their affiliates regarding employment with, or the right to purchase or participate in the equity of, the Surviving Corporation or one or more of its affiliates.
Financing of the Merger
Parent and Merger Sub have represented in the Merger Agreement that Guarantor, as of the date of the Merger Agreement had and as of the Effective Time will have, through cash, marketable investments and existing credit facilities (and will make available to Parent and Merger Sub in a timely manner) immediately available funds in cash in an amount sufficient to carry out all of Parent’s and Merger Sub’s obligations under the Merger Agreement and to consummate the transactions contemplated by the Merger Agreement by payment in cash of the aggregate Per Share Merger Consideration payable following the Effective Time and the aggregate amounts payable to holders of Company Options, Company RSUs and Company PSUs following the Effective Time pursuant to the Merger Agreement.
Closing and Effective Time
Unless otherwise mutually agreed in writing between us, Parent and Merger Sub, the closing of the transactions contemplated by the Merger Agreement will take place as soon as practicable, but no later than the third business day, following the satisfaction or waiver in accordance with the Merger Agreement of all of the conditions to closing of the transactions contemplated by the Merger Agreement (as described in the section of this proxy statement captioned “The Merger Agreement — Conditions to the Closing of the Merger”), other than conditions that, by their nature, are to be satisfied at the closing, but subject to the satisfaction or waiver of such conditions at the closing.
The Effective Time will occur upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later time as we, Parent and Merger Sub may agree and specify in the certificate of merger).
Appraisal Rights
If the Merger is completed, stockholders who do not vote in favor of the adoption of the Merger Agreement and who properly demand appraisal of their shares of our common stock will be entitled to appraisal rights in connection with the Merger under Section 262. Failure to strictly comply with the procedures specified in Section 262 in a timely and proper manner will result in the loss of your appraisal rights under the DGCL.
The following discussion is not intended to be a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. Throughout this summary of appraisal rights and the other descriptions of appraisal rights throughout this proxy statement, we refer to both record holders of our common stock and beneficial owners of our common stock collectively as “stockholders.” The following summary does not constitute any legal or other advice and does not constitute a recommendation that stockholders exercise their appraisal rights under Section 262. If you hold your shares of our common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or such other nominee.
Under Section 262, stockholders who (1) do not vote in favor of the adoption of the Merger Agreement; (2) continuously hold such shares of our common stock through the Effective Time; and (3) otherwise follow the procedures set forth in Section 262 will be entitled to have their shares of our common stock appraised by the Delaware Court of Chancery and to receive in lieu of the Per Share Merger Consideration payment in cash of the “fair value” of the shares of our common stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the Delaware Court of Chancery. Unless the Delaware Court of Chancery, in its discretion, determines otherwise for good cause shown, interest on an appraisal award will accrue and compound quarterly from the Effective Time through the date the judgment is paid at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period.
Stockholders considering seeking appraisal should be aware that the fair value of their shares of our common stock as determined pursuant to Section 262 could be more than, the same as or less than the Per Share Merger Consideration.
Under Section 262, when a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement constitutes IVERIC’s notice to stockholders that appraisal rights are available in connection with the Merger, and the full text of Section 262 may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. In connection with the Merger, any stockholder who wishes to exercise appraisal rights or who wishes to preserve such stockholder’s right to do so should review the text of Section 262 carefully and in its entirety. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner will result in the loss of appraisal rights under the DGCL. A stockholder who loses his, her or its appraisal rights will be entitled to receive the Per Share Merger Consideration (subject to applicable tax withholding) if our stockholders approve the Merger Proposal and the Merger is subsequently consummated. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of our common stock in connection with the Merger, IVERIC believes that if a stockholder considers exercising such rights, that stockholder should seek the advice of legal counsel.
Stockholders wishing to exercise the right to seek an appraisal of their shares of our common stock must do ALL of the following:
•
the stockholder must not vote in favor of the Merger Proposal;

•
the stockholder must deliver to IVERIC a written demand for appraisal before the vote on the Merger Proposal at the Special Meeting;

•
the stockholder must continuously hold the shares of our common stock from the date of making the demand through the Effective Time (a stockholder will lose appraisal rights if the stockholder transfers the shares of our common stock before the Effective Time); and

•
the stockholder or the Surviving Corporation must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares of our common stock within 120 days after the Effective Time. The Surviving Corporation is under no obligation to file such a petition and neither IVERIC, as the predecessor of the Surviving Corporation, nor Parent or Astellas have any intention of doing so.

Filing Written Demand
Any stockholder wishing to exercise appraisal rights must deliver to IVERIC, before the vote on the adoption of the Merger Agreement at the Special Meeting at which the Merger Proposal will be submitted to the stockholders, a written demand for the appraisal of the stockholder’s shares of our common stock, and that stockholder must not vote or submit a proxy in favor of the Merger Proposal. A holder of shares of our common stock exercising appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record or beneficially own the shares of our common stock through the Effective Time. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the Merger Proposal, and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the Merger Proposal or abstain from voting on the Merger Proposal. Neither voting against the Merger Proposal nor abstaining from voting or failing to vote on the Merger Proposal will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the adoption of the Merger Agreement. A proxy or vote against the Merger Proposal will not constitute a demand. A stockholder’s failure to make the written demand prior to the taking of the vote on the Merger Proposal at the Special Meeting will constitute a waiver of appraisal rights.
Demand for Appraisal by a Holder of Record
A demand for appraisal by a holder of record must be executed by or on behalf of the holder of record and must reasonably inform us of the identity of the stockholder and state that the person intends thereby to demand appraisal of the stockholder’s shares of our common stock in connection with the Merger. If a holder of record is submitting a demand with respect to shares of our common stock owned of record in a fiduciary or representative capacity, such as by a trustee, guardian or custodian, such demand must be executed by or on behalf of the record owner in such capacity, and if the shares of our common stock are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners. A holder of record, such as a brokerage firm, bank, trust or other nominee, who holds shares of our common stock as nominee or intermediary for one or more beneficial owners may exercise appraisal rights with respect to shares of our common stock held for one or more beneficial owners while not exercising appraisal rights for other beneficial owners. In that case, the written demand should state the number of shares of our common stock as to which appraisal is sought. Where no number of shares of our common stock is expressly mentioned, the demand will be presumed to cover all shares of our common stock held in the name of the holder of record.
Demand for Appraisal by a Beneficial Owner
A beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares of our common stock in accordance with the procedures of subsection (d)(1) of Section 262 summarized above, provided that (1) such beneficial owner continuously owns such shares of our common stock through the Effective Time and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of Section 262 and (2) the demand made by such beneficial owner reasonably identifies the holder of record of the shares of our common stock for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by IVERIC under Section 262.
BENEFICIAL OWNERS WHO HOLD THEIR SHARES OF OUR COMMON STOCK IN BROKERAGE OR BANK ACCOUNTS OR OTHER NOMINEE FORMS AND WHO WISH TO EXERCISE APPRAISAL RIGHTS SHOULD CONSULT WITH THEIR BANK, BROKER OR OTHER NOMINEES, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES OF OUR COMMON STOCK.

Additional Instructions; Conditions
All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:
IVERIC bio, Inc.
8 Sylvan Way
Parsippany, New Jersey 07054
Attention: Todd Anderman, Chief Legal Officer
Any stockholder may withdraw his, her or its demand for appraisal and accept the Per Share Merger Consideration by delivering to IVERIC a written withdrawal of the demand for appraisal within 60 days after the Effective Time. However, any such attempt to withdraw the demand made more than 60 days after the Effective Time will require written approval of the Surviving Corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just.
The shares of our common stock are currently listed on a national securities exchange, and, assuming such shares of our common stock remain listed on a national securities exchange immediately prior to the Merger (which we expect to be the case), after an appraisal petition has been filed, the Delaware Court of Chancery will dismiss appraisal proceedings as to all stockholders who are otherwise entitled to appraisal rights unless (1) the total number of shares of our common stock entitled to appraisal exceeds 1% of the outstanding shares of our common stock eligible for appraisal or (2) the value of the aggregate Per Share Merger Consideration in respect of such total number of shares of our common stock exceeds $1,000,000.
Notice by the Surviving Corporation
If the Merger is completed, within ten days after the Effective Time, the Surviving Corporation will notify each stockholder who has made a written demand for appraisal pursuant to Section 262 and who has not voted in favor of the adoption of the Merger Agreement that the Merger has become effective and the effective date thereof.
Filing a Petition for Appraisal
Within 120 days after the Effective Time, but not thereafter, the Surviving Corporation or any stockholder who has complied with Section 262 and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the Surviving Corporation in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares of our common stock held by all stockholders entitled to appraisal. The Surviving Corporation is under no obligation, and has no present intention, to file a petition, and stockholders should not assume that the Surviving Corporation will file a petition or initiate any negotiations with respect to the fair value of the shares of our common stock. Accordingly, any stockholders who desire to have their shares of our common stock appraised should initiate all necessary action to perfect their appraisal rights in respect of their shares of our common stock within the time and in the manner prescribed in Section 262. The failure of a stockholder to file such a petition within the period specified in Section 262 could nullify the stockholder’s previous written demand for appraisal.
Within 120 days after the Effective Time, any stockholder who has complied with the requirements for exercise of appraisal rights, or a beneficial owner of shares of our common stock held in either a voting trust or by a nominee on behalf of such person, will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares of our common stock not voted in favor of the adoption of the Merger Agreement and with respect to which IVERIC has received demands for appraisal, and the aggregate number of stockholders of such shares of our common stock. The Surviving Corporation must mail this statement to the requesting stockholder within ten days after receipt of the written request for such a statement or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later. A beneficial owner of shares of our common stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition seeking appraisal or request from the Surviving Corporation the foregoing statements.

If a petition for an appraisal is duly filed by a stockholder and a copy thereof is served upon the Surviving Corporation, the Surviving Corporation will then be obligated within 20 days after such service to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares of our common stock and with whom agreements as to the value of their shares of our common stock have not been reached. After notice to the stockholders as required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the stockholders who demanded appraisal of their shares of our common stock to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any stockholder fails to comply with the direction, the Delaware Court of Chancery may dismiss that stockholder from the proceedings.
Determination of Fair Value
After determining the stockholders entitled to appraisal, the Delaware Court of Chancery will appraise the “fair value” of the shares of our common stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. Unless the court in its discretion determines otherwise for good cause shown, interest from the Effective Time through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.” In addition, the Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenting stockholder’s exclusive remedy.
Stockholders considering seeking appraisal should be aware that the fair value of their shares of our common stock as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the Merger if they did not seek appraisal of their shares of our common stock and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a Merger is not an opinion as to, and does not in any manner address, fair value under Section 262. Although IVERIC believes that the Per Share Merger Consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Per Share Merger Consideration. Neither IVERIC nor Parent anticipates offering more than the Per Share Merger Consideration to any stockholder exercising appraisal rights, and each of IVERIC and Parent reserves the right to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of our common stock is less than the Per Share Merger Consideration. If a petition for appraisal is not timely filed, then the right to an appraisal will cease. The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a stockholder, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by a stockholder in connection with an appraisal, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all the shares of our common stock entitled to be appraised.
If any stockholder who demands appraisal of his, her or its shares of our common stock under Section 262 fails to perfect, or loses or successfully withdraws, such stockholder’s right to appraisal, the stockholder’s shares of our common stock will be deemed to have been converted at the Effective Time into the right to receive the Per Share Merger Consideration. A stockholder will fail to perfect, or effectively lose or withdraw, the stockholder’s right to appraisal if no petition for appraisal is filed within 120 days after the Effective Time or if the stockholder delivers to the Surviving Corporation a written withdrawal of the stockholder’s demand for appraisal and an acceptance of the Per Share Merger Consideration in accordance with Section 262.
From and after the Effective Time, no stockholder who has demanded appraisal rights will be entitled to vote such shares of our common stock for any purpose or to receive payment of dividends or other distributions on the stock, except dividends or other distributions on the stockholder’s shares of our common stock, if any, payable to stockholders as of a time prior to the Effective Time. If no petition for an appraisal is filed, or if the stockholder delivers to the Surviving Corporation a written withdrawal of the demand for an appraisal and an acceptance of the Merger, either within 60 days after the Effective Time or thereafter with the written approval of the Surviving Corporation, then the right of such stockholder to an appraisal will cease. Once a petition for appraisal is filed with the Delaware Court of Chancery, however, the appraisal proceeding may not be dismissed as to any stockholder who commenced the proceeding or joined that proceeding as a named party without the approval of the court.
Failure to comply strictly with all of the procedures set forth in Section 262 may result in the loss of a stockholder’s statutory appraisal rights. Consequently, any stockholder wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.
Accounting Treatment
Astellas prepares its consolidated financial statements in conformity with International Financial Reporting Standards (which we refer to as “IFRS”). The Merger will be accounted for using the acquisition method of accounting under the provisions of IFRS 3 “Business Combinations” with Astellas representing the accounting acquirer under this guidance. Astellas will record assets acquired, including identifiable intangible assets, and liabilities assumed from IVERIC at their respective fair values at the date of completion of the Merger. Any excess of the aggregate Per Share Merger Consideration over the net fair value of such assets and liabilities will be recorded as goodwill.
Certain U.S. Federal Income Tax Consequences of the Merger
The following discussion is a summary of certain U.S. federal income tax consequences of the Merger that are relevant to U.S. Holders and Non-U.S. Holders (each as defined below) of shares of our common stock whose shares are converted into the right to receive cash pursuant to the Merger. This discussion is based upon the Internal Revenue Code of 1986, as amended (which we refer to as the “Code”), Treasury Regulations promulgated under the Code, court decisions, published positions of the Internal Revenue Service (which we refer to as the “IRS”), and other applicable authorities, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations at any time, possibly with retroactive effect.
This discussion is limited to holders who hold their shares of our common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment purposes). This discussion does not describe any of the tax consequences arising under the laws of any state, local or foreign tax jurisdiction and does not consider any aspects of the alternative minimum tax, the Medicare net investment income surtax, or U.S. federal tax law other than income taxation (e.g., estate or gift taxation) that may be relevant or applicable to a particular holder in connection with the Merger. For purposes of this discussion, a “holder” means either a U.S. Holder or a Non-U.S. Holder (each as defined below) or both, as the context may require.

This discussion is for general information only and does not purport to be a complete analysis of all of the U.S. federal income tax considerations that may be relevant to particular holders in light of their particular facts and circumstances. For example, this discussion does not address:
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holders who may be subject to special treatment under U.S. federal income tax laws, such as financial institutions or banks; tax-exempt organizations (including private foundations); S corporations or any other entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes; insurance companies; mutual funds; retirement plans; dealers in stocks and securities; traders in securities that elect to use the mark-to-market method of accounting for their securities; regulated investment companies; real estate investment trusts; entities subject to the U.S. anti-inversion rules; or certain former citizens or long-term residents of the United States;

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holders who are controlled foreign corporations or passive foreign investment companies;

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holders who are subject to the alternative minimum tax;

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holders holding the shares of our common stock as part of a hedging, constructive sale or conversion, straddle or other risk reduction transaction;

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holders that received their shares of our common stock in connection with the performance of services;

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holders who own an equity interest, actually or constructively, in Parent or the Surviving Corporation following the Merger;

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U.S. Holders (as defined below) whose “functional currency” is not the U.S. dollar;

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holders that hold or have held, directly or pursuant to attribution rules, more than 5% of the shares of our common stock at any time during the five-year period ending on the date of the consummation of the Merger; or

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holders that do not vote in favor of the Merger and who properly demand appraisal of their shares of our common stock under Section 262.

If a partnership (including an entity or arrangement, domestic or foreign, treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of our common stock, then the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partner and the partnership. Partnerships holding shares of our common stock and partners therein should consult their tax advisors regarding the consequences of the Merger.
No ruling has been or will be obtained from the IRS regarding the U.S. federal income tax consequences of the Merger described below. No assurance can be given that the IRS will agree with the views expressed in this discussion, or that a court will not sustain any challenge by the IRS in the event of litigation. Furthermore, no opinion of counsel has been or will be rendered with respect to any tax considerations of the Merger or any related transactions. The use of words such as “will” and “should” in any tax-related discussion contained in this discussion is not intended to convey a particular level of comfort.
THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL ADVICE TO ANY HOLDER. EACH HOLDER SHOULD CONSULT ITS TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION OR ANY NON-INCOME TAX LAWS.
U.S. Holders
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of shares of our common stock that is for U.S. federal income tax purposes:
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an individual who is (or is treated as) a citizen or resident of the United States;

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a corporation, or other entity classified as a corporation, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

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an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust; or (2) the trust has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

The receipt of cash by a U.S. Holder in exchange for shares of our common stock pursuant to the Merger will generally be a taxable transaction for U.S. federal income tax purposes. In general, such U.S. Holder’s gain or loss will be equal to the difference, if any, between the amount of cash received and the U.S. Holder’s adjusted tax basis in the shares of our common stock surrendered pursuant to the Merger. A U.S. Holder’s adjusted tax basis generally will equal the amount that such U.S. Holder paid for the shares of our common stock. Such gain or loss will generally be capital gain or loss and will generally be long-term capital gain or loss if such U.S. Holder’s holding period in such shares of our common stock is more than one year at the time of the completion of the Merger. A reduced tax rate generally will apply to long-term capital gains of a non-corporate U.S. Holder (including individuals). The deductibility of capital losses is subject to limitations. If a U.S. Holder acquired different blocks of shares of our common stock at different times or different prices, such U.S. Holder must determine its adjusted tax basis, holding period, and gain or loss separately with respect to each block of shares of our common stock.
Non-U.S. Holders
For purposes of this discussion, the term “Non-U.S. Holder” means a beneficial owner of shares of our common stock that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes.
In general, any gain realized by a Non-U.S. Holder pursuant to the Merger generally will not be subject to U.S. federal income tax unless:
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the gain is effectively connected with the conduct of a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States), in which case such gain generally will be subject to U.S. federal income tax on a net basis at the rates generally applicable to U.S. persons, and, if the Non-U.S. Holder is a corporation, such gain may also be subject to the branch profits tax at a rate of 30% (or a lower rate under an applicable income tax treaty);

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such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year in which the Merger is consummated, and certain other specified conditions are met, in which case such gain will be subject to U.S. federal income tax at a rate of 30% (or a lower rate under an applicable income tax treaty), net of applicable U.S.-source capital losses recognized by such Non-U.S. Holder; or

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we are or have been a “U.S. real property holding corporation” (which we refer to as a “USRPHC”) for U.S. federal income tax purposes during the shorter of the Non-U.S. Holder’s holding period or the 5-year period ending on the date of the Merger, as the case may be, and certain other conditions are met.

With respect to the third bullet point above, a U.S. corporation generally is a USRPHC if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. If we are a USRPHC, subject to the next two paragraphs, a Non-U.S. Holder generally will be taxed on gain recognized on the disposition of our common stock pursuant to the Merger in the same manner as if such Non-U.S. Holder were a United States person (subject to an applicable income tax treaty providing otherwise) and a 15% withholding tax will apply to the gross proceeds from such disposition.
So long as our common stock continues to be regularly traded on an established securities market until the effective time of the Merger, a Non-U.S. Holder generally will not be subject to U.S. federal income tax with respect to the gain from the disposition of our common stock pursuant to the Merger as a result of us being or having been a USRPHC if such Non-U.S. Holder held, directly or constructively (by application of certain attribution rules), at all times during the shorter of the five-year period ending on the date of disposition or the Non-U.S. Holder’s holding period for the common stock, 5% or less of our outstanding common stock.
Our common shares are currently listed on Nasdaq and we believe that, for as long as our common shares continue to be so listed, our common shares will be treated as “regularly traded on an established securities market.” Non-U.S. Holders should consult their tax advisors regarding the possibility that a disposition of shares of our common stock may be subject to U.S. federal income taxation and withholding if we are a USRPHC.
Non-U.S. Holders are urged to consult their tax advisors as to any applicable tax treaties that might provide for different rules.
Foreign Account Tax Compliance Act or FATCA
Legislation incorporating provisions commonly referred to as FATCA imposes a withholding tax on certain types of payments made to “foreign financial institutions” and certain other “non-financial foreign entities” as defined in the Code and applicable Treasury Regulations. The legislation, together with Treasury Regulations issued thereunder, generally imposes a 30% withholding tax on certain payments made to a foreign financial institution or to a non-financial foreign entity (whether as beneficial owner or intermediary), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner and such entity meets certain other specified requirements, or (3) an exemption applies.
FATCA withholding generally applies to payments of dividends (including deemed dividends) on our common stock and gross proceeds from the sale or other disposition of our common stock. However, currently proposed Treasury Regulations provide that FATCA withholding does not apply to gross proceeds from the disposition of our common stock. Pursuant to the preamble to the proposed Treasury Regulations, we and any other applicable withholding agent may (but are not required to) rely on this proposed change to FATCA withholding until final regulations are issued or the proposed regulations are withdrawn. To the extent that Parent is permitted at the time of payment, Parent intends to rely on these proposed Treasury Regulations and not withhold under FATCA from the proceeds payable to Non-U.S. Holders from the disposition of our common shares pursuant to the Merger.
We will not pay any additional amounts to holders in respect of any amounts withheld, including pursuant to FATCA. Holders should consult their tax advisors regarding the application of FATCA.
THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF U.S. FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO PARTICULAR HOLDERS. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE RECEIPT OF CASH FOR THEIR SHARES OF OUR COMMON STOCK PURSUANT TO THE MERGER UNDER ANY U.S. FEDERAL, STATE, FOREIGN, LOCAL OR OTHER TAX LAWS, OR UNDER ANY APPLICABLE INCOME TAX TREATY.
Regulatory Approvals Required for the Merger
The completion of the Merger is subject to, among other conditions described in the section of this proxy statement captioned “The Merger Agreement — Conditions to the Closing of the Merger”:
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The expiration or termination of the waiting period (or any extension thereof) under the HSR Act in the United States applicable to the Merger; and

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The expiration or termination of any mandatory waiting period, other than under the HSR Act, or the obtainment of any clearance or affirmative approval, with respect to the transactions contemplated by the Merger Agreement of (1) any U.S. federal or state governmental body; (2) certain specified non-U.S. or supranational governmental bodies agreed upon in the Merger Agreement, but only to the extent such governmental bodies’ waiting period, clearance, or affirmative approval is required under applicable antitrust laws in connection with the transactions contemplated by the Merger

Agreement; or (3) any other governmental body in respect of which the parties to the Merger Agreement determine that a regulatory filing is required under applicable antitrust laws in connection with the transactions contemplated by the Merger Agreement. We refer to each such governmental body under clauses (1) through (3) as a “Specified Antitrust Authority”.
The parties have agreed to use their reasonable best efforts to take promptly any and all steps necessary to avoid or eliminate each and every impediment under antitrust laws, including using reasonable best efforts to obtain from any governmental body all consents, approvals, authorizations or orders required to be obtained under antitrust laws or to avoid the entry or enactment of any order, directive, judgment, decree or ruling relating to any antitrust law that would delay, restrain, prevent, enjoin or otherwise prohibit consummation of the transactions contemplated by the Merger Agreement. However, Parent, Merger Sub or any of their affiliates (including Guarantor) are not required under the Merger Agreement to propose, negotiate, undertake, commit to or consent to any divestiture, sale, disposition, licensing, hold separate order or other structural or conduct relief, or other operational undertakings, in order to obtain clearance from any governmental body under antitrust laws. Parent, Merger Sub and IVERIC are not required to take or agree to take any action unless the effectiveness of such action is conditioned upon the closing, and IVERIC is not permitted to take or propose to undertake any divestiture, sale, disposition, hold separate order or other structural or conduct relief, or other operational undertaking without Parent’s prior consent (which may be given or withheld in Parent’s sole discretion).
Parent and IVERIC have agreed that, in the event that any legal proceeding under antitrust laws is instituted by a governmental body challenging or seeking to restrain or prohibit the consummation of the transactions contemplated by the Merger Agreement, Parent and IVERIC will (and will cause their respective affiliates to) contest and defend such legal proceeding through litigation on the merits in order to seek to avoid entry of, or to have vacated or terminated, any temporary restraining order, preliminary or permanent injunction or other order preventing or prohibiting the consummation of the transactions contemplated by the Merger Agreement prior to the End Date; provided, that in no event shall any party be required to waive any right or condition set forth in the Merger Agreement.
Although we expect that all required regulatory clearances and approvals will be obtained, we cannot assure you that these regulatory clearances and approvals will be timely obtained, obtained at all, or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions, restrictions, qualifications, requirements, or limitations on the transactions contemplated by the Merger Agreement, including the requirement to divest assets, license, or hold separate assets or terminate existing relationships and contractual rights, or agree to other remedies, or require changes to the terms of the Merger Agreement. These conditions or changes could result in the conditions to the Merger not being satisfied.
Expiration or Termination of Waiting Period under the HSR Act in the United States
The Merger is subject to the provisions of the HSR Act and therefore cannot be completed until the applicable waiting period has expired or been terminated with respect to the notification and report form filed by each of IVERIC and Parent with the DOJ and the FTC under the HSR Act.
Under the HSR Act and the rules promulgated thereunder, certain acquisitions may not be completed until information has been furnished to the Antitrust Division of the DOJ and the FTC, and the applicable HSR Act waiting period requirements have been satisfied. The waiting period under the HSR Act applicable to the Merger is 30 calendar days unless the waiting period is terminated earlier or extended. If the DOJ or FTC issues a request for additional information and documentary materials (which we refer to as a “Second Request”), the parties must observe a second 30-day waiting period, which would begin to run only after both parties have substantially complied with such Second Request, unless the waiting period is terminated earlier or the parties agree with the DOJ or FTC to delay the closing for a specified period of time.
IVERIC, Parent and Merger Sub have agreed in the Merger Agreement to promptly, but in no event later than 15 business days after the date of the Merger Agreement, make an appropriate filing of all notification and report forms as required by the HSR Act with respect to the transactions contemplated by the Merger Agreement. Parent is unilaterally permitted to withdraw its filing under the HSR Act in connection with the transactions contemplated by the Merger Agreement and promptly refile the notification and report forms as required by the HSR Act with respect to the transactions contemplated by the Merger Agreement. Parent may exercise this right only one time.
Required Clearances, Consents or Approvals or Other Mandatory Waiting Periods
In addition to the expiration or termination of the waiting period under the HSR Act, the completion of the merger is also subject to the expiration or termination of any mandatory waiting period, or the obtainment of any clearance or affirmative approval, of any Specified Antitrust Authority (other than under the HSR Act), but only to the extent such waiting period, clearance or affirmative approval is required under applicable antitrust laws in connection with the transactions contemplated by the Merger Agreement. Such Specified Antitrust Authorities may also impose conditions, restrictions, qualifications, requirements or limitations when it grants the necessary clearances, approvals or consents.
Pursuant to the Merger Agreement, Parent may make a filing or notification with a Specified Antitrust Authority to seek such clearance, consent or approval only if Parent reasonably determines that a filing or notification is required to be obtained, subject to the circumstances described in the definition of Specified Antitrust Authority. If Parent makes such a filing or notification with a Specified Antitrust Authority, Parent and IVERIC must, and must cause their respective affiliates to, cooperate with each other in connection therewith.
The parties shall (and shall cause their respective affiliates, if applicable, to) cooperate with each other in promptly determining whether any other filings or notifications are required to be made with, or any other consents, approvals, permits or authorizations are required to be obtained from, any other governmental bodies under antitrust laws in connection with the transactions contemplated by the Merger Agreement, and if so, to promptly prepare and make any such filings or notifications and to seek any such other consents, approvals, permits or authorizations.
Other Potential Intervention Pursuant to Antitrust Laws
At any time before or after the Effective Time, notwithstanding the termination or expiration of the waiting period under the HSR Act or the expiration or termination of any mandatory waiting period, or the obtainment of any clearance or affirmative approval, of any Specified Antitrust Authority, the DOJ or FTC or any state or foreign government authority could take action under applicable antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Merger, seeking divestiture of substantial assets of one or both of the parties, requiring the parties to license or hold separate assets or terminate existing relationships and contractual rights, or requiring the parties to agree to other remedies.
In addition, private parties may seek to take legal action under applicable antitrust laws under certain circumstances, including by seeking to intervene in the regulatory process or litigate to enjoin or overturn regulatory approvals.
Any of these potential actions could significantly impede, delay or even preclude the consummation of the Merger. We cannot be certain that a challenge to the Merger will not be made or that, if a challenge is made, we will prevail.

THE MERGER AGREEMENT
Explanatory Note Regarding the Merger Agreement
The following summary of the Merger Agreement is intended solely to provide investors with information regarding the terms of the Merger Agreement and is not intended to modify or supplement any factual disclosures about IVERIC in its public reports filed with the SEC. In particular, the Merger Agreement and the related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the parties or any of their subsidiaries or affiliates. The descriptions of the Merger Agreement in this summary and elsewhere in this proxy statement are not complete and are qualified in their entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. We encourage you to read the Merger Agreement carefully and in its entirety because this summary and the other descriptions of the Merger Agreement elsewhere in this proxy statement may not contain all the information about the Merger Agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement. Capitalized terms used in this section but not defined in this proxy statement and the phrase “business day” have the meanings ascribed to them in the Merger Agreement.
The representations, warranties, covenants and agreements described below and included in the Merger Agreement (1) were made only for purposes of the Merger Agreement and as of specific dates; (2) were made solely for the benefit of the parties to the Merger Agreement; and (3) may be subject to important qualifications, limitations and supplemental information agreed to by IVERIC, Parent, Merger Sub and Astellas in connection with negotiating the terms of the Merger Agreement. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to reports and documents filed with the SEC or what may be viewed as material by our stockholders and in some cases were qualified by (1) matters specifically disclosed in IVERIC’s filings with the SEC prior to the date of the Merger Agreement and (2) confidential matters disclosed to Parent and Merger Sub by IVERIC in connection with the Merger Agreement. In addition, the representations and warranties may have been included in the Merger Agreement for the purpose of allocating contractual risk among IVERIC, Parent, Merger Sub and Astellas rather than to establish matters as facts, and may be subject to standards of materiality applicable to such parties that differ from those applicable to investors. Stockholders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of IVERIC, Parent, Merger Sub or Astellas or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in IVERIC’s public disclosures. In addition, you should not rely on the covenants in the Merger Agreement as actual limitations on the respective businesses of IVERIC, Parent, Merger Sub and Astellas, because the parties may take certain actions that are either expressly permitted in the confidential disclosure letter to the Merger Agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. The Merger Agreement is described below, and included as Annex A, only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding IVERIC, Parent, Merger Sub, Astellas or their respective businesses. Accordingly, the representations, warranties, covenants and other agreements in the Merger Agreement should not be read alone, and you should read the information provided elsewhere in this proxy statement and in our filings with the SEC regarding IVERIC and our business.
Effects of the Merger; Directors and Officers; Certificate of Incorporation; Bylaws
The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub will be merged with and into IVERIC, the separate corporate existence of Merger Sub will cease, and IVERIC will continue as the Surviving Corporation and as a wholly owned subsidiary of Parent.
As of the Effective Time, the directors and officers of the Surviving Corporation will be the respective individuals who served as the directors and officers of Merger Sub immediately prior to the Effective Time, until their respective successors are duly elected and qualified, or their earlier death, resignation or removal. As of the Effective Time, the certificate of incorporation of IVERIC will, by virtue of the Merger, be amended and restated to read in its entirety as set forth on Annex I of the Merger Agreement, and the bylaws of the Surviving Corporation will be amended and restated to conform to the bylaws of Merger Sub in effect immediately prior to the Effective Time (except references to Merger Sub’s name will be replaced by references to “IVERIC bio, Inc.”).
Closing and Effective Time
Unless otherwise mutually agreed in writing between us, Parent and Merger Sub, the closing of the transactions contemplated by the Merger Agreement will take place as soon as practicable, but no later than the third business day, following the satisfaction or (to the extent permitted by law) waiver in accordance with the Merger Agreement of the conditions to closing of the transactions contemplated by the Merger Agreement (described below under the caption “— Conditions to the Closing of the Merger”),other than those conditions that, by their nature, are to be satisfied at the closing of the transactions contemplated by the Merger Agreement, but subject to the satisfaction or waiver of such conditions at the closing. As soon as practicable on the date on which the closing of the transactions contemplated by the Merger Agreement occurs, IVERIC and Merger Sub will file a certificate of merger with the Secretary of State of the State of Delaware with respect to the Merger. The Merger will become effective upon the filing of the certificate of merger, or at such later date and time as is agreed upon in writing by the parties and specified in the certificate of merger.
Merger Consideration
Common Stock
At the Effective Time, each issued and outstanding share of our common stock (other than shares held by (1) IVERIC, Parent, Merger Sub or any of their respective wholly owned subsidiaries and (2) stockholders who are entitled to and who properly exercise, and not subsequently withdraw, appraisal rights under Section 262) will be converted into the right to receive the Per Share Merger Consideration (which is $40.00 per share, less any applicable withholding taxes) without interest. All shares converted into the right to receive the Per Share Merger Consideration will no longer be outstanding and automatically be cancelled at the Effective Time and the holders of such shares will cease to have any rights with respect thereto, except for the right to receive the Per Share Merger Consideration.
Outstanding Equity Awards
The Merger Agreement provides that IVERIC’s equity awards that are outstanding immediately prior to the Effective Time will be subject to the following treatment at the Effective Time:
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Options.   Each Company Option that is then outstanding and unexercised, whether or not vested and which has a per share exercise price that is less than $40.00, will be cancelled and converted into the right to receive a cash payment (subject to any applicable tax withholding) equal to (1) the excess of $40.00 over the exercise price per share of our common stock underlying such option, multiplied by (2) the total number of shares of our common stock subject to such option immediately prior to the Effective Time (without regard to vesting). Each Company Option which has a per share exercise price that is $40.00 or greater will be cancelled with no consideration payable in respect thereof.

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Restricted Stock Units.   Each then outstanding Company RSU will be cancelled and converted into the right to receive a cash payment (subject to any applicable tax withholding) equal to (1) $40.00, multiplied by (2) the number of shares of our common stock subject to such Company RSU.

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Performance Vesting Restricted Stock Units.   Each then outstanding Company PSU will be canceled and converted into a cash-based award (each of which we refer to as a “Converted PSU”), which will entitle its holder to receive a cash payment (subject to any applicable tax withholding) equal to (1) $40.00, multiplied by (2) the number of shares of our common stock subject to such Company PSU, subject to the same terms and conditions (including vesting, forfeiture and acceleration provisions) that were applicable to the corresponding Company PSU immediately prior to the Effective Time. Parent or the Surviving Corporation will make a payment in respect of each portion of a Converted PSU that becomes vested on the Surviving Corporation’s next regularly scheduled payroll date following the applicable vesting date (but in no event later than ten business days after the applicable vesting date).
Exchange and Payment Procedures
Prior to the closing date, Parent will designate a bank or trust company reasonably acceptable to IVERIC (which we refer to as the “Paying Agent”) to make payments of the Per Share Merger Consideration to our stockholders. On or prior to the closing date, Parent will deposit with the Paying Agent cash sufficient to pay the aggregate Per Share Merger Consideration payable to our stockholders (other than any Per Share Merger Consideration in respect of any Dissenting Shares).
Promptly (but no later than the third business day) after the Effective Time, the Surviving Corporation will cause to be delivered to each holder of record of our common stock entitled to receive the Per Share Merger Consideration a form of letter of transmittal together with instructions thereto. Upon the Paying Agent’s receipt of (i) in the case of certificated shares of our common stock, a surrendered certificate or certificates in respect of such shares together with a letter of transmittal or (ii) in the case of shares of our common stock held in book-entry form, a customary agent’s message, and in each case, together with such other documents as may be required pursuant to the instructions, the holder of such shares will be entitled to receive in exchange therefor the Per Share Merger Consideration for each such share, and each such share will then be cancelled. No interest will accrue or be paid upon surrender of any stock certificate or shares of stock held in book-entry form for the benefit of the holder thereof.
If any funds deposited with the Paying Agent remain undistributed to our stockholders 12 months after the Effective Time, subject to abandoned property, escheat and other similar and applicable legal requirements Parent will be entitled to require the Paying Agent to deliver such funds (including all interest and other income received by the Paying Agent with respect thereto) to Parent, and any of our stockholders who have not complied with the exchange procedures in the Merger Agreement will thereafter look only to the Surviving Corporation as a general creditor thereof with respect to the Per Share Merger Consideration that may be payable upon due surrender of the shares held by them, without any interest thereon.
If any stock certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the holder of the certificated shares of our common stock formerly represented by that stock certificate, or by a representative of that holder, claiming that stock certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by that holder of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such stock certificate (which amount will not exceed the Per Share Merger Consideration payable with respect to such certificated shares of our common stock), the Paying Agent will pay (less any amounts entitled to be deducted or withheld by any applicable withholding taxes), in exchange for such lost, stolen or destroyed stock certificate, the applicable Per Share Merger Consideration to be paid in respect thereof pursuant to the Merger Agreement.
Representations and Warranties
The Merger Agreement contains representations and warranties of IVERIC, Parent, and Merger Sub.
IVERIC
Some of the representations and warranties in the Merger Agreement made by IVERIC are qualified as to “materiality” or “Material Adverse Effect.” “Material Adverse Effect” means any event, development, occurrence, circumstance, change or effect which, individually or when taken together with all other events, developments, occurrences, circumstances, changes or effects which have occurred in the applicable determination period for a Material Adverse Effect, has had or would reasonably be expected to have a material adverse effect on (a) the ability of IVERIC to (x) perform any of its material obligations under the Merger Agreement required to consummate the transactions contemplated by the Merger Agreement on or before the End Date, or (y) to consummate the transactions contemplated by the Merger Agreement on or before the End Date, or (b) the business, assets, financial condition or results of operations of IVERIC and its subsidiaries, taken as a whole. However, none of the following will be deemed to constitute or be taken into account in determining whether there is, or would reasonably be expected to be, a Material Adverse Effect for purposes of clause (b) of the prior sentence:
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any change in the market price or trading volume of our common stock or change in IVERIC’s credit ratings (except that that the underlying causes of any such change may be considered in determining whether a Material Adverse Effect has occurred to the extent not otherwise excluded by another exception listed in this sentence);

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any event, development, occurrence, circumstance, change or effect directly resulting from the announcement, pendency or performance of the transactions contemplated by the Merger Agreement (except for any representation or warranty, or condition to the consummation of the Merger relating to such representation or warranty, to the extent the purpose of such representation and warranty is to address the consequences resulting from the execution and delivery of the Merger Agreement or the pendency, performance or consummation of the transactions contemplated by the Merger Agreement, including certain specified representations and warranties);

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any event, development, occurrence, circumstance, change or effect generally affecting the industries in which IVERIC and its subsidiaries operate or in the economy generally or other general business, financial or market conditions;

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any event, development, occurrence, circumstance, change or effect arising from fluctuations in the value of any currency or interest rates (except that the underlying causes of such event, development, occurrence, circumstance, change or effect may be considered in determining whether a Material Adverse Effect has occurred to the extent not otherwise excluded by another exception listed in this sentence);

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any event, development, occurrence, circumstance, change or effect arising from any act of terrorism, war, national or international calamity, natural disaster, acts of god, epidemic, pandemic or any other similar event;

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the failure of IVERIC to meet internal or analysts’ expectations or projections (except that the underlying causes of such failure may be considered in determining whether a Material Adverse Effect has occurred to the extent not otherwise excluded by another exception listed in this sentence);

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any event, development, occurrence, circumstance, change or effect resulting or arising from the identity of, or any facts or circumstances relating to, Parent, Merger Sub or any of their respective affiliates; or

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any event, development, occurrence, circumstance, change or effect arising from any change in, or any compliance with or action taken solely for the purpose of complying with any change in, any law or United States generally accepted accounting principles (which we refer to as “GAAP”) (or interpretations of any law or GAAP) after the date of the Merger Agreement.

However, any event, development, occurrence, circumstance, change or effect referred to in the third, fourth, fifth and eighth bullets immediately above may be taken into account in determining whether there is, or would be reasonably expected to be, a Material Adverse Effect to the extent such event, development, occurrence, circumstance, change or effect disproportionately affects IVERIC and its subsidiaries relative to other participants in the industries in which IVERIC and its subsidiaries operate.
In the Merger Agreement, IVERIC has made customary representations and warranties to Parent and Merger Sub that are subject, in some cases, to certain specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:
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due organization, valid existence, good standing and authority and qualification to conduct business with respect to IVERIC and its subsidiaries;

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IVERIC’s ownership of its subsidiaries;

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delivery of the certificate of incorporation, bylaws, and other organizational documents, including all amendments, of IVERIC and its subsidiaries by IVERIC to Parent and Merger Sub;

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capital structure of IVERIC and its subsidiaries;

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accuracy and compliance with applicable legal rules of IVERIC’s SEC filings and financial statements and IVERIC’s internal controls and disclosure controls and procedures;

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absence of any Material Adverse Effect from January 1, 2023 through the date of the Merger Agreement;

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operation of the business of IVERIC and its subsidiaries in all material respects in the ordinary course of business consistent with past practice from January 1, 2023 through the date of the Merger Agreement;

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IVERIC and its subsidiaries having not taken certain specified actions or having failed to take certain specified actions from January 1, 2023 through the date of the Merger Agreement;

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title to assets;

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real property matters;

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intellectual property matters, information technology assets and personal data;

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material contracts;

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absence of undisclosed liabilities;

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compliance with applicable law and regulations by IVERIC and its subsidiaries;

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possession of, and compliance with, required governmental authorizations;

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tax matters;

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employee matters;

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employee benefit and compensation plans, including ERISA and certain related matters;

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environmental matters;

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insurance matters;

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litigation, legal proceedings and investigation matters;

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IVERIC’s corporate power and authority to enter into, and to perform its obligations under, the Merger Agreement, and the enforceability of the Merger Agreement with respect to IVERIC;

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inapplicability of any applicable anti-takeover laws, including Section 203 of the DGCL;

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absence of conflicts with laws, IVERIC’s organizational documents and IVERIC’s contracts;

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required notices, consents and regulatory filings in connection with the Merger Agreement;

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IVERIC’s receipt of fairness opinions from each of IVERIC’s financial advisors;

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payment of fees to brokers, finders, investment bankers, financial advisors or other persons in connection with the transactions contemplated by the Merger Agreement; and

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IVERIC’s lack of reliance on any representations or warranties of Astellas, Parent and Merger Sub not included in the Merger Agreement.

Parent and Merger Sub
Certain of the representations and warranties in the Merger Agreement made by Parent and Merger Sub are qualified as to a “Parent Material Adverse Effect.” “Parent Material Adverse Effect” means any effect, change, event or occurrence that would or would reasonably be expected to, individually or in the aggregate, have a material adverse effect on (a) the ability of Astellas to perform any of its material obligations under the Merger Agreement required to consummate the transactions contemplated by the Merger Agreement on or before the End Date, or (b) the ability of Parent or Merger Sub to (x) perform any of its material obligations under the Merger Agreement required to consummate the transactions contemplated by the Merger Agreement on or before the End Date, or (y) to consummate the transactions contemplated by the Merger Agreement on or before the End Date.

In the Merger Agreement, Parent and Merger Sub have made customary representations and warranties to IVERIC that are subject, in some cases, to certain specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:
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due organization, valid existence, good standing and authority and qualification to conduct business with respect to Parent and Merger Sub;

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Merger Sub’s ownership and absence of business activities or operations;

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Parent’s and Merger Sub’s corporate power and authority to enter into, and to perform their obligations under, the Merger Agreement, and the enforceability of the Merger Agreement with respect to Parent and Merger Sub;

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absence of conflicts with laws, Parent’s or Merger Sub’s organizational documents and Parent’s or Merger Sub’s contracts;

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required notices, consents and regulatory filings in connection with the Merger Agreement;

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accuracy of the information supplied by or on behalf of Parent or Merger Sub for inclusion in this proxy statement;

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absence of litigation;

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sufficiency of funds to consummate the transactions contemplated by the Merger Agreement;

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Parent’s, Merger Sub’s and certain of their respective affiliates’ lack of any ownership interest in IVERIC;

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Parent’s and Merger Sub’s lack of reliance on any representations or warranties of IVERIC not included in the Merger Agreement; and

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the payment of fees to brokers, finders, investment bankers, financial advisors or other persons in connection with the transactions contemplated by the Merger Agreement.

None of the representations and warranties contained in the Merger Agreement survive past the Effective Time.
Conduct of Business Pending the Merger
The Merger Agreement provides that, except (1) as expressly required under the Merger Agreement or as required by applicable law; (2) with the prior written consent of Parent (which consent will not be unreasonably withheld, conditioned or delayed); or (3) as set forth in the confidential disclosure letter to the Merger Agreement, during the period from the execution and delivery of the Merger Agreement and until the earlier of the Effective Time and the valid termination of the Merger Agreement, IVERIC will, and will cause each of its subsidiaries to, use commercially reasonable efforts to:
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conduct its business in the ordinary course consistent with past practice in all material respects;

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preserve intact its material assets (including technology), properties, contracts, licenses and business organization;

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keep available the services of its present executive officers and key employees; and

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maintain satisfactory business relationships with licensors, licensees, suppliers, lessors, governmental bodies and others having material business dealings with IVERIC and its subsidiaries.

In addition, IVERIC has also agreed that, except (1) as expressly required under the Merger Agreement or as required by applicable law; (2) with the prior written consent of Parent (which consent will not be unreasonably withheld, conditioned or delayed); or (3) as set forth in the confidential disclosure letter to the Merger Agreement, during the period from the execution and delivery of the Merger Agreement and until the earlier of the Effective Time and the valid termination of the Merger Agreement, IVERIC and its subsidiaries will not, subject in each case to certain specified exceptions, among other things:
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establish a record date for, declare, set aside or pay any dividend or make any other distribution in respect of any shares of IVERIC’s capital stock or enter into any contract with respect to the voting of IVERIC’s securities;

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repurchase, redeem or otherwise reacquire any of the shares of our common stock, or any rights, warrants or options to acquire any of the shares of our common stock;

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split, combine, subdivide or reclassify any shares of our common stock or other equity interests;

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sell, issue, grant, deliver, pledge, transfer, encumber, dispose of, or otherwise divest or authorize the sale, issuance, grant, delivery, pledge, transfer, encumbrance disposal or divestiture of (A) any capital stock, equity interest or other security, (B) any option, call option, warrant, restricted securities or other right to acquire any capital stock, equity interest or other security, or (C) any instrument convertible into or exchangeable for any capital stock, equity interest or other security (except that we may issue shares of our common stock upon the exercise or vesting of Company Options, Company RSUs or Company PSUs outstanding as of the date of the Merger Agreement and, subject to our compliance with the procedures described below under the caption “— ESPP,” we may issue shares of our common stock to participants in the ESPP);

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Except as required under any Employee Plan as in effect on the date of the Merger Agreement, (A) establish, adopt, enter into, terminate or amend any Employee Plan; (B) amend or waive any of their rights under, or accelerate the payment or vesting under, any provision of any of the Employee Plans; (C) grant, provide, promise, amend or increase for any employee or director any compensation, bonuses, severance, retention or other payments or benefits; (D) hire or retain any person for employment or to be a consultant with IVERIC or its subsidiaries at the level of officer or above; or (E) forgive any loans or other amounts payable to IVERIC or any of its subsidiaries by any director, officer, employee or individual consultant;

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amend or permit the adoption of any amendment to its certificate of incorporation or bylaws or other charter or organizational documents;

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form any subsidiary, acquire any equity interest in, material assets, businesses of, another entity or enter into any joint venture, partnership or similar arrangement;

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make, commit to make, or authorize any capital expenditure (other than in accordance with the capital expenditure budget set forth in the confidential disclosure letter to the Merger Agreement);

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acquire, lease, sublease, license, sublicense, pledge, encumber, sell or otherwise dispose of, divest or spin-off, abandon, surrender, cancel, waive, relinquish, covenant not to assert, or permit to lapse or expire, transfer, assign or encumber any material right or other material asset or property or governmental authorizations, except in the case of specified exceptions;

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lend money or make capital contributions or advances to or make investments in, any person, or incur, assume, guarantee, endorse or otherwise become responsible for (or amend or modify the terms of) any indebtedness for borrowed money, except in the case of specified exceptions;

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enter into any contract which would have been a Material Contract as set forth in the Merger Agreement if such contract was in effect as of the execution and delivery of the Merger Agreement, or amend, modify, restate or supplement in any material respect, or waive, assign or release any material rights or claims under, or voluntarily terminate, any Material Contract (or any contract that would have been a Material Contract if such contract was in effect as of the execution and delivery of the Merger Agreement), with specified exceptions for entering into certain categories of Material Contracts in the ordinary course of business consistent with past practice;

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enter into any agreement, arrangement or commitment that purports to bind or restrict Astellas or any of its affiliates, other than, following the Effective Time, IVERIC and its subsidiaries;

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(A) make any change to any accounting method or accounting period used for tax purposes; (B) make, rescind or change any material tax election; (C) file an amended income or other material amended tax return; (D) enter into a closing agreement with any governmental body regarding any material tax liability or assessment; (E) settle, compromise or consent to any material tax claim or assessment or surrender a right to a material tax refund; (F) waive or extend the statute of limitations with respect to any income or other material tax or income or other material tax return; (G) request any private letter, technical advice or similar tax ruling from any governmental body with respect to taxes; or (H) enter into any tax allocation, indemnity or sharing agreement;

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settle, release, waive or compromise any legal proceeding or other claim (or threatened legal proceeding or other claim) against IVERIC or any of its subsidiaries;

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commence any material legal proceedings against any third person;

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fail to preserve and maintain any material intellectual property rights owned or licensed by IVERIC or its subsidiaries, or disclose to any third person or otherwise fail to use commercially reasonable efforts to preserve and maintain the confidentiality of any material trade secrets;

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terminate any clinical trials in respect of any product candidate that were ongoing as of the execution and delivery of the Merger Agreement or commence any new clinical trial in respect of any product candidate;

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(A) create, implement, operate, participate in, or offer any patient assistance or patient support program that offers, provides or intends to provide free drug product or any cost-sharing assistance to any patient, including any federal healthcare program beneficiaries; or (B) offer, make or provide any grants, charitable contributions, donations, sponsorships or similar support that relates to or otherwise supports any such patient assistance or patient support programs of a third-party;

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fail to maintain in full force and effect the existing insurance policies of IVERIC and its subsidiaries or to renew or replace such insurance policies with comparable insurance policies;

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enter into, adopt or amend any collective bargaining agreement or other agreement with any labor organization or works council;

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adopt or implement any stockholder rights plan or similar arrangement;

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adopt a plan or agreement of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of IVERIC or its subsidiaries; or

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authorize any of, or agree or commit to take, any of the foregoing actions.

Acquisition Proposals
Under the Merger Agreement, during the period from the execution and delivery of the Merger Agreement and until the earlier of the Effective Time and the valid termination of the Merger Agreement, IVERIC and its subsidiaries have agreed not to, and to direct and use their reasonable best efforts to cause their Representatives not to, directly or indirectly, among other things:
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continue any solicitation, knowing encouragement, discussions or negotiations with any persons that may have been ongoing as of the execution and delivery of the Merger Agreement with respect to an Acquisition Proposal (as defined below);

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solicit, initiate or knowingly facilitate or encourage (including by way of furnishing non-public information) any inquiries regarding, or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal;

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engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other person any information in connection with, or for the purpose of soliciting or knowingly encouraging or facilitating, an Acquisition Proposal or any proposal or offer that could reasonably be expected to lead to an Acquisition Proposal;

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adopt, approve, endorse, recommend, declare advisable, or enter into any letter of intent, memorandum of understanding, agreement in principle, term sheet, or similar agreement whether binding or nonbinding, or any contract, in each case, with respect to, or that could reasonably be expected to lead to, an Acquisition Proposal or that would reasonably be expected to cause IVERIC to abandon, terminate, delay or fail to consummate, or that would otherwise materially impede, interfere with or be inconsistent with the consummation of, the transactions contemplated by the Merger Agreement (other than an Acceptable Confidentiality Agreement, as defined below);

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waive or release any person from, forebear in the enforcement of, or amend any standstill agreement or any standstill provisions of any other contract, or take any action to exempt any person (other than Parent, Merger Sub or their affiliates) from the restrictions on “business combinations” or any similar provision contained in applicable anti-takeover laws or the organizational and other governing documents of IVERIC and its subsidiaries, unless the Board of Directors determines in good faith, after consultation with IVERIC’s outside legal counsel, that the failure to do so would be inconsistent with the fiduciary duties of the Board of Directors to our stockholders under applicable law and notifies Parent of any such waiver, release, forbearance or amendment; or
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resolve or publicly propose to take any of the foregoing actions.

IVERIC will be fully responsible for any action taken by its Representatives or its subsidiaries’ Representatives that, had IVERIC taken such action, would constitute a breach of the non-solicitation obligations described in this section of the proxy statement. Any such action taken by any Representative of IVERIC or its subsidiaries will constitute a breach of the Merger Agreement by IVERIC.
Notwithstanding anything to the contrary in the Merger Agreement, if at any time prior to the receipt of the requisite IVERIC stockholder approval (which we refer to as the “Cut-off Time”), IVERIC or any of its subsidiaries receives a bona fide written Acquisition Proposal from any person or group of persons which was made or renewed after the execution and delivery of the Merger Agreement and did not arise out of or result from a material breach of the non-solicitation obligations described in this section of this proxy statement or the obligations regarding the Company Board Recommendation (as defined below) described in the section of this proxy statement below under the caption “— The Board of Directors’ Recommendation; Company Adverse Change Recommendation,” and the Board of Directors determines in good faith, after consultation with IVERIC’s financial advisors and outside legal counsel, that (i) such Acquisition Proposal constitutes or would reasonably be expected to lead to a Superior Offer (as defined below) and (ii) the failure to take such action described in the following clauses (x) or (y) would be inconsistent with the fiduciary duties of the Board of Directors to our stockholders under applicable law, then IVERIC and its Representatives may, until the Cut-off Time, (x) furnish, pursuant to an Acceptable Confidentiality Agreement, information (including non-public information) with respect to IVERIC and its subsidiaries to the person or group of persons who made such Acquisition Proposal and their Representatives, so long as IVERIC substantially concurrently provides to Parent any information concerning IVERIC or its subsidiaries that is provided to any person to the extent access to such information is not then available to Parent and its Representatives, and (y) engage in or otherwise participate in discussions or negotiations with the person or group of persons making such Acquisition Proposal and their Representatives. If the Board of Directors makes any determination described in the foregoing clauses (i) or (ii) or initially takes any action set forth in the foregoing clauses (x) or (y), IVERIC must notify Parent within 24 hours.
Until the earlier of the Effective Time and the valid termination of the Merger Agreement, IVERIC will, among other things:
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promptly (and in any event within 24 hours after receipt) notify Parent if any request, inquiry, proposal or offer with respect to, or that could reasonably be expected to lead to, an Acquisition Proposal is received by IVERIC, its subsidiaries or their Representatives and provide to Parent (w) copies of any written request, inquiry, proposal, offer or other materials, including proposed agreements received in connection therewith, (x) a summary of any material unwritten terms and conditions, (y) a summary of the nature of any information requested, and (z) the name(s) of the person or group of persons making such request, inquiry, proposal or offer;

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keep Parent reasonably informed of any material developments, discussions or negotiations regarding any such request, inquiry, proposal or offer (including by furnishing copies of any further requests, inquires or proposals, or amendments thereto) on a prompt basis (and in any event within 24 hours of such material development, discussion or negotiation); and

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upon the request of Parent, reasonably inform Parent of the status of such Acquisition Proposal.

However, nothing in the Merger Agreement prohibits IVERIC from (i) taking and disclosing to our stockholders a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act, including any “stop, look and listen” communication pursuant to Rule 14d-9(f) promulgated under the Exchange Act, or (ii) making any disclosure to our stockholders that the Board of Directors determines, after consultation with its outside counsel, is required by law (except that unless the Board of Directors has made a Company Adverse Change Recommendation in accordance with the procedures described below in the section of this proxy statement captioned “— The Board of Directors’ Recommendation; Company Adverse Change Recommendation” that remains in effect and has not been withdrawn, such disclosure must state that the Company Board Recommendation, as defined below, continues to be in effect).
For purposes of this proxy statement and the Merger Agreement:
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“Acceptable Confidentiality Agreement” means any customary confidentiality agreement that (i) contains provisions that are not less favorable to IVERIC than those contained in the confidentiality agreement between IVERIC and Astellas and (ii) does not prohibit IVERIC or its subsidiaries from providing information to Parent or otherwise complying with the provisions of the Merger Agreement.

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“Acquisition Proposal” means any proposal or offer from any person (other than Parent and its affiliates) or “group,” within the meaning of Section 13(d) of the Exchange Act, relating to, in a single transaction or series of related transactions, any (a) acquisition, transfer, disposition or license of assets of IVERIC or its subsidiaries equal to 15% or more of IVERIC’s consolidated assets based on their fair market value, (b) issuance or acquisition of (i) 15% or more of the outstanding our common stock or other voting or equity securities of IVERIC, (ii) securities and indebtedness that would, in the aggregate, represent 15% or more of the outstanding voting power of any class of IVERIC’s securities, or (iii) any options, rights or warrants to purchase or securities convertible into or exchangeable for equity or debt interests described in the foregoing clauses (i) or (ii) (we refer to the forgoing securities described in this clause (b), as “Designated Securities”), (c) recapitalization, tender offer or exchange offer that if consummated would result in any person or group beneficially owning 15% or more of the Designated Securities, or (d) merger, consolidation, amalgamation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving IVERIC or its subsidiaries that if consummated would result in any person or “group” beneficially owning 15% or more of the Designated Securities, in each case of clauses (a) through (d), other than the transactions contemplated by the Merger Agreement.

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“Company Board Recommendation” means the Board of Directors’ unanimous (i) determination that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are advisable and fair to, and in the best interest of, IVERIC and our stockholders; (ii) declaration that it is advisable for IVERIC to enter into the Merger Agreement and (iii) resolution to recommend that our stockholders adopt the Merger Agreement at any meeting of our stockholders held for such purpose and any adjournment or postponement thereof.

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“Superior Offer” means a bona fide written Acquisition Proposal that the Board of Directors determines, in its good faith judgment, after consultation with IVERIC’s outside legal counsel and financial advisors, is reasonably likely to be consummated in accordance with its terms, taking into account all legal, regulatory and financing aspects (including certainty of closing) of the proposal and the person making the proposal and other aspects of the Acquisition Proposal that the Board of Directors deems relevant, and if consummated, would result in a transaction more favorable to our stockholders (solely in their capacity as such) from a financial point of view than the transactions contemplated by the Merger Agreement (including after giving effect to additional proposals, if any, made by Parent), except that for purposes of the definition of “Superior Offer,” the references to “15%” in the definition of Acquisition Proposal will be deemed to be references to “75%.”

The Board of Directors’ Recommendation; Company Adverse Change Recommendation
As described above, and subject to the provisions described below, the Board of Directors unanimously recommends that you vote (1) “FOR” the Merger Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.
Except as permitted by the terms of the Merger Agreement, until the earlier of the Effective Time and the valid termination of the Merger Agreement, neither the Board of Directors nor any committee thereof may (with any action described in the following being referred to as a “Company Adverse Change Recommendation”):
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withdraw (or modify or qualify in a manner adverse to Parent or Merger Sub), or publicly propose to withdraw (or modify or qualify in a manner adverse to Parent or Merger Sub), the Company Board Recommendation; or

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approve, recommend or declare advisable, or publicly propose to approve, recommend or declare advisable, any Acquisition Proposal.

In addition, except as permitted by the terms of the Merger Agreement, until the earlier of the Effective Time and the valid termination of the Merger Agreement, neither the Board of Directors nor any committee thereof may adopt, approve, recommend or declare advisable, or propose to adopt, approve, recommend or declare advisable, or allow IVERIC to execute or enter into any contract with respect to any Acquisition Proposal, or contract that would require, or would reasonably be expected to cause, IVERIC to abandon, terminate, delay or fail to consummate, or that would otherwise materially impede, interfere with or be inconsistent with, the transactions contemplated by the Merger Agreement (other than an Acceptable Confidentiality Agreement).
At any time following the execution and delivery of the Merger Agreement and prior to the Cut-off Time, and notwithstanding anything to the contrary contained in the Merger Agreement, if IVERIC or its subsidiaries receives a bona fide written Acquisition Proposal that did not arise out of or result from a material breach of the non-solicitation obligations described in the section of this proxy statement under the caption “— Acquisition Proposals,” or the obligations described in this section regarding the Company Board Recommendation, and such Acquisition Proposal has not been withdrawn, and after consultation with IVERIC’s financial advisors and outside legal counsel, the Board of Directors determines, in good faith, that such Acquisition Proposal is a Superior Offer, the Board of Directors may make a Company Adverse Change Recommendation, or IVERIC may terminate the Merger Agreement to enter into a binding written definitive acquisition agreement providing for the consummation of the Superior Offer, but in each case, only if:
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the Board of Directors determines in good faith, after consultation with IVERIC’s financial advisors and outside legal counsel, that the failure to do so would be inconsistent with the fiduciary duties of the Board of Directors to our stockholders under applicable law;

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IVERIC has given Parent prior written notice of its intention to consider making a Company Adverse Change Recommendation or terminating the Merger Agreement, and, if desired by Parent, during the Negotiation Period (as defined below), IVERIC has negotiated in good faith with respect to any revisions to the terms of the Merger Agreement or another proposal, to the extent proposed by Parent, so that such Acquisition Proposal would cease to constitute a Superior Offer;

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IVERIC has, prior to the commencement of the Negotiation Period, provided to Parent information required to have been provided pursuant to the Merger Agreement;

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IVERIC has given Parent the full Negotiation Period to propose revisions to the terms of the Merger Agreement or make another proposal so that such Acquisition Proposal would cease to constitute a Superior Offer; and

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after giving effect to the proposals made by Parent during the Negotiation Period, if any, after consultation with IVERIC’s financial advisors and outside legal counsel, the Board of Directors has determined, in good faith, that such Acquisition Proposal continues to be a Superior Offer and that the failure to make the Company Adverse Change Recommendation or terminate the Merger Agreement would be inconsistent with the fiduciary duties of the Board of Directors to our stockholders under applicable law.

In addition, at any time prior to the Cut-off Time, other than in connection with an Acquisition Proposal, the Board of Directors may make a Company Adverse Change Recommendation in response to an Intervening Event (as defined below), but only if:
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the Board of Directors determines in good faith, after consultation with IVERIC’s financial advisors and outside legal counsel, that the failure to do so would be inconsistent with the fiduciary duties of the Board of Directors to our stockholders under applicable law;

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IVERIC has given Parent a Determination Notice (as defined below) describing in reasonable detail the facts and circumstances resulting in such Intervening Event and that render a Company Adverse Change Recommendation necessary and, if desired by Parent, during the Negotiation Period, IVERIC has negotiated in good faith with respect to any revisions to the terms of the Merger Agreement or another proposal, to the extent proposed by Parent, so that a Company Adverse Change Recommendation in response to such Intervening Event would no longer be necessary;
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IVERIC has given Parent the full Negotiation Period to propose revisions to the terms of the Merger Agreement or make another proposal so that a Company Adverse Change Recommendation would no longer be necessary; and

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after giving effect to the proposals made by Parent during the Negotiation Period, if any, after consultation with IVERIC’s outside legal counsel, the Board of Directors has determined, in good faith, that the failure to make the Company Adverse Change Recommendation would be inconsistent with the fiduciary duties of the Board of Directors to our stockholders under applicable law.

For purposes of this proxy statement and the Merger Agreement:
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“Determination Notice” means prior written notice of IVERIC’s intention to consider making a Company Adverse Change Recommendation or terminating the Merger Agreement to accept a Superior Offer (as described further in the first sub-bullet describing IVERIC’s termination rights in the section of this proxy statement below captioned “— Termination of the Merger Agreement”).

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“Intervening Event” means any event, development, occurrence, circumstance, change or effect occurring after the date of the Merger Agreement that has a material positive effect on the financial condition or results of operations of IVERIC and its subsidiaries (taken as a whole): (a) that was not known to the Board of Directors prior to the date of the Merger Agreement, and the material consequences of which (based on facts known to members of the Board of Directors as of the date of the Merger Agreement) were not reasonably foreseeable as of the date of the Merger Agreement but become known to the Board of Directors prior to the Cut-off Time, and (b) that does not relate to any Acquisition Proposal, except that any event, development, occurrence, circumstance, change or effect related to any of the following will not be deemed to constitute or be taken into account in determining whether there is, or would reasonably be expected to be, an Intervening Event: (i) any breach of the Merger Agreement by IVERIC; (ii) any event, development, occurrence, circumstance, change or effect directly resulting from the announcement (whether or not authorized by Parent, Merger Sub or IVERIC, including any pre signing reports in the press or otherwise, reporting on a potential transaction among the parties or otherwise relating to the acquisition of IVERIC) or pendency of the Merger Agreement or the transactions contemplated by the Merger Agreement, including the identity of, or events, developments, occurrences, circumstances, changes or effects relating to, Parent or any of its affiliates or any communication by Parent or any of its affiliates regarding plans, proposals or projections with respect to IVERIC and its subsidiaries or their employees (including any impact on the relationship of IVERIC or its subsidiaries contractual or otherwise, with its customers, suppliers, distributors, vendors, licensors, licensees, lenders, employees or partners); (iii) any change in the trading price or trading volume of the shares of our common stock or any change in IVERIC’s credit rating (although for purposes of clarity, any underlying facts, events, changes, developments or set of circumstances, with respect to this clause (iii) relating to or causing such change may be considered, along with the effects or consequences thereof); (iv) the fact that IVERIC has exceeded or met any projections, forecasts, revenue or earnings predictions or expectations of IVERIC or any securities analysts for any period ending (or for which revenues or earnings are released) on or after the date of the Merger Agreement (although for purposes of clarity, any underlying facts, events, changes, developments or set of circumstances relating to or causing such material improvement or improvements may be considered, along with the effects or consequences thereof); (v) any event, development, occurrence, circumstance, change or effect arising from any change in, or any compliance with or action taken for the purpose of complying with any change in, any law or GAAP (or interpretations of any law or GAAP) after the date of the Merger Agreement; or (vi) any changes in general economic or political conditions, or in the financial, credit or securities markets in general (including changes in interest rates, exchange rates, stock, bond and/or debt prices).

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“Negotiation Period” means the period (a) beginning on the date that Merger Sub receives a Determination Notice with respect to a Superior Offer or an Intervening Event in accordance with the procedures above and (b) ending at 11:59 p.m. Eastern Time on the fifth business day after such date, except that with respect to any Determination Notice given in respect of a material amendment to a Superior Offer for which a Determination Notice was previously given, the Negotiation Period ends on the later of (x) the date and time on which the Negotiation Period was initially scheduled to end in respect of the initial Determination Notice with respect to such Superior Offer and (y) 11:59 p.m. Eastern Time on the third business day after the date that Merger Sub received the Determination Notice with respect to the material amendment to such Superior Offer.
Stockholder Meeting
IVERIC has agreed to establish a record date for, duly call, convene and hold a special meeting of our stockholders for the purpose of voting upon the adoption of the Merger Agreement as reasonably promptly as practicable after the date on which the SEC confirms that it has no further comments on this proxy statement (or the date that is ten days after the filing of the preliminary proxy statement if the SEC has failed to affirmatively notify IVERIC it will or will not be reviewing the proxy statement by such date). The adoption of the Merger Agreement, a nonbinding advisory vote on compensation matters and an adjournment of the Special Meeting if necessary and appropriate will be the only matters (other than related procedural matters) that IVERIC will propose to be acted on by our stockholders at the Special Meeting. Subject to certain exceptions listed in the Merger Agreement, IVERIC will initially schedule the stockholder meeting to be held within 25 business days from the date of the mailing of this proxy statement.
Filings, Consents and Approvals
Subject to the terms and conditions of the Merger Agreement, IVERIC, Parent and Merger Sub have agreed to use (and cause their respective affiliates to use) their reasonable best efforts to take promptly any and all steps necessary to avoid or eliminate each and every impediment under antitrust laws that may be asserted by any governmental body so as to enable the closing of the Merger to occur as promptly as practicable, but in no case later than the End Date, including providing as promptly as reasonably practicable all information required by any governmental body pursuant to its evaluation of the transactions contemplated by the Merger Agreement under the HSR Act or other applicable antitrust laws. IVERIC, Parent and Merger Sub will (and will cause their respective affiliates to) use their reasonable best efforts to obtain from any governmental body all consents, approvals, authorizations or orders required to be obtained under antitrust laws or to avoid the entry or enactment of any order, directive, judgment, decree or ruling relating to any antitrust law that would delay, restrain, prevent, enjoin or otherwise prohibit consummation of the transactions contemplated by the Merger Agreement. However, Parent, Merger Sub and their affiliates (including Astellas) will not be required to propose, negotiate, undertake, commit to or consent to any divestiture, sale, disposition, licensing, hold separate order or other structural or conduct relief, or other operational undertakings, in order to obtain clearance from any governmental body under antitrust laws. No obligation listed in this section of this proxy statement will require Parent, Merger Sub or IVERIC to take or agree to take any action unless the effectiveness of such action is conditioned upon the closing, and IVERIC will not take or propose to undertake any divestiture, sale, disposition, hold separate order or other structural or conduct relief, or other operational undertaking without Parent’s prior consent (which may be given or withheld in Parent’s sole discretion). However, if any legal proceeding under antitrust laws, whether judicial or administrative, is instituted by a governmental body challenging or seeking to restrain or prohibit the consummation of the transactions contemplated by the Merger Agreement, Parent and IVERIC will (and will cause their respective affiliates to) contest and defend such legal proceeding through litigation on the merits in order to seek to avoid entry of, or to have vacated or terminated, any temporary restraining order, preliminary or permanent injunction or other order preventing or prohibiting the consummation of the transactions contemplated by the Merger Agreement prior to the End Date, except that in no event will IVERIC, Parent or Merger Sub be required to waive any right or condition set forth in the Merger Agreement.
IVERIC, Parent and Merger Sub have agreed to promptly, but in no event later than 15 business days after the date of the Merger Agreement, make an appropriate filing of all notification and report forms as required by the HSR Act with respect to the transactions contemplated by the Merger Agreement. If Parent reasonably determines that a filing or notification is required to be made with, or any consent, approval, permit or authorization is required to be obtained from, the Specified Antitrust Authorities, then Parent may make such filing or notification and seek such consent, approval, permit or authorization, and Parent and IVERIC will cooperate with each other in connection therewith. IVERIC, Parent and Merger Sub have agreed to cooperate with each other in promptly determining whether any other filings or notifications are required to be made with, or any other consents, approvals, permits or authorizations are required to be obtained from, any other governmental bodies under antitrust laws in connection with the transactions contemplated by the Merger Agreement, and if so, to promptly prepare and make any such filings or notifications and to seek any such other consents, approvals, permits or authorizations.
IVERIC, Parent and Merger Sub have agreed to give each other prompt notice of (i) the making or commencement of any request, inquiry, investigation, action or legal proceeding brought or threatened in writing to be brought by a governmental body or brought or threatened in writing to be brought by a third party before any governmental body, in each case, with respect to the transactions contemplated by the Merger Agreement, and (ii) receipt of any notice or other communication from any third party alleging that the consent of a third party is or may be required in connection with the transactions contemplated by the Merger Agreement (we refer to the foregoing clauses (i) and (ii) as the “Identified Communications”). Additionally, IVERIC, Parent and Merger Sub will (A) keep each other reasonably informed as to the status of any regulatory filings and Identified Communications or response thereto, (B) promptly inform each other of, and (wherever practicable) give reasonable advance notice of, and the opportunity to participate in, any communication to or from the FTC, DOJ or any other governmental body or third party in connection with any such regulatory filings and Identified Communication, (C) promptly furnish to each other, copies of documents provided to or received from any governmental body in connection with any regulatory filings or Identified Communication, (D) to the extent reasonably practicable, consult and cooperate with each other and consider in good faith each other’s views in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any regulatory filings or Identified Communication, and (E) except as may be prohibited by law, in connection with any such regulatory filings and Identified Communications, give each other reasonable advance notice of, and permit authorized Representatives of the other party to be present at each meeting or conference relating to such regulatory filing or Identified Communication and to have access to and be consulted in connection with any argument, opinion or proposal made or submitted to any third party in connection with such regulatory filing or Identified Communication.
Subject to Parent consulting with and considering in good faith the views and comments of IVERIC, Parent will have the right to (i) direct, devise and implement the strategy for obtaining any necessary approval of, and for responding to any request from, or inquiry or investigation by (including directing the nature and substance of all such responses), and lead all meetings and communications (including any negotiations) with, any governmental body in connection with regulatory filings in connection with the transactions contemplated by the Merger Agreement and (ii) control the defense and settlement of any investigation or legal proceeding relating to the transactions contemplated by the Merger Agreement that is brought by or before any governmental body in connection with such regulatory filings. However, none of IVERIC, Parent or Merger Sub will (or will permit any of its affiliates to) commit to or agree with any governmental body to stay, toll, or extend, any applicable waiting period or enter into any similar timing agreement, without the prior written consent of the other parties (not to be unreasonably withheld, conditioned or delayed), except that Parent and Merger Sub will be permitted (on a single occasion) without IVERIC’s consent to withdraw their filing under the HSR Act in connection with the transactions contemplated by the Merger Agreement and promptly refile the notification and report forms as required by the HSR Act with respect to the transactions contemplated by the Merger Agreement.
IVERIC and Parent have agreed to give each other prompt notice of any event, development, occurrence, circumstance, change or effect that has had or would reasonably be expected to have a Material Adverse Effect or Parent Material Adverse Effect, respectively, or would reasonably be expected to make the satisfaction of any applicable closing conditions impossible or unlikely.
IVERIC has agreed to, to the extent permissible under applicable law, (i) offer Parent the opportunity to consult with IVERIC and its subsidiaries prior to any proposed material meeting or other material communication with the United States Food and Drug Administration (which we refer to as the “FDA”), the European Medicines Agency (which we refer to as the “EMA”), the Centers for Medicare & Medicaid Services (which we refer to as “CMS”) and any governmental body of competent jurisdiction in a jurisdiction where either Parent and its affiliates or IVERIC and its subsidiaries operate their respective businesses or own any material assets (which we refer to as a “Specified Governmental Body”) relating to any product candidate or material governmental authorization under a health care law, (ii) promptly inform Parent of, and provide Parent with a reasonable opportunity to review in advance any material filings and communications proposed to be made or submitted to the FDA, EMA, CMS and any Specified Governmental Body relating to any product candidate or material governmental authorization under a health care law, (iii) keep Parent reasonably informed of any material communication (written or oral) with or from the FDA, EMA, CMS and any Specified Governmental Body relating to any product candidate or governmental authorization under a health care law and (iv) promptly inform Parent and provide Parent with a reasonable opportunity to comment, in each case, prior to making any material change to any study protocol, making any material change to a manufacturing plan or process, making any material change to a development timeline or initiating, or making any material change to, commercialization and reimbursement activities or materials (including promotional and marketing activities and materials) relating to any product candidate. IVERIC has agreed to promptly notify Parent of any material data relating to any product candidate, including information related to any serious or unexpected adverse events (as such concepts are contemplated under applicable health care laws) with respect to any product candidate, in each case which it discovers after the execution and delivery of the Merger Agreement.
Employee Benefits
For a period of one year following the Effective Time, Parent will provide, or cause to be provided, to each employee of IVERIC or its subsidiaries employed immediately prior to the Effective Time and who continues to be actively employed by the Surviving Corporation (or any affiliate thereof, including Parent and Parent’s affiliates) during such period (each of which we refer to as, a “Continuing Employee”) with (i) a base salary or wage rate that is no less than that provided to such Continuing Employee by IVERIC or its subsidiaries immediately prior to the Effective Time, (ii) other target cash incentive compensation opportunities that are substantially comparable, in the aggregate, to either (x) those provided to such Continuing Employee by IVERIC or its subsidiaries immediately prior to the Effective Time, or (y) those provided by Parent or its affiliates to similarly situated employees, and (iii) other compensation and employee benefits (excluding equity-based compensation, nonqualified deferred compensation and defined benefit plans) that are substantially comparable, in the aggregate, to either (x) those provided to such Continuing Employee by IVERIC or its subsidiaries immediately prior to the Effective Time or (y) those provided by Parent or its affiliates to similarly situated employees.
In addition, Parent will cause all Continuing Employees to be eligible to continue to participate in the Surviving Corporation’s health and welfare benefit plans (to the same extent such Continuing Employees were eligible to participate prior to the Effective Time). To the extent that service is relevant for eligibility or vesting under any benefit plan of Parent and/or the Surviving Corporation (other than equity-based compensation, nonqualified deferred compensation and defined benefit plans), then Parent will ensure that such benefit plan, for purposes of eligibility and vesting, credits Continuing Employees for service prior to the Effective Time with IVERIC and its affiliates to the same extent that such service was recognized prior to the Effective Time, but no credit for any service will be required that would result in a duplication of benefits. In addition, Parent and/or the Surviving Corporation will credit each Continuing Employee with paid time off equal to the accrued paid time off such Continuing Employee had accrued with IVERIC that was unused as of the Effective Time.
Parent has agreed to, following the Effective Time, use commercially reasonable efforts to: (i) waive certain preexisting condition limitations otherwise applicable to Continuing Employees and their eligible dependents under any plan of Parent or an affiliate that provides health benefits in which Continuing Employees are eligible to participate following the Effective Time, (ii) honor any deductible, co-payment and out-of-pocket maximums incurred by the Continuing Employees and their eligible dependents under the health plans in which they participated immediately prior to transitioning into a plan of Parent or an affiliate during the portion of the plan year prior to such transition in satisfying any deductibles, co-payments or out-of-pocket maximums under health plans of Parent or an affiliate, in each case to the extent recognized for such purpose under an analogous Employee Plan prior to the Effective Time; and (iii) waive any waiting period limitation or evidence of insurability requirement that would otherwise be applicable to a Continuing Employee and his or her eligible dependents on or after the Effective Time, in each case to the extent such Continuing Employee or eligible dependent had satisfied any similar limitation or requirement under an analogous Employee Plan prior to the Effective Time.

At the written request of Parent provided no later than five days prior to the Effective Time, Parent may require IVERIC to, at least one business day prior to the Effective Time, cease contributions to, and adopt written resolutions (or take other necessary and appropriate action) to terminate, IVERIC’s 401(k) plan, effective as of the day prior to the closing date, and to 100% vest all participants under IVERIC’s 401(k) plan. If IVERIC’s 401(k) plan is terminated in accordance with the foregoing procedures, effective as of, or as soon as reasonably practicable following, the closing date, Parent will designate a Parent 401(k) plan that will cover Continuing Employees on and after the closing date. Parent will cause such Parent 401(k) plan to accept direct rollovers of the account balances of each Continuing Employee from IVERIC’s 401(k) plan, if such direct rollover is elected by such Continuing Employee. Parent will take all commercially reasonable actions to permit each Continuing Employee with an outstanding loan balance under IVERIC’s 401(k) plan as of the date such plan is terminated to continue to make scheduled loan payments to IVERIC’s 401(k) plan after the closing date to prevent, to the extent reasonably possible, a deemed distribution or loan offset with respect to such outstanding loans.
ESPP
IVERIC has agreed to take all actions necessary pursuant to the terms of the ESPP or otherwise to provide that (a) the “Offering” (as defined in the ESPP) in effect as of the date of the Merger Agreement will be the final Offering and no new Offering will be commenced following the date of the Merger Agreement, and (b) each individual participating in the final Offering on the date of the Merger Agreement will not be permitted to (i) increase his or her payroll contribution rate pursuant to the ESPP from the rate in effect when the final Offering commenced or (ii) make separate non-payroll contributions to the ESPP on or following the date of the Merger Agreement, except as may be required by applicable law. Prior to the Effective Time, IVERIC will take all action that may be necessary to, effective upon the Effective Time, (A) cause the final Offering, to the extent that it would otherwise be ongoing at the Effective Time, to be terminated no later than five business days prior to the date on which the Effective Time occurs; (B) make any pro rata adjustments that may be necessary to reflect the final Offering, but otherwise treat the final Offering as a fully effective and completed Offering for all purposes pursuant to the ESPP; and (C) cause the exercise (as of no later than five business days prior to the date on which the Effective Time occurs) of each outstanding purchase right pursuant to the ESPP. On the final exercise date under the ESPP, IVERIC will apply the funds credited as of such date pursuant to the ESPP within each participant’s payroll withholding account to the purchase of shares of our common stock in accordance with the terms of the ESPP, and each such share of our common stock will be an outstanding share of our common stock as of the Effective Time. IVERIC will terminate the ESPP effective as of immediately prior to, and conditional upon the occurrence of, the Effective Time.
Indemnification and Insurance
For a period of six years from the Effective Time, Parent has agreed that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time (whether asserted or claimed prior to, at or after the Effective Time) existing in favor of the current or former directors or officers of IVERIC or any of its subsidiaries pursuant to the organizational documents of IVERIC or any of its subsidiaries and any indemnification or other similar agreements of IVERIC or any of its subsidiaries set forth in the confidential disclosure letter to the Merger Agreement, in each case as in effect on the date of the Merger Agreement, will continue in full force and effect in accordance with their terms, and Parent will cause IVERIC and any of its subsidiaries to perform their obligations thereunder. Without limiting the foregoing, during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, Parent will, and will cause IVERIC or any of its subsidiaries to, indemnify and hold harmless each individual who is as of the date of the Merger Agreement, or who becomes prior to the Effective Time, a director or officer of IVERIC or any of its subsidiaries or who was as of the date of the Merger Agreement, or who thereafter commences prior to the Effective Time, serving at the request of IVERIC or any of its subsidiaries as a director or officer of another person (which we refer to as the “Indemnified Persons”), against all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including with respect to matters existing or occurring at or prior to the Effective Time, including the Merger Agreement and the Merger and the transactions contemplated thereby), arising out of or pertaining to the fact that the Indemnified Person is or was a director or officer of IVERIC or any of its subsidiaries or is or was serving at the request of IVERIC or any of its subsidiaries as a director or officer of another person, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under applicable law. In the event of any such claim, action, suit or proceeding, Parent will, and will cause IVERIC and any of its subsidiaries to, (x) pay, in advance of the final disposition of such claim, action, suit or proceeding, any expenses incurred in defense thereof by the Indemnified Person upon receipt of an undertaking by such Indemnified Person to repay such amount if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified pursuant to the preceding sentence and (y) reasonably cooperate in the defense of any such matter.
For a period of six years from and after the Effective Time, Parent will cause the Surviving Corporation to either maintain in effect its current policies of directors’ and officers’ and fiduciary liability insurance maintained by or for the benefit of IVERIC or any of its subsidiaries or provide a substitute policy for IVERIC or any of its subsidiaries and its or their current and former directors and officers who were covered by the directors’ and officers’ and fiduciary liability insurance coverage maintained by or for the benefit of IVERIC or any of its subsidiaries as of the date of the Merger Agreement, in either case, of not less than the existing coverage as of the date of the Merger Agreement and having other terms that are in aggregate not less favorable to the insured persons than the directors’ and officers’ and fiduciary liability insurance coverage then maintained by or for the benefit of IVERIC or any of its subsidiaries with respect to claims arising from facts or events that occurred at or before the Effective Time (with insurance carriers having at least an “A” rating by A.M. Best with respect to directors’ and officers’ and fiduciary liability insurance), except that neither Parent nor the Surviving Corporation will be required to pay with respect to such insurance policies more than 300% of the aggregate annual premium most recently paid by IVERIC or any of its subsidiaries prior to the date of the Merger Agreement (which we refer to as the “Maximum Amount”), and if the Surviving Corporation is unable to obtain such insurance, it will obtain as much comparable insurance as possible for the years within such six-year period for a premium not exceeding the Maximum Amount. In lieu of such insurance, prior to the closing of the Merger, IVERIC may, at its option, purchase a “tail” directors’ and officers’ and fiduciary liability insurance policy for IVERIC or any of its subsidiaries and its or their current and former directors and officers who are currently covered by the directors’ and officers’ and fiduciary liability insurance coverage currently maintained by or for the benefit of IVERIC or any of its subsidiaries, such tail to provide coverage in an amount not less than the existing coverage and to have other terms not less favorable to the insured persons than the directors’ and officers’ and fiduciary liability insurance coverage currently maintained by or for the benefit of IVERIC or any of its subsidiaries with respect to claims arising from facts or events that occurred at or before the Effective Time. In no event will the cost of any such tail policy exceed the Maximum Amount, and if such cost would exceed the Maximum Amount, then IVERIC may obtain a tail policy with the greatest coverage available for a cost not exceeding the Maximum Amount. Parent and the Surviving Corporation will maintain such policies in full force and effect for a period of six years after the Effective Time, and continue to honor the obligations thereunder.
Stockholder Litigation
IVERIC has agreed to promptly notify Parent in writing of, and keep Parent reasonably and promptly informed with respect to the status of, any claims or legal proceedings related to the Merger Agreement, the Merger or the other transactions contemplated by the Merger Agreement brought by any stockholder or other holder of IVERIC securities (whether directly or on behalf of IVERIC or otherwise) against IVERIC or its subsidiaries or any of their directors or officers. Under the Merger Agreement, Parent has the right to (a) participate in the defense of, and review and comment on all material filings or responses to be made by IVERIC or its subsidiaries in connection with, any such claims or legal proceedings (and IVERIC will give due consideration to Parent’s comments and other advice with respect to such litigation), and (b) consult with IVERIC on any settlement with respect to such claims or legal proceedings, and no such settlement will be agreed to without Parent’s prior written consent (which consent will not be unreasonably withheld, conditioned or delayed).
Additional Agreements
Parent and IVERIC have agreed to use reasonable best efforts to take, or cause to be taken, all actions necessary to consummate the Merger and make effective the other transactions contemplated by the Merger

Agreement, including using reasonable best efforts to (a) make any required filings or give all notices pursuant to any Material Contract in connection with the Merger and the other transactions contemplated by the Merger Agreement, (b) seek any required consents pursuant to any Material Contract in connection with the transactions contemplated by the Merger Agreement to the extent requested in writing by Parent, subject to limitations set forth in the Merger Agreement, and (c) seek to lift any restraint, injunction or other legal bar to the Merger brought by any third person, other than a governmental body pursuant to an antitrust law against Parent or IVERIC.
Credit Agreement
IVERIC has agreed to use reasonable best efforts to deliver to Parent (preceded by a draft at least five business days earlier) prior to the closing date a customary payoff letter (or similar document) with respect to the Credit Agreement (as defined below), from the lenders (or an agent on behalf of all lenders) under the Credit Agreement, which will specify the aggregate payoff amount required to be paid to fully satisfy all indebtedness outstanding under the Credit Agreement and provide that, upon receipt of such specified amount, all encumbrances (and any guarantees) granted in connection therewith relating to the assets, rights and properties of IVERIC and its subsidiaries securing such indebtedness will be released and terminated. IVERIC has agreed to use its reasonable best efforts to deliver to the agent under the Credit Agreement, at least five “Business Days,” as such term is defined in the Credit Agreement, prior to the anticipated closing date, a written notice of prepayment of all outstanding indebtedness under the Credit Agreement, which notice will provide that such prepayment is subject to and conditioned upon the consummation of the closing (or obtain a waiver thereof in the payoff letter). IVERIC and its subsidiaries will use their reasonable best efforts to deliver to Parent on or prior to the closing all customary related release documents, filings and notices required to effect the release of all encumbrances securing the obligations under the Credit Agreement, including (and in each case to the extent applicable) the filing of UCC termination statements, terminations of control agreements, terminations of intellectual property security agreements and arrange for delivery of possessory collateral (to the extent reasonably practicable on the closing date), which will in each case be subject to and conditioned upon the occurrence of the closing and the repayment in full of all obligations then outstanding under the Credit Agreement. On the closing date, Parent will effect or cause to be effected the repayment in full of all indebtedness and the satisfaction of all other obligations outstanding under the Credit Agreement, in accordance with the Credit Agreement and the payoff letter. IVERIC, Parent and Merger Sub will reasonably cooperate with each other in connection with their respective obligations set forth above.
“Credit Agreement” means the Loan and Security Agreement, dated as of July 26, 2022, by and among IVERIC and each of its subsidiaries from time to time party thereto, as borrowers, the lenders from time to time party thereto and Hercules Capital, Inc., as administrative agent and collateral agent, as amended from time to time.
Conditions to the Closing of the Merger
The respective obligations of each party to effect the Merger are subject to the satisfaction (or waiver by IVERIC, Parent and Merger Sub, to the extent permitted by applicable law) on or prior to the closing date of the following conditions:
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holders of at least a majority of the outstanding shares of our common stock entitled to vote at the Special Meeting must have voted in favor of adopting the Merger Agreement;

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(i) any waiting period (or any extension thereof) under the HSR Act applicable to the Merger and any commitment by the parties not to consummate the transactions contemplated by the Merger Agreement before a certain date under a timing agreement must have expired or been terminated, and (ii) any waiting period, clearance or affirmative approval of any Specified Antitrust Authority (other than under the HSR Act) with respect to the transactions contemplated by the Merger Agreement must have been obtained and any mandatory waiting period related thereto must have expired or been terminated; and

•
there must not have been issued by any governmental body of competent jurisdiction in a jurisdiction where either Parent and its affiliates or IVERIC and its subsidiaries operate their respective businesses or own any material assets and remain in effect any temporary restraining order, preliminary or permanent injunction or other order, directive, judgment, decree or ruling preventing the consummation of the Merger, and there must not have been any law promulgated, entered, enforced, enacted, issued or deemed applicable to the Merger by any such governmental body which, directly or indirectly, prohibits or makes illegal the consummation of the Merger.
In addition, the obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction (or waiver by Parent, to the extent permitted by applicable law) on or prior to the closing date of the following conditions:
•
The representations and warranties of IVERIC set forth in:

1.
the first two sentences of Section 2.1(a) and the first two sentences of Section 2.1(b) (Due Organization; Subsidiaries, Etc.), Section 2.2 (Certificate of Incorporation and Bylaws), clauses (b), (c), (e) and (f) of Section 2.3 (Capitalization, Etc.), Section 2.21 (Authority; Binding Nature of Agreement), Section 2.22 (Takeover Laws), Section 2.24 (Opinion of Financial Advisors), and Section 2.25 (Brokers and Other Advisors) of the Merger Agreement must be accurate in all material respects (without taking into account any “Material Adverse Effect” and “materiality” qualifications contained in such representations and warranties) as of the date of the Merger Agreement and at and as of the closing date as if made on and as of the closing date (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period);

2.
clauses (a) and (d) of Section 2.3 (Capitalization, Etc.) of the Merger Agreement must be accurate in all respects except for any de minimis inaccuracies as of the date of the Merger Agreement and at and as of the closing date as if made on and as of the closing date (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period);

3.
Section 2.5(b) (No Material Adverse Effect) of the Merger Agreement must be accurate in all respects as of the date of the Merger Agreement and at and as of the closing date as if made on and as of the closing date with respect to the earlier period set forth in Section 2.5(b) of the Merger Agreement; and

4.
the Merger Agreement other than those referred to in the above three sub-bullets must be accurate (without taking into account any “Material Adverse Effect” and “materiality” qualifications contained in such representations and warranties) as of the date of the Merger Agreement and at and as of the closing date as if made on and as of the closing date (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period), except where the failure of such representations and warranties to be so accurate has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

•
IVERIC must have complied with or performed in all material respects the covenants and agreements it is required to comply with or perform at or prior to the closing date;

•
Since the date of the Merger Agreement, there must not have occurred any Material Adverse Effect which is continuing; and

•
Parent and Merger Sub must have received a certificate, dated the closing date, executed on behalf of IVERIC by IVERIC’s Chief Executive Officer or Chief Financial Officer certifying to the effect that the conditions set forth in the foregoing three bullets have been satisfied.

In addition, the obligations of IVERIC to effect the Merger are subject to the satisfaction (or waiver by IVERIC, to the extent permitted by applicable law) on or prior to the closing date of the following conditions:
•
The representations and warranties of Parent and Merger Sub set forth in:

1.
Section 3.1 (Due Organization), Section 3.2 (Merger Sub) and Section 3.3 (Authority; Binding Nature of Agreement) of the Merger Agreement must be accurate in all material respects (without taking into account any “Parent Material Adverse Effect” and “materiality” qualifications contained in such representations and warranties) as of the date of the Merger Agreement and at and as of the closing date as if made on and as of the closing date (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period);
2.
Section 3.10 (Brokers and Other Advisors) must be accurate in all respects as of the date of the Merger Agreement and at and as of the closing date as if made on and as of the closing date; and

3.
the Merger Agreement other than those referred to in the above two sub-bullets must be accurate (without taking into account any “Parent Material Adverse Effect” and “materiality” qualifications contained in such representations and warranties) as of the date of the Merger Agreement and at and as of the closing date as if made on and as of the closing date (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period), except where the failure of such representations and warranties to be so true and correct has not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect;

•
Parent and Merger Sub must have complied with or performed in all material respects the covenants and agreements they are required to comply with or perform at or prior to the closing date; and

•
Parent must have delivered to IVERIC a certificate, dated the closing date and signed on Parent’s behalf by its Chief Executive Officer or another senior executive officer, certifying to the effect that the conditions set forth in the foregoing two bullets have been satisfied.

Termination of the Merger Agreement
The Merger Agreement may be terminated prior to the Effective Time in the following ways:
•
by mutual written consent of Parent and IVERIC at any time prior to the closing of the Merger;

•
by either IVERIC or Parent:

•
at any time prior to the closing, if the closing has not occurred on or prior to the later of (such time, as applicable, the “End Date”): (i) midnight Eastern Time, on October 27, 2023 (the “Initial End Date”), (ii) if on the Initial End Date all of the conditions, other than the condition regarding approvals under antitrust laws and, solely in respect of antitrust laws, the condition regarding the absence of any restraint by a governmental body (as described in the previous section of this proxy statement captioned “— Conditions to the Closing of the Merger”), have been satisfied or waived, to the extent waivable (other than conditions that by their nature are to be satisfied on the closing date, each of which is then capable of being satisfied), midnight Eastern Time, on the date that is 90 days after the Initial End Date (the “Extended End Date”), and (iii) if on the Extended End Date all of the conditions, other than the condition regarding approvals under antitrust laws and, solely in respect of antitrust laws, the condition regarding the absence of any restraint by a governmental body (as described in the previous section of this proxy statement captioned “— Conditions to the Closing of the Merger”), have been satisfied or waived, to the extent waivable (other than conditions that by their nature are to be satisfied on the closing date, each of which is then capable of being satisfied), midnight Eastern Time, on the date that is 180 days after the Initial End Date, except that the right to terminate the Merger Agreement pursuant to this bullet will not be available to any party whose material breach of the Merger Agreement has proximately caused the Merger not being consummated by such date;

•
if a Specified Governmental Body has issued any permanent injunction or other order, directive, judgment, decree or ruling, or has taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the acceptance for payment of shares of our common stock pursuant to the Merger or making the consummation of the Merger illegal, which order, directive, judgment, decree, ruling or other action is final and nonappealable, except that the right to terminate the Merger Agreement pursuant to this bullet will not be available to any party whose material breach of the Merger Agreement has proximately caused the issuance of such final and nonappealable order, directive, judgment, decree, ruling or other action; or
•
if the requisite IVERIC stockholder approval is not obtained at the Special Meeting or at any adjournment or postponement thereof;

•
by IVERIC:

•
at any time prior to the Cut-off Time, to enter into a binding written definitive acquisition agreement providing for the consummation of the Superior Offer approved by the Board of Directors pursuant to, and in accordance with the procedure described above in the section above captioned “— The Board of Directors’ Recommendation; Company Adverse Change Recommendation,” so long as IVERIC has paid the termination fee (described below under the caption “— Expenses; Termination Fee”) immediately prior to or substantially concurrently with such termination; or

•
at any time prior to the closing, if a breach of any representation or warranty contained in the Merger Agreement or failure to perform any covenant or obligation in the Merger Agreement on the part of Parent or Merger Sub has occurred, (i) which breach or failure would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect or (ii) such that the conditions related to the accuracy of representations and warranties or the performance of obligations of Parent and Merger Sub would not be satisfied, and such breach or failure cannot be cured by Parent or Merger Sub, as applicable, by the End Date, or, if capable of being cured in such time period, has not been cured within 30 days of the date IVERIC gives Parent written notice of such breach or failure to perform, except that IVERIC may not terminate the Merger Agreement pursuant to this bullet if IVERIC is then in breach of any representation, warranty, covenant or obligation under the Merger Agreement which breach would permit Parent to terminate the Merger Agreement in accordance with the second sub-bullet describing Parent’s termination rights below; or

•
by Parent:

•
at any time prior to the Cut-off Time, if: (i) the Board of Directors has failed to include the Company Board Recommendation in this proxy statement when filed with the SEC or mailed, or has effected a Company Adverse Change Recommendation; (ii) in the case of an Acquisition Proposal structured as a tender offer or exchange offer subject to Regulation 14D under the Exchange Act, the Board of Directors (A) states that it recommends such tender or exchange offer or expresses no opinion or is unable to take a position (other than a “stop, look and listen” communication pursuant to Rule 14d-9(f) promulgated under the Exchange Act) with respect to such tender or exchange offer or (B) fails to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, rejection of such tender offer or exchange offer and reaffirm the Company Board Recommendation within ten business days of the commencement of such tender offer or exchange offer within the meaning of Rule 14d-2 under the Exchange Act (or, if earlier, by the close of business on the business day immediately preceding the then scheduled Cut-off Time); (iii) after any public announcement of an Acquisition Proposal (other than a tender offer or exchange offer), the Board of Directors fails to publicly affirm the Company Board Recommendation within three business days after receipt of a written request by Parent to do so (or, if earlier, by the close of business on the business day immediately preceding the then scheduled Cut-off Time, so long as IVERIC has received such request prior to the second business day before the then scheduled date of the Cut-off Time), except that Parent may only make such request twice with respect to each Acquisition Proposal or material modification thereof; or (iv) the Board of Directors fails to publicly reaffirm the Company Board Recommendation within three business days after receipt of a written request by Parent to do so, except that IVERIC will have no obligation to make such reaffirmation on more than three occasions; or (v) the Board of Directors or IVERIC intentionally breaches its non-solicit obligations or obligations related to the Board of Directors’ recommendation to our stockholders in any material respects; or

•
at any time prior to the closing, if a breach of any representation or warranty contained in the Merger Agreement or failure to perform any covenant or obligation in the Merger Agreement on the part of IVERIC has occurred such that any of the conditions related to IVERIC’s representation and warranties, performance of IVERIC’s obligations or the absence of a Material Adverse Effect would not be satisfied and cannot be cured by IVERIC by the End Date, or if capable of being cured in such time period, has not been cured within 30 days of the date Parent gives IVERIC written notice of such breach or failure to perform, except that Parent may not terminate the Merger Agreement pursuant to this bullet if either Parent or Merger Sub is then in breach of any representation, warranty, covenant or obligation under the Merger Agreement which breach would permit IVERIC to terminate the Merger Agreement in accordance with the second sub-bullet describing IVERIC’s termination rights above.
If the Merger Agreement is terminated as provided above, written notice thereof must be given to the other party or parties, specifying the provision of the Merger Agreement pursuant to which such termination is made, and the Merger Agreement will be of no further force or effect and there will be no liability on the part of Parent, Merger Sub or IVERIC or any of their respective former, current or future officers, directors, partners, stockholders, managers, members or affiliates following any such termination, except that (a) certain provisions in the Merger Agreement will survive such termination and will remain in full force and effect, (b) the confidentiality agreement between IVERIC and Astellas will survive the termination of the Merger Agreement and will remain in full force and effect in accordance with its terms and (c) the termination of the Merger Agreement will not relieve any party from any liability for fraud or willful and material breach of the Merger Agreement prior to termination.
Expenses; Termination Fee
Except as set forth in the Merger Agreement and summarized below, all fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement will be paid by the party incurring such expenses, whether or not the Merger is consummated.
If the Merger Agreement is terminated in any of the following circumstances, IVERIC will be required to pay a cash termination fee equal to $222,370,000 to Parent or its designee by wire transfer of same day funds:
•
if the Merger Agreement is terminated by IVERIC to accept a Superior Offer (as described further in the first sub-bullet describing IVERIC’s termination rights in the previous section of this proxy statement captioned “— Termination of the Merger Agreement”);

•
if the Merger Agreement is terminated by Parent because the Board of Directors changes or withdraws, or fails to reaffirm, the Company Board Recommendation, effects a Company Adverse Change Recommendation or takes, or fails to take, certain actions with respect to an Acquisition Proposal (as described further in the first sub-bullet describing Parent’s termination rights in the previous section of this proxy statement captioned “— Termination of the Merger Agreement”); or

•
if (A) the Merger Agreement is terminated by IVERIC or Parent because the closing has not occurred by the End Date (as described further in the first sub-bullet describing termination rights of IVERIC or Parent in the previous section of this proxy statement captioned “— Termination of the Merger Agreement”) (but in the case of a termination by IVERIC, only if at such time Parent would not be prohibited from terminating the Merger Agreement because Parent’s material breach of the Merger Agreement has proximately caused the Merger not being consummated by such date), or because the requisite IVERIC stockholder approval was not obtained (as described further in the second sub-bullet describing termination rights of IVERIC or Parent in the previous section of this proxy statement captioned “— Termination of the Merger Agreement”), or terminated by Parent because of IVERIC’s breach of a representation or warranty or failure to perform a covenant or obligation (as described further in the second sub-bullet describing Parent’s termination rights in the previous section of this proxy statement captioned “— Termination of the Merger Agreement”), (B) any person has publicly disclosed a bona fide Acquisition Proposal or an Acquisition Proposal has otherwise been communicated to the Board of Directors after the execution and delivery of the Merger Agreement and prior to such termination and such Acquisition Proposal has not been unconditionally and, in the case of a publicly disclosed Acquisition Proposal, publicly withdrawn prior to such termination and (C) within 12 months of such termination IVERIC enters into a definitive agreement with respect to, or consummated, an Acquisition Proposal, except that for purposes of this clause (C) the references to “15%” in the definition of “Acquisition Proposal” will be deemed to be references to “50%.”
In no event will IVERIC be required to pay the termination fee on more than one occasion. Payment of the termination fee will be deemed to be liquidated damages for any and all losses or damages suffered or incurred by Parent, Merger Sub, any of their respective affiliates or any other person in connection with the Merger Agreement (and the termination thereof), the transactions contemplated by the Merger Agreement (and the abandonment thereof) or any matter forming the basis for such termination, and none of Parent, Merger Sub or any of their respective affiliates will be entitled to bring or maintain any claim, action or proceeding against IVERIC or any of its affiliates arising out of or in connection with the Merger Agreement, any of the transactions contemplated by the Merger Agreement or any matters forming the basis for such termination, except with respect to fraud or willful breach of the Merger Agreement prior to such termination. In the event IVERIC terminates the Merger Agreement for any reason at a time when Parent would have had the right to terminate the Merger Agreement, IVERIC must pay Parent any termination fee that would have been (or would have subsequently become) payable had Parent terminated the Merger Agreement at such time.
In the event of any termination described above, (i) payment from IVERIC to Parent of the termination fee is the sole and exclusive remedy of Parent, Merger Sub or any of their respective affiliates against IVERIC and its subsidiaries and any of their respective former, current or future officers, directors, partners, stockholders, managers, members or affiliates (which we refer to collectively as, the “Company Related Parties”) for any loss suffered as a result of the failure of the Merger to be consummated or for a breach or failure to perform, and (ii) upon payment of such amount, none of the Company Related Parties will have any further liability or obligation relating to or arising out of the Merger Agreement or the transactions contemplated thereby, except that the Company Related Parties will not be relieved from any liability for fraud or willful breach of the Merger Agreement prior to such termination. Parent may seek specific performance to cause IVERIC to consummate the transactions contemplated by the Merger Agreement in accordance with the Merger Agreement, but in no event will Parent be entitled to both specific performance and the payment of the termination fee.
Guaranty
Under the Merger Agreement, Astellas unconditionally and irrevocably guarantees to IVERIC, the Surviving Corporation and their successors and assigns the payment and performance of each of the covenants, obligations and liabilities applicable to Parent, Merger Sub or the Surviving Corporation, as applicable, and their respective successors and assigns under the Merger Agreement (which we refer to as the “Guaranteed Obligations”). The guaranty granted by Astellas is an absolute, unconditional and continuing guaranty of the full and punctual discharge and performance of the Guaranteed Obligations. Such guaranty is a guaranty of payment and performance and not of collection. Astellas expressly waives any requirement that any person exhaust any right, remedy or power or proceed against Parent or Merger Sub (or any of their successors or assigns) under the Merger Agreement or against any other person under any other guaranty of, or security for, any of the Guaranteed Obligations. If Merger Sub or Parent (or any of their successors or assigns) default in the timely discharge or performance of all or any portion of the Guaranteed Obligations, Astellas will immediately fully and punctually discharge and perform such Guaranteed Obligations. Astellas will not exercise any right or remedy arising by reason of its performance of its guaranty, whether by subrogation, reimbursement, indemnification, contribution or otherwise, against IVERIC, the Surviving Corporation or their successors and assigns or any express intended third party beneficiary of any Guaranteed Obligations, or any other guarantor of the Guaranteed Obligations or any security therefor.
In the Merger Agreement, Astellas has made representations and warranties to IVERIC that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:
•
due organization, valid existence, good standing and authority and power to conduct business;

•
Astellas’ corporate power and authority to enter into, and to perform its obligations under, the Merger Agreement, and the enforceability of the Merger Agreement;

•
absence of conflicts with laws, Astellas’ organizational documents and Astellas’ contracts;

•
required consents and regulatory filings in connection with the Merger Agreement; and

•
absence of litigation.

Astellas’ obligations are expressly limited to the Guaranteed Obligations and will automatically expire upon the full discharge and performance of all Guaranteed Obligations and thereafter, Astellas will no longer have any duties or obligations under the Merger Agreement.
Amendment
Prior to the Effective Time, the Merger Agreement may be amended with the approval of the respective boards of directors of IVERIC, Parent and Merger Sub at any time.
Governing Law
The Merger Agreement is governed by, and construed in accordance with, the laws of the State of Delaware.
Specific Performance; Remedies
The parties are entitled to an injunction or injunctions, specific performance, or other equitable relief, to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions thereof without proof of damages or otherwise. No party will oppose the granting of an injunction, specific performance or other equitable relief on the basis that the other parties have an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity.

MARKET PRICES AND DIVIDEND DATA
Our common stock is listed on Nasdaq under the symbol “ISEE.” As of the Record Date, there were 137,976,851 shares of our common stock outstanding, held by approximately 90 stockholders of record. We have never declared or paid any cash dividends on our common stock.
The following table presents the high and low intra-day sale prices of our common stock on Nasdaq during the fiscal quarters indicated:
	Common Stock Prices
	High ($)	Low ($)
Fiscal Year 2023 – Quarter Ended
June 30 (through June 2)	38.25	25.46
March 31	26.35	18.25
Fiscal Year 2022 – Quarter Ended
December 31	24.33	16.67
September 30	20.99	8.95
June 30	19.34	8.85
March 31	17.37	11.61
Fiscal Year 2021 – Quarter Ended
December 31	19.32	13.33
September 30	18.01	6.30
June 30	7.40	5.62
March 31	7.01	4.96
On June 2, 2023, the latest practicable trading day before the printing of this proxy statement, the closing price for our common stock on Nasdaq was $38.03 per share. You are encouraged to obtain current market quotations for our common stock.
Following the Merger, our common stock will no longer be publicly traded and will be delisted from Nasdaq and deregistered under the Exchange Act, each in accordance with applicable law, rules and regulation. As a result, following the Merger, we will no longer file periodic reports with the SEC and you will no longer have any interest in IVERIC’s future earnings or growth.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information with respect to the beneficial ownership of shares of our common stock as of May 19, 2023 by:
•
each of our directors;

•
each of our named executive officers;

•
all of our directors and current executive officers as a group, as reported by each person; and

•
each person, or group of affiliated persons, who beneficially owns more than 5% of the outstanding shares of our common stock based on information provided in their most recent filings with the SEC.

The percentages in the columns entitled “Shares Beneficially Owned” are based on a total of: 137,976,851 shares of our common stock outstanding as of May 19, 2023.
Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to shares of our common stock. Shares of our common stock subject to options that were currently exercisable as of May 19, 2023 or exercisable within 60 days of May 19, 2023 are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Restricted stock units that are scheduled to vest during the 60-day period following May 19, 2023 are considered outstanding and beneficially owned by the person holding the restricted stock units for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise set forth below, the address of the beneficial owner is c/o IVERIC bio, Inc., 8 Sylvan Way, Parsippany, New Jersey, 07054.
Beneficial ownership representing less than one percent of our outstanding common stock is denoted with an “*.”
Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Named Executive Officers and Directors
Glenn P. Sblendorio(1)	1,596,008	1.2%
Pravin U. Dugel(2)	576,368	*
David F. Carroll(3)	480,639	*
Keith Westby(4)	392,417	*
Christopher P. Simms(5)	128,888	*
Mark S. Blumenkranz, M.D.(6)	106,774	*
Axel Bolte(7)	124,774	*
Adrienne L. Graves, Ph.D.(8)	124,774	*
Jane P. Henderson(9)	140,774	*
Calvin W. Roberts, M.D.(10)	149,774	*
Christine A. Miller(11)	41,410	*
All Current Executive Officers and Directors as a Group (12 persons)(12)	3,973,474	2.8%
5% Stockholders
Entities Affiliated with BlackRock, Inc.(13)	9,751,155	7.1%
Entities Affiliated with Deep Track Capital, LP(14)	7,878,119	5.7%
Entities Affiliated with Vanguard Group, Inc.(15)	10,152,003	7.4%

(1)
Consists of (i) 228,191 shares of our common stock and (ii) 1,367,817 shares of our common stock underlying options that are exercisable as of May 19, 2021, or will become exercisable within 60 days after such date.

(2)
Consists of (i) 203,035 shares of our common stock and (ii) 373,333 shares of our common stock underlying options that are exercisable as of May 19, 2023, or will become exercisable within 60 days after such date.

(3)
Consists of (i) 68,472 shares of our common stock and (ii) 412,167 shares of our common stock underlying options that are exercisable as of May 19, 2023, or will become exercisable within 60 days after such date.

(4)
Consists of (i) 39,652 shares of our common stock and (ii) 352,765 shares of our common stock underlying options that are exercisable as of May 19, 2023, or will become exercisable within 60 days after such date.

(5)
Consists of (i) 32,429 shares of our common stock and (ii) 96,459 shares of our common stock underlying options that are exercisable as of May 19, 2023, or will become exercisable within 60 days after such date.

(6)
Consists of (i) 32,088 shares of our common stock, (ii) 5,000 shares of restricted stock units that are scheduled to vest during the 60-day period following May 19, 2023 and (iii) 69,686 shares of our common stock underlying options that are exercisable as of May 19, 2023, or will become exercisable within 60 days after such date.

(7)
Consists of (i) 22,088 shares of our common stock and (ii) 102,686 shares of our common stock underlying options that are exercisable as of May 19, 2023, or will become exercisable within 60 days after such date.

(8)
Consists of (i) 22,088 shares of our common stock and (ii) 102,686 shares of our common stock underlying options that are exercisable as of May 19, 2023, or will become exercisable within 60 days after such date.

(9)
Consists of (i) 22,088 shares of our common stock and (ii) 118,686 shares of our common stock underlying options that are exercisable as of May 19, 2023, or will become exercisable within 60 days after such date.

(10)
Consists of (i) 47,088 shares of our common stock and (ii) 102,686 shares of our common stock underlying options that are exercisable as of May 19, 2023, or will become exercisable within 60 days after such date.

(11)
Consists of (i) 13,075 shares of our common stock and (ii) 28,335 shares of our common stock underlying options that are exercisable as of May 19, 2023, or will become exercisable within 60 days after such date.

(12)
Consists of (i) 773,085 shares of our common stock, (ii) 5,000 shares of restricted stock units that are scheduled to vest during the 60-day period following May 19, 2023 and (iii) 3,195,389 shares of our common stock underlying options that are exercisable as of May 19, 2023, or will become exercisable within 60 days after such date.

(13)
Consists of 9,751,155 shares of our common stock reported as beneficially owned by BlackRock, Inc. (“BlackRock”), of which BlackRock reports sole voting power with respect to 9,613,186 shares of our common stock, shared voting power with respect to zero shares of our common stock, sole dispositive power with respect to 9,751,155 shares of our common stock and shared dispositive power with respect to zero shares of our common stock. BlackRock is a parent holding company or controlling person reporting the shares owned by its subsidiaries, BlackRock Life Limited, BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock (Netherlands) B.V., BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Fund Advisors, BlackRock Asset Management Ireland Limited, BlackRock Institutional Trust Company, National Association, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Investment Management (Australia) Limited, BlackRock Fund Managers Ltd, BlackRock Asset Management Schweiz AG and BlackRock Investment Management, LLC, none of which individually owns 5% or greater of shares of our common stock. The address for BlackRock is 55 East 52nd Street, New York,

NY 10055. We obtained the information regarding beneficial ownership of these shares of our common stock solely from a Schedule 13G/A that was filed with the SEC on January 31, 2023.
(14)
Consists of 7,878,119 shares of our common stock reported as beneficially owned by Deep Track Capital, LP (“Deep Track Capital”), Deep Track Biotechnology Master Fund, Ltd. (“Deep Track Biotech”) and David Kroin (“Kroin”), of which each of them reports sole voting power with respect to zero shares of our common stock, shared voting power with respect to 7,878,119 shares of our common stock, sole dispositive power with respect to zero shares and shared dispositive power with respect to 7,878,119 shares of our common stock. Kroin may be considered a control person for Deep Track Capital. The address for Deep Track Capital and Kroin is 200 Greenwich Avenue, 3rd Floor, Greenwich, CT 06830 and the address for Deep Track Biotech is 190 Elgin Avenue, George Town, KY1-9001, Cayman Islands. We obtained the information regarding beneficial ownership of these shares of our common stock solely from a Schedule 13G/A that was filed with the SEC on February 14, 2023.

(15)
Consists of 10,152,003 shares of our common stock reported as beneficially owned by The Vanguard Group (“Vanguard”), of which Vanguard reports sole voting power with respect to zero shares of our common stock, shared voting power with respect to 226,439 shares of our common stock, sole dispositive power with respect to 9,824,876 shares and shared dispositive power with respect to 327,127 shares of our common stock. The address for Vanguard is 100 Vanguard Blvd. Malvern, PA 19355. We obtained the information regarding beneficial ownership of these shares of our common stock solely from a Schedule 13G that was filed with the SEC on February 9, 2023.

DEADLINE FOR FUTURE STOCKHOLDER PROPOSALS
If the Merger is completed, we will have no public stockholders and there will be no public participation in any future meetings of stockholders of IVERIC. However, if the Merger is not completed, stockholders will continue to be entitled to attend and participate in stockholder meetings.
IVERIC will hold an annual meeting in 2024 only if the Merger has not already been completed.
Proposals of stockholders intended to be presented at our 2024 annual meeting of stockholders pursuant to Rule 14a-8 promulgated under the Exchange Act must be received by us at our principal address at 8 Sylvan Way, Parsippany, New Jersey 07054, Attention: Corporate Secretary, no later than December 8, 2023, the date that is 120 days prior to the first anniversary of the mailing of the Notice Regarding the Availability of Proxy Materials for our 2023 annual meeting, in order to be included in the proxy statement and proxy card relating to that meeting.
If a stockholder wishes to present a proposal at our 2024 annual meeting of stockholders, but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, pursuant to the advance notice provision in our bylaws, such stockholder must give written notice to our Secretary at our principal executive offices at the address noted above. The Secretary must receive such notice no earlier than January 18, 2024, and no later than February 17, 2024, provided that if the date of the 2024 annual meeting of stockholders is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of our 2023 annual meeting, such notice must instead be received by the Secretary no earlier than the 120th day prior to the 2024 annual meeting of stockholders and not later than the close of business on the later of (i) the 90th day prior to the 2024 annual meeting of stockholders and (ii) the tenth day following the day on which notice of the date of the 2024 annual meeting of stockholders was mailed or public disclosure of the date of the 2024 annual meeting of stockholders was made, whichever occurs first.
In addition to satisfying the advance notice procedure in our bylaws relating to nominations of director candidates, including the earlier notice deadlines set out above, to comply with the SEC’s universal proxy rule, stockholders who intend to solicit proxies in support of director nominees other than IVERIC’s nominees in compliance with Rule 14a-19 under the Exchange Act must also provide notice that sets forth the information required by Rule 14a-19 no later than March 18, 2024. If the date of the 2024 annual meeting of stockholders changes by more than 30 calendar days from the date of our 2023 annual meeting of stockholders, such notice must instead be provided by the later of 60 calendar days prior to the date of the 2024 annual meeting of stockholders or the tenth calendar day following public announcement by IVERIC of the date of the 2024 annual meeting of stockholders.

WHERE YOU CAN FIND MORE INFORMATION
The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement. You are encouraged to carefully read all documents incorporated by reference into this proxy statement.
The following IVERIC filings with the SEC are incorporated by reference:
•
IVERIC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 1, 2023;

•
IVERIC’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023, filed with the SEC on May 10, 2023;

•
IVERIC’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 5, 2023 (excluding those portions that are not incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2022);

•
IVERIC’s Definitive Additional Materials on Schedule 14A, filed with the SEC on May 8, 2023 (excluding those portions that are not incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2022); and

•
IVERIC’s Current Report on Form 8-K filed on May 1, 2023.

We also incorporate by reference into this proxy statement additional documents that we may file with the SEC between the date of this proxy statement and the earlier of the date of the Special Meeting or the termination of the Merger Agreement. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference herein.
Information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated by reference into this proxy statement.
IVERIC is subject to the reporting requirements of the Exchange Act. Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information that we file electronically with the SEC. The address of that website is www.sec.gov. If you would like to request documents from us, please do so as soon as possible, to receive them before the Special Meeting. Please note that all of our documents that we file with the SEC are also promptly available through the Investor Relations section of our website, www.investors.ivericbio.com. The information included on our website is not incorporated by reference into this proxy statement.
You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us at the following address:
IVERIC bio, Inc.
Attn: Corporate Secretary
8 Sylvan Way
Parsippany, New Jersey 07054
(609) 474-6755

If you have any questions concerning the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of our common stock, please contact our Proxy Solicitor:
Innisfree M&A Incorporated
Stockholders May Call Toll-Free: (877) 687-1865
Banks & Brokers May Call Collect: (212) 750-5833

MISCELLANEOUS
YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT, THE ANNEXES TO THIS PROXY STATEMENT AND THE DOCUMENTS THAT WE INCORPORATE BY REFERENCE IN THIS PROXY STATEMENT IN VOTING ON THE MERGER. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED JUNE 5, 2023. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE (OR AS OF AN EARLIER DATE IF SO INDICATED IN THIS PROXY STATEMENT), AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY. THIS PROXY STATEMENT DOES NOT CONSTITUTE A SOLICITATION OF A PROXY IN ANY JURISDICTION WHERE, OR TO OR FROM ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE A PROXY SOLICITATION.

Annex A
EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER
among:
IVERIC BIO, INC.,
a Delaware corporation;
Astellas US Holding, Inc.,
a Delaware corporation;
Berry Merger Sub, Inc.,
a Delaware corporation; and
solely as provided by Section 8.10(b) of this Agreement,
Astellas Pharma Inc.,
a company organized under the laws of Japan
Dated as of April 28, 2023

A-i

A-ii

Exhibits
Exhibit A
Certain Definitions

Annexes
Annex I
Form of Certificate of Incorporation of the Surviving Corporation

A-iii

AGREEMENT AND PLAN OF MERGER
THIS AGREEMENT AND PLAN OF MERGER (“Agreement”) is made and entered into as of April 28, 2023, by and among: (i) Astellas US Holding, Inc., a Delaware corporation (“Parent”); (ii) Berry Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”); (iii) IVERIC bio, Inc., a Delaware corporation (the “Company”); and (iv) solely as provided by Section 8.10(b), Astellas Pharma Inc., a company organized under the laws of Japan (“Guarantor”). Certain capitalized terms used in this Agreement are defined in Exhibit A.
INTRODUCTION
Parent, a wholly owned subsidiary of Guarantor, desires to acquire the Company through the merger of Merger Sub with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger (the “Surviving Corporation”), on the terms and subject to the conditions set forth in this Agreement, whereby (i) each issued and outstanding share of Company Common Stock (the “Shares”) as of the Effective Time (other than Excluded Shares and Dissenting Shares) shall be cancelled and converted into the right to receive $40.00 per Share, in cash, without interest (the “Merger Consideration”), and subject to any withholding of Taxes, and (ii) the Company shall become a wholly owned Subsidiary of Parent as a result of the Merger.
The board of directors of the Company (the “Board of Directors”) has unanimously (i) determined that this Agreement and the Transactions, including the Merger, are advisable and fair to, and in the best interest of, the Company and its stockholders, (ii) declared it advisable to enter into this Agreement, (iii) approved the execution, delivery and performance by the Company of this Agreement and the consummation of the Transactions, including the Merger, (iv) resolved that the Merger shall be governed by Section 251(c) of the DGCL, upon the terms and subject to the conditions set forth in this Agreement, and (v) resolved to recommend that the stockholders of the Company adopt this Agreement at any meeting of the Company’s stockholders held for such purpose and any adjournment or postponement thereof (the preceding clauses (i), (ii) and (v) collectively, the “Company Board Recommendation”), in each case, on the terms and subject to the conditions of this Agreement.
The board of directors of Parent and Merger Sub have approved this Agreement and declared it advisable for Parent and Merger Sub, respectively, to enter into this Agreement.
AGREEMENT
The Parties, intending to be legally bound, agree as follows:
SECTION 1
MERGER TRANSACTION
1.1   Merger of Merger Sub into the Company.   Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, at the Effective Time, the Company and Parent shall consummate the Merger, whereby Merger Sub shall be merged with and into the Company, the separate existence of Merger Sub shall cease, and the Company will continue as the Surviving Corporation.
1.2   Effect of the Merger.   The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, at the Effective Time, all of the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all of the debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.
1.3   Closing; Effective Time.
(a)    Unless this Agreement shall have been terminated pursuant to Section 7, and unless otherwise mutually agreed in writing between the Company, Parent and Merger Sub, the consummation of the Merger (the “Closing”) shall take place by means of a virtual closing via the electronic exchange of documents and signatures by the Parties as soon as practicable (and in no event later than three

(3) business days) following the satisfaction or, to the extent permitted by applicable Legal Requirements, waiver (by the Party or Parties entitled to the benefits thereof) of the conditions set forth in Section 6 (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable Legal Requirements, waiver of such conditions at the Closing); provided, that if any of the conditions set forth in Section 6 are not satisfied or, to the extent permitted by applicable Legal Requirements, waived on such third (3rd) business day, then the Closing shall take place on the first (1st) business day thereafter on which all such conditions shall have been satisfied or, to the extent permitted by applicable Legal Requirements, waived; provided, further that if the Parties mutually agree in writing upon another date, the Closing shall take place on such date. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.
(b)   Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the Company and Merger Sub shall file or cause to be filed a certificate of merger with the Secretary of State of the State of Delaware with respect to the Merger, in such form reasonably agreed upon between the Parties and as required by, and executed and acknowledged in accordance with, the relevant provisions of the DGCL, and the Parties shall take all such further actions as may be required by applicable Legal Requirements to make the Merger effective. The Merger shall become effective upon the date and time of the filing of that certificate of merger with the Secretary of State of the State of Delaware or such later date and time as is agreed upon in writing by the Parties and specified in the certificate of merger (such date and time the Merger is effective, the “Effective Time”).
1.4   Certificate of Incorporation and Bylaws; Directors and Officers.
(a)   As of the Effective Time, the certificate of incorporation of the Company shall by virtue of the Merger and without any further action, be amended and restated to read in its entirety as set forth on Annex I and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Legal Requirements, subject to Section 5.5(a).
(b)   As of the Effective Time, the bylaws of the Surviving Corporation shall be amended and restated to conform to the bylaws of Merger Sub as in effect immediately prior to the Effective Time, until thereafter changed or amended as provided therein or by applicable Legal Requirements, subject to Section 5.5(a), except that references to the name of Merger Sub shall be replaced by references to the name of the Surviving Corporation.
(c)   As of the Effective Time, the directors and officers of the Surviving Corporation shall be the respective individuals who served as the directors and officers of Merger Sub as of immediately prior to the Effective Time, until their respective successors are duly elected and qualified, or their earlier death, resignation or removal. Prior to the Effective Time, each director of the Company immediately prior to the Effective Time shall execute and deliver a letter effectuating such director’s resignation as a member of the Board of Directors, conditioned upon and effective as of the Effective Time.
1.5   Conversion of Shares.
(a)    At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any stockholder of the Company:
(i)    any Shares held immediately prior to the Effective Time by the Company (or held in the Company’s treasury) shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;
(ii)    any Shares held immediately prior to the Effective Time by Parent, Merger Sub or any other direct or indirect wholly owned Subsidiary of Parent or Merger Sub shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;
(iii)    any Shares held immediately prior to the Effective Time by any direct or indirect wholly owned Subsidiary of the Company shall be converted into such number of shares of stock of the Surviving Corporation such that each such Subsidiary shall own the same percentage of the outstanding capital stock of the Surviving Corporation immediately following the Effective Time as such Subsidiary owned in the Company immediately prior to the Effective Time and no other consideration shall be delivered in exchange therefor (such Shares together with the Shares described in the preceding clauses (i) and (ii), the “Excluded Shares”);
(iv)    except as provided in clauses (i), (ii) and (iii) above and subject to Section 1.5(b), each Share outstanding immediately prior to the Effective Time (other than any Dissenting Shares, which shall have only those rights set forth in Section 1.7) shall be converted into the right to receive the Merger Consideration, in each case without any interest thereon and subject to any withholding of Taxes in accordance with Section 1.6(e); and
(v)    each share of the common stock, $0.001 par value per share, of Merger Sub then outstanding shall be converted into one share of common stock of the Surviving Corporation.
From and after the Effective Time, subject to this Section 1.5(a), all Shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each applicable holder of such Shares (other than Dissenting Shares) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon the surrender of such Shares in accordance with Section 1.6 or, in the case of Dissenting Shares, the rights set forth in Section 1.7.
(b)    If, between the date of this Agreement and the Effective Time, the outstanding Shares are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, then the Merger Consideration shall be appropriately adjusted; provided, that nothing in this Section 1.5(b) shall be construed to permit the Company to take any action that is prohibited by Section 4.2 or the other terms of this Agreement.
1.6   Surrender of Certificates; Stock Transfer Books.
(a)    Prior to the Closing Date, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as agent (the “Paying Agent”) for the holders of Shares to receive the aggregate Merger Consideration to which holders of such Shares shall become entitled pursuant to Section 1.5. On or prior to the Closing Date, Parent shall deposit, or shall cause to be deposited, with the Paying Agent cash sufficient to pay the aggregate Merger Consideration payable pursuant to Section 1.5 (the “Payment Fund”). The Payment Fund shall not be used for any purpose other than to pay the aggregate Merger Consideration in the Merger; provided that any interest or other income resulting from investment of the Payment Fund that results in an amount being held in the Payment Fund that is greater than the amount payable pursuant to this Section 1.6 shall be promptly returned to Parent. The Payment Fund shall be invested by the Paying Agent as directed by Parent; provided that such investments shall be (w) in obligations of or guaranteed by the United States of America, (x) in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, (y) in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1 billion, or (z) in money market funds having a rating in the highest investment category granted by a recognized credit rating agency at the time of acquisition or a combination of the foregoing and, in any such case, no such instrument shall have a maturity exceeding three (3) months. To the extent Parent becomes aware that (i) there are any losses with respect to any such investments or (ii) the Payment Fund has diminished for any reason below the level required for the Paying Agent to make prompt cash payment pursuant to Section 1.5, Parent or the Surviving Corporation shall promptly replace or restore the cash in the Payment Fund so as to ensure that the Payment Fund is, at all times during the duration of the Payment Fund, maintained at a level sufficient for the Paying Agent to promptly make such payments pursuant to Section 1.5.
(b)    Promptly after the Effective Time (but in no event later than three (3) business days thereafter), the Surviving Corporation shall cause to be delivered to each Person who was, at the Effective Time, a holder of record of (i) Shares represented by a certificate evidencing such Shares (“Certificated Shares”) or (ii) Book-Entry Shares, who, in each case of (i) and (ii) was entitled to receive the Merger Consideration pursuant to Section 1.5, (A) a form of letter of transmittal, which shall be in reasonable and customary form and shall specify that delivery shall be effected, and risk of loss and title to the

Certificated Shares shall pass, only upon proper delivery of the stock certificates evidencing such Certificated Shares (the “Certificates”) (or affidavits of loss in lieu thereof in accordance with Section 1.6(f), if applicable) to the Paying Agent, or a customary agent’s message with respect to Book-Entry Shares, and (B) instructions (including the requirement for each holder of Shares to provide IRS Form W-9 or applicable series of IRS Form W-8) for use in effecting the surrender of the Certificates and Book-Entry Shares in exchange for the Merger Consideration payable in respect of such Shares pursuant to Section 1.5. Upon surrender to the Paying Agent of Certificates (or affidavits of loss in lieu thereof in accordance with Section 1.6(f), if applicable) or Book-Entry Shares, together with such letter of transmittal in the case of Certificates, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to the instructions, the holder of such Certificated Shares or Book-Entry Shares shall be entitled to receive in exchange therefor the Merger Consideration for each Certificated Share or Book-Entry Share, and such Certificates and Book-Entry Shares shall then be cancelled. No interest shall accrue or be paid on the Merger Consideration payable upon the surrender of any Certificates or Book-Entry Shares for the benefit of the holder thereof. If the payment of any Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificates formerly evidencing the Certificated Shares is registered on the stock transfer books of the Company, it shall be a condition of payment that the Certificate so surrendered shall be endorsed properly or otherwise be in proper form for transfer and that the Person requesting such payment shall have paid all transfer and other Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate surrendered, or shall have established to the satisfaction of Parent that such transfer or other Taxes either have been paid or are not applicable. None of Parent, Merger Sub or the Surviving Corporation shall have any liability for the transfer and other Taxes described in this Section 1.6(b) under any circumstance. Payment of the applicable Merger Consideration with respect to Book-Entry Shares shall only be made to the Person in whose name such Book-Entry Shares are registered. Until surrendered as contemplated by this Section 1.6, each Certificated Share and Book-Entry Share (in each case, other than Dissenting Shares) shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration as contemplated by Section 1.5.
(c)   At any time following twelve (12) months after the Effective Time, Parent shall be entitled to require the Paying Agent to deliver to it any funds (with respect to the aggregate Merger Consideration to which holders of Shares shall become entitled pursuant to Section 1.5) which had been made available to the Paying Agent and not disbursed to holders of Certificated Shares or Book-Entry Shares in accordance with this Section 1.6 (including all interest and other income received by the Paying Agent in respect of all funds made available to it), and, thereafter, such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat and other similar Legal Requirements) only as general creditors thereof with respect to the Merger Consideration that may be payable upon due surrender of the Certificates or Book-Entry Shares held by them, without any interest thereon. Notwithstanding the foregoing, neither the Surviving Corporation nor the Paying Agent shall be liable to any holder of Certificated Shares or Book-Entry Shares for the Merger Consideration delivered in respect of such Share to a public official pursuant to any abandoned property, escheat or other similar Legal Requirements. Any amounts remaining unclaimed by such holders at such time at which such amounts would otherwise escheat to or become property of any Governmental Body shall become, to the extent permitted by applicable Legal Requirements, the property of the Surviving Corporation or its designee, free and clear of all claims or interest of any Person previously entitled thereto.
(d)   At the close of business on the day of the Effective Time, the stock transfer books of the Company with respect to the Shares shall be closed and thereafter there shall be no further registration of transfers of Shares on the records of the Company. From and after the Effective Time, the holders of the Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided herein or by applicable Legal Requirements. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Agreement.
(e)   Each of the Company, the Surviving Corporation, Parent and Merger Sub, and their Affiliates, shall be entitled to deduct and withhold (or cause the Paying Agent to deduct and withhold)

from the Merger Consideration payable to any holder of the Shares or any holder of Company Options, Company RSUs, Company PSUs or any other consideration otherwise payable pursuant to this Agreement such amounts as it is required by any Legal Requirement to deduct and withhold with respect to Taxes. Each such withholding agent shall use commercially reasonable efforts to reduce or eliminate any such withholding, including by requesting any necessary Tax forms, including IRS Form W-9 or the appropriate series of IRS Form W-8, as applicable, or any similar information. Each such withholding agent shall take all action that may be necessary to ensure that any such amounts so withheld are timely and properly remitted to the appropriate Governmental Body. To the extent that amounts are so withheld and timely and properly remitted to the appropriate Governmental Body, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares, holder of Company Options, Company RSUs, Company PSUs or other recipient of consideration hereunder in respect of which such deduction and withholding was made.
(f)   If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the holder of the Certificated Shares formerly represented by that Certificate, or by a representative of that holder, claiming that Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by that holder of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate (which amount shall not exceed the Merger Consideration payable with respect to such Certificated Shares), the Paying Agent will pay (less any amounts entitled to be deducted or withheld pursuant to Section 1.6(e)), in exchange for such lost, stolen or destroyed Certificate, the applicable Merger Consideration to be paid in respect of the Certificated Shares formerly represented by such Certificate, as contemplated by this Section 1.
1.7   Dissenters’ Rights.   Notwithstanding anything to the contrary in this Agreement, any Shares outstanding immediately prior to the Effective Time which are held by holders who are entitled to appraisal rights under Section 262 of the DGCL and have properly exercised and perfected their respective demands for appraisal of such Shares in the time and manner provided in Section 262 of the DGCL and, as of the Effective Time, have neither effectively withdrawn nor lost their rights to such appraisal and payment under the DGCL (the “Dissenting Shares”), shall not be converted into the right to receive the Merger Consideration, but shall, by virtue of the Merger, be automatically cancelled and no longer outstanding, shall cease to exist and shall be entitled to only such consideration as shall be determined pursuant to Section 262 of the DGCL; provided that if any such holder shall have failed to perfect or shall have effectively withdrawn or lost such holder’s right to appraisal and payment under the DGCL, such holder’s Shares shall be deemed to have been converted as of the Effective Time into the right to receive the Merger Consideration (less any amounts entitled to be deducted or withheld pursuant to Section 1.6(e)), and such Shares shall no longer be deemed to be Dissenting Shares. The Company shall give prompt notice to Parent and Merger Sub of any demands received by the Company for appraisal of any Dissenting Shares, withdrawals of such demands and any other instruments served pursuant to Section 262 of the DGCL, in each case prior to the Effective Time. Parent and Merger Sub shall have the right to direct and participate in all negotiations and proceedings with respect to such demands, and the Company shall not, without the prior written consent of Parent and Merger Sub, settle or offer to settle, or make any payment with respect to, any such demands, approve any withdrawal of any such demands, or agree or commit to do any of the foregoing.
1.8   Treatment of Company Equity Awards.
(a)   At the Effective Time, each Company Option that is then outstanding and unexercised, whether or not vested and which has a per share exercise price that is less than the Merger Consideration (each, an “In the Money Option”), shall be cancelled and converted into the right to receive a cash payment equal to (A) the excess of (x) the Merger Consideration over (y) the exercise price payable per Share under such In the Money Option, multiplied by (B) the total number of Shares subject to such In the Money Option immediately prior to the Effective Time (without regard to vesting).
(b)   At the Effective Time, each Company Option other than an In the Money Option that is then outstanding and unexercised, whether or not vested, shall be cancelled with no consideration payable in respect thereof.

(c)   At the Effective Time, each then outstanding Company RSU shall be canceled and the holder thereof shall be entitled to receive a cash payment equal to the product of (x) the Merger Consideration and (y) the number of Shares subject to such Company RSU.
(d)   At the Effective Time, each then outstanding Company PSU shall be canceled and converted into a cash-based award (a “Converted PSU”), which shall entitle the holder thereof to receive a cash payment equal to the product of (x) the Merger Consideration, and (y) the number of Shares subject to such Company PSU, subject to the same terms and conditions (including vesting, forfeiture and acceleration provisions) that were applicable to the corresponding Company PSU immediately prior to the Effective Time. Parent shall make (or shall cause the Surviving Corporation to make) a payment in respect of each portion of a Converted PSU that becomes vested on the Surviving Corporation’s next regularly scheduled payroll date following the applicable vesting date (but in no event later than ten (10) business days after the applicable vesting date). Following the Effective Time, no Converted PSU may be pledged, encumbered, sold, assigned or transferred (including any transfer by operation of law), by any Person, other than to the Surviving Corporation, or be taken or reached by any legal or equitable process in satisfaction of any liability of such Person.
(e)   As soon as reasonably practicable after the Effective Time (but no later than the second payroll date after the Effective Time), the Surviving Corporation or its Affiliate, as applicable, shall pay the aggregate consideration payable pursuant to Sections 1.8(a) and 1.8(c), net of any applicable withholding Taxes, payable with respect to the In the Money Options and Company RSUs through, to the extent applicable, the Surviving Corporation’s or its Affiliate’s payroll to the holders of In the Money Options and Company RSUs. Parent shall cause the Surviving Corporation or its Affiliates, as applicable, to pay the aggregate consideration payable pursuant to Section 1.8(d) at the times provided in such Section, net of any applicable withholding Taxes, payable with respect to the Converted PSUs through, to the extent applicable, the Surviving Corporation’s or its Affiliate’s payroll to the holders of Converted PSUs.
(f)   Prior to the Effective Time, the Company shall take all actions necessary (under the Company Equity Plans and award agreements pursuant to which Company Options, Company RSUs and Company PSUs are outstanding or otherwise) to effect the transactions described in this Section 1.8, including in order to comply with the provisions of the Company Equity Plans, such that immediately following the Effective Time there are no obligations of the Acquired Corporations, Parent, Merger Sub or their Affiliates in respect of Company Options, Company RSUs and Company PSUs, except to make the payments set forth in this Section 1.8. All Company Options, Company RSUs and Company PSUs shall terminate as of the Effective Time, and following the Effective Time, no holder of any Company Options, Company RSUs and Company PSUs will have any right to acquire any equity securities of the Company, the Surviving Corporation or any of their Affiliates as a result of such holder’s Company Options, Company RSUs and Company PSUs.
(g)   To the extent a payment made pursuant to the timing set forth in this Section 1.8 would trigger a Tax or penalty under Section 409A of the Code, such payment shall be made on the earliest date that payment would not trigger such Tax or penalty.
1.9   Further Action.   The Parties agree to take all necessary action to cause the Merger to become effective in accordance with Section 251(c) of the DGCL and this Section 1 as soon as practicable following the satisfaction or, to the extent permitted by applicable Legal Requirements, waiver of the last of the conditions set forth in Section 6 (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable Legal Requirements, waiver of such conditions). If, at any time after the Effective Time, any further action is reasonably determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.
SECTION 2
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company hereby represents and warrants to Parent and Merger Sub as follows, it being understood that each representation and warranty contained in this Section 2 is subject to (a) exceptions and disclosures set forth in the section or subsection of Section 2 of the Company Disclosure Schedule corresponding to the particular section or subsection in this Section 2; (b) any exception or disclosure set forth in any other section or subsection of Section 2 of the Company Disclosure Schedule to the extent it is reasonably apparent on the face of such exception or disclosure that such exception or disclosure is applicable to qualify such section or subsection; and (c) disclosure in the Company SEC Documents filed on or after January 1, 2022 and publicly available prior to the close of business on the second (2nd) business day preceding the date of this Agreement (other than any information in the “Risk Factors” or “Forward-Looking Statements” sections of such Company SEC Documents or other general cautionary, predictive or forward-looking statements in any other sections of such Company SEC Documents); provided that (x) clauses (b) and (c) of this paragraph shall not apply to the representation and warranty set forth in Section 2.5(b) (No Material Adverse Effect) and (y) clause (c) of this paragraph shall not apply to any of the representations and warranties set forth in Section 2.1 (Due Organization; Subsidiaries, Etc.), Section 2.2 (Certificate of Incorporation and Bylaws), Section 2.3 (Capitalization, Etc.), Section 2.21 (Authority; Binding Nature of Agreement), Section 2.22 (Takeover Laws), Section 2.23 (Non-Contravention; Consents), Section 2.24 (Opinion of Financial Advisors) or Section 2.25 (Brokers and Other Advisors):
2.1   Due Organization; Subsidiaries, Etc.
(a)   The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Company’s only Subsidiaries are set forth on Section 2.1 of the Company Disclosure Schedule (the Company and each such Subsidiary, an “Acquired Corporation” and collectively, the “Acquired Corporations”). Each Acquired Corporation has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; and (ii) to own and use its assets in the manner in which its assets are currently owned and used. Each Acquired Corporation is qualified or licensed to do business as a foreign corporation, and is in good standing, in each jurisdiction where the nature of its business requires such qualification or licensing, except where such failure does not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(b)   The Company owns beneficially and of record all of the outstanding shares of capital stock or ordinary shares of the other Acquired Corporations, free and clear of all Encumbrances and transfer restrictions, except for Encumbrances or transfer restrictions of general applicability as may be provided under the Securities Act or applicable securities laws. Except for the shares of capital stock or ordinary shares of the other Acquired Corporations held by the Company, no Acquired Corporation owns, directly or indirectly, any capital stock or equity interests of any nature in, or subscriptions, options, calls, warrants or rights (whether or not currently exercisable) to acquire, or other securities convertible into or exchangeable or exercisable for, any capital stock or equity interests of, any Entity. None of the Acquired Corporations has agreed or is obligated to make, or is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity.
2.2   Certificate of Incorporation and Bylaws.   The Company has delivered or made available to Parent accurate and complete copies of the certificate of incorporation, bylaws and similar charter and organizational documents of each Acquired Corporation, including all amendments thereto, as in effect on the date hereof.
2.3   Capitalization, Etc.
(a)   The authorized capital stock of the Company consists of: (i) 200,000,000 Shares, of which 137,616,082 Shares had been issued and were outstanding as of the close of business on April 27, 2023 (the “Capitalization Date”); and (ii) 5,000,000 shares of Company Preferred Stock, of which no shares are outstanding. All of the outstanding shares of the capital stock of the Company have been duly authorized and validly issued, and are fully paid and nonassessable. In the period between the Capitalization Date and the execution and delivery of this Agreement, the Company has not issued any new Shares except pursuant to the exercise of the purchase rights under the Company ESPP, the vesting of Company RSUs outstanding as of the Capitalization Date in accordance with their terms or the exercise of Company Options outstanding as of the Capitalization Date in accordance with their terms and, since the Capitalization Date, the Company has not issued any Company Options or other equity based awards, in each case, other than pursuant to any offer of employment or Contract executed on or prior to the date of the Capitalization Date.
(b)   All of the outstanding shares of the capital stock or ordinary shares, as applicable, of the Company’s Subsidiaries have been duly authorized and validly issued, and are fully paid and nonassessable.
(c)   (i) None of the outstanding shares of capital stock of the Acquired Corporations are entitled or subject to any preemptive right, right of repurchase or forfeiture, right of participation, right of maintenance or any similar right; (ii) none of the outstanding shares of capital stock of the Acquired Corporations are subject to any right of first refusal in favor of any Acquired Corporation; (iii) there are no outstanding bonds, debentures, notes or other indebtedness of any Acquired Corporation having a right to vote on any matters on which the stockholders of the Acquired Corporations have a right to vote; and (iv) there is no Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or from granting any option or similar right with respect to), any shares of capital stock of the Acquired Corporations. No Acquired Corporation is under any obligation, or bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of capital stock of the Acquired Corporations. The Shares constitute the only outstanding class of securities of the Company registered under the Securities Act. There are no voting trusts or other Contracts with respect to the voting of any Shares.
(d)   As of the close of business on the Capitalization Date: (i) 12,729,560 Shares were subject to issuance pursuant to Company Options granted and outstanding under the Company Equity Plans, (ii) 2,497,540 Shares were subject to issuance pursuant to Company RSUs and 198,432 Shares were subject to issuance pursuant to Company PSUs (determined at the maximum level of performance) granted and outstanding under the Company Equity Plans, (iii) 4,561,362 Shares were reserved for future issuance under Company Equity Plans and (iv) 676,853 Shares were reserved for future issuance under the Company ESPP. Other than as set forth in this Section 2.3(d), there are no issued, reserved for issuance, outstanding or authorized stock option, stock appreciation, phantom stock, stock unit, restricted stock unit, stock-based performance unit, profit participation or similar rights or equity-based awards with respect to the Company.
(e)   There are no issued, reserved for issuance, outstanding or authorized stock option, stock appreciation, phantom stock, stock unit, profit participation or similar rights or equity-based awards with respect to any Subsidiary of the Company.
(f)   Except (y) as set forth in this Section 2.3 and (z) for Company Options, Company RSUs and Company PSUs outstanding as of the date of this Agreement, there are no: (i) outstanding shares of capital stock of or other securities of any Acquired Corporation; (ii) outstanding subscriptions, options, calls, warrants or rights (whether or not currently exercisable) to acquire any shares of the capital stock, restricted stock unit, stock-based performance unit or any other right that is linked to, or the value of which is in any way based on or derived from the value of any shares of capital stock or other securities of any Acquired Corporation, in each case other than derivative securities not issued by an Acquired Corporation; (iii) outstanding securities, instruments, bonds, debentures, notes or obligations that are or may become convertible into or exchangeable for any shares of the capital stock or other securities of any Acquired Corporation; or (iv) stockholder rights plans (or similar plans commonly referred to as a “poison pill”) or Contracts under which any Acquired Corporation is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities.
(g)   Section 2.3(g) of the Company Disclosure Schedule sets forth a listing of all Persons (either by name or employee identification number) who hold outstanding Company Options, Company RSUs and Company PSUs as of the close of business on the Capitalization Date, indicating, with respect to each Company Option, Company RSU and Company PSU, the number of Shares subject thereto, the date of grant, the vesting schedule, the per Share exercise price (if applicable), the expiration date and, with respect to Company Options, whether such Company Option is intended to be an incentive stock option (within the meaning of Section 422 of the Code). All Company Options, Company RSUs and Company PSUs are evidenced by award agreements in the forms that have been provided to Parent.

(h)   All outstanding Shares have been offered and issued in compliance in all material respects with all applicable securities Legal Requirements, including the Securities Act and “blue sky” Legal Requirements.
2.4   SEC Filings; Financial Statements.
(a)   Since January 1, 2020 (the “Applicable Date”), the Company has filed or furnished on a timely basis all reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) required to be filed or furnished by the Company with the SEC (as supplemented, modified or amended since the time of filing, the “Company SEC Documents”). As of their respective dates, or, if amended prior to the date of this Agreement, as of the date of (and giving effect to) the last such amendment (and, in the case of registration statements and proxy statements, on the date of effectiveness and the dates of the relevant meetings, respectively), the Company SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act or the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to those Company SEC Documents, and, except to the extent that information contained in such Company SEC Document has been revised, amended, modified or superseded (prior to the date of this Agreement) by a later filed Company SEC Document, none of the Company SEC Documents when filed or furnished contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No executive officer of the Company has failed to make the certifications required of him or her under Section 302 or 906 of the Sarbanes Oxley Act with respect to any Company SEC Documents.
(b)   The financial statements (including any related notes and schedules) contained or incorporated by reference in the Company SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q, Form 8-K or any successor form under the Exchange Act); and (iii) fairly presented, in all material respects, the financial position of the Company as of the respective dates thereof and the results of operations and cash flows of the Company for the periods covered thereby (subject, in the case of the unaudited financial statements, to the absence of notes and to normal and recurring year-end adjustments that are not individually or in the aggregate material).
(c)   The Company maintains, and at all times since the Applicable Date has maintained, a system of internal control over financial reporting (as defined in Rule 13a-15 under the Exchange Act) which is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and that receipts and expenditures are being made only in accordance with authorizations of management and the Board of Directors; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company that could have a material effect on the financial statements. The Company’s management has completed an assessment of the effectiveness of the Company’s system of internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2022, and, except as set forth in the Company SEC Documents filed prior to the date of this Agreement, that assessment concluded that those controls were effective. To the knowledge of the Company, since January 1, 2023, neither the Company nor the Company’s independent registered accountant has identified or been made aware of: (1) any significant deficiency or material weakness in the design or operation of the internal control over financial reporting utilized by the Company, which is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; (2) any illegal act or fraud, whether or not material, that involves the management or other employees of the Company; or (3) any claim or allegation regarding any of the foregoing.
(d)   The Company maintains, and at all times since the Applicable Date has maintained, disclosure controls and procedures as defined in and required by Rule 13a-15 or 15d-15 under the Exchange Act that are reasonably designed to ensure that all information required to be disclosed in the Company’s reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to enable the principal executive officer of the Company and the principal financial officer of the Company to make the certifications required under the Exchange Act with respect to such reports. The Company is, and at all times since the Applicable Date has been, in compliance in all material respects with all current listing and corporate governance requirements of Nasdaq.
(e)   Since January 1, 2023, (i) no Acquired Corporation has received any material written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of any of the Acquired Corporations or their respective internal accounting controls, including any credible complaint, allegation, assertion or claim that any of the Acquired Corporations has engaged in questionable accounting or auditing practices, and (ii) no attorney representing any of the Acquired Corporations (whether or not employed by any Acquired Corporation) has reported evidence of a material violation of the applicable Legal Requirements, breach of fiduciary duty or similar violation by any of the Acquired Corporations or their respective officers, directors, employees or agents to the Board of Directors or any committee thereof or to any director or officer of the Acquired Corporations pursuant to the rules of the SEC adopted under Section 307 of the Sarbanes Oxley Act.
(f)   None of the Acquired Corporations is a party to, nor does any Acquired Corporation have any obligation or other commitment to become a party to, “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act) where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, such Acquired Corporation in the Company SEC Documents.
(g)   As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Company SEC Documents. None of the Company SEC Documents is the subject of ongoing SEC review and there are no inquiries or investigations by the SEC or any internal investigations pending or threatened, in each case regarding any accounting practices of the Company.
2.5   Absence of Changes; No Material Adverse Effect.   Except as expressly contemplated by this Agreement, from January 1, 2023 through the date of this Agreement:
(a)   except for discussions, negotiations and activities related to this Agreement or other potential strategic transactions, the Acquired Corporations have operated in all material respects in the ordinary course of business consistent with past practice;
(b)   there has not occurred a Material Adverse Effect; and
(c)   there has not been any action taken by any of the Acquired Corporations that, if taken during the Pre-Closing Period without Parent’s prior written consent, would require Parent’s consent pursuant to Section 4.2.
2.6   Title to Assets.   Each Acquired Corporation has good and valid title to all assets (excluding Intellectual Property Rights) owned or purported to be owned by it as of the date of this Agreement and necessary for the conduct of the business of the Acquired Corporations, taken as a whole, and such assets are owned by the Acquired Corporations free and clear of any Encumbrances (other than Permitted Encumbrances).

2.7   Real Property.
(a)   The Acquired Corporations do not own any real property.
(b)   The Acquired Corporations hold valid and existing leasehold interests in the real property that is leased or subleased by the Acquired Corporations from another Person (the “Leased Real Property”), free and clear of all Encumbrances other than Permitted Encumbrances. Since the Applicable Date, no Acquired Corporation has received any notice regarding (i) any material violation or breach or default under any lease related to the Leased Real Property that has not since been cured; (ii) pending or threatened condemnation of any portion of the Leased Real Property; or (iii) building, fire or zoning code violations with respect to the Leased Real Property. None of the Leased Real Property is subleased.
2.8   Intellectual Property.
(a)   Section 2.8(a) of the Company Disclosure Schedule sets forth an accurate and complete list that identifies the following for each item of material Company IP that is Registered IP as applicable: (i) the name of the current owner, (ii) the jurisdiction of application or registration and (iii) the application or registration number, and all such Patents and Trademarks are subsisting and, to the knowledge of the Company, other than pending applications therefor, valid and enforceable. As of the date of this Agreement, no interference, opposition, reissue, reexamination proceeding, cancellation proceeding, or other Legal Proceeding (other than routine examination proceedings with respect to pending applications) is pending or, to the knowledge of the Company, threatened in writing against any Acquired Corporation, in which the scope, validity, enforceability, priority, inventorship or ownership of any Registered IP owned by or exclusively licensed to an Acquired Corporation is being contested or challenged. All application, registration, issuance, renewal and maintenance fees due for such Company IP owned or purported to be owned by the Company that is Registered IP having a final due date on or before the date hereof have been paid in full and are current.
(b)   The Acquired Corporations are the sole and exclusive owners of all right, title and interest in and to all Company IP owned or purported to be owned by the Acquired Corporations, free and clear of all Encumbrances, other than Permitted Encumbrances, and have the right, pursuant to enforceable agreements, to use all other Intellectual Property Rights used by the Acquired Corporations in their respective businesses.
(c)   No Company Associate owns or has any valid claim, right (whether or not currently exercisable) or interest to or in any material Company IP owned or purported to be owned by an Acquired Corporation and each Company Associate who is or was involved in the creation or development of any material Company IP has signed a valid and enforceable written agreement containing a present-tense assignment of Intellectual Property Rights in and to such Company IP to an Acquired Corporation and confidentiality provisions protecting such Company IP, and there is no material breach under any such agreement.
(d)   No funding, facilities or personnel of any Governmental Body or any university, college, research institute or other educational institution is being or has been used to create, in whole or in part, material Company IP owned or purported to be owned by the Acquired Corporations or, to the knowledge of the Company, material Company IP licensed to the Acquired Corporations, except for any such funding or use of facilities or personnel that does not result in such Governmental Body or institution obtaining ownership or other similar rights to such material Company IP.
(e)   The Acquired Corporations have taken reasonable steps, including reasonable security measures and other steps, to maintain the confidentiality of and otherwise protect and enforce their rights in all Trade Secrets held by an Acquired Corporation in all material respects.
(f)   Section 2.8(f) of the Company Disclosure Schedule sets forth each license agreement pursuant to which an Acquired Corporation has obtained a license to, or has been granted a covenant not to sue under, immunity from suit with respect to or other equivalent rights to, any material Intellectual Property Right (each an “In-bound License”) or has granted a license or covenant not to sue, immunity from suit or other equivalent right to any material Intellectual Property Right owned or purported to be owned by, or licensed to, an Acquired Corporation (each an “Out-bound License”); provided, that (i) In-bound Licenses shall not include commercially available off-the-shelf software, clinical trial agreements, non-disclosure agreements or material transfer agreements entered into in the ordinary course of business consistent with past practice and which are not otherwise material, and (ii) Out-bound Licenses shall not include non-exclusive outbound licenses contained in clinical trial agreements, contract manufacturing agreements, non-disclosure agreements and material transfer agreements entered into in the ordinary course of business consistent with past practice and which are not otherwise material.
(g)   To the knowledge of the Company, the operation of the Acquired Corporations’ business as currently conducted and presently contemplated to be conducted by the Acquired Corporations with respect to the presently contemplated commercialization of their Product Candidates does not and will not, in any material respect, infringe, misappropriate or otherwise violate any Intellectual Property Rights owned by any other Person. As of the date of this Agreement, (i) no Legal Proceeding is pending or, to the knowledge of the Company, is being threatened against an Acquired Corporation relating to any actual, alleged or suspected infringement, misappropriation or other violation of any Intellectual Property Rights of another Person and (ii) since the Applicable Date, no Acquired Corporation has received any written notice or other written communication relating to any actual, alleged or suspected infringement, misappropriation or other violation of any Intellectual Property Right of another Person by an Acquired Corporation.
(h)   To the knowledge of the Company, no Person is infringing, misappropriating or otherwise violating, or has infringed, misappropriated or otherwise violated, any material Company IP. As of the date of this Agreement, no Legal Proceeding is pending or threatened in writing by an Acquired Corporation relating to any actual, alleged or suspected infringement, misappropriation or other violation of any Company IP.
(i)   None of the Company IP owned by an Acquired Corporation, or, to the knowledge of the Company licensed to an Acquired Corporation, is subject to any pending or outstanding injunction, directive, order, judgment, settlement, consent ruling or other disposition of dispute that adversely restricts the use, transfer or licensing of any such Company IP by an Acquired Corporation, or otherwise adversely affects the validity, scope, use, registrability, or enforceability of any such Company IP.
(j)   The consummation of the Transactions will not result in the loss or impairment of, violation of, alteration in, forfeiture of, termination of, or payment of any additional amounts with respect to, nor require the consent of any other Person in respect of, any material Company IP or any other material Intellectual Property Rights used by the Acquired Corporations in their respective businesses.
(k)   Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) the Company IT Assets operate in accordance with their specifications and related documentation and perform in a manner that permits the Acquired Corporations to conduct its business as currently conducted, and (ii) the Company has taken commercially reasonable actions, consistent with current industry standards, to protect the confidentiality, integrity and security of the Company IT Assets (and all data and other information and transactions stored or contained therein or processed or transmitted thereby) against any unauthorized use, access, interruption, modification or corruption, including the implementation of commercially reasonable data backup, disaster avoidance and recovery procedures and business continuity procedures. Since the Applicable Date, there has been no unauthorized use, access or security breaches, or interruption, modification, loss or corruption of any of Company IT Assets (or any data or other information or transactions stored or contained therein or processed or transmitted thereby).
(l)   The Acquired Corporations have established and implemented organizational, physical, administrative and technical measures regarding privacy, cybersecurity and data security that are commercially reasonable and consistent in all material respects with all (i) Data Privacy Laws, (ii) applicable industry standards including the Payment Card Industry Data Security Standard, (iii) internal and publicly available privacy policies and notices of the Company relating to Personal Information, (iv) Contract obligations of the Acquired Corporations or any of its Subsidiaries relating to the collection, Processing, disclosure and storage of Personal Information, and (v) consents and authorizations pursuant to which Personal Information was disclosed to the Acquired Corporations (the foregoing clauses (i) through (v), collectively, the “Privacy and Security Requirements”). The Acquired Corporations are, and since the Applicable Date have been, in all material respects, in compliance with and not in material default under, or in material violation of, any applicable Privacy and Security Requirements. Since the Applicable Date, no Acquired Corporation has been given notice of, or been charged with, any material violation of any applicable Privacy and Security Requirement. Since the Applicable Date, no Acquired Corporation has experienced any material security breach or cybersecurity event, including any theft, loss, or unauthorized access or acquisition of Personal Information.
2.9   Contracts.
(a)   Section 2.9(a) of the Company Disclosure Schedule identifies each Contract to which any Acquired Corporation is a party, or by which it is bound, that constitutes a Material Contract as of the date of this Agreement and identifies, with respect to each Material Contract, the clause of this Section 2.9(a) to which it applies. For purposes of this Agreement, each of the following (excluding any Employee Plan) to which any Acquired Corporation is a party or by which it is bound as of the date of this Agreement constitutes a “Material Contract”:
(i)   any Contract that is a settlement, conciliation or similar agreement between any Acquired Corporation and any Governmental Body and pursuant to which (A) an Acquired Corporation will be required after the date of this Agreement to pay any monetary obligations or (B) that contains material obligations or limitations on such Acquired Corporation’s conduct;
(ii)   any Contract between any Acquired Corporation and any third Person (A) materially limiting the freedom or right of any Acquired Corporation to engage in any line of business or to compete with any other Person in any location or line of business, (B) containing any “most favored nations” terms and conditions (including with respect to pricing) granted by any Acquired Corporation, or (C) containing exclusivity obligations or otherwise materially limiting the freedom or right of any Acquired Corporation to sell, distribute or manufacture any products or services for any other Person;
(iii)   any Contract that requires by its terms or is reasonably expected to require the payment or delivery of cash or other consideration (A) to any Acquired Corporation in an amount having an expected value in excess of $250,000 in the fiscal year ending December 31, 2023 or (B) by any Acquired Corporation in an amount having an expected value in excess of $1,000,000 in the fiscal year ending December 31, 2023, and in each case (y) which cannot be cancelled by such Acquired Corporation without penalty or further payment without more than ninety (90) days’ notice and (z) excluding commercially available off-the-shelf software licenses and Software-as-a-Service offerings, generally available patent license agreements, material transfer agreements, clinical trial agreements and non-exclusive outbound license agreements (in each case, entered into in the ordinary course of business);
(iv)   any Contract relating to Indebtedness of any Acquired Corporation in an aggregate principal amount in excess of $100,000 (whether incurred, assumed, guaranteed or secured by any asset);
(v)   any Contract between an Acquired Corporation and a third Person (A) for the disposition of any material assets or business of the Acquired Corporations or (B) for the acquisition of a material portion of the assets or business of any third Person (whether by merger, sale of stock or assets or otherwise), in each case (A) or (B) that contains continuing indemnities or other material obligations or any continuing royalties or other amounts calculated based upon any revenues or income of the Company or any “earn out”, “milestone” or other contingent payment obligations on the part of an Acquired Corporation;
(vi)   any Contract between any Acquired Corporation and any third Person constituting a material joint venture, collaboration, partnership or similar profit or revenue sharing arrangement;

(vii)   any Contract that by its express terms requires an Acquired Corporation, or any successor to, or acquirer of, an Acquired Corporation, to make any payment to another Person as a result of a change of control of such Acquired Corporation (a “Change of Control Payment”) or gives another Person a right to receive or elect to receive a Change of Control Payment;
(viii)   any Contract that prohibits the declaration or payment of dividends or distributions in respect of the capital stock of an Acquired Corporation, the pledging of the capital stock or other equity interests of an Acquired Corporation or the issuance of any guaranty by an Acquired Corporation;
(ix)   any (A) In-bound License and (B) Out-bound License;
(x)   any Government Contract;
(xi)   any Contract that relates to the research, development, distribution, marketing, supply, license, collaboration, co-promotion or manufacturing of the Product Candidates, which if terminated or not renewed, would reasonably be expected to have a material and adverse effect on the Product Candidates;
(xii)   any Contract for the lease or sublease of any real property;
(xiii)   any Contract that relates to any swap, forward, futures, or other similar derivative transactions;
(xiv)   any other Contract that is currently in effect and has been filed (or is required to be filed) by the Company as an exhibit pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act or that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act; and
(xv)   any Contract (A) with any Affiliate (other than another Acquired Corporation), director, executive officer (as such term is defined in the Exchange Act), Person holding 5% or more of the Shares, or, to the knowledge of the Company, any Affiliate (other than another Acquired Corporation) or immediate family member of any of the foregoing or (B) in which any of the foregoing Persons has a direct or indirect material financial interest.
(b)   As of the date of this Agreement, the Company has either delivered or made available to Parent an accurate, unredacted and complete copy of each Material Contract or has publicly made available such Material Contract in the Electronic Data Gathering, Analysis and Retrieval (EDGAR) database of the SEC. No Acquired Corporation nor, to the knowledge of the Company, any other party thereto is in material breach of, or material default under, any Material Contract and no Acquired Corporation, or to the knowledge of the Company, any other party to a Material Contract has taken or failed to take any action that with or without notice, lapse of time or both would constitute a material breach of or material default under any Material Contract. Each Material Contract is, with respect to the Acquired Corporations and, to the knowledge of the Company, each other party thereto, a valid and binding agreement in full force and effect, enforceable in accordance with its terms, except as such enforcement may be subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights, and by general equitable principles. Since the Applicable Date, (i) the Acquired Corporations have not received or delivered any written notice regarding any material violation or breach or default under any Material Contract that has not since been cured, and (ii) no Acquired Corporation has waived in writing any material rights under any Material Contract.
(c)   As of the date of the Agreement, there are no transactions, arrangements or Contracts between any of the Acquired Corporations, on the one hand, and its Affiliates (other than its wholly owned Subsidiaries) or other Persons, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.
2.10   Liabilities.   The Acquired Corporations do not have any liabilities (whether accrued, absolute, contingent or otherwise) which would be required to be reflected or reserved against on a consolidated balance sheet of the Company prepared in accordance with GAAP or the notes thereto, except for:

(a) liabilities reflected or reserved against in the financial statements or notes thereto included in the Company SEC Documents filed prior to the date of this Agreement; (b) liabilities or obligations incurred pursuant to the terms of this Agreement; (c) liabilities for performance of obligations under Contracts binding upon the Acquired Corporations (other than resulting from any breach thereof) delivered or made available to Parent prior to the date of this Agreement; (d) liabilities incurred in the ordinary course of business consistent with past practice since January 1, 2023; and (e) liabilities that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
2.11   Compliance with Legal Requirements.
(a)   The Acquired Corporations are, and since the Applicable Date have been, in compliance with all applicable Legal Requirements, except as would not be, individually or in the aggregate, material to the Acquired Corporations taken as a whole.
(b)   Since the Applicable Date, (i) no Acquired Corporation has received any written notice from any Governmental Body that (A) alleges any violation or noncompliance (or reflects that an Acquired Corporation is under investigation or the subject of an inquiry by any such Governmental Body for such alleged noncompliance) with any applicable Legal Requirement, or (B) threatens any fine, assessment, enforcement action, or cease and desist order, or the suspension, revocation or limitation or restriction of any Governmental Authorization held by an Acquired Corporation, and (ii) no Acquired Corporation has entered into any agreement or settlement with any Governmental Body with respect to its alleged noncompliance with, or violation of, any applicable Legal Requirement.
(c)   No Acquired Corporation produces, designs, tests, manufactures, fabricates or develops a “critical technology,” as that term is defined in 31 C.F.R. Section 800.215.
(d)   For each of the past five (5) years, each Acquired Corporation has been in compliance with all applicable Global Trade Laws. No Acquired Corporation nor any Acquired Corporation’s Representatives is a Sanctioned Person or is acting on behalf of a Sanctioned Person. In the past five (5) years, no Acquired Corporation has done business, directly or indirectly, with a Sanctioned Person or any Sanctioned Territory. Since the Applicable Date, no Acquired Corporation has had any direct or indirect transactions with or engaged in an activity involving a benefit provided to or received from Russia, Belarus, or the Crimea and the so-called Donetsk People’s Republic and Luhansk People’s Republic regions of Ukraine, including from (i) the territory of, (ii) Persons located in, or (iii) Persons incorporated, headquartered, or whose principal place of business is in those jurisdictions or regions. In the past five (5) years, no Acquired Corporation has, in connection with or relating to the business of any Acquired Corporation, (A) received from any Governmental Body any notice or (B) been subject to an investigation or made any disclosure to a Governmental Body, in either case concerning any actual or potential violations concerning applicable Global Trade Laws.
2.12   Regulatory Matters.
(a)   Each Acquired Corporation is, and since the Applicable Date has been, in compliance in all material respects with all Health Care Laws, in each case as applicable to the operation of its business. Since the Applicable Date, no Acquired Corporation, nor, to the knowledge of the Company, any third parties that have performed or are performing any development, collaboration, manufacturing, testing, quality control, batch release, distribution or shipment activities on behalf of an Acquired Corporation or with respect to a Product Candidate, including any CMO, CRO, Clinical Trial site or investigator, while acting in such capacity (each, a “Collaboration Partner”) (i) has been subject to any enforcement, regulatory or administrative proceedings alleging non-compliance with any Health Care Laws; (ii) has received written notice threatening any such enforcement, regulatory or administrative proceeding; or (iii) has been issued a FDA Form 483, warning letter, notice of violation of Health Care Laws, or similar correspondence from any Governmental Body, except where any such issuance or violation would not be reasonably expected, individually or in the aggregate, to be material to the Acquired Corporations taken as a whole.
(b)   Since the Applicable Date, the Acquired Corporations have held all Regulatory Permits required for their business as then-conducted, and each Regulatory Permit required for their business as currently conducted is valid and in in full force and effect. The Acquired Corporations are in compliance in all material respects with the terms and requirements of such Regulatory Permits. Since the Applicable Date, no deficiencies have been asserted in writing by any applicable Governmental Body with respect to any Regulatory Permits of the Acquired Corporations. None of the Acquired Corporations has received written notice that any material Regulatory Permit will not or is likely not to be issued.
(c)   To the knowledge of the Company, all preclinical and clinical investigations, studies, or trials (“Clinical Trials”) sponsored or conducted by or on behalf of the Acquired Corporations have been and are being conducted in material compliance with applicable Health Care Laws and Data Privacy Laws. No Acquired Corporation, nor, to the knowledge of the Company, any of their Collaboration Partners or other Persons acting directly on their behalf, has received any written notice or other correspondence from the FDA or any other Governmental Body performing functions similar to those performed by the FDA with respect to any ongoing Clinical Trial requiring or recommending a clinical hold, or the termination, suspension or material modification of any such Clinical Trials.
(d)   The Acquired Corporations have filed with the FDA or any other Governmental Body performing functions similar to those performed by the FDA all required material filings, declarations, listings, registrations, reports or submissions, including but not limited to adverse event reports, and any required updates, corrections or modifications to each of the foregoing. All such filings, declarations, listings, registrations, reports or submissions were in material compliance with applicable Health Care Laws when filed, and no deficiencies have been asserted in writing by any applicable Governmental Body with respect thereto.
(e)   To the knowledge of the Company, no Acquired Corporation, nor, to the knowledge of the Company, any Collaboration Partner or other Person acting directly on its behalf has (i) made an untrue statement of a material fact or fraudulent statement to the FDA or any Governmental Body, (ii) failed to disclose a material fact required to be disclosed to the FDA or (iii) committed any other act, made any statement or failed to make any statement, that (in any such case) establishes a reasonable basis for the FDA to invoke its Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities Final Policy or for any Governmental Body to invoke a similar policy that may be applicable in another jurisdiction to an Acquired Corporation. No Acquired Corporation is the subject of any pending or, to the knowledge of the Company, threatened investigation by the FDA pursuant to its Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities Final Policy. No Acquired Corporation nor, to the knowledge of the Company, any Collaboration Partner, officer, employee, agent or other Person acting on behalf of any Acquired Corporation has been debarred or disqualified, excluded from participation in federal healthcare programs or convicted of any crime or engaged in any conduct that would reasonably be expected to result in (A) debarment under 21 U.S.C. § 335a or any similar Legal Requirement, (B) exclusion under 42 U.S.C. § 1320a-7 or any similar Legal Requirement, or (C) disqualification pursuant to 21 CFR Part 312.70 or any similar Legal Requirement.
(f)   Since the Applicable Date, the Acquired Corporations have not received any written notice from a Governmental Body that any of their products are misbranded as defined in 21 U.S.C. § 352 or adulterated as defined in 21 U.S.C. § 351, as amended, and the rules and regulations promulgated thereunder, or as defined in comparable Legal Requirements in any jurisdiction.
(g)   Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Acquired Corporations and, to the knowledge of the Company, their Collaboration Partners, or other Persons acting directly on their behalf have prepared, submitted and implemented timely responses and, as applicable, any corrective action plans required to be prepared and submitted in response to all internal or third-party audits, inspections, investigations or examinations of the Product Candidates or the Acquired Corporation’s business.
2.13   Certain Business Practices.   No Acquired Corporation nor, any of its directors, officers, employees, or, to the knowledge of the Company, and other Representatives (in each case, acting in the capacity of a Representative of such Acquired Corporation) has (i) used any funds (whether of an Acquired Corporation or otherwise) for unlawful contributions, gifts, entertainment or other unlawful expenses, (ii) made or offered to make any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or (iii) accepted any unlawful payments, or

(iv) violated any provision of any Anti-Corruption Laws or any rules or regulations promulgated thereunder, anti-money laundering laws or any rules or regulations promulgated thereunder or any applicable Legal Requirement of similar effect. Since the Applicable Date, no Acquired Corporation has received any written communication from a Governmental Body that alleges or gives notice of any of the foregoing.
2.14   Governmental Authorizations.   The Acquired Corporations hold all material Governmental Authorizations necessary to enable the Acquired Corporations to conduct their business in the manner in which such business is currently being conducted. The material Governmental Authorizations held by the Acquired Corporations are valid and in full force and effect. The Acquired Corporations are in compliance in all material respects with the terms and requirements of such Governmental Authorizations.
2.15   Tax Matters
(a)   (i) Each of the income (or franchise) and other material Tax Returns required to be filed by or on behalf of an Acquired Corporation with any Governmental Body have been filed on or before the applicable due date (including any extensions of such due date), have been prepared in accordance with all applicable Legal Requirements, and are accurate and complete, in each case in all material respects, and (ii) all income (or franchise) and other material Taxes due and payable by an Acquired Corporation (whether or not shown on any Tax Returns) have been paid, and all material Taxes required to be withheld (including with respect to payment or allocations made to any current or former employee, independent contractor, other service provider, creditor, shareholder, customer, vendor or other third party) by any Acquired Corporation have been withheld and paid, in each case, to the relevant Governmental Body.
(b)   To the knowledge of the Company, (i) there are no pending examinations or audits of any Tax Return in progress involving material Taxes and (ii) no written claim has been received by any Acquired Corporation from any Governmental Body in any jurisdiction where such Acquired Corporation does not file Tax Returns that such Acquired Corporation is or may be subject to Taxes in that jurisdiction. No Acquired Corporation is, or has been, subject to Tax in any jurisdiction other than its place of organization by virtue of having a permanent establishment (as defined by applicable Tax treaty) or other place of business or taxable presence in that jurisdiction. No extension or waiver of the statute of limitation period applicable to any income (or franchise) or other material Tax Returns of any Acquired Corporation has been granted and is currently in effect other than automatic extensions or automatic waivers obtained in the ordinary course of business.
(c)   Adequate reserves have been established on the Company’s consolidated financial statements to provide for the payment of any Taxes which are not yet due and payable with respect to any Acquired Corporation for taxable periods or portions thereof ending on or before the date of the most recent financial statements of the Company. All Taxes of the Acquired Corporations incurred through the date of the most recent financial statements of the Company do not exceed Taxes accrued on such financial statements, and all Taxes of the Acquired Corporations accrued following the end of the most recent period covered by the most recent financial statements of the Company have been accrued in the ordinary course of business.
(d)   To the knowledge of the Company, no Legal Proceeding involving the IRS or any other Governmental Body is pending, ongoing, or has been threatened in writing against or with respect to any Acquired Corporation in respect of any income or other material Tax, and no deficiency of income or other material Taxes has been asserted in writing as a result of any audit or examination by any Governmental Body that has not been paid.
(e)   No Acquired Corporation (i) has been a member of an affiliated group (within the meaning of Section 1504(a) of the Code) filing a consolidated federal income Tax Return (other than a group the common parent of which is or was the Company or another Acquired Corporation), or (ii) has any material liability for the Taxes of any other Person (other than another Acquired Corporation) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or non-U.S. law), or as a transferee or successor or otherwise (other than pursuant to agreements not primarily related to Taxes and entered into in the ordinary course of business).

(f)   During the two (2)-year period ending on the date of this Agreement, none of the Acquired Corporations has been either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code.
(g)   No Acquired Corporation has participated in any “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4(b) or any comparable provision of state, local or non-U.S. law (including European Council Directive 2011/16 (“DAC 6”) and domestic implementation of DAC 6). Each Acquired Corporation has disclosed on its U.S. federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of U.S. federal income Tax within the meaning of Section 6662 of the Code (or any corresponding or similar provision of state, local or non-U.S. law).
(h)   No Acquired Corporation will be required to include any material item of income in, or exclude any material item of deduction from, the computation of taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date as a result of transactions or events occurring, or accounting methods employed, prior to the Closing, (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax law) executed prior to the Closing, (iii) installment sale, intercompany transaction or open transaction disposition made prior to the Closing, or any “excess loss account” within the meaning of the regulations under Section 1502 of the Code (or any analogous or similar provision of state, local or non-U.S. Tax law) existing as of immediately prior to the Closing, or (iv) prepaid amount or any other income eligible for deferral under the Code or Treasury Regulations promulgated thereunder (including, without limitation, pursuant to Sections 451, 455 or 456 of the Code) received on or prior to the Closing Date
(i)   None of the Acquired Corporations has made an election under Section 965(h) of the Code or otherwise has any liability for Taxes pursuant to Section 965 of the Code that has not been fully paid to the appropriate Governmental Body.
(j)   No Acquired Corporation is party to, bound by or has any obligation under any Tax allocation or Tax sharing agreement or any express or implied Tax indemnity or other Tax allocation agreement or arrangement with any Person, other than any agreement not primarily related to Taxes and entered into in the ordinary course of business.
(k)   There are no material Encumbrances with respect to Taxes upon any of the assets or properties of any Acquired Corporation, other than Permitted Encumbrances.
(l)   Section 2.15(l) of the Company Disclosure Schedule discloses for each Acquired Corporation (i) all applied for or received loans or payments under the CARES Act and COVID Relief Programs, (ii) Tax credits claimed under the CARES Act and COVID Relief Programs and (iii) any other credits, deferrals (including any deferral of the employer portion of any payroll Taxes) or benefits available that any Acquired Corporation availed itself of under the CARES Act and COVID Relief Programs. None of the Acquired Corporations will have any liability for Taxes with respect to any relief claimed under the CARES Act and COVID Relief Programs for any Tax period (or portion thereof) prior to the Closing in a Tax period (or portion thereof) beginning after the Closing.
(m)   Each Acquired Corporation has timely and accurately filed all required foreign accounts on a Report of Foreign Bank Accounts on FinCEN Form 114.
(n)   Except as otherwise set forth in Section 2.15(n) of the Company Disclosure Schedule, none of the Acquired Corporations has been or is currently the beneficiary of a Tax holiday (or similar benefit) from any Governmental Body. The Acquired Corporations are, and have been, in full compliance with any Tax holiday (or similar benefit) from any Governmental Body disclosed in Section 2.15(n) of the Company Disclosure Schedule.
(o)   None of the Acquired Corporations owns, directly or indirectly, any equity interest in a “passive foreign investment company” within the meaning of Section 1297 of the Code (“PFIC”) or has ever been classified as a PFIC.

(p)   All transactions entered into or conducted by any Acquired Corporation with any Person who is a member of the “controlled group” (within the meaning of Treasury Regulations Section 1.482-1 or any similar or comparable provision of any state, local or non-U.S. law) of which such Acquired Corporation is a member have been made in material compliance with Section 482 of the Code and the Treasury Regulations thereunder and no Governmental Body has imposed or, to the knowledge of the Company, has a basis to impose, any different terms on any such transactions. None of the Acquired Corporations is a party to any advance pricing agreement, or any similar contract or agreement, with any Governmental Body.
(q)   None of the Acquired Corporations has filed (or has had filed on its behalf) a request for (i) private letter ruling, (ii) technical advice, or (iii) change of any method of accounting, in each case, with any Governmental Body that relates to Taxes or Tax Returns of any of the Acquired Corporations.
(r)   None of the Acquired Corporations has (i) entered into any settlement or arrangement (including a closing agreement within the meaning of Section 7121 of the Code or a comparable or similar provision of state, local or non-U.S. law) with any Governmental Body that would be binding and result in a material Tax liability for any Tax period (or portion thereof) ending after the Closing Date or (ii) granted any power of attorney with respect to any Taxes that will be in force following the Closing.
(s)   None of the Acquired Corporations violated any antiboycott prohibitions, or failed to comply with the reporting requirements, of the Tax Reform Act of 1976 (26 U.S.C. § 999).
2.16   Employee Matters
(a)   Neither the Company nor any of its Subsidiaries is, nor at any time since the Applicable Date has been, a party to, bound by or negotiated, any collective bargaining agreement or other Contract with a labor organization or works council representing any of its employees, and no employees of the Company or its Subsidiaries are or have been represented by any labor union or other labor organization or works council with respect to their employment with the Company or its Subsidiaries. No Acquired Corporation has, or at any time since the Applicable Date had, any duty to bargain with any labor organization or works council. To the knowledge of the Company, there have never been any activities or proceedings of any labor union to organize any current or former employees of the Acquired Corporations. No labor dispute, strike or work stoppage against any Acquired Corporation is now pending, has occurred in the past, or, to the knowledge of the Company, is now threatened that would reasonably be expected to interfere with the business activities of the Acquired Corporations. No Acquired Corporation is, or has since the Applicable Date, engaged in any unfair labor practice.
(b)   The Acquired Corporations are, and at all times since the Applicable Date have been, in compliance in all material respects with all Legal Requirements governing the employment of labor, including Legal Requirements relating to employment practices, wages, compensation and benefits, hours, classification of employees and independent contractors, overtime and overtime payment, working during rest days, social benefits contributions, severance pay, affirmative action, collective bargaining, discrimination, harassment, retaliation, civil rights, disability rights or benefits, terms and conditions of employment, immigration, safety and health, hiring, promotions, plant closings, and termination of service, severance, gratuity, pay transparency and disclosures, pay equity, privacy, leaves of absence, paid sick leave, unemployment insurance, child labor, whistleblowing, pension insurance, medical insurance, work-related-injury insurance, maternity insurance, contributions to the public housing fund, the withholding and payment of social security and other Taxes, and COVID-19 (“Employment Practices”), such as the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, ERISA, the Fair Labor Standards Act, the Americans with Disabilities Act, the Occupational Safety and Health Act, the Family and Medical Leave Act, the National Labor Relations Act of 1935, Executive Order 11246 and any other executive orders or regulations governing affirmative action, EEO and VETS-100 reporting obligations, and the Immigration and Nationality Act and other similar Legal Requirements of the jurisdictions in which the Acquired Corporations are qualified or do business.

(c)   There are no, nor have there been at any time since the Applicable Date any, Legal Proceedings pending or, to the knowledge of the Company, threatened or reasonably anticipated involving any current or former employee or independent contractor of any Acquired Corporation (collectively, “Workers”) or group of Workers or involving non-compliance with Employment Practices. No Acquired Corporation is, nor at any time since the Applicable Date has been, a party to a conciliation agreement, consent decree or other agreement or order with any Governmental Body with respect to Employment Practices. Since the Applicable Date, no current or former Worker has filed a complaint or claim with an Acquired Corporation with respect to Employment Practices.
(d)   No Acquired Corporation has at any time since the Applicable Date taken any action that (i) would constitute a “mass layoff” or “plant closing” within the meaning of the Worker Readjustment and Notification Act (29 U.S.C. § 2101) (the “WARN Act”) or would otherwise trigger notice requirements or liability under any other Legal Requirement that is comparable to the WARN Act or (ii) resulted in the termination of employment of 50 or more Workers or more than 10% of the Workers of the Acquired Corporations during any 90-day period. No Acquired Corporation has any plans to undertake any action that would trigger the WARN Act or other similar notification requirements. The Acquired Corporations are, and have been at all times since the Applicable Date, in full compliance with the WARN Act and any applicable state laws or other Legal Requirements regarding redundancies, reductions in force, mass layoffs, and plant closings, including all obligations to promptly and correctly furnish all notices required to be given thereunder in connection with any redundancy, reduction in force, mass layoff, or plant closing to affected employees, representatives, any state dislocated worker unit and local government officials, or any other Governmental Body.
(e)   To the knowledge of the Company, no current or former Worker is or has been at any time since the Applicable Date in any material respect in violation of any employment contract, non-disclosure, confidentiality agreement, non-competition agreement, non-solicitation agreement, restrictive covenant, or consulting agreement with an Acquired Corporation. To the knowledge of the Company, no current or former Worker has been at any time since the Applicable Date in any material respect in violation of any employment contract, non-disclosure, confidentiality agreement, non-competition agreement, non-solicitation agreement, restrictive covenant or consulting agreement with a former employer or service recipient relating to the right of any such Worker to be employed by or provide services to the Acquired Corporations because of the nature of the business conducted or presently proposed to be conducted by it or to the use of trade secrets or proprietary information of others.
(f)   All employees of the Acquired Corporations are employed on an at will basis, except as provided by applicable Legal Requirements outside of the United States.
2.17   Benefit Plans
(a)   Section 2.17(a) of the Company Disclosure Schedule sets forth an accurate and complete list of the material Employee Plans (other than (i) any employment agreements for non-officer employees of the Company or its Subsidiaries that do not provide for any severance rights, (ii) equity grant notices with respect to awards disclosed on Section 2.3(g) of the Company Disclosure Schedule and that do not materially deviate from the forms delivered or made available to Parent prior to the execution of this Agreement in accordance with Section 2.17(k), or (iii) agreements with individual consultants entered into in the ordinary course of business consistent with past practice). To the extent applicable, the Company has either delivered or made available to Parent prior to the execution of this Agreement with respect to each material Employee Plan accurate and complete copies of: (A) all plan documents and all amendments thereto, and all related trust or other funding documents, and in the case of unwritten material Employee Plans, written descriptions thereof, (B) the most recent annual actuarial valuation, if any, and the most recent annual report (Form Series 5500 and all schedules and financial statements attached thereto), (C) all material correspondence to or from the IRS, the United States Department of Labor or any other Governmental Body with respect to an Employee Plan, (D) all determination letters, rulings, opinion letters, information letters or advisory opinions issued by the IRS or the United States Department of Labor, and (E) the most recent summary plan descriptions and any material modifications thereto.

(b)   Neither the Company nor any ERISA Affiliate has ever maintained, contributed to, been required to contribute to, or otherwise incurred any liability with respect to, (i) a plan subject to Title IV or Section 302 of ERISA or Code Section 412 or 4971, including any “single employer” defined benefit plan or any “multiemployer plan,” each as defined in Section 4001 of ERISA, or (ii) a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA.
(c)   Each of the Employee Plans that is intended to be qualified under Section 401(a) of the Code has obtained a favorable determination letter (or opinion letter, if applicable) as to its qualified status under the Code, each such Employee Plan has timely adopted all currently effective amendments to the Code, and, to the knowledge of the Company, there are no existing circumstances or any events that have occurred that would reasonably be expected to affect the qualified status of any such Employee Plan.
(d)   Each of the Employee Plans is now and has been operated in compliance in all material respects with its terms and all applicable Legal Requirements, including but not limited to ERISA and the Code.
(e)   There are no pending or threatened claims (other than routine claims for benefits in the ordinary course of business consistent with past practice) or Legal Proceedings, and, to the knowledge of the Company, no set of circumstances exists that may reasonably give rise to a claim or Legal Proceeding, against the Employee Plans, any fiduciaries thereof or the assets of any related trusts. No Employee Plan is under audit or, to the Company’s knowledge, the subject of an investigation by the IRS, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation, the SEC or any other Governmental Body, nor is any such audit or investigation pending or, to the knowledge of the Company, threatened. The Company is not and could not reasonably be expected to be subject to either a material liability pursuant to Section 502 of ERISA or a material Tax imposed pursuant to Section 4975 or 4976 of the Code.
(f)   Each Employee Plan that is in any part a “nonqualified deferred compensation plan” subject to Section 409A of the Code complies both in form and operation with the requirements of Section 409A of the Code in all material respects.
(g)   All contributions required to be made to any Employee Plan by applicable Legal Requirements or otherwise, and all premiums due or payable with respect to insurance policies funding any Employee Plan, have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the financial statements of the Company in accordance with GAAP.
(h)   Except to the extent required under Section 601 et seq. of ERISA or 4980B of the Code (or any other similar state or local Legal Requirement), no Acquired Corporation, ERISA Affiliate nor any Employee Plan has any present or future obligation to provide post-employment welfare benefits to or make any payment to, or with respect to, any present or former employee, officer, director or service provider of the Acquired Corporations pursuant to any retiree medical benefit plan or other retiree welfare plan.
(i)   Except as provided in Section 1.8, the consummation of the Transactions (including in combination with other events or circumstances) will not (i) entitle any current or former employee, director, officer, independent contractor or other service provider of an Acquired Corporation to severance pay, unemployment compensation or any other material payment, (ii) accelerate the time of payment or vesting, or increase the amount of, compensation or benefits due to any such employee, director, officer, independent contractor, (iii) directly or indirectly cause an Acquired Corporation to transfer or set aside any material assets to fund any payments or benefits under any Employee Plan, or (iv) result in any limitation on the right of an Acquired Corporation to amend, merge, terminate or receive a reversion of assets from any Employee Plan or related trust. Without limiting the generality of the foregoing, no amount paid or payable (whether in cash, in property, or in the form of benefits) by an Acquired Corporation in connection with the Transactions (whether alone or in combination with other events or circumstances) will be an “excess parachute payment” within the meaning of Section 280G of the Code.

(j)   No Employee Plan provides for the gross-up or reimbursement of Taxes under Section 4999 or 409A of the Code, or otherwise.
(k)   The Company has made available to Parent copies of the Company Equity Plans and the forms of all agreements and instruments relating to or issued under the Company Equity Plans. Each outstanding Company Option has an exercise price equal to or above the fair market value on the date of grant (within the meaning of Section 409A of the Code) and is otherwise not subject to Section 409A of the Code.
(l)   No Employee Plan is subject to the Legal Requirements of a jurisdiction other than the United States (whether or not United States Legal Requirements also apply) or covers employees or other service providers of any Acquired Corporation working primarily outside the United States.
2.18   Environmental Matters.
(a)   The Acquired Corporations are and since the Applicable Date have been in compliance, in all material respects, with all applicable Environmental Laws, which compliance includes obtaining, maintaining or complying with all Governmental Authorizations required under Environmental Laws for the operation of their business.
(b)   As of the date of this Agreement, there is no Legal Proceeding relating to or arising under any Environmental Law that is pending or, to the knowledge of the Company, threatened against any Acquired Corporation or in respect of any Leased Real Property, except as would not be material to the Acquired Corporations taken as a whole.
(c)   Since the Applicable Date through the date of this Agreement, no Acquired Corporation has received any written notice, report or other information of or entered into any legally binding agreement, order, settlement, judgment, injunction or decree involving uncompleted, outstanding or unresolved material violations, liabilities or requirements on the part of any Acquired Corporation relating to or arising under Environmental Laws.
(d)   To the knowledge of the Company, there are, and since the Applicable Date have been, no Hazardous Materials present or Releases on, at, under or from any property or facility, including the Leased Real Property, in a manner and concentration that would reasonably be expected to result in any material claim against or material liability of an Acquired Corporation under any Environmental Law.
(e)   No Acquired Corporation has assumed, undertaken, or otherwise become subject to any material liability of another Person relating to Environmental Laws.
2.19   Insurance.   The Company has delivered or made available to Parent accurate and complete copies of all material insurance policies and self-insurance programs relating to the business, assets and operations of the Acquired Corporations. The Acquired Corporations maintain insurance coverage in such amounts and covering such risks as are in accordance, in all material respects, with normal industry practice for companies of similar size and stage of development. All such insurance policies are in full force and effect, no notice of termination, cancellation, non-renewal or material modification has been received (other than a notice in connection with ordinary renewals), all premiums due and payable thereon have been paid in accordance with the terms of such policies and there is no existing material default or event which, with the giving of notice or lapse of time or both, would constitute a material default, by any insured thereunder. As of the date of this Agreement, there is no claim pending under any of the Company’s insurance policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies, except as would not be, or would not reasonably be expected to be, material to the Acquired Corporations taken as a whole.
2.20   Legal Proceedings; Orders.
(a)   There are no Legal Proceedings pending and served (or, to the knowledge of the Company, pending and not served or threatened) against any Acquired Corporation or, to the knowledge of the Company, against any present or former officer, director or employee of an Acquired Corporation in such individual’s capacity as such, except as, individually or taken together (i) would not be, or would not reasonably be expected to be, material to the Acquired Corporations taken as a whole and (ii) would not reasonably be expected to prevent, materially delay or materially impair the ability of the Company to perform its obligations under this Agreement or to consummate the Transactions in a timely manner.
(b)   There is no material order, writ, injunction or judgment to which an Acquired Corporation is subject.
(c)   To the knowledge of the Company, no material investigation or review by any Governmental Body with respect to an Acquired Corporation is pending or is being threatened.
2.21   Authority; Binding Nature of Agreement.   The Company has the corporate power and authority to execute and deliver, and to perform its obligations under, this Agreement and to consummate the Transactions, including the Merger, subject to the adoption of this Agreement by holders of at least a majority of the outstanding shares of Company Common Stock entitled to vote thereon (the “Company Stockholder Approval”). The Company has taken all corporate action necessary, and no other corporate actions or proceedings on the part of the Company or vote of the Company’s stockholders is necessary to authorize the consummation of the Transactions, other than, in the case of the Merger, the Company Stockholder Approval. The Board of Directors has unanimously (a) determined that this Agreement and the Transactions, including the Merger, are advisable and fair to, and in the best interest of, the Company and its stockholders, (b) declared it advisable to enter into this Agreement, (c) approved the execution, delivery and performance by the Company of this Agreement and the consummation of the Transactions, including the Merger, (d) resolved that the Merger shall be governed by Section 251(c) of the DGCL, upon the terms and subject to the conditions set forth in this Agreement, and (e) resolved to recommend that the stockholders of the Company adopt this Agreement at any meeting of the Company’s stockholders held for such purpose and any adjournment or postponement thereof on the terms and subject to the conditions of this Agreement. The resolutions in the foregoing sentence, subject to the Board of Directors effecting a Company Adverse Change Recommendation in accordance with Section 5.1, have not been subsequently withdrawn or modified in a manner adverse to Parent. This Agreement has been duly executed and delivered by the Company, and assuming due authorization, execution and delivery by Guarantor, Parent and Merger Sub, this Agreement constitutes the legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms, except as such enforcement may be subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights, and by general equitable principles.
2.22   Takeover Laws.   Assuming the accuracy of the representations and warranties of Parent and Merger Sub set forth in Section 3.8, the Board of Directors has taken and will take all actions so that the restrictions applicable to business combinations contained in Section 203 of the DGCL and any other Takeover Law are, and will be inapplicable to the execution, delivery and performance of this Agreement and to the consummation of the Merger and the other Transactions.
2.23   Non-Contravention; Consents.
(a)   Assuming compliance with the applicable provisions of the DGCL, the HSR Act, any applicable filing, notification or approval in any foreign jurisdiction required by Antitrust Laws (if any), and the rules and regulations of the SEC and Nasdaq, the execution and delivery of this Agreement by the Company and the consummation of the Transactions will not: (i) cause a violation of any of the provisions of the certificate of incorporation or bylaws (or other organizational documents) of any Acquired Corporation; (ii) cause a violation by any Acquired Corporation of any Legal Requirement or order applicable to an Acquired Corporation, or to which an Acquired Corporation is subject; (iii) require any consent or notice under, conflict with, result in breach of, or constitute a default under (or an event that with notice or lapse of time or both would become a default), or give rise to any right of purchase, termination, amendment, cancellation, acceleration or other adverse change of any right or obligation or the loss of any benefit to which an Acquired Corporation is entitled under any provision of any Contract; or (iv) result in an Encumbrance (other than a Permitted Encumbrance) on any of the property or assets of any Acquired Corporation; except, in the case of clauses (iii) and (iv), as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)   Except for the filing of the certificate of merger with the Secretary of State of the State of Delaware or as may be required by the Exchange Act (including the filing with the SEC of the Merger Proxy Statement and such reports under the Exchange Act as may be required in connection with this Agreement and the Transactions), the DGCL, the HSR Act and any applicable filing, notification or approval in any foreign jurisdiction required by Antitrust Laws (if any) and the applicable rules and regulations of the SEC and any national securities exchange, the Acquired Corporations are not required to give notice to, make any filing with, or obtain any Consent from any Governmental Body at any time prior to the Closing in connection with the execution and delivery of this Agreement by the Company, or the consummation by the Company of the Merger or the other Transactions, except those that the failure to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
2.24   Opinion of Financial Advisors.   The Board of Directors has received the oral opinion of each of BofA Securities, Inc. and Centerview Partners LLC (together, the “Company Financial Advisors”), to be subsequently confirmed by delivery of each Company Financial Advisor’s written opinion to the Board of Directors to the effect that, as of the date of the opinion and subject to the factors and assumptions set forth in such written opinion, the Merger Consideration to be paid to the holders of Shares (other than excluded shares as provided in such opinions) in the Merger pursuant to this Agreement is fair, from a financial point of view, to such holders. The Company will make available to Parent solely for informational purposes and on a non-reliance basis, a signed copy of each such written opinion as soon as possible following the date of this Agreement.
2.25   Brokers and Other Advisors.   Except for the Company Financial Advisors, no broker, finder, investment banker, financial advisor or other Person is entitled to any brokerage, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses in connection therewith, in connection with the Transactions based upon arrangements made by or on behalf of the Company. The Company has made available to Parent accurate copies of all agreements under which any such fee, commission or expense reimbursement is payable and all indemnification and other agreements related to the engagement of the persons to whom any such fee is payable.
2.26   Acknowledgment by Company.   The Company is not relying and has not relied on any representations or warranties whatsoever regarding the Transactions or the subject matter of this Agreement, express or implied, except for the representations and warranties of Guarantor set forth in Section 8.10(b) and of Parent and Merger Sub set forth in Section 3. Such representations and warranties by Guarantor, Parent and Merger Sub constitute the sole and exclusive representations and warranties of Guarantor, Parent and Merger Sub in connection with the Transactions and the Company understands, acknowledges and agrees that all other representations and warranties of any kind or nature whether express, implied or statutory are specifically disclaimed by Guarantor, Parent and Merger Sub.
SECTION 3
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
Parent and Merger Sub represent and warrant to the Company as follows:
3.1   Due Organization.   Each of Parent and Merger Sub is a corporation or other Entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all necessary power and authority: (a) to conduct its business in the manner in which its business is currently being conducted; and (b) to own and use its assets in the manner in which its assets are currently owned and used, except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
3.2   Merger Sub.   Merger Sub was formed solely for the purpose of engaging in the Transactions and activities incidental thereto and has not engaged, and prior to the Effective Time will not engage, in any business activities or conducted any operations other than as contemplated by this Agreement in connection with the Transactions and those incident to Merger Sub’s formation and capitalization. Either Parent or a wholly owned Subsidiary of Parent owns beneficially and of record all of the outstanding capital stock of

Merger Sub, free and clear of all Encumbrances and transfer restrictions, except for Encumbrances or transfer restrictions of general applicability as may be provided under the Securities Act or applicable securities laws.
3.3   Authority; Binding Nature of Agreement.   Parent and Merger Sub each have the corporate power and authority to execute and deliver and perform their respective obligations under this Agreement and to consummate the Transactions. The board of directors of each of Parent and Merger Sub have approved the execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation of the Transactions, including the Merger. This Agreement has been duly executed and delivered by Parent and Merger Sub, and assuming due authorization, execution and delivery by the Company, this Agreement constitutes the legal, valid and binding obligation of Parent and Merger Sub and is enforceable against Parent and Merger Sub in accordance with its terms, except as such enforcement may be subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights, and by general equitable principles.
3.4   Non-Contravention; Consents.
(a)   Assuming compliance with the applicable provisions of the DGCL, the HSR Act and any applicable filing, notification or approval in any foreign jurisdiction required by Antitrust Laws (if any), and the rules and regulations of the SEC and Nasdaq, the execution and delivery of this Agreement by Parent and Merger Sub, and the consummation of the Transactions, will not: (i) cause a violation of any of the provisions of the certificate of incorporation or bylaws (or other organizational documents) of Parent or Merger Sub; (ii) cause a violation by Parent or Merger Sub of any Legal Requirement or order applicable to Parent or Merger Sub, or to which Parent or Merger Sub are subject; or (iii) require any consent or notice under, conflict with, result in breach of, or constitute a default under (or an event that with notice or lapse of time or both would become a default), or give rise to any right of purchase, termination, amendment, cancellation, acceleration or other adverse change of any right or obligation or the loss of any benefit to which Parent or Merger Sub is entitled under any provision of any Contract, except in the case of clauses (ii) and (iii), as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
(b)   Except for the filing of the certificate of merger with the Secretary of State of the State of Delaware or as may be required by the Exchange Act, Takeover Laws, the DGCL, the HSR Act and any applicable filing, notification or approval in any foreign jurisdiction required by Antitrust Laws (if any) and the applicable rules and regulations of the SEC and any national securities exchange, neither Parent nor Merger Sub, nor any of Parent’s other Affiliates, is required to give notice to, make any filing with or obtain any Consent from any Governmental Body at any time prior to the Closing in connection with the execution and delivery of this Agreement by Parent or Merger Sub or, as provided by Section 8.10(b), Guarantor, or the consummation by Parent or Merger Sub of the Merger or the other Transactions, except those that the failure to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. No vote of Parent’s, Merger Sub’s or Guarantor’s stockholders is necessary to approve this Agreement or any of the Transactions (except as has been obtained prior to the execution and delivery of this Agreement).
3.5   Disclosure.   None of the information with respect to Parent or Merger Sub supplied or to be supplied by or on behalf of Parent or Merger Sub or any of their Subsidiaries, specifically for inclusion or incorporation by reference in the Merger Proxy Statement will, (a) at the time such document is filed with the SEC, (b) at any time such document is amended or supplemented or (c) at the time such document is first published, sent or given to the Company’s stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. For clarity, the representations and warranties in this Section 3.5 will not apply to statements or omissions included or incorporated by reference in the Merger Proxy Statement based upon information supplied by the Company to Parent or Merger Sub or any of their respective Representatives on behalf of the Company specifically for inclusion therein.
3.6   Absence of Litigation.   As of the date of this Agreement, there is no Legal Proceeding pending and served or, to the knowledge of Parent, pending and not served, against Parent or Merger Sub, except as would not, and would not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect. To the knowledge of Parent or Merger Sub, as of the date of this Agreement, neither Parent nor Merger Sub is subject to any continuing order of, consent decree, settlement agreement or similar written agreement with, or continuing investigation by, any Governmental Body, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Body, except as would not, and would not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect.
3.7   Funds.   Guarantor has, and as of the Effective Time will have, through cash, marketable investments and existing credit facilities (and will make available to Parent and Merger Sub in a timely manner) immediately available funds in cash in an amount sufficient to carry out all of Parent’s and Merger Sub’s obligations under this Agreement and to consummate the Transactions by payment in cash of the aggregate Merger Consideration payable following the Effective Time and the aggregate amounts payable to holders of Company Options, Company RSUs and Company PSUs following the Effective Time pursuant to Sections 1.8(a), 1.8(c) and 1.8(d).
3.8   Ownership of Shares.   Except as contemplated by this Agreement, neither Parent nor any of Parent’s Affiliates, directly or indirectly, owns, and at all times for the past three (3) years, neither Parent nor any of Parent’s Affiliates has owned, beneficially or otherwise, any Shares or any securities, Contracts or obligations convertible into or exercisable or exchangeable for Shares. Neither Parent nor any of Parent’s Affiliates is, nor for the past three (3) years has been, an “interested stockholder” of the Company under Section 203(c) of the DGCL.
3.9   Acknowledgement by Parent and Merger Sub.
(a)   Neither Parent nor Merger Sub is relying and neither Parent nor Merger Sub has relied on any representations or warranties whatsoever regarding the Transactions or the subject matter of this Agreement, express or implied, except for the representations and warranties of the Company set forth in Section 2, including the Company Disclosure Schedule. Such representations and warranties by the Company constitute the sole and exclusive representations and warranties of any of the Acquired Corporations in connection with the Transactions and each of Parent and Merger Sub understands, acknowledges and agrees that all other representations and warranties of any kind or nature whether express, implied or statutory are specifically disclaimed by the Acquired Corporations.
(b)   In connection with the due diligence investigation of the Acquired Corporations by Parent and Merger Sub and their respective Affiliates, stockholders or Representatives, Parent and Merger Sub and their respective Affiliates, stockholders and Representatives have received and may continue to receive after the date hereof from the Company, the other Acquired Corporations and their respective Affiliates and Representatives certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan information, regarding the Acquired Corporations and their respective businesses and operations. Parent and Merger Sub hereby acknowledge that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business plans, and agree that, except in the case of fraud, Parent and Merger Sub will have no claim against the Acquired Corporations, or any of their respective Affiliates, stockholders or Representatives, or any other Person with respect thereto unless any such information is expressly included in a representation or warranty contained in this Agreement. Accordingly, Parent and Merger Sub hereby acknowledge and agree that neither the Acquired Corporations nor any of their respective Affiliates, stockholders or Representatives, nor any other Person, has made or is making any express or implied representation or warranty with respect to such estimates, projections, forecasts, forward-looking statements or business plans unless any such information is expressly included in a representation or warranty contained in this Agreement.
3.10   Brokers and Other Advisors.   Except for Persons, if any, whose fees and expenses shall be paid by Parent or Merger Sub, no broker, finder, investment banker, financial advisor or other Person is entitled to any brokerage, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses in connection therewith, in connection with the Transactions based upon arrangements made by or on behalf of Parent, Merger Sub, or any of their respective Subsidiaries.

SECTION 4
CERTAIN COVENANTS OF THE COMPANY
4.1   Access and Investigation; Notice of Certain Events.
(a)   During the period from the execution and delivery of this Agreement until the earlier of the Effective Time and the valid termination of this Agreement pursuant to Section 7 (the “Pre-Closing Period”), upon reasonable advance notice to the Company, the Company shall, and shall cause the other Acquired Corporations and the respective Representatives of the Acquired Corporations to, provide Parent and Parent’s Representatives with reasonable access to the Acquired Corporations’ Representatives and to their properties and assets, and to all existing books, records, documents and information relating to the Acquired Corporations, and promptly provide Parent and Parent’s Representatives with all reasonably requested information regarding the business of the Acquired Corporations and such additional financial, operating and other data and information regarding the Acquired Corporations, as Parent may reasonably request, in each case for any reasonable business purpose related to the Transactions and the integration of the Acquired Corporations into the operations of Parent; provided, however, that any such access to the Acquired Corporations’ assets and personnel shall be conducted at Parent’s expense, at a reasonable time, and under the supervision of appropriate personnel of the Acquired Corporations and all such information shall be requested in such a manner as not to unreasonably interfere with the normal operation of the business of the Acquired Corporations. Nothing herein shall require any of the Acquired Corporations to disclose any information to Parent if such disclosure would, in the Company’s reasonable discretion (after consultation with outside counsel) and after notice to Parent (i) jeopardize any attorney-client or other legal privilege (so long as the Acquired Corporations have reasonably cooperated with Parent and used their reasonable best efforts to permit such inspection of or to disclose such information on a basis that does not waive such privilege with respect thereto), (ii) contravene any applicable Legal Requirement (so long as the Acquired Corporations have reasonably cooperated with Parent and used their reasonable best efforts to permit disclosure to the extent permitted by Legal Requirements, e.g., through the use of customary “clean room” arrangements pursuant to which certain Representatives of Parent could be provided access to such information) or (iii) contravene any Contract to which an Acquired Corporation is a party or by which an Acquired Corporation is bound as of the date of this Agreement (so long as the Acquired Corporations have reasonably cooperated with Parent and used their reasonable best efforts to permit disclosure on a basis that would not contravene such Contract). Notwithstanding the foregoing, nothing in this Section 4.1 shall require an Acquired Corporation to disclose any information to Parent or Parent’s Representatives to the extent such information relates to the applicable portions of the minutes of the meetings of the Board of Directors or any committee thereof (including any presentations or other materials prepared by or for the Board of Directors or such committee thereof) in which the Board of Directors or committee thereof discussed (x) the Transactions, or any similar transaction involving an Acquired Corporation, (y) any Acquisition Proposal or (z) a Company Adverse Change Recommendation; provided that upon Parent’s request in accordance with this Section 4.1, the Company shall disclose versions of such minutes, presentations or other materials to Parent and its Representatives in which such information is redacted. With respect to the information disclosed pursuant to this Section 4.1, Parent shall comply with, and shall instruct Parent’s Representatives to comply with, all of its obligations under the Confidential Disclosure Agreement dated May 22, 2022, between the Company and Guarantor (as amended, the “Confidentiality Agreement”).
(b)   Subject to applicable Legal Requirements, during the Pre-Closing Period, each of the Company and Parent shall promptly notify the other in writing of (i) any notice or other communication received by such Party from any Governmental Body in connection with this Agreement, the Merger or the other Transactions, or from any Person alleging that the consent of such Person is or may be required in connection with the Merger or the other Transactions; or (ii) any Legal Proceeding commenced or, to such Party’s knowledge, threatened in writing, against the other Party or any of its Subsidiaries or otherwise relating to, involving or affecting such Party or any of its Subsidiaries, in each case in connection with, arising from or otherwise relating to the Merger or any other Transaction. In furtherance of the foregoing, during the Pre-Closing Period, the Company shall promptly furnish Parent a copy of each report, schedule and other document filed or submitted by it pursuant to the requirements of federal or state securities Legal Requirements and a copy of any communication received by the Company from the SEC concerning compliance with securities laws with respect to matters unrelated to the Transactions.
(c)   No investigation conducted or notice given pursuant to this Section 4.1 shall affect or be deemed to qualify, modify or limit, or cure the breach of, any representation or warranty made by the Company in this Agreement.
4.2   Operation of the Acquired Corporations’ Business.   During the Pre-Closing Period, except (x) as expressly required under this Agreement or as required by applicable Legal Requirements, (y) with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), or (z) as set forth in Section 4.2 of the Company Disclosure Schedule:
(a)   the Company shall, and shall cause each other Acquired Corporation to, use commercially reasonable efforts to (i) conduct its business in the ordinary course consistent with past practice in all material respects, (ii) preserve intact its material assets (including technology), properties, Contracts, licenses and business organization, (iii) keep available the services of its present executive officers and key employees and (iv) maintain satisfactory business relationships with licensors, licensees, suppliers, lessors, Governmental Bodies and others having material business dealings with the Acquired Corporations; and
(b)   the Acquired Corporations shall not:
(i)   (A) establish a record date for, declare, set aside or pay any dividend or make any other distribution in respect of any shares of its capital stock (including the Shares) or enter into any Contract with respect to the voting of its securities, or (B) repurchase, redeem or otherwise reacquire any of the Shares, or any rights, warrants or options to acquire any of the Shares, other than: (1) repurchases of Shares outstanding as of the date hereof pursuant to the Company’s right (under written commitments in effect as of the date hereof that have been made available to Parent) to purchase Shares held by a Company Associate only upon termination of such Person’s employment or engagement by the Company; (2) repurchases or forfeitures of Company Options, Company RSUs or Company PSUs (or, in each case, Shares issued upon the exercise thereof) outstanding on the date hereof (in cancellation thereof) pursuant to the terms of any such Company Option, Company RSU or Company PSU (as in effect as of the date hereof) between the Company and a Company Associate or member of the Board of Directors upon termination of such Person’s employment or engagement by the Company; (3) in connection with withholding to satisfy the exercise price and/or Tax obligations with respect to Company Options, Company RSUs or Company PSUs pursuant to the terms thereof (as in effect as of the date hereof) or (4) between the Company and a wholly owned Acquired Corporation or between wholly owned Acquired Corporations;
(ii)   split, combine, subdivide or reclassify any Shares or other equity interests;
(iii)   sell, issue, grant, deliver, pledge, transfer, encumber, dispose of, or otherwise divest or authorize the sale, issuance, grant, delivery, pledge, transfer, encumbrance disposal or divestiture of (A) any capital stock, equity interest or other security, (B) any option, call option, warrant, restricted securities or other right to acquire any capital stock, equity interest or other security, or (C) any instrument convertible into or exchangeable for any capital stock, equity interest or other security (except (x) that the Company may issue Shares as required to be issued upon the exercise or vesting (as the case may be) of Company Options, Company RSUs or Company PSUs outstanding as of the date of this Agreement pursuant to the terms thereof (as in effect as of the date hereof), or, subject to the Company’s compliance with Section 5.4, issuable to participants in the Company ESPP in accordance with the terms thereof (as in effect on the date hereof), or (y) with respect to pledges or encumbrances (or authorizations with respect any of the foregoing) constituting (1) Permitted Encumbrances under clause (f) of the definition thereof that are in existence as of the date of this Agreement or (2) Encumbrances created or incurred in connection with any Indebtedness permitted to be established or incurred under Section 4.2(b)(ix));

(iv)   except as set forth in Section 1.8, as required under any Employee Plan as in effect on the date of this Agreement made available to Parent, or as set forth in Section 4.2(b)(iv) of the Company Disclosure Schedule, (A) establish, adopt, enter into, terminate or amend any Employee Plan (or any plan, program, arrangement or agreement that would be an Employee Plan if it were in existence on the date hereof), (B) amend or waive any of their rights under, or accelerate the payment or vesting under, any provision of any of the Employee Plans (or any plan, program, arrangement or agreement that would be an Employee Plan if it were in existence on the date hereof), including any Company Options, Company RSUs or Company PSUs; (C) grant, provide, promise, amend or increase for any employee or director any compensation, bonuses, severance, retention or other payments or benefits; (D) hire or retain any person for employment or to be a consultant with an Acquired Corporation at the level of officer or above, other than hiring an employee (x) to fill a position of an officer that becomes vacant after the date of this Agreement, and (y) with cash compensation and benefits (other than benefits upon severance or a change in control) consistent with past practice; or (E) forgive any loans or other amounts payable to the Company or any of its Subsidiaries by any director, officer, employee or individual consultant of the Company or any of its Subsidiaries;
(v)   amend or permit the adoption of any amendment to its certificate of incorporation or bylaws or other charter or organizational documents;
(vi)   form any Subsidiary, acquire (including by merger, consolidation, acquisition of stock or assets or otherwise), in one transaction or any series of related transactions, directly or indirectly, any equity interest in, or material assets, businesses (or any division thereof) of, any other Entity or enter into any joint venture, partnership or similar arrangement;
(vii)   make, commit to make, or authorize any capital expenditure (other than in accordance with the capital expenditure budget set forth on Section 4.2(b)(vii) of the Company Disclosure Schedule);
(viii)   acquire, lease, sublease, license, sublicense, pledge, encumber, sell or otherwise dispose of, divest or spin-off, abandon, surrender, cancel, waive, relinquish, covenant not to assert, or permit to lapse or expire (other than any Patent expiring at the end of its statutory term and not capable of being extended or abandonment of any application for registration of any Intellectual Property Right that is not material to the businesses of the Acquired Corporations in the ordinary course of business consistent with past practice), transfer, assign or subject to any Encumbrance (other than Permitted Encumbrances) any material right or other material asset or property or Governmental Authorizations, except, in each case (A) pursuant to any Contracts in effect as of the date of this Agreement which have been made available to Parent, (B) for entering into clinical trial agreements solely with respect to Clinical Trials that are ongoing as of the date of this Agreement (and have been made available to Parent), (C) for entering into material transfer agreements (MTAs) in the ordinary course of business consistent with past practice, (D) sale of inventory in the ordinary course of business, (E) purchases of raw materials and other supplies in the ordinary course of business, and in any event in amounts not exceeding $1,000,000 individually, (F) pursuant to dispositions of obsolete, surplus or worn out assets that are no longer useful in the conduct of the business of the Acquired Corporations, (G) capital expenditures permitted by clause (vii) of this Section 4.2(b), (H) transactions between the Company and another Acquired Corporation or between Acquired Corporations or (I) with respect to pledges (x) constituting Permitted Encumbrances under clause (f) of the definition thereof or (y) constituting Encumbrances created or incurred in connection with any Indebtedness permitted to be established or incurred under Section 4.2(b)(ix);
(ix)   lend money or make capital contributions or advances to or make investments in, any Person, or incur, assume, guarantee, endorse or otherwise become responsible for (or amend or modify the terms of) any Indebtedness for borrowed money (except for (A) advances to directors, employees and consultants for travel and other business related expenses in the ordinary course of business consistent with past practice and in compliance with the Company’s policies related thereto, (B) advances of expenses as required under the Company’s certificate of incorporation or bylaws or any indemnification agreement with the Company’s directors or officers made available to Parent and (C) surety bonds or letters of credit entered into for the benefit of Governmental Bodies in connection with the anticipated licensure or distribution of any Product Candidate) other than between or among the Company and the other Acquired Corporations;
(x)   except in the ordinary course of business consistent with past practice or as otherwise permitted by this Section 4.2(b), (A) enter into any Contract which would have been a Material Contract set forth in Sections 2.9(a)(i), 2.9(a)(iii), 2.9(a)(iv), 2.9(a)(v), 2.9(a)(vi), 2.9(a)(viii), 2.9(a)(ix), 2.9(a)(xi) or 2.9(a)(xiv) if such Contract was in effect as of the execution and delivery of this Agreement, or (B) amend, modify, restate or supplement in any material respect, or waive, assign or release any material rights or claims under, or voluntarily terminate, any Material Contract set forth in Sections 2.9(a)(i), 2.9(a)(iii), 2.9(a)(iv), 2.9(a)(v), 2.9(a)(vi), 2.9(a)(viii), 2.9(a)(ix), 2.9(a)(xi) or 2.9(a)(xiv) (or any Contract that would have been a Material Contract set forth in Sections 2.9(a)(i), 2.9(a)(iii), 2.9(a)(iv), 2.9(a)(v), 2.9(a)(vi), 2.9(a)(viii), 2.9(a)(ix), 2.9(a)(xi) or 2.9(a)(xiv) if such Contract was in effect as of the execution and delivery of this Agreement);
(xi)   (A) enter into any Contract which would have been a Material Contract under any subsection of Section 2.9(a) other than the subsections referred to in Section 4.2(b)(x), if such Contract was in effect as of the execution and delivery of this Agreement, or (B) amend, modify, restate or supplement in any material respect, or waive, assign or release any material rights or claims under, or voluntarily terminate, any Material Contract set forth in any subsection of Section 2.9(a) other than the subsections referred to in Section 4.2(b)(x) (or any Contract that would have been a Material Contract under any subsection of Section 2.9(a) other than the subsections referred to in Section 4.2(b)(x), if such Contract was in effect as of the execution and delivery of this Agreement);
(xii)   enter into any agreement, arrangement or commitment that purports to bind or restrict Guarantor or any of its Affiliates, other than, following the Effective Time, the Surviving Corporation and its Subsidiaries;
(xiii)   (A) make any change to any accounting method or accounting period used for Tax purposes; (B) make, rescind or change any material Tax election; (C) file an amended income or other material amended Tax Return; (D) enter into a closing agreement with any Governmental Body regarding any material Tax liability or assessment; (E) settle, compromise or consent to any material Tax claim or assessment or surrender a right to a material Tax refund; (F) waive or extend the statute of limitations with respect to any income or other material Tax or income or other material Tax Return, other than automatic waivers or automatic extensions obtained in the ordinary course of business consistent with past practice; (G) request any private letter, technical advice or similar Tax ruling from any Governmental Body with respect to Taxes; or (H) enter into any Tax allocation, indemnity or sharing agreement (other than any such agreements entered into in the ordinary course of business consistent with past practice and not relating primarily to Taxes);
(xiv)   settle, release, waive or compromise any Legal Proceeding or other claim (or threatened Legal Proceeding or other claim) against any Acquired Corporation, other than any settlement, release, waiver or compromise that (A) results solely in monetary obligations involving only the payment of monies by the Acquired Corporations of not more than $250,000 in the aggregate (excluding monetary obligations that are funded by an indemnity obligation to, or an insurance policy of, any Acquired Corporations), (B) does not involve the admission of wrongdoing by, does not impose any material restrictions or changes on the business or operations of, and does not involve any injunctive or equitable or other nonmonetary relief (other than immaterial and non-monetary relief incidental thereto) against, any Acquired Corporation, (C) does not provide for the grant to any third party of a license, cross license or other grant of rights to any material Intellectual Property Rights, and (D) provides for a complete release of the claims in dispute giving rise to such settlement, release, waiver or compromise; provided that the settlement, release, waiver or compromise of any Legal Proceeding or claim brought by the stockholders of the Company against the Company and/or its directors relating to the Transactions or a breach of this Agreement or any other agreements contemplated hereby shall be subject to Section 1.7 or Section 5.6, as applicable;

(xv)   commence any material Legal Proceeding against any third Person;
(xvi)   fail to preserve and maintain any material Company IP (other than any Patent expiring at the end of its statutory term and not capable of being extended or abandonment of any application for registration of any Intellectual Property Right that is not material to the businesses of the Acquired Corporations in the ordinary course of business consistent with past practice), or disclose to any third Person (other than pursuant to written confidentiality agreements in the ordinary course of business consistent with past practice), or otherwise fail to use commercially reasonable efforts to preserve and maintain the confidentiality of any material Trade Secrets;
(xvii)   terminate any Clinical Trials in respect of any Product Candidate that are ongoing as of the execution and delivery of this Agreement, other than pursuant to the terms thereof, or commence (alone or with any third party) any new Clinical Trial in respect of any Product Candidate;
(xviii)   (A) create, implement, operate, participate in, or offer any patient assistance or patient support program that offers, provides or intends to provide free drug product (including any Product Candidate) or any cost-sharing assistance, such as co-pay coupons or co-pay cards in relation to a drug product, to any patient, including any federal healthcare program beneficiaries (each, a “Patient Assistance Program”); or (B) offer, make or provide any grants, charitable contributions, donations, sponsorships or similar support (whether in cash or in kind) that relates to or otherwise supports any third-party Patient Assistance Program (including any co-pay assistance foundation);
(xix)   fail to maintain in full force and effect the existing insurance policies of the Acquired Corporations or to renew or replace such insurance policies with comparable insurance policies;
(xx)   enter into, adopt or amend any collective bargaining agreement or other agreement with any labor organization or works council (except to the extent required by applicable Legal Requirements);
(xxi)   adopt or implement any stockholder rights plan or similar arrangement;
(xxii)   adopt a plan or agreement of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of any of the Acquired Corporations; or
(xxiii)   authorize any of, or agree or commit to take, any of the actions described in the foregoing clauses (i) through (xxii) of this Section 4.2(b).
Notwithstanding the foregoing, nothing contained herein shall give to Parent or Merger Sub, directly or indirectly, rights to control or direct the operations of the Acquired Corporations prior to the Effective Time. Prior to the Effective Time, each of Parent and the Company shall exercise, consistent with the terms and conditions hereof, complete control and supervision of its and its, if applicable, Subsidiaries’ respective operations.
4.3   No Solicitation.
(a)   For the purposes of this Agreement, “Acceptable Confidentiality Agreement” means any customary confidentiality agreement that (i) contains provisions that are not less favorable to the Company than those contained in the Confidentiality Agreement and (ii) does not prohibit any Acquired Corporation from providing any information to Parent in accordance with this Section 4.3 or otherwise prohibit the Acquired Corporations from complying with the provisions of this Section 4.3.
(b)   Except as expressly permitted by this Section 4.3, during the Pre-Closing Period the Acquired Corporations shall not, and shall direct and use their reasonable best efforts to cause their Representatives not to, directly or indirectly (i) continue any solicitation, knowing encouragement, discussions or negotiations with any Persons that may be ongoing with respect to an Acquisition Proposal; (ii) (A) solicit, initiate or knowingly facilitate or encourage (including by way of furnishing non-public information) any inquiries regarding, or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, (B) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other Person any information in connection with, or for the purpose of soliciting or knowingly encouraging or facilitating, an Acquisition Proposal or any proposal or offer that could reasonably be expected to lead to an Acquisition Proposal, or (C) adopt, approve, endorse, recommend, declare advisable, or enter into any letter of intent, memorandum of understanding, agreement in principle, term sheet, or similar agreement whether binding or nonbinding, or any Contract, in each case, with respect to, or that could reasonably be expected to lead to, an Acquisition Proposal or that would reasonably be expected to cause the Company to abandon, terminate, delay or fail to consummate, or that would otherwise materially impede, interfere with or be inconsistent with the consummation of, the Transactions (other than an Acceptable Confidentiality Agreement); (iii) waive or release any Person from, forebear in the enforcement of, or amend any standstill agreement or any standstill provisions of any other Contract, or take any action to exempt any Person (other than Parent, Merger Sub or their Affiliates) from the restrictions on “business combinations” or any similar provision contained in applicable Takeover Laws or the organizational and other governing documents of an Acquired Corporation, unless in the case of this clause (iii), the Board of Directors determines in good faith, after consultation with the Company’s outside legal counsel, that the failure to do so would be inconsistent with the fiduciary duties of the Board of Directors to the Company’s stockholders under applicable Legal Requirements and notifies Parent of any such waiver, release, forbearance or amendment; or (iv) resolve or publicly propose to take any of the actions set forth in the foregoing clauses (i) through (iii) of this Section 4.3(b). As promptly as reasonably practicable (and in any event within 24 hours) following the execution and delivery of this Agreement, the Company shall terminate access to any data room or similar facility established by the Company in connection with a potential Acquisition Proposal (including the process that culminated in the execution and delivery of this Agreement), and request (unless such a request was previously made by an Acquired Corporation before the execution and delivery of this Agreement) the prompt return or destruction of all non-public information previously furnished to any Person (other than Guarantor, Parent, Merger Sub and their respective Representatives) that has since October 1, 2019 made or indicated an intention to make an Acquisition Proposal or executed a confidentiality agreement in connection with its consideration of an Acquisition Proposal. The Company shall be fully responsible for any action taken by its or the other Acquired Corporations’ Representatives that, had such action been taken by the Company, would constitute a breach of this Section 4.3 and any such action taken by any Representative of an Acquired Corporation shall constitute a breach of this Section 4.3 by the Company.
(c)   Notwithstanding anything in this Agreement to the contrary, if at any time after the execution and delivery of this Agreement and prior to the receipt of the Company Stockholder Approval (the “Cut-off Time”) any Acquired Corporation receives a bona fide written Acquisition Proposal from any Person or group of Persons, which Acquisition Proposal was made or renewed after the execution and delivery of this Agreement and did not arise out of or result from a material breach of this Section 4.3 or Section 5.1, and the Board of Directors determines in good faith, after consultation with the Company’s financial advisors and outside legal counsel, that (i) such Acquisition Proposal constitutes or would reasonably be expected to lead to a Superior Offer and (ii) the failure to take such action described in clauses (x) or (y) of this Section 4.3(c) would be inconsistent with the fiduciary duties of the Board of Directors to the Company’s stockholders under applicable Legal Requirements, then the Company and its Representatives may until the Cut-off Time, (x) furnish, pursuant to an Acceptable Confidentiality Agreement, information (including non-public information) with respect to the Acquired Corporations to the Person or group of Persons who has made such Acquisition Proposal and the Representatives of such Person or group of Persons; provided that the Company shall substantially concurrently provide to Parent any information concerning the Acquired Corporations that is provided to any Person to the extent access to such information is not then available to Parent and its Representatives, and (y) engage in or otherwise participate in discussions or negotiations with the Person or group of Persons making such Acquisition Proposal and the Representatives of such Person or group of Persons. If the Board of Directors makes any determination described in the foregoing clauses (i) or (ii) of this Section 4.3(c) or initially takes any action set forth in the foregoing clauses (x) or (y) of this Section 4.3(c), the Company shall notify Parent within 24 hours thereof.
(d)   During the Pre-Closing Period, the Company shall (i) promptly (and in any event within 24 hours after receipt thereof by an Acquired Corporation) notify Parent if any request, inquiry,

proposal or offer with respect to, or that could reasonably be expected to lead to, an Acquisition Proposal is received by any Acquired Corporation or any Representative thereof and provide to Parent (w) copies of any written request, inquiry, proposal, offer or other materials, including proposed agreements (including any proposed term sheet, letter of intent, acquisition agreement, financing commitments, or similar agreements with respect thereto) received in connection therewith, (x) a summary of any material unwritten terms and conditions thereof, (y) a summary of the nature of any information requested, and (z) the name(s) of the Person or group of Persons making such request, inquiry, proposal or offer, (ii) keep Parent reasonably informed of any material developments, discussions or negotiations regarding any such request, inquiry, proposal or offer (including by furnishing copies of any further requests, inquires or proposals, or amendments thereto) on a prompt basis (and in any event within 24 hours of such material development, discussion or negotiation), and (iii) upon the request of Parent, reasonably inform Parent of the status of such Acquisition Proposal.
(e)   Nothing in this Section 4.3 or elsewhere in this Agreement shall prohibit the Company from (i) taking and disclosing to the stockholders of the Company a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act, including any “stop, look and listen” communication pursuant to Rule 14d-9(f) promulgated under the Exchange Act, or (ii) making any disclosure to the stockholders of the Company that the Board of Directors determines, after consultation with its outside counsel, is required by applicable Legal Requirements; provided, however, that nothing in this Section 4.3(e) shall permit the Board of Directors to make a Company Adverse Change Recommendation and, unless the Board of Directors has made a Company Adverse Change Recommendation in accordance with the provisions of Section 5.1(b) that remains in effect and has not been withdrawn, such disclosure shall state that the Company Board Recommendation continues to be in effect.
4.4   Preparation of Proxy Statement; Stockholder Meeting.
(a)   As promptly as reasonably practicable (and in any event within fifteen (15) business days) after the date of this Agreement, the Company shall prepare and file with the SEC a proxy statement in preliminary form related to the Company Stockholder Meeting (together with any amendments thereof or supplements thereto, the “Merger Proxy Statement”). The Company shall give Parent and its Representatives a reasonable opportunity to review and comment on the initial preliminary Merger Proxy Statement and all subsequent forms or versions of or amendments or supplements to the Merger Proxy Statement prior to the filing thereof with the SEC or dissemination to the holders of Shares and the Company shall give reasonable and good faith consideration to any timely comments thereon made by Parent or its Representatives. Parent and Merger Sub shall promptly supply to the Company in writing, for inclusion in the Merger Proxy Statement, all information concerning Guarantor, Parent and Merger Sub and their controlled Affiliates required under applicable Legal Requirements to be included in the Merger Proxy Statement as is reasonably requested by the Company. Parent, Merger Sub and the Company shall cooperate in good faith to determine the information regarding each of them that is necessary to include in the Merger Proxy Statement in order to satisfy applicable Legal Requirements. The Company covenants and agrees that the Merger Proxy Statement (i) at the time the Merger Proxy Statement (including the preliminary Merger Proxy Statement and all subsequent forms or versions of or amendments or supplements to the Merger Proxy Statement) is filed with the SEC, (ii) at the time the Merger Proxy Statement is first published, sent or disseminated to the holders of Shares, and (iii) at the time of the Company Stockholder Meeting, will (A) comply in all material respects with the Exchange Act and other applicable Legal Requirements and (B) not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no covenant is made by the Company with respect to information supplied by or on behalf of Guarantor, Parent or Merger Sub for inclusion or incorporation by reference in the Merger Proxy Statement. Each of Parent, Merger Sub and the Company agrees to respond promptly to any comments of the SEC or its staff and to promptly correct any information provided by it for use in the Merger Proxy Statement if and to the extent that such information shall have become false or misleading in any material respect, and the Company further agrees to take all steps necessary to cause the Merger Proxy Statement as so corrected to be promptly filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable Legal Requirements. The Company shall (x) promptly notify Parent of the receipt of, and promptly provide Parent copies of, all comments (including oral comments) from, and all correspondence with, the SEC or its staff with respect to the Merger Proxy Statement and shall promptly notify Parent of any request by the SEC or its staff for any amendment or supplement thereto or for additional information, (y) provide Parent and its counsel with a reasonable opportunity to review and comment on any proposed correspondence between the Company or any of its Representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Merger Proxy Statement and shall give reasonable and good faith consideration to any timely comments thereon made by Parent or its Representatives and (z) promptly provide Parent with final copies of any correspondence sent by the Company or any of its Representatives to the SEC or its staff with respect to the Merger Proxy Statement, and of any amendments or supplements to the Merger Proxy Statement. The Merger Proxy Statement shall include the Company Board Recommendation, unless the Board of Directors has made a Company Adverse Change Recommendation in compliance with Section 5.1. The Merger Proxy Statement shall include (i) the fairness opinion of the Company’s financial advisors referenced in Section 2.24, (ii) the notice of the Company Stockholder Meeting and (iii) the notice and other information required by Section 262(d) of the DGCL.
(b)   The Company shall establish a record date for, duly call, convene and hold a meeting of its stockholders for the purpose of voting upon the adoption of this Agreement (together with any adjournments or postponements thereof, the “Company Stockholder Meeting”) as reasonably promptly as practicable after the SEC Clearance Date (and shall initially schedule the Company Stockholder Meeting to be held within twenty-five (25) business days from the date of the mailing of the Merger Proxy Statement, or if the Company’s nationally recognized proxy solicitor advises the Company that twenty-five (25) business days from the date of the mailing of the Merger Proxy Statement is insufficient time to obtain the Company Stockholder Approval, such later date to which Parent consents in writing (such consent not to be unreasonably withheld, conditioned or delayed)), and any adjournments or postponements of such meeting shall require the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed) other than to the extent necessary to allow reasonable additional time for the filing and/or mailing, and review by the Company’s stockholders prior to the date of the Company Stockholder Meeting, of any supplemental or amended disclosure that the Board of Directors determines in good faith (after consultation with outside legal counsel) is required by applicable Legal Requirements or the rules and regulations of Nasdaq. Notwithstanding the foregoing, the Company may, and Parent may require the Company to, adjourn or postpone the Company Stockholder Meeting two (2) times (for a period of not more than ten (10) business days each but not past three (3) business days prior to the End Date), unless prior to such adjournment or postponement, the Company shall have received an aggregate number of proxies voting for the adoption of this Agreement, which have not been withdrawn, such that the condition in Section 6.1(a) would be satisfied at such meeting if it were to be held without such postponement or adjournment. In connection with the foregoing, the Company shall (i) file the definitive Merger Proxy Statement with the SEC and cause the definitive Merger Proxy Statement to be mailed to the Company’s stockholders as of the record date established for the Company Stockholder Meeting as reasonably promptly as practicable (and in any event within four (4) business days) after the date on which the SEC confirms that it has no further comments on the Merger Proxy Statement (the “SEC Clearance Date”); provided, that if the SEC has failed to affirmatively notify the Company within ten (10) days after the initial filing of the Merger Proxy Statement with the SEC that it will or will not be reviewing the Merger Proxy Statement, then such date shall be the “SEC Clearance Date”. Once the Company has established a record date for the Company Stockholder Meeting, the Company shall not change such record date or establish a different record date for the Company Stockholder Meeting without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), unless required to do so by applicable Legal Requirements. Unless the Board of Directors shall have made a Company Adverse Change Recommendation in compliance with Section 5.1, the Company shall use reasonable best efforts to obtain the Company Stockholder Approval, including to solicit proxies in favor of the adoption of this Agreement. Unless this Agreement is validly terminated in accordance with Section 7.1, the Company shall submit this Agreement to its stockholders at the Company Stockholder Meeting even if the Board of Directors shall have made a Company Adverse Change Recommendation or proposed or announced any intention to do so. The Company shall, upon the reasonable request of Parent, advise Parent at least on a daily basis on each of the last seven (7) business days prior to the date of the Company Stockholder Meeting as to the aggregate tally of proxies received by the Company with respect to the Company Stockholder Approval. Without the prior written consent of Parent, the adoption of this Agreement and a nonbinding advisory vote on compensation matters shall be the only matters (other than related procedural matters) that the Company shall propose to be acted on by the stockholders of the Company at the Company Stockholder Meeting.
SECTION 5
ADDITIONAL COVENANTS OF THE PARTIES
5.1   Company Board Recommendation.
(a)   During the Pre-Closing Period, subject to the Board of Directors making a Company Adverse Change Recommendation in accordance with the provisions of Section 5.1(b), neither the Board of Directors nor any committee thereof shall (i) (A) withdraw (or modify or qualify in a manner adverse to Parent or Merger Sub), or publicly propose to withdraw (or modify or qualify in a manner adverse to Parent or Merger Sub), the Company Board Recommendation, or (B) approve, recommend or declare advisable, or publicly propose to approve, recommend or declare advisable, any Acquisition Proposal (any action described in the foregoing clauses (i)(A) and (B) of this Section 5.1(a) being referred to as a “Company Adverse Change Recommendation”) or (ii) adopt, approve, recommend or declare advisable, or propose to adopt, approve, recommend or declare advisable, or allow the Company to execute or enter into any Contract with respect to any Acquisition Proposal, or Contract that would require, or would reasonably be expected to cause, the Company to abandon, terminate, delay or fail to consummate, or that would otherwise materially impede, interfere with or be inconsistent with, the Transactions (other than an Acceptable Confidentiality Agreement).
(b)   Notwithstanding anything to the contrary contained in this Agreement, at any time prior to the Cut-off Time:
(i)   if, after the execution and delivery of this Agreement, any Acquired Corporation receives a bona fide written Acquisition Proposal that did not arise out of or result from a material breach of Section 4.3 or Section 5.1(a) from any Person, and such Acquisition Proposal has not been withdrawn, and after consultation with the Company’s financial advisors and outside legal counsel, the Board of Directors shall have determined, in good faith, that such Acquisition Proposal is a Superior Offer, (x) the Board of Directors may make a Company Adverse Change Recommendation, or (y) the Company may terminate this Agreement pursuant to Section 7.1(e) to enter into a Specified Agreement with respect to such Superior Offer, but in each case under (x) or (y), only if: (A) the Board of Directors determines in good faith, after consultation with the Company’s financial advisors and outside legal counsel, that the failure to do so would be inconsistent with the fiduciary duties of the Board of Directors to the Company’s stockholders under applicable Legal Requirements; (B) the Company has given Parent prior written notice of its intention to consider making a Company Adverse Change Recommendation or terminating this Agreement pursuant to Section 7.1(e) (a “Determination Notice”) (which notice shall not constitute a Company Adverse Change Recommendation or termination), and, if desired by Parent, during the Negotiation Period, the Company has negotiated in good faith with respect to any revisions to the terms of this Agreement or another proposal, to the extent proposed by Parent, so that such Acquisition Proposal would cease to constitute a Superior Offer; and (C)(1) the Company has, prior to the commencement of the Negotiation Period, provided to Parent information required to have been provided pursuant to Section 4.3(c) and Section 4.3(d), (2) the Company has given Parent the full Negotiation Period to propose revisions to the terms of this Agreement or make another proposal so that such Acquisition Proposal would cease to constitute a Superior Offer, and (3) after giving effect to the proposals made by Parent during the Negotiation Period, if any, after consultation with the Company’s financial advisors and outside legal counsel, the Board of Directors has determined, in good faith, that such Acquisition Proposal continues to be a Superior Offer and that the failure to make the Company Adverse Change Recommendation or terminate this Agreement pursuant to Section 7.1(e) would be inconsistent with the fiduciary duties of the Board of Directors to the Company’s stockholders under applicable Legal Requirements.

Issuance of any “stop, look and listen” communication by or on behalf of the Company pursuant to Rule 14d-9(f) promulgated under the Exchange Act shall not be considered a Company Adverse Change Recommendation and shall not require the giving of a Determination Notice or compliance with the procedures set forth in this Section 5.1. The provisions of this Section 5.1(b)(i) shall also apply to any material amendment (which shall be deemed to include any change to the financial terms thereof) to any Acquisition Proposal and shall require a new Determination Notice; and
(ii)   other than in connection with an Acquisition Proposal, the Board of Directors may make a Company Adverse Change Recommendation in response to an Intervening Event, but only if: (A) the Board of Directors determines in good faith, after consultation with the Company’s outside legal counsel, that the failure to do so would be inconsistent with the fiduciary duties of the Board of Directors to the Company’s stockholders under applicable Legal Requirements; (B) the Company has given Parent a Determination Notice describing in reasonable detail the facts and circumstances resulting in such Intervening Event and that render a Company Adverse Change Recommendation necessary and, if desired by Parent, during the Negotiation Period, the Company has negotiated in good faith with respect to any revisions to the terms of this Agreement or another proposal, to the extent proposed by Parent, so that a Company Adverse Change Recommendation in response to such Intervening Event would no longer be necessary; and (C)(1) the Company has given Parent the full Negotiation Period to propose revisions to the terms of this Agreement or make another proposal so that a Company Adverse Change Recommendation would no longer be necessary, and (2) after giving effect to the proposals made by Parent during the Negotiation Period, if any, after consultation with the Company’s outside legal counsel, the Board of Directors has determined, in good faith, that the failure to make the Company Adverse Change Recommendation would be inconsistent with the fiduciary duties of the Board of Directors to the Company’s stockholders under applicable Legal Requirements.
5.2   Filings, Consents and Approvals.
(a)   Subject to the terms and conditions of this Agreement, the Parties agree to use (and shall cause their respective Affiliates to use) their reasonable best efforts to take promptly any and all steps necessary to avoid or eliminate each and every impediment under Antitrust Laws that may be asserted by any Governmental Body so as to enable the Closing to occur as promptly as practicable, but in no case later than the End Date, including providing as promptly as reasonably practicable all information required by any Governmental Body pursuant to its evaluation of the Transactions under the HSR Act or other applicable Antitrust Laws. Subject to the terms of this Section 5.2, the Parties shall (and shall cause their respective Affiliates to) use their reasonable best efforts to obtain from any Governmental Body all consents, approvals, authorizations or orders required to be obtained under Antitrust Laws or to avoid the entry or enactment of any order, directive, judgment, decree or ruling relating to any Antitrust Law that would delay, restrain, prevent, enjoin or otherwise prohibit consummation of the Transactions. Notwithstanding the foregoing and any other provision of this Agreement to the contrary, in no event shall Parent, Merger Sub or any of their Affiliates (including Guarantor) be required to propose, negotiate, undertake, commit to or consent to any divestiture, sale, disposition, licensing, hold separate order or other structural or conduct relief, or other operational undertakings, in order to obtain clearance from any Governmental Body under Antitrust Laws. Nothing in this Section 5.2 shall require Parent, Merger Sub or the Company to take or agree to take any action unless the effectiveness of such action is conditioned upon Closing, and the Company shall not take or propose to undertake any divestiture, sale, disposition, hold separate order or other structural or conduct relief, or other operational undertaking without Parent’s prior consent (which may be given or withheld in Parent’s sole discretion). Notwithstanding the foregoing and any other provision of this Agreement to the contrary, if any Legal Proceeding under Antitrust Laws, whether judicial or administrative, is instituted by a Governmental Body challenging or seeking to restrain or prohibit the consummation of the Transactions, Parent and the Company shall (and shall cause their respective Affiliates to) contest and defend such Legal Proceeding through litigation on the merits in order to seek to avoid entry of, or to have vacated or terminated, any temporary restraining order, preliminary or permanent injunction or other order preventing or prohibiting the consummation of the Transactions prior to the End Date; provided, that in no event shall any Party be required to waive any right or condition set forth in this Agreement.

(b)   Subject to the terms and conditions of this Agreement, (i) each of the Parties shall (and shall cause their respective Affiliates, if applicable, to) promptly, but in no event later than fifteen (15) business days after the date hereof, make an appropriate filing of all notification and report forms as required by the HSR Act with respect to the Transactions, (ii) if Parent reasonably determines that a filing or notification is required to be made with, or any consent, approval, permit or authorization is required to be obtained from, a Specified Antitrust Authority pursuant to prong (ii) of the definition thereof under Antitrust Laws in connection with the Transactions under the circumstances set forth in Section 5.2(c) of the Company Disclosure Schedule, then Parent may make such filing or notification and seek such consent, approval, permit or authorization, and Parent and the Company shall, and shall cause their respective Affiliates to, cooperate with each other in connection therewith, and (iii) the Parties shall (and shall cause their respective Affiliates, if applicable, to) cooperate with each other in promptly determining (such determination to be evidenced by mutual written consent of the Parties, which consent shall not be unreasonably withheld, conditioned or delayed) whether any other filings or notifications are required to be made with, or any other consents, approvals, permits or authorizations are required to be obtained from, any other Governmental Bodies (including any Specified Antitrust Authorities pursuant to prong (iii) of the definition thereof) under Antitrust Laws in connection with the Transactions, and if so, to promptly prepare and make any such filings or notifications and to seek any such other consents, approvals, permits or authorizations (the foregoing clauses (i) through (iii) collectively, “Regulatory Filings”).
(c)   For purposes of this Agreement, “Specified Antitrust Authority” shall mean (i) any U.S. federal or state Governmental Body, (ii) any non-U.S. or supranational Governmental Body listed on Section 5.2(c) of the Company Disclosure Schedule to the extent such Governmental Body’s waiting period, clearance, consent or approval is required under Antitrust Laws in connection with the Transactions and (iii) any other Governmental Body in respect of which a Regulatory Filing is made pursuant to Section 5.2(b)(iii).
(d)   Without limiting the generality of anything contained in this Section 5.2, during the Pre-Closing Period, each Party shall give the other Parties prompt notice of (i) the making or commencement of any request, inquiry, investigation, action or Legal Proceeding brought or threatened in writing to be brought by a Governmental Body or brought or threatened in writing to be brought by a third party before any Governmental Body, in each case, with respect to the Transactions (other than any request, inquiry, investigation, action or Legal Proceeding brought or threatened in writing to be brought by the stockholders of the Company against the Company and/or its directors relating to the Transactions or a breach of this Agreement or any other agreements contemplated hereby, which are addressed in Sections 1.7 or 5.6 as applicable), and (ii) its receipt of any notice or other communication from any third party alleging that the consent of a third party is or may be required in connection with the Transactions (the foregoing clauses (i) and (ii), the “Identified Communications”). Additionally, each Party shall (A) keep the other Parties reasonably informed as to the status of any Regulatory Filings and Identified Communications or response thereto, (B) promptly inform the other Parties of, and (wherever practicable) give the other Parties reasonable advance notice of, and the opportunity to participate in, any communication to or from the FTC, DOJ or any other Governmental Body or third party in connection with any such Regulatory Filings and Identified Communication, (C) promptly furnish to the other Parties, copies of documents provided to or received from any Governmental Body in connection with any Regulatory Filings or Identified Communication (other than “4(c) documents” as that term is used in the rules and regulations under the HSR Act, that contain valuation information (which can be redacted)), (D) to the extent reasonably practicable, consult and cooperate with the other Parties and consider in good faith the views of the other Parties in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any Regulatory Filings or Identified Communication, and (E) except as may be prohibited by any Legal Requirement, in connection with any such Regulatory Filings and Identified Communications, give the other Parties reasonable advance notice of, and permit authorized Representatives of the other Party to be present at each meeting or conference relating to such Regulatory Filing or Identified Communication and to have access to and be consulted in connection with any argument, opinion or proposal made or submitted to any third party in connection with such Regulatory Filing or Identified Communication. Notwithstanding anything to the contrary in this Section 5.2, the Parties may (y) as they deem reasonably advisable and necessary based on the advice of outside counsel to prevent a violation of Antitrust Law, designate competitively sensitive materials and information provided to the other under this Section 5.2 as “outside counsel only” and such materials and the information contained therein shall be given only to outside counsel of the recipient and will not be disclosed by such outside counsel to employees, officers, or directors of the recipient without the advance written consent of the Party providing such materials, and (z) redact information provided to one another pursuant to this Section 5.2 to the extent providing such information would (1) contravene any applicable Legal Requirement (so long as the disclosing Party has reasonably cooperated with recipient and used its reasonable best efforts to permit disclosure to the extent permitted by Legal Requirements), (2) jeopardize any attorney-client or other legal privilege (so long as the disclosing Party has reasonably cooperated with recipient and used its reasonable best efforts to permit disclosure on a basis that does not waive such privilege with respect thereto), or (3) contravene any Contract to which the disclosing Party is a party or by which the disclosing Party is bound as of the date of this Agreement (so long as the disclosing Party has reasonably cooperated with the recipient and used its reasonable best efforts to permit disclosure on a basis that would not contravene such Contract).
(e)   Subject to the terms of this Section 5.2, and subject to Parent consulting with and considering in good faith the views and comments of the Company, Parent shall have the right to (i) direct, devise and implement the strategy for obtaining any necessary approval of, and for responding to any request from, or inquiry or investigation by (including directing the nature and substance of all such responses), and lead all meetings and communications (including any negotiations) with, any Governmental Body in connection with Regulatory Filings and (ii) control the defense and settlement of any investigation or Legal Proceeding relating to the Transactions that is brought by or before any Governmental Body in connection with the Regulatory Filings. Notwithstanding the foregoing or anything to the contrary in this Agreement, no Party shall (or shall permit any of its Affiliates to) commit to or agree with any Governmental Body to stay, toll, or extend, any applicable waiting period or enter into any similar timing agreement, without the prior written consent of the other Parties (not to be unreasonably withheld, conditioned or delayed); provided that Parent and Merger Sub shall be permitted without the Company’s consent (it being understood that Parent and Merger Sub may exercise this right only one time) to withdraw their filing under the HSR Act in connection with the Transactions and promptly refile the notification and report forms as required by the HSR Act with respect to the Transactions.
(f)   The Company shall give prompt notice to Parent of any event, development, occurrence, circumstance, change or effect that has had or would reasonably be expected to have a Material Adverse Effect, or would reasonably be expected to make the satisfaction of any of the conditions set forth in Section 6.1 or Section 6.2 impossible or unlikely, and Parent shall give prompt notice to the Company of any event, development, occurrence, circumstance, change or effect that has had or would reasonably be expected to have a Parent Material Adverse Effect, or would reasonably be expected to make the satisfaction of any of the conditions set forth in Section 6.1 or Section 6.3 impossible or unlikely.
(g)   During the Pre-Closing Period, the Company shall, and shall cause the other Acquired Corporations to, to the extent permissible under applicable Legal Requirements, (i) offer Parent the opportunity to consult with the Acquired Corporations prior to any proposed material meeting or other material communication with the FDA, EMA, the Centers for Medicare & Medicaid Services (“CMS”) or any other Specified Governmental Body relating to any Product Candidate or material Governmental Authorization under a Health Care Law, (ii) promptly inform Parent of, and provide Parent with a reasonable opportunity to review, in advance, (A) any material filing proposed to be made by or on behalf of an Acquired Corporation, and (B) any material correspondence or other material communication, in each case (A) or (B) proposed to be submitted or otherwise transmitted to the FDA, EMA, CMS or any other Specified Governmental Body by or on behalf of an Acquired Corporation relating to any Product Candidate or material Governmental Authorization under a Health Care Law, (iii) keep Parent reasonably informed of any material communication (written or oral) with or from the FDA, EMA, CMS or any other Specified Governmental Body or relating to any Product Candidate or Governmental Authorization and (iv) promptly inform Parent and provide Parent with a reasonable opportunity to comment, in each case, prior to making any material change to any study protocol, making any material change to a manufacturing plan or process, making any material change to a development timeline or initiating, or making any material change to, commercialization and reimbursement activities or materials (including promotional and marketing activities and materials) relating to any Product Candidate. The Company shall promptly notify Parent of any material data relating to any Product Candidate, including information related to any serious or unexpected adverse events (as such concepts are contemplated under applicable Health Care Laws) with respect to any Product Candidate, in each case which it discovers after the execution and delivery of this Agreement.
(h)   The delivery of any notice pursuant to this Section 5.2 shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement or otherwise limit or affect the remedies available hereunder to any Party.
5.3   Employee Benefits.
(a)   For a period of one (1) year following the Effective Time, Parent shall provide, or cause to be provided, to each employee of an Acquired Corporation who is employed by an Acquired Corporation as of immediately prior to the Effective Time and who continues to be actively employed by the Surviving Corporation (or any Affiliate thereof, including, for the avoidance of doubt, Parent and Parent’s Affiliates) during such one (1)-year period (each, a “Continuing Employee”) with (i) a base salary or wage rate that is no less than that provided to such Continuing Employee by any Acquired Corporation immediately prior to the Effective Time, (ii) other target cash incentive compensation opportunities that are substantially comparable, in the aggregate, to either (x) those provided to such Continuing Employee by any Acquired Corporation immediately prior to the Effective Time, or (y) those provided by Parent or its Affiliates to similarly situated employees, and (iii) other compensation and employee benefits (excluding equity-based compensation, nonqualified deferred compensation and defined benefit plans) that are substantially comparable, in the aggregate, to either (x) those provided to such Continuing Employee by any Acquired Corporation immediately prior to the Effective Time or (y) those provided by Parent or its Affiliates to similarly situated employees.
(b)   Parent shall cause all Continuing Employees to be eligible to continue to participate in the Surviving Corporation’s health and welfare benefit plans (to the same extent such Continuing Employees were eligible to participate under the Company’s health and welfare benefit plans immediately prior to the Effective Time). To the extent that service is relevant for eligibility or vesting under any benefit plan of Parent and/or the Surviving Corporation (other than equity-based compensation, nonqualified deferred compensation and defined benefit plans), then Parent shall ensure that such benefit plan shall, for purposes of eligibility and vesting, credit Continuing Employees for service prior to the Effective Time with the Company and its Affiliates or their respective predecessors to the same extent that such service was recognized prior to the Effective Time under the corresponding benefit plan of the Company, but no credit for any service will be required that would result in a duplication of benefits. In addition, Parent and/or the Surviving Corporation shall credit each Continuing Employee with paid time off equal to the accrued paid time off such Continuing Employee had accrued with the Company that was unused as of the Effective Time.
(c)   Following the Effective Time, Parent or an Affiliate of Parent shall use commercially reasonable efforts to: (i) waive any preexisting condition limitations otherwise applicable to Continuing Employees and their eligible dependents under any plan of Parent or an Affiliate that provides health benefits in which Continuing Employees are eligible to participate following the Effective Time, other than any limitations that were in effect with respect to such employees immediately prior to the Effective Time under the corresponding Employee Plan, (ii) honor any deductible, co-payment and out-of-pocket maximums incurred by the Continuing Employees and their eligible dependents under the health plans in which they participated immediately prior to transitioning into a plan of Parent or an Affiliate during the portion of the plan year prior to such transition in satisfying any deductibles, co-payments or out-of-pocket maximums under health plans of Parent or an Affiliate, in each case to the extent recognized for such purpose under an analogous Employee Plan prior to the Effective Time; and (iii) waive any waiting period limitation or evidence of insurability requirement that would otherwise be applicable to a Continuing Employee and his or her eligible dependents on or after the Effective Time, in each case to the extent such Continuing Employee or eligible dependent had satisfied any similar limitation or requirement under an analogous Employee Plan prior to the Effective Time.

(d)   The provisions of this Section 5.3 are solely for the benefit of the Parties, and no provision of this Section 5.3 is intended to, or shall, (i) constitute the establishment or adoption of or an amendment to any employee benefit plan for purposes of ERISA or otherwise, or (ii) prohibit or limit the ability of Parent or any of its Affiliates (including, following the Effective Time, the Company) to amend, modify or terminate any employee benefit or compensation plan, program or arrangement. No current or former employee or any other individual associated therewith shall be regarded for any purpose as a third party beneficiary of the Agreement or have the right to enforce the provisions hereof. Nothing in this Section 5.3 or elsewhere in this Agreement shall be construed to create a right in any Person to employment with Parent, the Surviving Corporation or any other Affiliate of the Surviving Corporation or to any compensation or benefits and the employment of each Continuing Employee shall be “at will” employment.
(e)   At the written request of Parent provided no later than five (5) days prior to the Effective Time, the Company shall, at least one (1) business day prior to the Effective Time, cease contributions to, and adopt written resolutions (or take other necessary and appropriate action) to terminate, the Company 401(k) Savings Plan (the “Company 401(k) Plan”), effective as of the day prior to the Closing Date and to one hundred percent (100%) vest all participants under the Company 401(k) Plan, such termination and vesting to be effective no later than the business day preceding the Effective Time; provided, however, that such Company 401(k) Plan cessation of contributions, vesting and termination may be made contingent upon the Closing. The resolutions proposed to be adopted in connection with the foregoing termination shall be provided to Parent prior to adoption and shall be subject to review and approval by Parent (which approval shall not be unreasonably withheld, conditioned or delayed). If the Company 401(k) Plan is terminated in accordance with the provisions of this Section 5.3(e), effective as of, or as soon as reasonably practicable following, the Closing Date, Parent shall designate a tax-qualified defined contribution retirement plan of Parent (or an Affiliate of Parent) with a qualified cash or deferred arrangement under Section 401(k) of the Code (the “Parent 401(k) Plan”) that will cover Continuing Employees on and after the Closing Date. Parent shall cause the Parent 401(k) Plan to accept direct rollovers to such Parent 401(k) Plan of the account balances of each Continuing Employee (including the in-kind rollover of promissory notes evidencing all outstanding loans) from the Company 401(k) Plan, if such direct rollover is elected by such Continuing Employee in accordance with the terms of the Company 401(k) Plan (as it may be amended to provide for such rollover) and the Code. Parent shall take any and all commercially reasonable actions needed to permit each Continuing Employee with an outstanding loan balance under the Company 401(k) Plan as of the date such plan is terminated to continue to make scheduled loan payments to the Company 401(k) Plan after the Closing Date, pending the distribution and in-kind rollover of the promissory notes evidencing such loans from the Company 401(k) Plan to the Parent 401(k) Plan, as provided in the preceding sentence, such as to prevent, to the extent reasonably possible, a deemed distribution or loan offset with respect to such outstanding loans.
(f)   During the Pre-Closing Period, any written or broad-based notices or communication materials (including website postings) from the Company to its employees with respect to the Transactions or employment, compensation or benefits matters addressed in this Agreement or related, directly or indirectly, to the Transactions or employment with Parent, the Surviving Corporation or any of their respective Subsidiaries thereafter, shall be subject to the prior review, comment and approval of Parent, which such review, comment or approval shall not be unreasonably withheld, conditioned or delayed.
5.4   ESPP.   As soon as reasonably practicable after the date of this Agreement, the Company shall take all actions necessary pursuant to the terms of the Company ESPP or otherwise to provide that (a) the “Offering” (as defined in the Company ESPP) in effect as of the date of this Agreement shall be the final Offering (such period, the “Final Offering”) and no new Offering will be commenced following the date hereof under the Company ESPP, and (b) each individual participating in the Final Offering on the date of this Agreement shall not be permitted to (i) increase his or her payroll contribution rate pursuant to the Company ESPP from the rate in effect when the Final Offering commenced or (ii) make separate non-payroll contributions to the Company ESPP on or following the date of this Agreement, except as may be required by applicable Legal Requirements. Prior to the Effective Time, the Company shall take all action that may be necessary to, effective upon the Effective Time, (A) cause the Final Offering, to the extent that it would otherwise be ongoing at the Effective Time, to be terminated no later than five (5) business days prior to the date on which the Effective Time occurs; (B) make any pro rata adjustments that may be necessary to reflect the Final Offering, but otherwise treat the Final Offering as a fully effective and completed Offering for all purposes pursuant to the Company ESPP; and (C) cause the exercise (as of no later than five (5) business days prior to the date on which the Effective Time occurs) of each outstanding purchase right pursuant to the Company ESPP. On the final exercise date under the Company ESPP, the Company shall apply the funds credited as of such date pursuant to the Company ESPP within each participant’s payroll withholding account to the purchase of Shares in accordance with the terms of the Company ESPP, and each Share shall be an outstanding Share as of the Effective Time. The Company shall adopt such resolutions as are necessary to terminate the Company ESPP effective as of immediately prior to, and conditional upon the occurrence of, the Effective Time.
5.5   Indemnification of Officers and Directors.
(a)   For a period of six (6) years from the Effective Time, Parent agrees that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time (whether asserted or claimed prior to, at or after the Effective Time) existing in favor of the current or former directors or officers of any Acquired Corporation pursuant to the organizational documents of the Company and any indemnification or other similar agreements of any Acquired Corporation set forth in Section 5.5(a) of the Company Disclosure Schedule, in each case as in effect on the date of this Agreement, shall continue in full force and effect in accordance with their terms, and Parent shall cause the Acquired Corporations to perform their obligations thereunder. Without limiting the foregoing, during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, Parent shall, and shall cause the Acquired Corporations to, indemnify and hold harmless each individual who is as of the date of this Agreement, or who becomes prior to the Effective Time, a director or officer of any Acquired Corporation or who is as of the date of this Agreement, or who thereafter commences prior to the Effective Time, serving at the request of any Acquired Corporation as a director or officer of another Person (the “Indemnified Persons”), against all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including with respect to matters existing or occurring at or prior to the Effective Time, including this Agreement and the Transactions), arising out of or pertaining to the fact that the Indemnified Person is or was a director or officer of any Acquired Corporation or is or was serving at the request of any Acquired Corporation as a director or officer of another Person, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under applicable Legal Requirements. In the event of any such claim, action, suit or proceeding, Parent shall, and shall cause the Acquired Corporations to, (x) pay, in advance of the final disposition of such claim, action, suit or proceeding, any expenses incurred in defense thereof by the Indemnified Person upon receipt of an undertaking by such Indemnified Person to repay such amount if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified pursuant to the preceding sentence and (y) reasonably cooperate in the defense of any such matter.
(b)   For a period of six (6) years from and after the Effective Time, Parent shall cause the Surviving Corporation to either maintain in effect its current policies of directors’ and officers’ and fiduciary liability insurance maintained by or for the benefit of the Acquired Corporations or provide a substitute policy for the Acquired Corporations and their current and former directors and officers who are currently covered by the directors’ and officers’ and fiduciary liability insurance coverage currently maintained by or for the benefit of the Acquired Corporations as of the date of this Agreement, in either case, of not less than the existing coverage as of the date of this Agreement and having other terms that are in aggregate not less favorable to the insured persons than the directors’ and officers’ and fiduciary liability insurance coverage currently maintained by or for the benefit of the Acquired Corporations with respect to claims arising from facts or events that occurred at or before the Effective Time (with insurance carriers having at least an “A” rating by A.M. Best with respect to directors’ and officers’ and fiduciary liability insurance), except that in no event shall Parent or the Surviving Corporation be required to pay with respect to such insurance policies more than 300% of the aggregate annual premium most recently paid by the Acquired Corporations prior to the date of this Agreement

(the “Maximum Amount”), and if the Surviving Corporation is unable to obtain the insurance required by this Section 5.5(b) it shall obtain as much comparable insurance as possible for the years within such six (6)-year period for a premium not exceeding the Maximum Amount. In lieu of such insurance, prior to the Closing Date the Company may, at its option, purchase a “tail” directors’ and officers’ and fiduciary liability insurance policy for the Acquired Corporations and their current and former directors and officers who are currently covered by the directors’ and officers’ and fiduciary liability insurance coverage currently maintained by or for the benefit of the Acquired Corporations, such tail to provide coverage in an amount not less than the existing coverage and to have other terms not less favorable to the insured persons than the directors’ and officers’ and fiduciary liability insurance coverage currently maintained by or for the benefit of the Acquired Corporations with respect to claims arising from facts or events that occurred at or before the Effective Time; provided that in no event shall the cost of any such tail policy exceed the Maximum Amount, and if such cost would exceed the Maximum Amount, then the Company may obtain a tail policy with the greatest coverage available for a cost not exceeding the Maximum Amount. Parent and the Surviving Corporation shall maintain such policies in full force and effect for a period of six (6) years after the Effective Time, and continue to honor the obligations thereunder.
(c)   In the event that any Acquired Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or Entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, Parent shall cause the applicable Acquired Corporation to make proper provision so that the successors and assigns of such Acquired Corporation assume the obligations set forth in this Section 5.5.
(d)   The provisions of this Section 5.5 (i) shall survive the Effective Time and (ii) are intended to be for the benefit of, and will be enforceable by, each indemnified or insured party (including the Indemnified Persons), his or her heirs, successors, assigns and representatives, and (iii) are in addition to, and not in substitution for, any other rights to indemnification, advancement of expenses, exculpation or contribution that any such Person may have by contract or otherwise. Unless required by applicable Legal Requirement, this Section 5.5 may not be amended, altered or repealed after the Effective Time in such a manner as to adversely affect the rights of any Indemnified Person or any of their successors, assigns or heirs, without the prior written consent of the affected Indemnified Person.
5.6   Stockholder Litigation.   In the event that any claims or Legal Proceedings related to this Agreement, the Merger or the other Transactions are brought by any stockholder or other holder of Company securities (whether directly or on behalf of the Company or otherwise) against any Acquired Corporation or any of the Acquired Corporations’ directors or officers, the Company shall promptly notify Parent in writing and shall keep Parent reasonably and promptly informed with respect to the status thereof. The Company shall give Parent (a) the right to participate in the defense of, and review and comment on all material filings or responses to be made by the Company or other Acquired Corporation in connection with, any such claims or Legal Proceedings (and shall give due consideration to Parent’s comments and other advice with respect to such litigation), and (b) the right to consult on any settlement with respect to such claims or Legal Proceedings, and no such settlement shall be agreed to without Parent’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed).
5.7   Additional Agreements.   Subject to the terms and conditions of this Agreement, including Section 5.2(a), Parent and the Company shall (and shall cause their respective Affiliates to) use reasonable best efforts to take, or cause to be taken, all actions necessary to consummate the Merger and make effective the other Transactions. Without limiting the generality of the foregoing, subject to the terms and conditions of this Agreement, each Party shall (and shall cause its respective Affiliates to) use reasonable best efforts to (a) make all filings (if any) and give all notices (if any) required to be made and given by such Party pursuant to any Material Contract in connection with the Merger and the other Transactions, (b) seek each Consent (if any) required to be obtained pursuant to any Material Contract by such Party in connection with the Transactions to the extent requested in writing by Parent; provided that (i) without the prior written consent of Parent, the Company shall not, and shall cause each of the other Acquired Corporations not to, pay or commit to pay to such Person that is not a Governmental Body, whose approval or consent is being solicited any cash or other consideration, make any commitment or incur any liability or other obligation due to such Person, and (ii) neither Parent nor any of its Affiliates shall be required to pay or commit to pay to any Person that is not a Governmental Body whose approval or consent is being solicited any cash or other consideration, make any commitment or incur any liability or other obligation to any such Person, and (c) seek to lift any restraint, injunction or other legal bar to the Merger brought by any third Person, other than a Governmental Body pursuant to an Antitrust Law (which matter is addressed in the final sentence of Section 5.2(a)), against such Party.
5.8   Disclosure.   The initial press release relating to this Agreement shall be a joint press release in a form previously agreed to by Parent and the Company and issued by the Company and Guarantor promptly after the execution and delivery of this Agreement; provided that Guarantor may issue, substantially concurrent with the issuance of such joint press release, a Japanese press release in a form agreed by the Parties prior to issuance thereof. Following the issuance of the press releases described in the immediately preceding sentence, Parent and the Company shall consult with each other before issuing, or causing the publication of, any further press release(s) or otherwise making any public statement or any announcement to employees (to the extent not previously issued or made in accordance with this Agreement) with respect to the Merger, this Agreement or any of the other Transactions and shall not issue any such press release or make any such public statement or announcement to employees without the other Party’s prior consent (which consent shall not be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing: (a) each Party may, without such consultation or consent, make any public statement in response to questions from the press, analysts, investors or those attending industry conferences, make internal announcements to employees and make disclosures in Company SEC Documents, so long as such statements are consistent in all material respects with information previously disclosed in previous press releases, public disclosures or public statements made jointly by the Parties in compliance with this Section 5.8 (or individually, if approved by the other Party) and do not contain material nonpublic information regarding this Agreement or the Transactions; (b) a Party may, without the prior consent of the other Party but subject to giving advance notice to the other Party and, to the extent reasonably practical, allow such other Party to comment on such release, announcement or statement, issue any such press release or make any such public announcement or statement as may be required by Legal Requirement or applicable stock exchange rule; and (c) neither Party shall be required to consult with the other or obtain the other’s approval in connection with such portion of any press release, public statement or filing to be issued or made pursuant to Section 4.3(e)(i) or with respect to any Acquisition Proposal or Company Adverse Change Recommendation (it being understood that nothing in this Section 5.8 shall limit the Company’s obligations under Section 4.3 and Section 5.1).
5.9   Takeover Laws.   If any Takeover Law may become, or may purport to be, applicable to the Transactions, each of Parent and the Company and the members of their respective boards of directors shall use their respective reasonable best efforts to grant such approvals and take such actions as are necessary so that the Transactions may be consummated as promptly as practicable on the terms and conditions contemplated hereby and otherwise act to lawfully eliminate the effect of any Takeover Law on any of the Transactions.
5.10   Section 16 Matters.   The Company, and the Board of Directors, shall, to the extent necessary, take appropriate action, prior to or as of the Effective Time, to approve, for purposes of Section 16(b) of the Exchange Act, the disposition and cancellation or deemed disposition and cancellation of Shares, Company Options, Company RSUs and Company PSUs in the Merger by applicable individuals and to cause such dispositions and/or cancellations to be exempt under Rule 16b-3 promulgated under the Exchange Act.
5.11   Credit Agreement.   The Company shall use reasonable best efforts to deliver (or cause to be delivered) to Parent (preceded by a draft of the same at least five (5) business days earlier) prior to the Closing Date a customary payoff letter (or similar document) with respect to the Credit Agreement, from the lenders (or an agent on behalf of all lenders) under the Credit Agreement (the “Payoff Letter”), which Payoff Letter shall specify the aggregate payoff amount required to be paid to fully satisfy all Indebtedness outstanding under the Credit Agreement (including any “Prepayment Charge,” as such term is defined in the Credit Agreement, but other than (x) any inchoate indemnity obligations thereunder, (y) any obligations under certain bank product services agreements that are cash collateralized in accordance with the applicable terms thereof and (z) any other obligations which, by their terms, are to survive the termination of the Credit Agreement) and provide that, upon receipt of such specified amount, all Encumbrances (and any guarantees) granted in connection therewith relating to the assets, rights and properties of the Company and its Subsidiaries securing such Indebtedness shall be released and terminated. The Company shall use its reasonable best efforts to deliver to the agent under the Credit Agreement, at least five (5) “Business Days,” as such term is defined in the Credit Agreement, prior to the anticipated Closing Date, a written notice of prepayment of all outstanding Indebtedness under the Credit Agreement, which notice shall provide that such prepayment is subject to and conditioned upon the consummation of the Closing (or obtain a waiver thereof in the Payoff Letter). The Company shall, and shall cause the other applicable Acquired Corporations to, use their reasonable best efforts to deliver (or cause the agent or lenders under the Credit Agreement to deliver) to Parent on or prior to the Closing (including by way of attachments to the Payoff Letter), all customary related release documents, filings and notices required to effect the release of all Encumbrances securing the obligations under the Credit Agreement (other than (x) any inchoate indemnity obligations thereunder, (y) any obligations under certain bank product services agreements that are cash collateralized in accordance with the applicable terms thereof and (z) any other obligations which, by their terms, are to survive the termination of the Credit Agreement), including (and in each case to the extent applicable) the filing of UCC termination statements, terminations of control agreements, terminations of intellectual property security agreements and arrange for delivery of possessory collateral (to the extent reasonably practicable on the Closing Date), which shall in each case be subject to and conditioned upon the occurrence of the Closing and the repayment in full of all obligations then outstanding under the Credit Agreement. On the Closing Date, Parent shall effect or cause to be effected the repayment in full of all Indebtedness outstanding under the Credit Agreement, in accordance with the Credit Agreement and the Payoff Letter. The Parties shall reasonably cooperate with each other in connection with their respective obligations set forth in this Section 5.11.
5.12   Stock Exchange Delisting; Deregistration.   Prior to the Closing Date, the Company shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Legal Requirements and rules and policies of Nasdaq to enable the delisting by the Surviving Corporation of the Shares from Nasdaq and the deregistration of the Shares under the Exchange Act as promptly as practicable after the Effective Time.
SECTION 6
CONDITIONS PRECEDENT TO THE MERGER
6.1   Conditions to Each Party’s Obligation to Effect the Merger.   The respective obligations of each Party to effect the Merger are subject to the satisfaction (or waiver by the Company, Parent and Merger Sub, to the extent permitted by applicable Legal Requirements) on or prior to the Closing Date of the following conditions:
(a)   Company Stockholder Approval.   The Company Stockholder Approval shall have been obtained.
(b)   Approvals Under Antitrust Laws.   (i) Any waiting period (or any extension thereof) under the HSR Act applicable to the Merger and any commitment by the Parties not to consummate the Transactions before a certain date under a timing agreement shall have expired or been terminated, and (ii) any waiting period, clearance or affirmative approval of any Specified Antitrust Authority (other than under the HSR Act) with respect to the Transactions shall have been obtained and any mandatory waiting period related thereto shall have expired or been terminated.
(c)   No Restraints.   There shall not have been issued by any Governmental Body of competent jurisdiction in a jurisdiction where either Parent and its Affiliates or the Acquired Corporations operate their respective businesses or own any material assets (a “Specified Governmental Body”) and remain in effect any temporary restraining order, preliminary or permanent injunction or other order, directive, judgment, decree or ruling preventing the consummation of the Merger, nor shall any Legal Requirement have been promulgated, entered, enforced, enacted, issued or deemed applicable to the Merger by any Specified Governmental Body which, directly or indirectly, prohibits or makes illegal the consummation of the Merger.

6.2   Conditions to Obligations of Parent and Merger Sub to Effect the Merger.   The obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction (or waiver by Parent, on its own behalf and on behalf of Merger Sub, to the extent permitted by applicable Legal Requirements) on or prior to the Closing Date of the following conditions:
(a)   Representations and Warranties.   (i) The representations and warranties of the Company set forth in (A) the first two sentences of Section 2.1(a) and the first two sentences of Section 2.1(b) (Due Organization; Subsidiaries, Etc.), Section 2.2 (Certificate of Incorporation and Bylaws), clauses (b), (c), (e) and (f) of Section 2.3 (Capitalization, Etc.), Section 2.21 (Authority; Binding Nature of Agreement), Section 2.22 (Takeover Laws), Section 2.24 (Opinion of Financial Advisors), and Section 2.25 (Brokers and Other Advisors) shall be accurate in all material respects (without taking into account any “Material Adverse Effect” and “materiality” qualifications contained in such representations and warranties) as of the date of this Agreement and at and as of Closing Date as if made on and as of the Closing Date (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period), (B) clauses (a) and (d) of Section 2.3 (Capitalization, Etc.) shall be accurate in all respects except for any de minimis inaccuracies as of the date of this Agreement and at and as of the Closing Date as if made on and as of the Closing Date (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period), and (C) Section 2.5(b) (No Material Adverse Effect) shall be accurate in all respects as of the date of this Agreement and at and as of the Closing Date as if made on and as of the Closing Date with respect to the earlier period set forth in Section 2.5(b); and (ii) the representations and warranties of the Company set forth in this Agreement, other than those referred to in clauses (A), through (C) above, shall be accurate (without taking into account any “Material Adverse Effect” and “materiality” qualifications contained in such representations and warranties) as of the date of this Agreement and at and as of the Closing Date as if made on and as of the Closing Date (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period), except where the failure of such representations and warranties to be so accurate has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(b)   Performance of Obligations of the Company.   The Company shall have complied with or performed in all material respects the covenants and agreements it is required to comply with or perform at or prior to the Closing Date.
(c)   No Material Adverse Effect.   Since the date of this Agreement, there shall not have occurred any Material Adverse Effect which is continuing.
(d)   Delivery of Officer Certificates.   Parent and Merger Sub shall have received a certificate, dated the Closing Date, executed on behalf of the Company by the Company’s Chief Executive Officer or Chief Financial Officer certifying to the effect that the conditions set forth in Sections 6.2(a), 6.2(b) and 6.2(c) have been satisfied.
6.3   Conditions to Obligations of the Company to Effect the Merger.   The obligations of the Company to effect the Merger are subject to the satisfaction (or waiver by the Company, to the extent permitted by applicable Legal Requirements) on or prior to the Closing Date of the following conditions:
(a)   Representations and Warranties.   (i) The representations and warranties of Parent and Merger Sub set forth in (A) Sections 3.1 (Due Organization), 3.2 (Merger Sub) and 3.3 (Authority; Binding Nature of Agreement) shall be accurate in all material respects (without taking into account any “Parent Material Adverse Effect” and “materiality” qualifications contained in such representations and warranties) as of the date of this Agreement and at and as of Closing Date as if made on and as of the Closing Date (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period), and (B) Section 3.10 (Brokers and Other Advisors) shall be accurate in all respects as of the date of this Agreement and at and as of the Closing Date as if made on and as of the Closing Date; and (ii) the representations and warranties of Parent and Merger Sub set forth in this Agreement, other than those referred to in clause (i) above, shall be accurate (without taking into account any “Parent Material Adverse Effect” and “materiality” qualifications contained in such representations and warranties) as of the date of this Agreement and at and as of the Closing Date as if made on and as of the Closing Date (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period), except where the failure of such representations and warranties to be so true and correct has not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
(b)   Performance of Obligations of Parent and Merger Sub.   Parent and Merger Sub shall have complied with or performed in all material respects the covenants and agreements they are required to comply with or perform at or prior to the Closing Date.
(c)   Delivery of Officer Certificate.   Parent shall have delivered to the Company a certificate, dated the Closing Date and signed on its behalf by its Chief Executive Officer or another senior executive officer, certifying to the effect that the conditions set forth in Sections 6.3(a) and 6.3(b) have been satisfied.
SECTION 7
TERMINATION
7.1   Termination.   This Agreement may be terminated prior to the Effective Time:
(a)   by mutual written consent of Parent and the Company at any time prior to the Closing;
(b)   by either Parent or the Company, at any time prior to the Closing, if the Closing shall not have occurred on or prior to the later of (such time, as applicable, the “End Date”): (i) midnight Eastern Time, on October 27, 2023 (the “Initial End Date”), (ii) if on the Initial End Date all of the conditions set forth in Section 6, other than any condition set forth in Sections 6.1(b) or 6.1(c) (solely in respect of Antitrust Laws), shall have been satisfied or waived, to the extent waivable (other than conditions that by their nature are to be satisfied on the Closing Date, each of which is then capable of being satisfied), midnight Eastern Time, on the date that is ninety (90) days after the Initial End Date (the “Extended End Date”), and (iii) if on the Extended End Date all of the conditions set forth in Section 6, other than any condition set forth in Sections 6.1(b) or 6.1(c) (solely in respect of Antitrust Laws), shall have been satisfied or waived, to the extent waivable (other than conditions that by their nature are to be satisfied on the Closing Date, each of which is then capable of being satisfied), midnight Eastern Time, on the date that is one hundred and eighty (180) days after the Initial End Date; provided, that the right to terminate this Agreement pursuant to this Section 7.1(b) shall not be available to any Party whose material breach of this Agreement has proximately caused the Merger not being consummated by such date;
(c)   by either Parent or the Company if a Specified Governmental Body of competent jurisdiction shall have issued any permanent injunction or other order, directive, judgment, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the acceptance for payment of Shares pursuant to the Merger or making the consummation of the Merger illegal, which order, directive, judgment, decree, ruling or other action shall be final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(c) shall not be available to any Party whose material breach of this Agreement has proximately caused the issuance of such final and nonappealable order, directive, judgment, decree, ruling or other action;
(d)   by Parent at any time prior to the Cut-off Time, if: (i) the Board of Directors shall have failed to include the Company Board Recommendation in the Merger Proxy Statement when filed with the SEC or mailed, or shall have effected a Company Adverse Change Recommendation; (ii) in the case of an Acquisition Proposal structured as a tender offer or exchange offer subject to Regulation 14D under the Exchange Act, the Board of Directors (A) states that it recommends such tender or exchange offer or expresses no opinion or is unable to take a position (other than a “stop, look and listen” communication pursuant to Rule 14d-9(f) promulgated under the Exchange Act) with respect to such tender or exchange offer or (B) fails to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, rejection of such tender offer or exchange offer and reaffirm the Company Board Recommendation within ten (10) business days of the commencement of such tender offer or exchange offer within the meaning of Rule 14d-2 under the Exchange Act (or, if earlier, by the close of business on the business day immediately preceding the then scheduled Cut-off Time); (iii) after any public announcement of an Acquisition Proposal (other than a tender offer or exchange offer), the Board of Directors fails to publicly affirm the Company Board Recommendation within three (3) business days after receipt of a written request by Parent to do so (or, if earlier, by the close of business on the business day immediately preceding the then scheduled Cut-off Time, provided that the Company has received such request prior to the second (2nd) business day before the then scheduled date of the Cut-off Time); provided, that Parent may only make such request twice with respect to each Acquisition Proposal or material modification thereof; or (iv) the Board of Directors fails to publicly reaffirm the Company Board Recommendation within three (3) business days after receipt of a written request by Parent to do so (it being understood that the Company will have no obligation to make such reaffirmation pursuant to this prong (iv) on more than three (3) occasions); or (v) the Board of Directors or the Company intentionally breaches its obligations under Section 4.3 or Section 5.1 in any material respects.
(e)   by the Company, at any time prior to the Cut-off Time, in order to substantially concurrently with such termination enter into a binding written definitive acquisition agreement providing for the consummation of the Superior Offer approved by the Board of Directors pursuant to, and in accordance with the provisions of, Section 5.1(b) (a “Specified Agreement”); provided that such termination shall be effective only if the Company shall have paid the Termination Fee immediately prior to or substantially concurrently with such termination;
(f)   by either Parent or the Company if the Company Stockholder Approval shall not have been obtained at the Company Stockholder Meeting duly convened and held and at which a vote on the matter was taken;
(g)   by Parent at any time prior to the Closing, if a breach of any representation or warranty contained in this Agreement or failure to perform any covenant or obligation in this Agreement on the part of the Company shall have occurred such that a condition set forth in clauses (a), (b) or (c) of Section 6.2 would not be satisfied and cannot be cured by the Company by the End Date, or if capable of being cured in such time period, shall not have been cured within thirty (30) days of the date Parent gives the Company written notice of such breach or failure to perform; provided, however, that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.1(g) if either Parent or Merger Sub is then in breach of any representation, warranty, covenant or obligation hereunder which breach would permit the Company to terminate this Agreement pursuant to Section 7.1(h); or
(h)   by the Company at any time prior to the Closing, if a breach of any representation or warranty contained in this Agreement or failure to perform any covenant or obligation in this Agreement on the part of Parent or Merger Sub shall have occurred, (i) which breach or failure would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect or (ii) such that a condition set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied, and such breach or failure cannot be cured by Parent or Merger Sub, as applicable, by the End Date, or, if capable of being cured in such time period, shall not have been cured within thirty (30) days of the date the Company gives Parent written notice of such breach or failure to perform; provided, however, that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.1(h) if the Company is then in breach of any representation, warranty, covenant or obligation hereunder which breach would permit Parent to terminate this Agreement pursuant to Section 7.1(g).
7.2   Effect of Termination.   In the event of the termination of this Agreement as provided in Section 7.1, written notice thereof shall be given to the other Party or Parties, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall be of no further force or effect and there shall be no liability on the part of Parent, Merger Sub or the Company or any of their respective former, current or future officers, directors, partners, stockholders, managers, members or Affiliates following any such termination; provided, however, that (a) the final sentence of Section 4.1(a), this Section 7.2, Section 7.3 and Section 8 (other than Section 8.5(b) and Section 8.10(b)) shall survive the termination of this Agreement and shall remain in full force and effect, (b) the Confidentiality Agreement shall survive the termination of this Agreement and shall remain in full force and effect in accordance with its terms and (c) the termination of this Agreement shall not relieve any Party from any liability for fraud or willful and material breach of this Agreement prior to termination.
7.3   Expenses; Termination Fees.
(a)   Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the Transactions shall be paid by the Party incurring such expenses, whether or not the Merger is consummated.
(b)   In the event that:
(i)   this Agreement is terminated by the Company pursuant to Section 7.1(e);
(ii)   this Agreement is terminated by Parent pursuant to Section 7.1(d); or
(iii)   (A) this Agreement is terminated by Parent or the Company pursuant to Section 7.1(b) (but in the case of a termination by the Company, only if at such time Parent would not be prohibited from terminating this Agreement pursuant to proviso (z) to Section 7.1(b)), or Section 7.1(f), or terminated by Parent pursuant to Section 7.1(g), (B) any Person shall have publicly disclosed a bona fide Acquisition Proposal or an Acquisition Proposal has otherwise been communicated to the Board of Directors after the execution and delivery of this Agreement and prior to such termination and such Acquisition Proposal has not been unconditionally and, in the case of a publicly disclosed Acquisition Proposal, publicly withdrawn prior to such termination and (C) within twelve (12) months of such termination the Company shall have entered into a definitive agreement with respect to, or consummated, an Acquisition Proposal; provided that for purposes of this clause (C) the references to “15%” in the definition of “Acquisition Proposal” shall be deemed to be references to “50%”;
then, in any such event under clause (i), (ii) or (iii) of this Section 7.3(b), the Company shall pay to Parent or its designee the Termination Fee by wire transfer of same day funds (x) in the case of Section 7.3(b)(i), prior to or substantially concurrently with (and as a condition to the effectiveness of) such termination, (y) in the case of Section 7.3(b)(ii), within one (1) business day after such termination or (z) in the case of Section 7.3(b)(iii), prior to or concurrently with the earlier of entering into the definitive agreement with respect to, or consummating, the Acquisition Proposal referred to in clause (C) of Section 7.3(b)(iii); it being understood that in no event shall the Company be required to pay the Termination Fee on more than one occasion. As used herein, “Termination Fee” shall mean a cash amount equal to $222,370,000. Payment of the Termination Fee pursuant to this Section 7.3(b), together with any amounts that become due pursuant to Section 7.3(d), shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by Parent, Merger Sub, any of their respective Affiliates or any other Person in connection with this Agreement (and the termination hereof), the Transactions (and the abandonment thereof) or any matter forming the basis for such termination, and none of Parent, Merger Sub or any of their respective Affiliates shall be entitled to bring or maintain any claim, action or proceeding against the Company or any of its Affiliates arising out of or in connection with this Agreement, any of the Transactions or any matters forming the basis for such termination; provided, that the foregoing shall not relieve any Company Related Party from any liability for fraud or willful breach of this Agreement prior to such termination. Notwithstanding anything in this Agreement to the contrary, in the event this Agreement is terminated by the Company for any reason at a time when Parent would have had the right to terminate this Agreement, Parent shall be entitled to receipt of any Termination Fee that would have been (or would have subsequently become) payable had Parent terminated this Agreement at such time.
(c)   In the event of any termination described in Section 7.3(b), (i) payment from the Company to Parent of the Termination Fee pursuant to Section 7.3(b), together with any amounts that become due under Section 7.3(d), shall be the sole and exclusive remedy of Parent, Merger Sub or any of their respective Affiliates against the Company Related Parties for any loss suffered as a result of the failure of the Merger to be consummated or for a breach or failure to perform hereunder or otherwise, and (ii) upon payment of such amount(s), none of the Company Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions; provided, that the foregoing shall not relieve any Company Related Party from any liability for fraud or willful breach of this Agreement prior to such termination; provided, further, that Parent may seek specific performance to cause the Company to consummate the Transactions in accordance with Section 8.5(b), but in no event shall Parent be entitled to both specific performance and the payment of the Termination Fee.
(d)   The Parties acknowledge that the agreements contained in this Section 7.3 are an integral part of the Transactions, that the Termination Fee is not a penalty, but a reasonable amount that will compensate Parent and Merger Sub in the circumstances in which such payment is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions and that, without these agreements, the Parties would not enter into this Agreement; accordingly, if the Company fails to timely pay any amount due pursuant to Section 7.3(b), and, in order to obtain the payment, Parent commences a Legal Proceeding which results in a judgment against the Company, the Company shall pay Parent its reasonable and documented costs and expenses (including reasonable and documented attorneys’ fees) in connection with such suit, together with interest on such amount at the prime rate as published in the Wall Street Journal in effect on the date such payment was required to be made through the date such payment was actually received.
SECTION 8
MISCELLANEOUS PROVISIONS
8.1   Amendment.   Prior to the Effective Time, this Agreement may be amended with the approval of the respective Boards of Directors of the Company, Parent and Merger Sub at any time. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.
8.2   Waiver.   No failure on the part of any Party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy such that rights and remedies provided herein shall be cumulative and not exclusive of any rights or remedies provided by any Legal Requirement. At any time prior to the Effective Time, Parent and Merger Sub, on the one hand, and the Company, on the other hand, may, to the extent permissible under applicable Legal Requirements, (a) extend the time for the performance of any of the obligations or other acts of the other, (b) waive any breach of the representations and warranties of the other contained herein or in any document delivered pursuant hereto or (c) waive compliance by the other with any of the agreements or covenants contained herein; provided, however, that after receipt of the Company Stockholder Approval, no waiver shall be made which by applicable Legal Requirement requires further approval by the holders of Shares without obtaining such further approval. Any such extension or waiver shall be valid only if is expressly set forth in a written instrument duly executed and delivered on behalf of the Party or Parties to be bound thereby, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.
8.3   No Survival of Representations and Warranties.   None of the representations and warranties contained in this Agreement, the Company Disclosure Schedule or in any certificate or schedule or other document delivered by any Person pursuant to this Agreement shall survive the Effective Time.
8.4   Entire Agreement; Counterparts.   This Agreement (including its Exhibits, Annexes and the Company Disclosure Schedule) and the Confidentiality Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the Parties and their respective Affiliates, with respect to the subject matter hereof and thereof. This Agreement may be executed in one or more counterparts, including by facsimile or by email with .pdf attachments, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties.
8.5   Applicable Legal Requirements; Jurisdiction; Specific Performance; Remedies.
(a)   This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In any action or proceeding arising out of or relating to this Agreement or any of the Transactions: (i) each of the Parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Chancery Court of the State of Delaware and any state appellate court therefrom or, if (but only if) such court lacks subject matter jurisdiction, the United States District Court sitting in New Castle County in the State of Delaware and any appellate court therefrom (collectively, the “Delaware Courts”); and (ii) each of the Parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such Party is to receive notice in accordance with Section 8.8. Each of the Parties irrevocably and unconditionally (1) agrees not to commence any such action or proceeding except in the Delaware Courts, (2) agrees that any claim in respect of any such action or proceeding may be heard and determined in the Delaware Courts, (3) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the jurisdiction or laying of venue of any such action or proceeding in the Delaware Courts and (4) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in the Delaware Courts. The Parties agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Legal Requirements; provided, however, that nothing in the foregoing shall restrict any Party’s rights to seek any post-judgment relief regarding, or any appeal from, such final trial court judgment.
(b)   The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. Subject to the following sentence, the Parties acknowledge and agree that (i) the Parties shall be entitled to an injunction or injunctions, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 8.5(a) without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement, and (ii) the right of specific performance is an integral part of the Transactions and without that right, neither the Company nor Parent would have entered into this Agreement. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that the other Parties have an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity. The Parties acknowledge and agree that any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 8.5(b) shall not be required to provide any bond or other security in connection with any such order or injunction.
(c)   EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE), INCLUDING ANY COUNTERCLAIM, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF. EACH PARTY (I) MAKES THIS WAIVER VOLUNTARILY AND (II) ACKNOWLEDGES THAT SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 8.5(c).
8.6   Assignability.   This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the Parties and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any of the rights hereunder may be assigned by a Party without the prior written consent of the other Parties, and any attempted assignment of this Agreement or any of such rights without such consent shall be void and of no effect, except that Parent may designate, by written notice to the Company, another wholly-owned direct or indirect Subsidiary of Parent (provided that it is a Delaware corporation) to act as Merger Sub hereunder, in which event all references to “Merger Sub” in this Agreement (and in Exhibit A) shall be deemed references to such other Subsidiary.
8.7   No Third Party Beneficiaries.   Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the Parties) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement; except for: (a) if the Effective Time occurs, (i) the right of the Company’s stockholders to receive the Merger Consideration pursuant to Section 1 following the Effective Time in accordance with the terms of this Agreement, and (ii) the right of the holders of Company Options, Company RSUs and Company PSUs to receive the Merger Consideration pursuant to Section 1.8 following the Effective Time in accordance with the terms of this Agreement; (b) the provisions set forth in Section 5.5; and (c) the limitations on liability of the Company Related Parties set forth in Section 7.3(c).
8.8   Notices.   Any notice or other communication required or permitted to be delivered to any Party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (a) upon receipt when delivered by hand, (b) upon receipt of proof of delivery on a business day before 6:00 p.m. in the time zone of the receiving Party, otherwise upon the following business day after receipt of proof of delivery if sent by registered mail or by courier or express delivery service, (c) if sent by email prior to 6:00 p.m. recipient’s local time, upon transmission when receipt is confirmed, or (d) if sent by email after 6:00 p.m. recipient’s local time and receipt is confirmed, the business day following the date of transmission; provided that in each case the notice or other communication is sent to the physical address or email address set forth beneath the name of such Party below (or to such other physical address or email address as such Party shall have specified in a written notice given to the other Parties):
if to Parent, Merger Sub or Guarantor (or following the Effective Time, the Surviving Corporation):
c/o Astellas Pharma US, Inc.
2375 Waterview Drive
Northbrook, IL 60062-6111
Attn: General Counsel
Email: catherine.levitt@astellas.com
with a copy (which shall not constitute notice) to:
Jones Day
3161 Michelson Drive, Suite 800
Irvine CA 92612
Attn: Jonn Beeson; Ben Chouka
Email: jbeeson@jonesday.com; bchouka@jonesday.com
if to the Company (prior to the Effective Time):
IVERIC bio, Inc.
8 Sylvan Way
Parsippany, NJ 07054
Attn: General Counsel
Email: todd.anderman@ivericbio.com
with a copy (which shall not constitute notice) to:
Skadden, Arps, Slate, Meagher & Flom LLP
500 Boylston Street
Boston, MA 02116
Attn: Graham Robinson; Laura Knoll
Email: graham.robinson@skadden.com; laura.knoll@skadden.com
8.9   Severability.   Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the Parties agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the Parties agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.
8.10   Obligation of Parent; Guaranty.
(a)   Parent shall cause Merger Sub (and, following the Effective Time, the Surviving Corporation) to duly perform, satisfy and discharge on a timely basis each of the covenants, obligations and liabilities applicable to Merger Sub or the Surviving Corporation, as applicable, under this Agreement, as though each of such covenants, obligations and liabilities was binding upon Parent.
(b)   Guarantor hereby unconditionally and irrevocably guarantees to the Company, the Surviving Corporation and their successors and assigns the payment and performance of each of the covenants, obligations and liabilities applicable to Parent, Merger Sub or the Surviving Corporation, as applicable, and their respective successors and assigns under this Agreement (the “Guaranteed Obligations”). This guaranty is an absolute, unconditional and continuing guaranty of the full and punctual discharge and performance of the Guaranteed Obligations. This guaranty is a guaranty of payment and performance and not of collection. Guarantor expressly waives any requirement that any Person exhaust any right, remedy or power or proceed against Parent or Merger Sub (or any of their successors or assigns) under this Agreement or against any other Person under any other guaranty of, or security for, any of the Guaranteed Obligations. Should Merger Sub or Parent (or any of their successors or assigns) default in the timely discharge or performance of all or any portion of the Guaranteed Obligations, Guarantor shall immediately fully and punctually discharge and perform such Guaranteed Obligations. So long as this Section 8.10(b) is in effect, Guarantor shall not exercise any right or remedy arising by reason of its performance of its guaranty, whether by subrogation, reimbursement, indemnification, contribution or otherwise, against the Company, the Surviving Corporation or their successors and assigns or any express intended third party beneficiary of any Guaranteed Obligations described in Section 8.7, or any other guarantor of the Guaranteed Obligations or any security therefor. Guarantor represents and warrants to the Company as of the date of this Agreement and as of the Closing Date as if made as of the Closing Date (except to the extent any representation or warranty expressly relates to an earlier date or period, in which case as of such date or period) as follows:
(i)   Guarantor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all necessary power and authority: (A) to conduct its business in the manner in which its business is currently being conducted; and (B) to own and use its assets in the manner in which its assets are currently owned and used, except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect;
(ii)   Guarantor has the corporate power and authority to execute and deliver and perform its obligations under this Section 8.10(b). The board of directors of Guarantor has approved the execution, delivery and performance of this Section 8.10(b) by Guarantor. This Section 8.10(b) has been duly executed and delivered by Guarantor, and assuming due authorization, execution and delivery of this Agreement by the Company, this Section 8.10(b) constitutes the legal, valid and binding obligation of Guarantor and is enforceable against Guarantor in accordance with its terms, except as such enforcement may be subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights, and by general equitable principles;
(iii)   Assuming compliance with the applicable provisions of the DGCL, the HSR Act and any applicable filing, notification or approval in any foreign jurisdiction required by Antitrust Laws (if any), and the rules and regulations of the SEC and Nasdaq, the execution and delivery of this Section 8.10(b) by Guarantor, and the consummation of the transactions contemplated by this Section 8.10(b), will not: (A) cause a violation of any of the provisions of the organizational documents of Guarantor; (B) cause a violation by Guarantor of any Legal Requirement or order applicable to Guarantor, or to which Guarantor is subject; or (C) require any consent or notice under, conflict with, result in breach of, or constitute a default under (or an event that with notice or lapse of time or both would become a default), or give rise to any right of purchase, termination, amendment, cancellation, acceleration or other adverse change of any right or obligation or the loss of any benefit to which Guarantor is entitled under any provision of any Contract, except in the case of the foregoing clauses (B) and (C), as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect;
(iv)   Except for the filing of the certificate of merger with the Secretary of State of the State of Delaware or as may be required by the Exchange Act, Takeover Laws, the DGCL, the HSR Act and any applicable filing, notification or approval in any foreign jurisdiction required by Antitrust Laws (if any) and the applicable rules and regulations of the SEC and any national securities exchange, Guarantor is not required to give notice to, make any filing with or obtain any Consent from any Governmental Body at any time prior to the Closing in connection with the execution and delivery of this Agreement by Parent or Merger Sub or, as provided by Section 8.10(b), Guarantor, or the consummation by Parent or Merger Sub of the Merger or the other Transactions, except those that the failure to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. No vote of Guarantor’s stockholders is necessary to approve this Agreement or any of the Transactions;
(v)   As of the date of this Agreement, there is no Legal Proceeding pending and served or, to the knowledge of Guarantor, pending and not served, against Guarantor, except as would not, and would not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect. To the knowledge of Guarantor, as of the date of this Agreement, Guarantor is not subject to any continuing order of, consent decree, settlement agreement or similar written agreement with, or continuing investigation by, any Governmental Body, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Body, except as would not, and would not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect; and
(vi)   Guarantor acknowledges and agrees to all matters set forth in Section 3.9.
Guarantor acknowledges and agrees that all provisions of Section 8 (other than Section 8.10(a) and this Section 8.10(b)) binding upon Parent with respect to the Agreement shall apply to the Guarantor mutatis mutandis with respect to this Section 8.10(b). Guarantor’s obligations under this Section 8.10(b) are expressly limited to the Guaranteed Obligations and shall automatically expire upon the full discharge and performance of all Guaranteed Obligations and thereafter, Guarantor shall no longer have any duties or obligations under this Agreement.
8.11   Construction.
(a)   For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.
(b)   The Parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not be applied in the construction or interpretation of this Agreement.
(c)   As used in this Agreement, the word “including” and words of similar import shall mean including without limiting the generality of any description preceding or following such term, unless otherwise specified.
(d)   Except as otherwise indicated, all references in this Agreement to “Sections,” “Exhibits” or “Annexes” are intended to refer to Sections of this Agreement and Exhibits or Annexes to this Agreement.
(e)   The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.
(f)   The term “dollars” and character “$” shall mean United States dollars.

(g)   The phrases “made available” and “delivered,” when used in reference to any documents or information made available to Parent, Merger Sub or any of their respective Representatives prior to the execution of this Agreement, shall be deemed to mean (i) uploaded to, and accessible to Parent, Merger Sub or any of their respective Representatives in, the online data rooms hosted on behalf of the Company by Firmex under the name “Project Terroir — Corporate Data Room” and “IVERIC bio — ACP (Astellas)” in complete and unredacted form at least 48 hours prior to the execution and delivery of this Agreement or (ii) provided via email by the Company or its Representatives to Parent, Merger Sub or their respective Representatives in complete and unredacted form at least 48 hours prior to the execution and delivery of this Agreement.
[Signature pages follow]

IN WITNESS WHEREOF, the Parties and Guarantor have caused this Agreement to be executed as of the date first above written.
IVERIC BIO, INC.
By:
/s/ Glenn P. Sblendorio

Name: Glenn P. Sblendorio
Title:   Chief Executive Officer
[Signature Page to Agreement and Plan of Merger]

IN WITNESS WHEREOF, the Parties and Guarantor have caused this Agreement to be executed as of the date first above written.
ASTELLAS US HOLDING, INC.
By:
/s/ Mark Reisenauer

Name: Mark Reisenauer
Title:   President
[Signature Page to Agreement and Plan of Merger]

IN WITNESS WHEREOF, the Parties and Guarantor have caused this Agreement to be executed as of the date first above written.
BERRY MERGER SUB, INC.
By:
/s/ Mark Reisenauer

Name: Mark Reisenauer
Title:   President
[Signature Page to Agreement and Plan of Merger]

IN WITNESS WHEREOF, the Parties and Guarantor have caused this Agreement to be executed as of the date first above written.
ASTELLAS PHARMA INC.
By:
/s/ Naoki Okamura

Name: Naoki Okamura
Title:   President & Chief Executive Officer
[Signature Page to Agreement and Plan of Merger]

EXHIBIT A
CERTAIN DEFINITIONS
For purposes of the Agreement (including this Exhibit A):
Acceptable Confidentiality Agreement.   “Acceptable Confidentiality Agreement” is defined in Section 4.3(a) of the Agreement.
Acquired Corporations.   “Acquired Corporations” is defined in Section 2.1(a) of the Agreement.
Acquisition Proposal.   “Acquisition Proposal” shall mean any proposal or offer from any Person (other than Parent and its Affiliates) or “group”, within the meaning of Section 13(d) of the Exchange Act, relating to, in a single transaction or series of related transactions, any (a) acquisition, transfer, disposition or license of assets of any Acquired Corporation equal to 15% or more of the Company’s consolidated assets (based on the fair market value thereof), (b) issuance or acquisition of (i) 15% or more of the outstanding Company Common Stock or other voting or equity securities of the Company, (ii) securities and indebtedness that would, in the aggregate, represent 15% or more of the outstanding voting power of any class of the Company’s securities, or (iii) any options, rights or warrants to purchase or securities convertible into or exchangeable for equity or debt interests described in the foregoing clauses (i) or (ii) (the forgoing securities described in this clause (b), “Designated Securities”), (c) recapitalization, tender offer or exchange offer that if consummated would result in any Person or group beneficially owning 15% or more of the Designated Securities, or (d) merger, consolidation, amalgamation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving an Acquired Corporation that if consummated would result in any Person or “group” beneficially owning 15% or more of the Designated Securities, in each case of clauses (a) through (d), other than the Transactions.
Affiliate.   “Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by Contract or otherwise.
Agreement.   “Agreement” is defined in the preamble to the Agreement.
Anti-Corruption Laws.   “Anti-Corruption Laws” shall mean the Foreign Corrupt Practices Act of 1977, as amended, the Anti-Kickback Act of 1986, as amended, the UK Bribery Act of 2010, and the Anti-Bribery Laws of the People’s Republic of China or any applicable Legal Requirements of similar effect, and the related regulations and published interpretations thereunder.
Antitrust Laws.   “Antitrust Laws” shall mean the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, all applicable foreign anti-trust laws and all other applicable Legal Requirements issued by a Governmental Body that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition.
Applicable Date.   “Applicable Date” is defined in Section 2.4(a) of the Agreement.
Board of Directors.   “Board of Directors” is defined in the Introduction to the Agreement.
Book-Entry Shares.   “Book-Entry Shares” shall mean non-certificated Shares represented by book-entry.
business day.   “business day” shall mean a day except a Saturday, a Sunday or other day on which banks in the City of New York or in Tokyo, Japan are authorized or required by Legal Requirements to be closed.
Capitalization Date.   “Capitalization Date” is defined in Section 2.3(a) of the Agreement.
CARES Act.   “CARES Act” is defined in the definition of CARES Act and COVID Relief Programs.

CARES Act and COVID Relief Programs.   “CARES Act and COVID Relief Programs” mean, collectively, the Coronavirus Aid, Relief, and Economic Security Act (H.R. 748, Pub Law 116-136) (the “CARES Act”), the Families First Coronavirus Response Act (H.R.6201, Pub Law 116-127), Paycheck Protection Program Flexibility Act of 2020 (H.R. 7010, Pub Law 116-142), American Rescue Plan Act (H.R. 1319, Pub Law 117-7) and all FAQs or interim final rules (to the extent having the force of a Legal Requirement) issued by any Governmental Body related thereto, including any programs or facilities established by the Board of Governors of the Federal Reserve System to which the U.S. Treasury Department has provided financing as contemplated by Title IV of the CARES Act, and any analogous U.S. state, local, or non-US law.
Certificated Shares.   “Certificated Shares” is defined in Section 1.6(b) of the Agreement.
Certificates.   “Certificates” is defined in Section 1.6(b) of the Agreement.
Change of Control Payment.   “Change of Control Payment” is defined in Section 2.9(a)(vii) of the Agreement.
Clinical Trials.   “Clinical Trials” is defined in Section 2.12(c) of the Agreement.
Closing.   “Closing” is defined in Section 1.3(a) of the Agreement.
Closing Date.   “Closing Date” is defined in Section 1.3(a) of the Agreement.
CMO.   “CMO” shall mean a contract manufacturing organization.
CMS.   “CMS” is defined in Section 5.2(g) of the Agreement.
Code.   “Code” shall mean the U.S. Internal Revenue Code of 1986, as amended.
Collaboration Partner.   “Collaboration Partner” is defined in Section 2.12(a) of the Agreement.
Company.   “Company” is defined in the preamble to the Agreement.
Company 401(k) Plan.   “Company 401(k) Plan” is defined in Section 5.3(e)of the Agreement.
Company Adverse Change Recommendation.   “Company Adverse Change Recommendation” is defined in Section 5.1(a) of the Agreement.
Company Associate.   “Company Associate” shall mean each current or former officer or other employee, or individual who is or was at any time an independent contractor, consultant or director, of or to the Company or its Subsidiaries.
Company Board Recommendation.   “Company Board Recommendation” is defined in the Introduction to the Agreement.
Company Common Stock.   “Company Common Stock” shall mean the common stock, $0.001 par value per share, of the Company.
Company Disclosure Schedule.   “Company Disclosure Schedule” shall mean the disclosure schedule that has been prepared by the Company in accordance with the requirements of the Agreement and that has been delivered by the Company to Parent on the date of the Agreement.
Company Equity Plans.   “Company Equity Plans” shall mean the Company’s Amended and Restated 2007 Stock Incentive Plan, 2013 Stock Incentive Plan, and 2019 Inducement Stock Incentive Plan, each as amended.
Company ESPP.   “Company ESPP” shall mean the Company’s 2016 Employee Stock Purchase Plan, as amended.
Company Financial Advisors.   “Company Financial Advisors” is defined in Section 2.24 of the Agreement.

Company IP.   “Company IP” shall mean any and all (a) Intellectual Property Rights that are owned or purported to be owned by any Acquired Corporation and (b) third party Intellectual Property Rights exclusively licensed to any of the Acquired Corporations.
Company IT Assets.   “Company IT Assets” shall mean computers, computer software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines and all other information technology equipment, and all associated documentation owned by any Acquired Corporation or licensed or leased by any Acquired Corporation (excluding any public networks).
Company Options.   “Company Options” shall mean all options to purchase Shares (whether granted pursuant to the Company Equity Plans or otherwise issued or granted).
Company Preferred Stock.   “Company Preferred Stock” shall mean the preferred stock, $0.001 par value per share, of the Company.
Company PSUs.   “Company PSUs” shall mean performance vesting restricted stock units with respect to Shares (whether granted pursuant to the Company Equity Plans or otherwise issued or granted).
Company Related Parties.   “Company Related Parties” shall mean the Acquired Corporations and any of their respective former, current or future officers, directors, partners, stockholders, managers, members or Affiliates.
Company RSUs.   “Company RSUs” shall mean restricted stock units with respect to Shares (whether granted pursuant to the Company Equity Plans or otherwise issued or granted).
Company SEC Documents.   “Company SEC Documents” is defined in Section 2.4(a) of the Agreement.
Company Stockholder Approval.   “Company Stockholder Approval” is defined in Section 2.21 of the Agreement.
Company Stockholder Meeting.   “Company Stockholder Meeting” is defined in Section 4.4(b) of the Agreement.
Confidentiality Agreement.   “Confidentiality Agreement” is defined in Section 4.1(a) of the Agreement.
Consent.   “Consent” shall mean any approval, consent, ratification, permission, waiver or authorization.
Continuing Employee.   “Continuing Employee” is defined in Section 5.3(a) of the Agreement.
Contract.   “Contract” shall mean any contract, subcontract, lease, understanding, instrument, loan, credit agreement, bond, debenture, note, option, warrant, license, sublicense, commitment, undertaking or other legally binding agreement.
Converted PSU.   “Converted PSU” is defined in Section 1.8(d) of the Agreement.
Copyrights.   “Copyrights” is defined in the definition of Intellectual Property Rights.
Credit Agreement.   “Credit Agreement” shall mean the Loan and Security Agreement, dated as of July 26, 2022, by and among the Company and each of the Company’s Subsidiaries from time to time party thereto, as borrowers, the lenders from time to time party thereto and Hercules Capital, Inc., as administrative agent and collateral agent, as amended from time to time.
CRO.   “CRO” shall mean a Person (including a commercial, academic, or other organization) contracted by a sponsor to perform one or more of a sponsor’s Clinical Trial-related duties and functions, including those defined in (a) 21 C.F.R. Part 312.3(b); (b) ICH GCP E6; and (c) foreign equivalents of the foregoing, each as may be amended from time to time.
Cut-off Time.   “Cut-off Time” is defined in Section 4.3(c) of the Agreement.
DAC 6.   “DAC 6” is defined in Section 2.15(g) of the Agreement
Data Privacy Laws.   “Data Privacy Laws” shall mean all applicable Legal Requirements governing the Processing of Personal Information.

Delaware Courts.   “Delaware Courts” is defined in Section 8.5(a) of the Agreement.
Designated Securities.   “Designated Securities” is defined in the definition of Acquisition Proposal.
Determination Notice.   “Determination Notice” is defined in Section 5.1(b)(i) of the Agreement.
DGCL.   “DGCL” shall mean the Delaware General Corporation Law, as amended.
Dissenting Shares.   “Dissenting Shares” is defined in Section 1.7 of the Agreement.
DOJ.   “DOJ” shall mean the U.S. Department of Justice.
Domain Names.   “Domain Names” is defined in the definition of Intellectual Property Rights.
Effective Time.   “Effective Time” is defined in Section 1.3(b) of the Agreement.
EMA.   “EMA” shall mean the European Medicines Agency.
Employee Plan.   “Employee Plan” shall mean any (a) employee benefit plan (as defined in Section 3(3) of ERISA, whether or not subject to ERISA, (b) bonus, deferred compensation, incentive compensation, stock purchase, stock option, other equity-based plan, severance pay, termination pay, death and disability benefits, hospitalization, medical, life or other insurance or welfare benefits, flexible benefits, supplemental unemployment benefits, profit-sharing, pension or retirement plan, policy, program, agreement or arrangement, and (c) employment, consulting, severance or similar agreement, and each other employee benefit plan, program, agreement, or arrangement, in each case that is (i) sponsored, maintained, contributed to or required to be contributed to by any Acquired Corporation or any of their ERISA Affiliates for the benefit of any current or former employee or other individual service provider of any Acquired Corporation, (ii) with respect to which any of the Acquired Corporations has any current or contingent liability or (iii) to which any Acquired Corporation is a party.
Employment Practices.   “Employment Practices” is defined in Section 2.16(b) of the Agreement.
Encumbrance.   “Encumbrance” shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, option, right of first refusal or first offer, preemptive right, title retention, community property interest, or similar restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the use of, or receipt of any income derived from, any asset, and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).
End Date.   “End Date” is defined in Section 7.1(b) of the Agreement.
Entity.   “Entity” shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.
Environmental Law.   “Environmental Law” shall mean any federal, state, local or foreign Legal Requirement relating to occupational health and safety, pollution or protection of human health, worker health or the environment (including ambient air, surface water, ground water, sediment, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, Releases or threatened Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.
ERISA.   “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.
ERISA Affiliate.   “ERISA Affiliate” shall means any Person that, together with any of the Acquired Corporations, at any relevant time would be treated as a single employer under Section 414 of the Code.
Exchange Act.   “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
Excluded Shares.   “Excluded Shares” is defined in Section 1.5(a)(iii) of the Agreement.

Extended End Date.   “Extended End Date” is defined in Section 7.1(b)(ii).
FDA.   “FDA” shall mean the United States Food and Drug Administration.
FDCA.   “FDCA” shall mean the Federal Food, Drug and Cosmetic Act, as amended, and all related rules, regulations and guidelines.
Final Offering.   “Final Offering” is defined in Section 5.4 of the Agreement.
FTC.   “FTC” shall mean the U.S. Federal Trade Commission.
GAAP.   “GAAP” is defined in Section 2.4(b) of the Agreement.
Global Trade Laws.   “Global Trade Laws” shall mean all applicable Legal Requirements governing the export, import and provision of goods (including technical data and technology) and services in the jurisdictions in which the Acquired Corporations operate, including (a) the applicable Legal Requirements of the United States governing embargoes, sanctions, and boycotts, under the International Emergency Economic Powers Act (50 U.S.C. § 1701 et seq.), Trading with the Enemy Act (50 U.S.C. App. §§ 1—44), and all rules, regulations and executive orders relating to any of the foregoing, including regulations promulgated by the Office of Foreign Assets Control of the United States Department of the Treasury at 15 C.F.R. Parts 500-599 and by the U.S. Department of State; (b) all Legal Requirements governing the export, re-export, or transfer of goods, software, technology, or technical data, including the Export Administration Act of 1979 (50 U.S.C. App. §§ 2401-2420), the Export Control Reform Act of 2018 (Pub. L. 115-232), the Export Administration Regulations (15 C.F.R. Parts 730 – 774), the Arms Export Control Act (22 U.S.C. § 2778), and the International Traffic in Arms Regulations (22 C.F.R. § 120.1 et seq.); (c) the Foreign Trade Regulations (15 C.F.R. Part 30) administered by the Census Bureau; (d) all applicable Legal Requirements governing the importation of products, technology, technical data, and services, including those administered by United States Customs and Border Protection (19 C.F.R. Parts 1-199); (e) the antiboycott laws set forth in section 999 of the Internal Revenue Code, the Department of Treasury Guidelines concerning international boycotts promulgated thereunder, and Part 760 of the EAR; and (f) any other applicable Legal Requirements relating to the export and import activities of the Acquired Corporations.
Good Clinical Practices.   “Good Clinical Practices” shall mean, as applicable, those current good clinical practices, standards, and procedures set forth in Legal Requirements, including (a) the FDCA and its applicable implementing regulations at 21 C.F.R. Parts 50, 54, 56 and 312; (b) the International Conference on Harmonization (ICH) guidance titled “Guidance for Industry E6 Good Clinical Practice: Consolidated Guidance” and including related requirements imposed by Regulation No (EU) 536/2014 and Regulation No (EU) 2017/556, Directive 2005/28/EC and, to the extent still applicable to any ongoing Clinical Trials, Directive 2001/20/EC; and (c) other foreign equivalents of the foregoing, in each case, as same may be amended from time to time.
Good Laboratory Practices.   “Good Laboratory Practices” shall mean, as applicable, the current good laboratory practices set forth in Legal Requirements, including (a) the FDCA and its applicable implementing regulations at 21 C.F.R. Part 58; (b) Directive 2004/10/EC of the European Parliament and of the Council of 11 February 2004 on the harmonization of laws, regulations and administrative provisions relating to the application of the principles of good laboratory practice and the verification of their applications for tests on chemical substances (codified version) and Directive 2004/9/EC of the European Parliament and of the Council of 11 February 2004 on the inspection and verification of good laboratory practice (GLP) (codified version); and (c) other foreign equivalents of the foregoing, in each case, as same may be amended from time to time.
Good Manufacturing Practices.   “Good Manufacturing Practices” shall mean, as applicable, those current good manufacturing practices related to the manufacture of pharmaceutical products and any precursors thereto set forth in Legal Requirements, including (a) the FDCA and 21 C.F.R. Parts 210-211, (b) guidelines and regulations of standard compilations in Directive (EU) 2017/1572 of 15 September 2017 supplementing Directive 2001/83/EC of the European Parliament and of the Council as regards the principles and guidelines of good manufacturing practice for medicinal products for human use; and (c) other foreign equivalents of the foregoing, in each case, as same may be amended from time to time.

Government Contract.   “Government Contract” shall mean any Contract, including any subsequent modification of such Contract, between an Acquired Corporation and (a) a Governmental Body, (b) any prime contractor to a Governmental Body where the Contract is in furtherance of a prime contract between that contractor and a Governmental Body or where an Acquired Corporation otherwise has knowledge that the prime contractor is acting in its capacity as such, or (c) any subcontractor (of any tier) in connection with or with respect to any Contract described in clause (a) or (b) where the Contract is in furtherance of a higher tier contract that is in furtherance of a Contract with a Governmental Body (either as a prime contract or subcontract) or where an Acquired Corporation otherwise has knowledge that the subcontractor is in furtherance of a higher tier contract that is in furtherance of a Contract with a Governmental Body (either as a prime contract or subcontract).
Governmental Authorization.   “Governmental Authorization” shall mean any: permit, license, certificate, franchise, grant, permission, clearance, registration, consent, approval, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement, including all Regulatory Permits, each as amended or supplemented from time to time.
Governmental Body.   “Governmental Body” shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) supranational, international, multinational, EU, federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature including any governmental board, branch, bureau, division, department, institution, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit or body and any court, arbitrator or other tribunal. “Governmental Body” shall also include any officials, agents, employees or representatives acting on behalf of any of the foregoing.
Guaranteed Obligations.   “Guaranteed Obligations” is defined in Section 8.10(b) of the Agreement.
Guarantor.   “Guarantor” is defined in the preamble to the Agreement.
GxP.   “GxP” shall mean, collectively, Good Clinical Practices, Good Laboratory Practices, Good Manufacturing Practices and other applicable, generally accepted industry best practice standards for the pharmaceutical or biotech industry.
Hazardous Materials.   “Hazardous Materials” shall mean any waste, material, or substance that is listed, regulated or defined under any Environmental Law and includes any pollutant, chemical substance, hazardous substance, hazardous waste, special waste, solid waste, asbestos, mold, radioactive material, polychlorinated biphenyls, petroleum or petroleum-derived substance or waste.
Health Care Laws.   “Health Care Laws” shall mean all Legal Requirements and guidances that regulate pharmaceuticals, biologics and other medical products, including those related to the development, manufacturing, sale, distribution and promotional activities, product quality, the conduct of Clinical Trials, reporting of safety events, conflicts of interest, debarment, exclusion or disqualification, and interactions with and licensure and accreditation of health care professionals, including the following: (a) the FDCA; (b) the PHSA; (c) the Clinical Laboratory Improvement Amendments (42 U.S.C. § 263a) and the regulations set forth in 42 C.F.R. Part 493; (d) Medicare (Title XVIII of the Social Security Act) and Medicaid (Title XIX of the Social Security Act); (e) the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the Stark Anti-Self-Referral Law (42 U.S.C. § 1395nn), the Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a and 1320a-7b), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)), the exclusion laws (42 U.S.C. § 1320a-7), the federal Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h), the regulations promulgated under any of the foregoing, and any similar or equivalent state Legal Requirements; (f) the Patient Protection and Affordable Care Act (Public Law No. 111-148), as amended by the Health Care and Education Reconciliation Act of 2010 (Public Law No. 111-152); (g) 45 C.F.R. Parts 46 and 21 C.F.R. Parts 312, 812, 50, 54 and 56 and state research regulations; (h) the FDA software validation principles; (i) the regulations set forth at 21 C.F.R. Part 11; (j) the Federal Controlled Substances Act, 21 U.S.C. § 801 et seq.; (k) the Health Insurance Portability and Accountability Act of 1996, the Health Information and Technology for Economic and Clinical Health Act, and the regulations promulgated thereunder; (l) EU Directive 2001/83/EC (the Community code relating to medicinal products for human use), Regulation (EC) No 726/2004, Regulation (EC) No 141/2000, Regulation (EC) No 1901/2006, Regulation (EC) No 1394/2007, each as amended, Directive 2005/28/EC, Regulation No (EU) 536/2014 and Regulation No (EU) 2017/556 and EU Directive 2001/20/EC to the extent still applicable to any ongoing Clinical Trials; (m) GxP; and (n) similar or equivalent Legal Requirements of all applicable jurisdictions.
HSR Act.   “HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
Identified Communications.   “Identified Communications” is defined in Section 5.2(d) of the Agreement.
In-bound License.   “In-bound License” is defined in Section 2.8(f) of the Agreement.
Indebtedness.   “Indebtedness” shall mean, without duplication, (i) any indebtedness for borrowed money (including the issuance of any debt security) to any Person, including that portion of obligations with respect to any capital leases that is classified as a liability on a balance sheet in conformity with GAAP, (ii) any obligations evidenced by notes, bonds, debentures or similar Contracts for indebtedness for borrowed money owing to any Person (other than an Acquired Corporation), (iii) any reimbursement or other payment obligations in respect of letters of credit and bankers’ acceptances (other than obligations in respect of letters of credit and bankers’ acceptances used as security for leases), bank guarantees, surety bonds and similar instruments, regardless of whether drawn upon, including the principal, interest and fees owing thereon, (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired, (v) any net obligations under swaps, options, derivatives and other hedging agreements or arrangements that would be payable upon termination thereof (assuming they were terminated on the date of determination), (vi) all obligations representing the deferred and unpaid purchase price of property or services, and (vii) any guaranty (or any other arrangement having the economic effect of a guaranty) of any such obligations described in clauses (i) through (vi) of any Person other than an Acquired Corporation (other than, in any case, accounts payable to trade creditors and accrued expenses, in each case, arising in the ordinary course of business consistent with past practice that are not past due).
Indemnified Persons.   “Indemnified Persons” is defined in Section 5.5(a) of the Agreement.
Initial End Date.   “Initial End Date” is defined in Section 7.1(b)(i).
Intellectual Property Rights.   “Intellectual Property Rights” shall mean any and all intellectual property and industrial property rights of every kind and description throughout the world, including all U.S. and foreign (a) patents, patent applications, invention disclosures, and all related continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions, and extensions thereof (“Patents”), (b) trademarks, service marks, names, corporate names, trade names, Internet domain names, logos, slogans, trade dress, design rights, and other similar designations of source or origin (whether registered, common law, statutory or otherwise), together with the goodwill symbolized by any of the foregoing and any applications and registrations for the foregoing (“Trademarks”), (c) copyrights and copyrightable subject matter, and any and all applications and registrations for the foregoing (“Copyrights”), (d) trade secrets and confidential ideas, know-how, inventions, proprietary processes, formulae, models, data (including pharmacological, toxicological, non-clinical, pre-clinical and clinical data, analytical and quality control data, manufacturing data and descriptions, market data, financial data or descriptions), databases, data collections, data sets, curated data content, data layers, devices, assays, specifications, physical, chemical and biological materials and compounds, compound libraries, methodologies, and the like, in written, electronic, oral or other tangible or intangible form, whether or not patentable (“Trade Secrets”), (e) Internet domain names and social media accounts (“Domain Names”), and (f) all causes of action and rights to sue or seek other remedies arising from or relating to the foregoing.
In the Money Option.   “In the Money Option” is defined in Section 1.8(a) of the Agreement.
Intervening Event.   “Intervening Event” shall mean any event, development, occurrence, circumstance, change or effect occurring after the date of this Agreement that has a material positive effect on the financial condition or results of operations of the Acquired Corporations (taken as a whole): (a) that was not known to the Board of Directors prior to the date of this Agreement, and the material consequences of which (based on facts known to members of the Board of Directors as of the date of this Agreement) were not reasonably foreseeable as of the date of this Agreement but become known to the Board of Directors prior to the Cut-off Time, and (b) that does not relate to any Acquisition Proposal; provided, however, that any event, development, occurrence, circumstance, change or effect related to any of the following shall not be deemed to constitute or be taken into account in determining whether there is, or would reasonably be expected to be, an Intervening Event: (i) any breach of this Agreement by the Company; (ii) any event, development, occurrence, circumstance, change or effect directly resulting from the announcement (whether or not authorized by the Parties, including any pre signing reports in the press or otherwise, reporting on a potential transaction among the Parties or otherwise relating to the acquisition of the Company) or pendency of this Agreement or the Transactions, including the identity of, or events, developments, occurrences, circumstances, changes or effects relating to, Parent or any of its Affiliates or any communication by Parent or any of its Affiliates regarding plans, proposals or projections with respect to the Acquired Corporations or their employees (including any impact on the relationship of an Acquired Corporation contractual or otherwise, with its customers, suppliers, distributors, vendors, licensors, licensees, lenders, employees or partners); (iii) any change in the trading price or trading volume of the Shares or any change in the Company’s credit rating (although for purposes of clarity, any underlying facts, events, changes, developments or set of circumstances, with respect to this clause (iii) relating to or causing such change may be considered, along with the effects or consequences thereof); (iv) the fact that the Company has exceeded or met any projections, forecasts, revenue or earnings predictions or expectations of the Company or any securities analysts for any period ending (or for which revenues or earnings are released) on or after the date hereof (although for purposes of clarity, any underlying facts, events, changes, developments or set of circumstances relating to or causing such material improvement or improvements may be considered, along with the effects or consequences thereof); (v) any event, development, occurrence, circumstance, change or effect arising from any change in, or any compliance with or action taken for the purpose of complying with any change in, any Legal Requirement or GAAP (or interpretations of any Legal Requirement or GAAP) after the date of the Agreement; or (vi) any changes in general economic or political conditions, or in the financial, credit or securities markets in general (including changes in interest rates, exchange rates, stock, bond and/or debt prices).
IRB.   “IRB” shall mean any independent body (a review board or a committee, institutional, regional, national, or supranational), constituted of medical professionals and non-medical members, whose responsibility it is to ensure the protection of the rights, safety and well-being of human subjects involved in a trial and to provide public assurance of that protection, by, among other things, reviewing and approving / providing favorable opinion on, a trial protocol, the suitability of investigator(s), facilities, and the methods and material to be used in obtaining and documenting informed consent of the trial subjects and includes any such entity as described in 21 C.F.R. Part 56 or foreign equivalent of the foregoing.
IRS.   “IRS” shall mean the U.S. Internal Revenue Service.
knowledge.   “knowledge” with respect to an Entity shall mean with respect to any matter in question the actual knowledge, after reasonable inquiry, of such Entity’s executive officers.
Leased Real Property.   “Leased Real Property” is defined in Section 2.7(b) of the Agreement.
Legal Proceeding.   “Legal Proceeding” shall mean any action, suit, charge, complaint, litigation, arbitration, mediation, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination, citation, summons, claim, demand, qui tam action, subpoena, or investigation commenced, brought, conducted or heard (whether formally or informally, whether publicly or privately) by or before, or otherwise involving, any Governmental Body or any arbitrator or arbitration panel.
Legal Requirement.   “Legal Requirement” shall mean any national, supranational, EU, federal, state, local, municipal, foreign or other law, statute, constitution, treaty, resolution, ordinance, common law, code, order, edict, decree, rule, regulation, accreditation standard, certification standard, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of Nasdaq or another stock exchange).
Material Adverse Effect.   “Material Adverse Effect” shall mean any event, development, occurrence, circumstance, change or effect which, individually or when taken together with all other events, developments, occurrences, circumstances, changes or effects which have occurred in the applicable determination period for a Material Adverse Effect, has had or would reasonably be expected to have a material adverse effect on (a) the ability of the Company to (x) perform any of its material obligations under this Agreement required to consummate the Transactions on or before the End Date, or (y) to consummate the Transactions on or before the End Date, or (b) the business, assets, financial condition or results of operations of the Acquired Corporations, taken as a whole; provided, however, that, for purposes of clause (b) above only, none of the following shall be deemed to constitute or be taken into account in determining whether there is, or would reasonably be expected to be, a Material Adverse Effect: (i) any change in the market price or trading volume of the Company’s stock or change in the Company’s credit ratings; provided that the underlying causes of any such change may be considered in determining whether a Material Adverse Effect has occurred to the extent not otherwise excluded by another exception herein; (ii) any event, development, occurrence, circumstance, change or effect directly resulting from the announcement, pendency or performance of the Transactions; provided that this clause (ii) shall not apply to any representation or warranty (or condition to the consummation of the Merger relating to such representation or warranty) to the extent the purpose of such representation and warranty is to address the consequences resulting from the execution and delivery of this Agreement or the pendency, performance or consummation of the Transactions (including the Merger), including any representations or warranties contained in Section 2.8(j), Section 2.17(i), Section 2.21 or Section 2.23 and the condition set forth in Section 6.2(a) solely as such condition relates to Section 2.8(j), Section 2.17(i), Section 2.21 or Section 2.23; (iii) any event, development, occurrence, circumstance, change or effect generally affecting the industries in which the Acquired Corporations operate or in the economy generally or other general business, financial or market conditions; (iv) any event, development, occurrence, circumstance, change or effect arising from fluctuations in the value of any currency or interest rates; provided that the underlying causes of such event, development, occurrence, circumstance, change or effect may be considered in determining whether a Material Adverse Effect has occurred to the extent not otherwise excluded by another exception herein; (v) any event, development, occurrence, circumstance, change or effect arising from any act of terrorism, war, national or international calamity, natural disaster, acts of god, epidemic, pandemic or any other similar event; (vi) the failure of the Company to meet internal or analysts’ expectations or projections; provided that the underlying causes of such failure may be considered in determining whether a Material Adverse Effect has occurred to the extent not otherwise excluded by another exception herein; (vii) any event, development, occurrence, circumstance, change or effect resulting or arising from the identity of, or any facts or circumstances relating to, Parent, Merger Sub or any of their respective Affiliates; or (viii) any event, development, occurrence, circumstance, change or effect arising from any change in, or any compliance with or action taken solely for the purpose of complying with any change in, any Legal Requirement or GAAP (or interpretations of any Legal Requirement or GAAP) after the date of the Agreement; provided that any event, development, occurrence, circumstance, change or effect referred to in the foregoing clauses (iii), (iv), (v) and (viii) may be taken into account in determining whether there is, or would be reasonably expected to be, a Material Adverse Effect to the extent such event, development, occurrence, circumstance, change or effect disproportionately affects the Acquired Corporations relative to other participants in the industries in which the Acquired Corporations operate.
Material Contract.   “Material Contract” is defined in Section 2.9(a) of the Agreement.
Maximum Amount.   “Maximum Amount” is defined in Section 5.5(b) of the Agreement.
Merger.   “Merger” is defined in the Introduction to the Agreement.
Merger Consideration.   “Merger Consideration” is defined in the Introduction to the Agreement.
Merger Proxy Statement.   “Merger Proxy Statement” is defined in Section 4.4(a) of the Agreement.
Merger Sub.   “Merger Sub” is defined in the preamble to the Agreement.
Nasdaq.   “Nasdaq” shall mean The Nasdaq Global Select Market.
Negotiation Period.   “Negotiation Period” shall mean the period (a) beginning on the date that Merger Sub receives a Determination Notice with respect to a Superior Offer in accordance with Section 5.1(b)(i) or an Intervening Event in accordance with Section 5.1(b)(ii) and (b) ending at 11:59 p.m. Eastern Time on the fifth (5th) business day after such date; provided that with respect to any Determination Notice given in respect of a material amendment to a Superior Offer for which a Determination Notice was previously given, the Negotiation Period shall end on the later of (x) the date and time on which the Negotiation Period was initially scheduled to end in respect of the initial Determination Notice with respect to such Superior Offer and (y) 11:59 p.m. Eastern Time on the third (3rd) business day after the date that Merger Sub received the Determination Notice with respect to the material amendment to such Superior Offer.
Out-bound License.   “Out-bound License” is defined in Section 2.8(f) of the Agreement.
Parent.   “Parent” is defined in the preamble to the Agreement.
Parent 401(k) Plan.   “Parent 401(k) Plan” is defined in Section 5.3(e) of the Agreement.
Parent Material Adverse Effect.   “Parent Material Adverse Effect” shall mean any effect, change, event or occurrence that would or would reasonably be expected to, individually or in the aggregate, have a material adverse effect on (a) the ability of Guarantor to perform any of its material obligations under Section 8.10(b) required to consummate the Transactions on or before the End Date, or (b) the ability of Parent or Merger Sub to (x) perform any of its material obligations under this Agreement required to consummate the Transactions on or before the End Date, or (y) to consummate the Transactions on or before the End Date.
Parties.   “Parties” shall mean Parent, Merger Sub, and the Company.
Patient Assistance Program.   “Patient Assistance Program” is defined in Section 4.2(b)(xviii) of the Agreement.
Paying Agent.   “Paying Agent” is defined in Section 1.6(a) of the Agreement.
Payment Fund.   “Payment Fund” is defined in Section 1.6(a) of the Agreement.
Payoff Letter.   “Payoff Letter” is defined in Section 5.11 of the Agreement.
Permitted Encumbrance.   “Permitted Encumbrance” shall mean (a) any statutory liens for Taxes (i) that are not due and payable or (ii) the validity of which is being contested in good faith by appropriate proceedings and, in each case, for which adequate reserves have been established in the applicable financial statements in accordance with GAAP, (b) mechanics’, materialmen’s, carriers’, workmen’s, warehouseman’s, repairmen’s, landlords’ and similar liens granted, or which arise, in the ordinary course of business consistent with past practice as to which there is no default, (c) with respect to leased property, any interest in title of the lessor under the applicable lease (other than a capital lease) entered into by the Company or its Subsidiaries in the ordinary course of business and under which there is no default by the Company or its Subsidiaries, (d) non-exclusive licenses of Intellectual Property Rights entered in the ordinary course of business consistent with past practice, (e) in the case of real property, Encumbrances that are easements, rights-of-way, encroachments, restrictions, conditions and other similar Encumbrances incurred or suffered in the ordinary course of business consistent with past practice and which, individually or in the aggregate, do not and would not materially impair the use (or contemplated use), utility or value of the applicable real property or otherwise materially impair the present or contemplated business operations at such location, or zoning, entitlement, building and other land use regulations imposed by Governmental Bodies having jurisdiction over such real property or that are otherwise set forth on a title report and (f) Encumbrances securing the obligations under the Credit Agreement.
Person.   “Person” shall mean any individual, Entity or Governmental Body.
Personal Information.   “Personal Information” shall mean any information that (a) identifies or could reasonably be used, alone or in combination with other information held by the Company or any of its Subsidiaries, to identify an individual, or (b) is subject to any Legal Requirement relating to privacy, or (c) “personally identifiable information,” “personal data,” or similarly defined personal information under Data Privacy Laws, or (d) as defined in any legally binding internal or publicly available privacy policies or notices of the Company or any other Acquired Corporation.
PFIC.   “PFIC” is defined in Section 2.15(o) of the Agreement.
PHSA.   “PHSA” shall mean the United States Public Health Services Act (42 U.S.C.§ 262 et seq.) and the regulations promulgated thereunder, including 21 C.F.R. Part 600-680.

Pre-Closing Period.   “Pre-Closing Period” is defined in Section 4.1 of the Agreement.
Privacy and Security Requirements.   “Privacy and Security Requirements” is defined in Section 2.8(k).
Processing.   “Processing” shall mean with respect to Personal Information, the use, collection, receipt, processing, aggregation, storage, adaption, alteration, transfer (including cross-border transfers), retrieval, disclosure, dissemination, combination, erasure, disposal, destruction, or anonymization of such Personal Information, or any other operation or set of operations that is performed on data or on sets of data, in each case, whether or not by automated means, and any other form of processing, including as defined by or under any applicable Privacy and Security Requirements.
Product Candidate.   “Product Candidate” shall mean each biological, drug, combination product, compound, device or product candidate being developed, tested, labeled, manufactured, stored or marketed by an Acquired Corporation, or regarding which an Acquired Corporation has rights.
Registered IP.   “Registered IP” shall mean all Patents, Trademarks and Copyrights that are registered or issued under the authority of any Governmental Body, and all applications for any of the foregoing, and all Domain Name registrations.
Regulatory Filings.   “Regulatory Filings” is defined in Section 5.2(b) of the Agreement.
Regulatory Permit.   “Regulatory Permit” shall mean any Governmental Authorization required for the development, manufacturing or marketing of a Product Candidate under applicable Health Care Laws, including all investigational new drug applications and other authorizations to conduct Clinical Trials, IRB approvals, new drug applications, supplemental new drug applications, abbreviated new drug applications, biologic license applications, as defined in 21 C.F.R. § 601.2, establishment registrations, as defined in 21 C.F.R. § 207, and product listings, as defined in 21 C.F.R. § 207, all supplements or amendments thereto, and all comparable Governmental Authorizations.
Release.   “Release” shall mean any presence, emission, spill, seepage, leak, escape, leaching, discharge, injection, pumping, pouring, emptying, dumping, disposal, migration, or release of Hazardous Materials from any source into or upon the environment, including the air, soil, improvements, surface water, groundwater, the sewer, septic system, storm drain, publicly owned treatment works, or waste treatment, storage, or disposal systems.
Representatives.   “Representatives” shall mean officers, directors, employees, attorneys, accountants, investment bankers, consultants, agents, financial advisors, and other advisors and representatives.
Sanctioned Person.   “Sanctioned Person” shall mean any Person, aircraft, or vessel that is the subject or target of sanctions or restrictions under the Global Trade Laws, including, any Person: (a) listed on any list of sanctioned persons maintained by the United States, United Nations Security Council, including, but not limited to, (i) the “Specially Designated Nationals and Blocked Persons” list maintained by the U.S. Office of Foreign Assets Control or (ii) the Entity List or Military End User List maintained by the U.S. Department of Commerce’s Bureau of Industry and Security; (b) located in, resident in, or incorporated in, a Sanctioned Country; and (c) any Person which is 50% or more owned, directly or indirectly, individually or in the aggregate, or otherwise controlled, by any such Person or Persons described in subclauses (a)(i) or (b) of this definition.
Sanctioned Territory.   “Sanctioned Territory” shall mean any country or territory which is itself the subject or target of any country-wide or territory-wide comprehensive economic sanctions imposed by the United States at any point over the previous five years, including, but not limited to, Cuba, Iran, North Korea, Syria, or the Crimea and so-called Donetsk People’s Republic and Luhansk People’s Republic regions of Ukraine.
Sarbanes-Oxley Act.   “Sarbanes-Oxley Act” is defined in Section 2.4(a) of the Agreement.
SEC.   “SEC” shall mean the United States Securities and Exchange Commission.
SEC Clearance Date.   “SEC Clearance Date” is defined in Section 4.4(b) of the Agreement.
Securities Act.   “Securities Act” shall mean the Securities Act of 1933, as amended.

Shares.   “Shares” is defined in the Introduction to the Agreement.
Specified Agreement.   “Specified Agreement” is defined in Section 7.1(e) of the Agreement.
Specified Antitrust Authority.   “Specified Antitrust Authority” is defined in Section 5.2(c) of the Agreement.
Specified Governmental Body.   “Specified Governmental Body” is defined in Section 6.1(c) of the Agreement.
Subsidiary.   An Entity shall be deemed to be a “Subsidiary” of another Person if such Person directly or indirectly owns, beneficially or of record, (a) an amount of voting securities or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity’s board of directors or other governing body, or (b) at least 50% of the outstanding equity or financial interests of such Entity.
Superior Offer.   “Superior Offer” shall mean a bona fide written Acquisition Proposal that the Board of Directors determines, in its good faith judgment, after consultation with the Company’s outside legal counsel and financial advisors, is reasonably likely to be consummated in accordance with its terms, taking into account all legal, regulatory and financing aspects (including certainty of closing) of the proposal and the Person making the proposal and other aspects of the Acquisition Proposal that the Board of Directors deems relevant, and if consummated, would result in a transaction more favorable to the Company’s stockholders (solely in their capacity as such) from a financial point of view than the Transactions (including after giving effect to proposals, if any, made by Parent pursuant to Section 5.1(b)(i)); provided that for purposes of the definition of “Superior Offer,” the references to “15%” in the definition of Acquisition Proposal shall be deemed to be references to “75%.”
Surviving Corporation.   “Surviving Corporation” is defined in the Introduction to the Agreement.
Takeover Laws.   “Takeover Laws” shall mean any “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transactions,” or “business combination statute or regulation” or other similar state anti-takeover laws and regulations (including, for the avoidance of doubt, Section 203 of the DGCL).
Tax.   “Tax” shall mean (a) any federal, state, local, or non-U.S. or other tax (including any net income tax, gross income tax, franchise tax, capital gains tax, gross receipts tax, gross profits tax, branch profits tax, value-added tax, surtax, estimated tax, employment tax, unemployment tax, national health insurance tax, excise tax, estimated tax, alternative or minimum tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, service tax, property tax, escheat or unclaimed property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, impost, imposition, duty (including any customs duty) or other tax or charge of any kind whatsoever, imposed, assessed or collected by or under the authority of any Governmental Body, together with any interest, penalties, inflationary adjustments, additions to tax, fines or other additional amounts imposed thereon, with respect thereto, or related thereto and (b) any liability in respect of any items described in clause (a) above payable by reason of being or having been a member of any group of corporations that files, will file, or has filed Tax Returns on a combined, consolidated, unitary or similar basis or by reason of any obligation under any contract, assumption, transferee or successor liability, operation of law, Treasury Regulations Section 1.1502-6 (or any predecessor or successor thereof or any analogous or similar provision of state, local or non-U.S. law) or otherwise.
Tax Return.   “Tax Return” shall mean any return (including any information return), report, statement, declaration, estimate, schedule, form, election, certificate or other document or information filed or required to be filed with any Governmental Body in connection with the determination, assessment, collection or payment of any Tax and any attachments thereto or amendments thereof.
Termination Fee.   “Termination Fee” is defined in Section 7.3(b) of the Agreement.
Trade Secrets.   “Trade Secrets” is defined in the definition of Intellectual Property Rights.
Trademarks.   “Trademarks” is defined in the definition of Intellectual Property Rights.

Transactions.   “Transactions” shall mean (a) the execution and delivery of the Agreement and (b) all of the transactions contemplated by the Agreement, including the Merger.
WARN Act.   “WARN Act” is defined in Section 2.16(d) of the Agreement
Workers.   “Workers” is defined in Section 2.16(c) of the Agreement.

ANNEX I
FORM OF CERTIFICATE OF INCORPORATION OF
THE SURVIVING CORPORATION

CERTIFICATE OF INCORPORATION
OF
IVERIC BIO, INC.
FIRST
The name of the corporation is IVERIC bio, Inc. (the “Company”).
SECOND
The Company’s registered office in the State of Delaware is located at 251 Little Falls Drive, in the City of Wilmington, County of New Castle, 19808. Its registered agent at such address is Corporation Service Company.
THIRD
The purpose of the Company is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (“DGCL”) or any successor statute.
FOURTH
The total number of shares of stock that the Company shall have authority to issue is 100 shares of capital stock, all of which shall be designated Common Stock, having a par value of $0.001.
FIFTH
The following provisions are inserted for the management of the business and the conduct of the affairs of the Company, and for further creation, definition, limitation and regulation of the powers of the Company and its directors, officers and stockholders:
(1)
The business and affairs of the Company shall be managed by or under the direction of the Board of Directors of the Company (the “Board of Directors”).

(2)
The Board of Directors is expressly authorized to make, adopt, alter, amend, change, add to or repeal the bylaws of the Company (the “Bylaws”), without any action on the part of the stockholders, but the stockholders may make additional bylaws and may alter, amend or repeal any bylaw whether adopted by them or otherwise. The Company may in its bylaws confer powers upon the Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law.

(3)
The number of directors of the Company shall be as from time to time fixed by, or in the manner provided in, the Bylaws. Election of directors need not be by written ballot unless the Bylaws shall so provide.

(4)
No director or officer of the Company shall be personally liable to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (i) for any breach of the director or officer’s duty of loyalty to the Company or its stockholders, (ii) for a director’s or officer’s acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) of a director pursuant to Section 174 of the DGCL, (iv) for any transaction from which the director or officer derived an improper personal benefit, (v) of an officer in any action by or in the right of the corporation or (vi) for any act or omission occurring before the effective date of this Article FIFTH. Any amendment, repeal or modification of this Article FIFTH shall not adversely affect any right or protection of such director or officer of the Company existing at the time of such amendment, repeal or modification with respect to acts or omissions occurring prior to such amendment, repeal or modification.

(5)
In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Company, subject, nevertheless, to the provisions of the DGCL, this Certificate of Incorporation, and any bylaws adopted by the stockholders; provided, however, that no bylaws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such bylaws had not been adopted.

SIXTH
The Company shall provide indemnification as follows:
1.
Actions, Suits and Proceedings Other than by or in the Right of the Company.   The Company shall indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he or she is or was, or has agreed to become, a director or officer of the Company, or is or was serving, or has agreed to serve, at the request of the Company, as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), liabilities, losses, judgments, fines (including excise taxes and penalties arising under the Employee Retirement Income Security Act of 1974), and amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with such action, suit or proceeding and any appeal therefrom, if Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

2.
Actions or Suits by or in the Right of the Company.   The Company shall indemnify any Indemnitee who was or is a party to or threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was, or has agreed to become, a director or officer of the Company, or is or was serving, or has agreed to serve, at the request of the Company, as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with such action, suit or proceeding and any appeal therefrom, if Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company, except that no indemnification shall be made under this Section 2 in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Company, unless, and only to the extent, that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses (including attorneys’ fees) which the Court of Chancery of Delaware or such other court shall deem proper.

3.
Indemnification for Expenses of Successful Party.   Notwithstanding any other provisions of this Article SIXTH, to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article SIXTH, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, Indemnitee shall be indemnified against all expenses (including attorneys’ fees) actually and reasonably incurred by or on behalf of Indemnitee in connection therewith. Without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to Indemnitee, (ii) an adjudication that Indemnitee was liable to the Company, (iii) a plea of guilty or nolo contendere by Indemnitee, (iv) an adjudication that Indemnitee did not act in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and (v) with respect to any criminal proceeding, an adjudication that Indemnitee had reasonable cause to believe his or her conduct was unlawful, Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.
4.
Notification and Defense of Claim.   As a condition precedent to an Indemnitee’s right to be indemnified, such Indemnitee must notify the Company in writing as soon as practicable of any action, suit, proceeding or investigation involving such Indemnitee for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Company is so notified, the Company will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to Indemnitee. After notice from the Company to Indemnitee of its election so to assume such defense, the Company shall not be liable to Indemnitee for any legal or other expenses subsequently incurred by Indemnitee in connection with such action, suit, proceeding or investigation, other than as provided below in this Section 4. Indemnitee shall have the right to employ his or her own counsel in connection with such action, suit, proceeding or investigation, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Company, (ii) counsel to Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Company and Indemnitee in the conduct of the defense of such action, suit, proceeding or investigation or (iii) the Company shall not in fact have employed counsel to assume the defense of such action, suit, proceeding or investigation, in each of which cases the fees and expenses of counsel for Indemnitee shall be at the expense of the Company, except as otherwise expressly provided by this Article SIXTH. The Company shall not be entitled, without the consent of Indemnitee, to assume the defense of any claim brought by or in the right of the Company or as to which counsel for Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above. The Company shall not be required to indemnify Indemnitee under this Article SIXTH for any amounts paid in settlement of any action, suit, proceeding or investigation effected without its written consent. The Company shall not settle any action, suit, proceeding or investigation in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent. Neither the Company nor Indemnitee will unreasonably withhold or delay its consent to any proposed settlement.

5.
Advancement of Expenses.   Subject to the provisions of Section 6 of this Article SIXTH, in the event of any threatened or pending action, suit, proceeding or investigation of which the Company receives notice under this Article SIXTH, any expenses (including attorneys’ fees) incurred by or on behalf of Indemnitee in defending an action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Company in advance of the final disposition of such matter; provided, however, that the payment of such expenses incurred by or on behalf of Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined by final judicial decision from which there is no further right to appeal that Indemnitee is not entitled to be indemnified by the Company as authorized in this Article SIXTH; and provided further that no such advancement of expenses shall be made under this Article SIXTH if it is determined (in the manner described in Section 6) that (i) Indemnitee did not act in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company, or (ii) with respect to any criminal action or proceeding, Indemnitee had reasonable cause to believe his or her conduct was unlawful. Such undertaking shall be accepted without reference to the financial ability of Indemnitee to make such repayment.

6.
Procedure for Indemnification and Advancement of Expenses.   In order to obtain indemnification or advancement of expenses pursuant to Section 1, 2, 3 or 5 of this Article SIXTH, an Indemnitee shall submit to the Company a written request. Any such advancement of expenses shall be made promptly, and in any event within 60 days after receipt by the Company of the written request of Indemnitee, unless (i) the Company has assumed the defense pursuant to Section 4 of this Article SIXTH (and none of the circumstances described in Section 4 of this Article SIXTH that would nonetheless entitle the Indemnitee to indemnification for the fees and expenses of separate counsel have occurred) or (ii) the Company determines within such 60-day period that Indemnitee did not meet the applicable standard of conduct set forth in Section 1, 2 or 5 of this Article SIXTH, as the case may be. Any such indemnification, unless ordered by a court, shall be made with respect to requests under Section 1 or 2 only as authorized in the specific case upon a determination by the Company that the indemnification of Indemnitee is proper because Indemnitee has met the applicable standard of conduct set forth in Section 1 or 2, as the case may be. Such determination shall be made in each instance (a) by a majority vote of the directors of the Company consisting of persons who are not at that time parties to the action, suit or proceeding in question (“disinterested directors”), whether or not a quorum, (b) by a committee of disinterested directors designated by majority vote of disinterested directors, whether or not a quorum, (c) if there are no disinterested directors, or if the disinterested directors so direct, by independent legal counsel (who may, to the extent permitted by law, be regular legal counsel to the Company) in a written opinion, or (d) by the stockholders of the Company.

7.
Remedies.   The right to indemnification or advancement of expenses as granted by this Article SIXTH shall be enforceable by Indemnitee in any court of competent jurisdiction. Neither the failure of the Company to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company pursuant to Section 6 of this Article SIXTH that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct. In any suit brought by Indemnitee to enforce a right to indemnification, or brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the Company shall have the burden of proving that Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article SIXTH. Indemnitee’s expenses (including attorneys’ fees) reasonably incurred in connection with successfully establishing Indemnitee’s right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Company. Notwithstanding the foregoing, in any suit brought by Indemnitee to enforce a right to indemnification hereunder it shall be a defense that the Indemnitee has not met any applicable standard for indemnification set forth in the DGCL.

8.
Limitations.   Notwithstanding anything to the contrary in this Article SIXTH, except as set forth in Section 7 of this Article SIXTH, the Company shall not indemnify an Indemnitee pursuant to this Article SIXTH in connection with a proceeding (or part thereof) initiated by such Indemnitee unless the initiation thereof was approved by the Board of Directors of the Company. Notwithstanding anything to the contrary in this Article SIXTH, the Company shall not indemnify an Indemnitee to the extent such Indemnitee is reimbursed from the proceeds of insurance, and in the event the Company makes any indemnification payments to an Indemnitee and such Indemnitee is subsequently reimbursed from the proceeds of insurance, such Indemnitee shall promptly refund indemnification payments to the Company to the extent of such insurance reimbursement.

9.
Subsequent Amendment.   No amendment, termination or repeal of this Article SIXTH or of the relevant provisions of the DGCL or any other applicable laws shall adversely affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

10.
Other Rights.   The indemnification and advancement of expenses provided by this Article SIXTH shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or disinterested directors or otherwise, both as to action in Indemnitee’s official capacity and as to action in any other capacity while holding office for the Company, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of Indemnitee. Nothing contained in this Article SIXTH shall be deemed to prohibit, and the Company is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in this Article SIXTH. In addition, the Company may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Company or other persons serving the Company and such rights may be equivalent to, or greater or less than, those set forth in this Article SIXTH.
11.
Partial Indemnification.   If an Indemnitee is entitled under any provision of this Article SIXTH to indemnification by the Company for some or a portion of the expenses (including attorneys’ fees), liabilities, losses, judgments, fines (including excise taxes and penalties arising under the Employee Retirement Income Security Act of 1974) or amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such expenses (including attorneys’ fees), liabilities, losses, judgments, fines (including excise taxes and penalties arising under the Employee Retirement Income Security Act of 1974) or amounts paid in settlement to which Indemnitee is entitled.

12.
Insurance.   The Company may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) against any expense, liability or loss incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the DGCL.

13.
Savings Clause.   If this Article SIXTH or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys’ fees), liabilities, losses, judgments, fines (including excise taxes and penalties arising under the Employee Retirement Income Security Act of 1974) and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Company, to the fullest extent permitted by any applicable portion of this Article SIXTH that shall not have been invalidated and to the fullest extent permitted by applicable law.

14.
Definitions.   Terms used herein and defined in Section 145(h) and Section 145(i) of the DGCL shall have the respective meanings assigned to such terms in such Section 145(h) and Section 145(i).

SEVENTH
Meetings of the stockholders may be held within or outside the State of Delaware, as the Bylaws may provide. The books of the Company may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or imposed by other provisions of this Certificate of Incorporation, the Bylaws, the DGCL, or other applicable law, or by any contract or agreement to which the Company is or may become a party.
EIGHTH
The Company reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this express reservation.
[Signature Page Follows]

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation this [ ] day of [           ], 2023.
IVERIC BIO, INC.
BY:

Name:
Title:
[Signature Page to Certificate of Incorporation]

Annex B
April 28, 2023
The Board of Directors
IVERIC bio, Inc.
8 Sylvan Way
Parsippany, New Jersey 07054
Members of the Board of Directors:
We understand that IVERIC bio, Inc. (“Iveric”) proposes to enter into an Agreement and Plan of Merger (the “Agreement”), among Iveric, Astellas US Holding, Inc. (“Parent”), a wholly owned subsidiary of Astellas Pharma Inc. (“Astellas”) and Berry Merger Sub, Inc., a wholly owned subsidiary of Parent (“Merger Sub”) and, solely as provided in the Agreement, Astellas, pursuant to which, among other things, Merger Sub will merge with and into Iveric (the “Merger”) and each outstanding share of the common stock, par value $0.001 per share, of Iveric (“Iveric Common Stock”), other than (i) shares owned by Iveric as treasury shares or owned by a subsidiary of Iveric, (ii) shares held by Parent or Merger Sub or any of their wholly owned subsidiaries (the shares referenced in (i) and (ii), “Excluded Shares”), and (iii) Dissenting Shares (as defined in the Agreement), will be converted into the right to receive $40.00 in cash (the “Consideration”). The terms and conditions of the Merger are more fully set forth in the Agreement.
You have requested our opinion as to the fairness, from a financial point of view, to the holders of Iveric Common Stock (other than holders of Excluded Shares) of the Consideration to be received by such holders in the Merger.
In connection with this opinion, we have, among other things:
(1)
reviewed certain publicly available business and financial information relating to Iveric;

(2)
reviewed certain internal financial and operating information with respect to the business, operations and prospects of Iveric furnished to or discussed with us by the management of Iveric, including certain financial forecasts relating to Iveric prepared by the management of Iveric (such forecasts, “Iveric Forecasts”);

(3)
reviewed and discussed with members of senior management of Iveric their assessments as to the product candidates of Iveric, including the likelihood of technical, clinical and regulatory success of such product and product candidates;

(4)
reviewed and discussed with members of senior management of Iveric estimates of the amount and utilization of certain net operating losses, research tax credits and other tax attributes of Iveric prepared by the management of Iveric (the “Tax Attributes”);

(5)
discussed the past and current business, operations, financial condition and prospects of Iveric with members of senior management of Iveric;

(6)
reviewed the trading history for Iveric Common Stock and a comparison of that trading history with the trading histories of other companies we deemed relevant;

(7)
compared certain financial and stock market information of Iveric with similar information of other companies we deemed relevant;

Bank of America Corporation	Page 1 of 3

(8)
compared certain financial terms of the Merger to financial terms, to the extent publicly available, of other transactions we deemed relevant;

(9)
considered the results of our efforts on behalf of Iveric to solicit, at the direction of Iveric, indications of interest and definitive proposals from third parties with respect to a possible acquisition of Iveric;

(10)
reviewed a draft, dated April 28, 2023, of the Agreement (the “Draft Agreement”); and

(11)
performed such other analyses and studies and considered such other information and factors as we deemed appropriate.

In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and have relied upon the assurances of the management of Iveric that it is not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the Iveric Forecasts, we have been advised by Iveric, and have assumed, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Iveric as to the future financial performance of Iveric and the other matters covered thereby. We have relied, at the direction of Iveric, on the assessments of the management of Iveric as to the ability of Iveric to utilize the Tax Attributes and have been advised by Iveric, and have assumed, at the direction of Iveric, that such Tax Attributes will be utilized in the amounts and at the times projected. We have relied, at the direction of Iveric, on the assessments as to the product and product candidates of Iveric, including the likelihood of technical, clinical and regulatory success of such product and product candidates. We have not made or been provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Iveric or any other entity, nor have we made any physical inspection of the properties or assets of Iveric. We have not evaluated the solvency or fair value of Iveric, Parent or any other entity under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We have assumed, at the direction of Iveric, that the Merger will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Merger, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, will be imposed that would have an adverse effect on Iveric, Astellas, Parent or any other entity or the Merger (including the contemplated benefits thereof). We also have assumed, at the direction of Iveric, that the final executed Agreement will not differ in any material respect from the Draft Agreement reviewed by us.
We express no view or opinion as to any terms or other aspects or implications of the Merger (other than the Consideration to the extent expressly specified herein), including, without limitation, the form or structure of the Merger, any related transaction or any terms, aspects or implications of any other agreement, arrangement or understanding entered into in connection with or related to the Merger or otherwise. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be received by holders of Iveric Common Stock (other than holders of Excluded Shares) and no opinion or view is expressed with respect to any consideration received in connection with the Merger by the holders of any class of securities, creditors or other constituencies of any party. In addition, no opinion or view is expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the Merger, or class of such persons, relative to the Consideration or otherwise. Furthermore, no opinion or view is expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to Iveric or in which Iveric might engage or as to the underlying business decision of Iveric to proceed with or effect the Merger. We are also not expressing any view or opinion with respect to, and we have relied, with the consent of Iveric, upon the assessments of Iveric and its representatives regarding, legal, regulatory, accounting, tax and similar matters relating to Iveric or any other entity or the Merger (including the contemplated benefits thereof), as to which matters we understand that Iveric obtained such advice as it deemed necessary from qualified professions. In addition, we express no opinion or recommendation as to how any stockholder should vote or act in connection with the Merger or any other matter.
Bank of America Corporation	Page 2 of 3

We have acted as financial advisor to Iveric in connection with the Merger and will receive a fee for our services, a portion of which is payable upon the rendering of this opinion and the principal portion of which is contingent upon consummation of the Merger. In addition, Iveric has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement.
We and our affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of our businesses, we and our affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of Iveric, Astellas, Parent, and certain of their respective affiliates.
We and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Iveric and have received or in the future may receive compensation for the rendering of these services, including having acted as bookrunner for Iveric on an equity follow-on offering.
In addition, we and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Astellas and certain of its affiliates and have received or in the future may receive compensation for the rendering of these services, including having provided certain treasury management products and services to Astellas.
It is understood that this letter is for the benefit and use of the Board of Directors of Iveric (in its capacity as such) in connection with and for purposes of its evaluation of the Merger.
Our opinion is necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof. As you are aware, the credit, financial and stock markets have been experiencing unusual volatility and we express no opinion or view as to any potential effects of such volatility on Iveric, Astellas, Parent or the Merger. It should be understood that subsequent developments may affect this opinion, and we do not have any obligation to update, revise, or reaffirm this opinion. The issuance of this opinion was approved by a fairness opinion review committee of BofA Securities, Inc.
Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion on the date hereof that the Consideration to be received in the Merger by holders of Iveric Common Stock (other than holders of Excluded Shares) is fair, from a financial point of view, to such holders.
Very truly yours,
BOFA SECURITIES, INC.

Bank of America Corporation	Page 3 of 3

Annex C
Centerview Partners LLC
31 West 52nd Street
New York, NY 10019
April 28, 2023
The Board of Directors
IVERIC bio, Inc.
8 Sylvan Way
Parsippany, New Jersey 07054
The Board of Directors:
You have requested our opinion as to the fairness, from a financial point of view, to the holders of the outstanding shares of common stock, par value $0.001 per share (the “Shares”) (other than Excluded Shares, as defined below), of IVERIC bio, Inc., a Delaware corporation (the “Company”), of the $40.00 per Share in cash, without interest, proposed to be paid to such holders pursuant to the Agreement and Plan of Merger proposed to be entered into (the “Agreement”) by and among Astellas US Holding, Inc., a Delaware corporation (“Parent”) and a wholly owned subsidiary of Astellas Pharma Inc., a company organized under the laws of Japan (“Guarantor”), Berry Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), solely as provided by the Agreement, Guarantor, and the Company. The Agreement provides that Merger Sub will be merged with and into the Company (the “Merger” and, collectively with the other transactions contemplated by the Agreement, the “Transaction”), as a result of which the Company will become a wholly owned subsidiary of Parent and each issued and outstanding Share immediately prior to the effective time of the Merger (other than any Shares (i) held by the Company as treasury shares or owned by a subsidiary of the Company, (ii) owned by Parent or any of its subsidiaries (including Merger Sub) in each case as of immediately prior to the effective time of the Merger, or (iii) that are Dissenting Shares (as defined in the Agreement) (the shares referred to in clauses (i) to (iii), together with any Shares held by any affiliate of the Company or Parent, “Excluded Shares”)) will be converted into the right to receive $40.00 per Share in cash, without interest (the $40.00 per Share consideration to be paid in the Merger, the “Consideration”). The terms and conditions of the Transaction are more fully set forth in the Agreement.
We have acted as financial advisor to the Company in connection with the Transaction. We will receive a fee for our services in connection with the Transaction, a portion of which is payable upon the rendering of this opinion and a substantial portion of which is contingent upon the consummation of the Transaction. In addition, the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement.
We are a securities firm engaged directly and through affiliates and related persons in a number of investment banking, financial advisory and merchant banking activities. In the past two years, except for our current engagement, we have not been engaged to provide financial advisory or other services to the Company, and we have not received any compensation from the Company during such period. In the past two years, we have not been engaged to provide financial advisory or other services to Guarantor, Parent or Merger Sub, and we have not received any compensation from Guarantor or Parent during such period. We may provide financial advisory and other services to or with respect to the Company, Guarantor, Parent or their respective affiliates in the future, for which we may receive compensation. Certain (i) of our and our affiliates’ directors, officers, members and employees, or family members of such persons, (ii) of our affiliates or related investment funds and (iii) investment funds or other persons in which any of the foregoing may have financial interests or with which they may co-invest, may at any time acquire, hold, sell or trade, in debt, equity and other securities or financial instruments (including derivatives, bank loans or other obligations) of, or investments in, the Company, Guarantor, Parent, or any of their respective affiliates, or any other party that may be involved in the Transaction.
In connection with this opinion, we have reviewed, among other things: (i) a draft of the Agreement dated April 28, 2023 (the “Draft Agreement”); (ii) Annual Reports on Form 10-K of the Company for the years ended December 31, 2022, December 31, 2021 and December 31, 2020; (iii) certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; (iv) certain publicly available research analyst reports for the Company; (v) certain other communications from the Company to its stockholders; and (vi) certain internal information relating to the business, operations, earnings, cash flow, assets, liabilities and prospects of the Company, including certain financial forecasts, analyses and projections relating to the Company prepared by management of the Company and furnished to us by the Company for purposes of our analysis (the “Forecasts”) (collectively, the “Internal Data”). We have also participated in discussions with members of the senior management and representatives of the Company regarding their assessment of the Internal Data. In addition, we reviewed publicly available financial and stock market data, including valuation multiples, for the Company and compared that data with similar data for certain other companies, the securities of which are publicly traded, in lines of business that we deemed relevant. We also compared certain of the proposed financial terms of the Transaction with the financial terms, to the extent publicly available, of certain other transactions that we deemed relevant and conducted such other financial studies and analyses and took into account such other information as we deemed appropriate.
We have assumed, without independent verification or any responsibility therefor, the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information supplied to, discussed with, or reviewed by us for purposes of this opinion and have, with your consent, relied upon such information as being complete and accurate. In that regard, we have assumed, at your direction, that the Internal Data (including, without limitation, the Forecasts) has been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the matters covered thereby and we have relied, at your direction, on the Internal Data for purposes of our analysis and this opinion. We express no view or opinion as to the Internal Data or the assumptions on which it is based. In addition, at your direction, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of the Company, nor have we been furnished with any such evaluation or appraisal, and we have not been asked to conduct, and did not conduct, a physical inspection of the properties or assets of the Company. We have assumed, at your direction, that the final executed Agreement will not differ in any respect material to our analysis or this opinion from the Draft Agreement reviewed by us. We have also assumed, at your direction, that the Transaction will be consummated on the terms set forth in the Agreement and in accordance with all applicable laws and other relevant documents or requirements, without delay or the waiver, modification or amendment of any term, condition or agreement, the effect of which would be material to our analysis or this opinion and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Transaction, no delay, limitation, restriction, condition or other change will be imposed, the effect of which would be material to our analysis or this opinion. We have not evaluated and do not express any opinion as to the solvency or fair value of the Company, or the ability of the Company to pay its obligations when they come due, or as to the impact of the Transaction on such matters, under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We are not legal, regulatory, tax or accounting advisors, and we express no opinion as to any legal, regulatory, tax or accounting matters.
We express no view as to, and our opinion does not address, the Company’s underlying business decision to proceed with or effect the Transaction, or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available to the Company or in which the Company might engage. This opinion is limited to and addresses only the fairness, from a financial point of view, as of the date hereof, to the holders of the Shares (other than Excluded Shares) of the Consideration to be paid to such holders pursuant to the Agreement. We have not been asked to, nor do we express any view on, and our opinion does not address, any other term or aspect of the Agreement or the Transaction, including, without limitation, the structure or form of the Transaction, or any other agreements or arrangements contemplated by the Agreement or entered into in connection with or otherwise contemplated by the Transaction, including, without limitation, the fairness of the Transaction or any other term or aspect of the Transaction to, or any consideration to be received in connection therewith by, or the impact of the Transaction on, the holders of any other class of securities, creditors or other constituencies of the Company or any other party. In addition, we express no view or opinion as to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to be paid or payable to any of the officers, directors or employees of the Company or any party, or class of such persons in connection with the Transaction, whether relative to the Consideration to be paid to the holders of the Shares pursuant to the Agreement or otherwise. Our opinion is necessarily based on financial, economic, monetary, currency, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof, and we do not have any obligation or responsibility to update, revise or reaffirm this opinion based on circumstances, developments or events occurring after the date hereof. Our opinion does not constitute a recommendation to any stockholder of the Company or any other person as to how such stockholder or other person should vote with respect to the Merger or otherwise act with respect to the Transaction or any other matter.
Our financial advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transaction. The issuance of this opinion was approved by the Centerview Partners LLC Fairness Opinion Committee.
Based upon and subject to the foregoing, including the various assumptions made, procedures followed, matters considered, and qualifications and limitations set forth herein, we are of the opinion, as of the date hereof, that the Consideration to be paid to the holders of Shares (other than Excluded Shares) pursuant to the Agreement is fair, from a financial point of view, to such holders.
Very truly yours,
CENTERVIEW PARTNERS LLC

MMMMMMMMMMMMMMENDORSEMENT_LINE______________ SACKPACK_____________000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 extMR A SAMPLE DESIGNATION (IF ANY) ADD 1ADD 2ADD 3ADD 4ADD 5ADD 6Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.Special Meeting Proxy CardYour vote matters – here’s how to vote!You may vote online or by phone instead of mailing this card.OnlineGIof ntoo welwewct.reonnviicsivoontrienpgo, rts.com/ISEE-SPECIAL odr eslceatne QthRe cQoRdecoadned—colongtrinold#etails arelocated in the shaded bar below.PhoneCall toll free 1-800-652-VOTE (8683) within the USA, US territories and CanadaSave paper, time and money!Sign up for electronic delivery at www.envisionreports.com/ISEE-SPECIAL1234 5678 9012 345q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. qA Proposals — The Board of Directors of IVERIC bio, Inc. recommends a vote FOR Proposals 1, 2, and 3. 1. To adopt the Agreement and Plan of Merger (the “Merger Agreement”), dated April 28, 2023, by and among IVERIC bio, Inc. (“IVERIC”), Astellas US Holding, Inc. (“Parent”), Berry Merger Sub, Inc., a wholly owned subsidiary of Parent (“Merger Sub”), and solely as provided by Section 8.10(b) of the Merger Agreement, Astellas Pharma Inc., pursuant to which Merger Sub will merge with and into IVERIC, and IVERIC will become a wholly owned subsidiary of Parent (the “Merger”).3. To approve the adjournment of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the special meeting.For Against AbstainFor Against Abstain2. To approve, by non-binding, advisory vote, compensation that may be paid or become payable by IVERIC to its named executive officers in connection with the Merger.For Against AbstainIn their discretion, the Proxies are authorized to vote upon any other business that may properly come before the meeting or at any adjournment(s) or postponement(s) thereof.B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign BelowPlease sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.MMMMMMC 1234567890 J N T1 U P X 5 8 0 7 6 8MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND03U0RE

Special Meeting of IVERIC bio, Inc. StockholdersThe Special Meeting of Stockholders of IVERIC bio, Inc. will be held onThursday, July 6, 2023, at 10:00 a.m. Eastern Time, virtually via the Internet at www.meetnow.global/MTKXURQ.To access the meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.Proxy — IVERIC bio, Inc.IVERIC bio, Inc. 8 Sylvan WayParsippany, NJ 07054q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q+Special Meeting of Stockholders – July 6, 2023 Proxy Solicited on Behalf of the Board of DirectorsThe undersigned, revoking all prior proxies, hereby appoints Adrienne L. Graves, PhD and Glenn P. Sblendorio, or any of them, as Proxies, the true and lawful attorneys in fact, agents and proxies of the undersigned with full power of substitution for and on behalf of the undersigned at the Special Meeting of Stockholders of IVERIC bio, Inc. to be held on July 6, 2023, at 10:00 a.m., Eastern Time, and at any and all postponements or adjournments thereof. The undersigned hereby directs the said Proxies to vote in accordance with their judgment on any matters which may properly come before the Special Meeting, all as indicated in the Notice of Special Meeting, the receipt of which is hereby acknowledged, and to act on the following matters set forth in such notice as specified by the undersigned.THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, AND 3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR AT ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE UNLESS YOU VOTE OVER THE INTERNET OR BY TELEPHONE.C Non-Voting ItemsChange of Address — Please print new address below. Comments — Please print your comments below.+